UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

PALM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 8, 2007

Dear Palm Stockholders:

On behalf of the board of directors, we are pleased to deliver our proxy statement for the transaction involving a $325 million investment by Elevation Partners, L.P. and/or its permitted assigns in a newly issued series of preferred stock by Palm, the borrowing of up to $400 million in debt financing at the closing of the transaction, together with a cash distribution of $9.00 per share without interest to our existing stockholders as of the closing of the transaction. YOUR VOTE IS VERY IMPORTANT.

In the transaction, pursuant to a Preferred Stock Purchase Agreement and Agreement and Plan of Merger, we will merge with a wholly-owned subsidiary and make a cash distribution of $9.00 per share without interest to our common stockholders as of the closing of the transaction. Stockholders will also effectively retain one share of Palm common stock for each share of Palm common stock they hold. Elevation will not be entitled to participate in the cash distribution.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “PALM.” On August 3, 2007, the closing sale price of our common stock was $14.27 per share.

After careful consideration, the board of directors has unanimously determined the transactions contemplated by the purchase agreement are in your best interests. The board of directors has approved the transaction and recommends that you vote in favor of the proposals set forth in the proxy statement.

Stockholders are cordially invited to attend the meeting of stockholders to vote on the transaction. The annual meeting of stockholders will be held on September 12, 2007 at 9:00 a.m. local time at our executive offices at 950 W. Maude Avenue, Sunnyvale, California.

At the annual meeting of stockholders, in addition to approval of the purchase agreement, Palm stockholders are also being asked to approve the issuance of the newly issued series of preferred stock to Elevation and/or its permitted assigns, approve an amendment to our certificate of incorporation, approve amendments to the Handspring 1998 Equity Incentive Plan, the Handspring 1999 Executive Equity Incentive Plan, the Handspring 2000 Equity Incentive Plan and the Palm 2001 Stock Option Plan for Non-Employee Directors, elect two Class II directors to serve for a term expiring at the 2010 annual meeting of stockholders and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending May 30, 2008. In connection with the closing of the transaction, the board of directors intends to appoint each of Jonathan Rubinstein, Roger McNamee and Fred Anderson to the board of directors. In addition, Jonathan Rubinstein will be appointed executive chairman of the board. Ed Colligan will remain our President and Chief Executive Officer. Each of Eric A. Benhamou and D. Scott Mercer have indicated that they intend to resign as members of our board of directors concurrently with the closing of the transaction.

This proxy statement provides you with detailed information concerning us and the transaction. Please pay careful attention to all of the information in this proxy statement. In particular, you should carefully consider the discussion in “ Risk Factors” beginning on page 21 of this proxy statement.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting of stockholders, please take the time to vote by completing and mailing the enclosed proxy card or voting instruction card and returning it in the pre-addressed envelope provided or, if available, following the telephone or internet voting instructions set forth on the enclosed proxy card or voting instruction card.

Eric A. Benhamou

Chairman of the Board of Directors of Palm, Inc.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transaction, passed upon the merits or fairness of the transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 8, 2007, and is first being mailed to stockholders on or about August 10, 2007.

This proxy statement incorporates important business and financial information about us from documents that we have filed with the Securities and Exchange Commission but that have not been included in or delivered with this proxy statement. For a listing of documents incorporated by reference into this proxy statement, please see “Where You Can Find More Information” beginning on page 143 of this proxy statement.

We will provide you with copies of the information relating to Palm, without charge, upon written or oral request to:

Palm, Inc.

Attention: Investor Relations

950 W. Maude Avenue

Sunnyvale, California 94085

Telephone: (408) 617-7626

In addition, you may obtain copies of this information by making a request through Palm’s investor relations website, http://ir.palm.com.

If you would like to request any documents from Palm, please do so by September 5, 2007, which is five business days before the date of the annual meeting of stockholders, in order to receive them before the annual meeting.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 12, 2007

To Our Stockholders:

The annual meeting of stockholders of Palm, Inc. will be held at 9:00 a.m., local time, on September 12, 2007 at our principal executive offices at 950 W. Maude Avenue, Sunnyvale, California, to consider and vote upon the proposals listed below. The approval of both Proposal No. 1 and Proposal No. 2 is a condition to the consummation of the Transaction described in the accompanying proxy statement, including the payment of a cash distribution of $9.00 per share of our common stock. Accordingly, in order to receive the cash distribution, Palm stockholders must approve BOTH Proposal No. 1 relating to the issuance of the Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement AND Proposal No. 2 relating to the adoption of the Purchase Agreement.

Proposal No. 1:	A proposal to approve the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Preferred Stock Purchase Agreement and Agreement and Plan of Merger by and among Elevation Partners, L.P., Palm, Inc. and Passport Merger Corporation (the “Purchase Agreement”).

Proposal No. 2:	A proposal to adopt the Purchase Agreement pursuant to which Palm will merge with a wholly-owned subsidiary and make a cash distribution of $9.00 per share without interest to Palm’s common stockholders as of the closing of the transaction.

Proposal No. 3:	A proposal to adopt an amendment of Palm’s Certificate of Incorporation to provide that so long as Elevation and its affiliates beneficially own 15% or more of the common stock, certain change of control transactions with Elevation or its affiliates will require the approval of a majority of the voting power of Palm’s voting stock not held by Elevation or its affiliates.

Proposal No. 4:	A proposal to approve an amendment to the Handspring 1998 Equity Incentive Plan to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution.

Proposal No. 5:	A proposal to approve an amendment to the Handspring 1999 Executive Equity Incentive Plan to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution.

Proposal No. 6:	A proposal to approve an amendment to the Handspring 2000 Equity Incentive Plan to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution.

Proposal No. 7:	A proposal to approve the amendment of the 2001 Stock Option Plan for Non-Employee Directors to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution and to provide that the lead independent director of Palm shall be entitled to an annual option grant for 5,000 shares, in addition to other option grants to which he or she may be entitled under such plan.

Proposal No. 8:	A proposal to elect two Class II directors to Palm’s board of directors to hold office for a three-year term.

Proposal No. 9:	A proposal to ratify the appointment of Deloitte & Touche LLP as Palm’s independent registered public accounting firm for the fiscal year ending May 30, 2008.

The close of business on August 8, 2007 has been fixed as the record date for determining those Palm stockholders entitled to vote at the annual meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

The Palm board of directors recommends that you vote “FOR” each of the above proposals. Each member of the board of directors of Palm and each executive officer of Palm has advised Palm that he or she intends to vote all of the shares of Palm common stock held, directly or indirectly, by him or her in favor of the above proposals.

Your vote is very important. Whether or not you plan to attend the annual meeting, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the accompanying proxy card, or by completing, dating and returning your proxy card in the enclosed envelope.

By order of the board of directors

Mary E. Doyle

Corporate Secretary

Sunnyvale, California

August 8, 2007

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SUMMARY TERM SHEET

The following is a summary of the proposed transaction in which Palm, Inc., or Palm, proposes to issue 325,000 shares of a newly created series of convertible preferred stock to Elevation Partners, L.P., or Elevation, for $325 million, Palm would incur $400 million of senior indebtedness under a new $440 million senior secured credit facility or pursuant to Other Financing Arrangements (as defined below), Palm would distribute $9.00 per share without interest to the holders of its common stock as of the closing of the proposed transaction, which we refer to as the cash distribution and Jonathan Rubinstein would become executive chairman of Palm and a member of Palm’s board of directors. Palm is seeking stockholder approval of the Preferred Stock Purchase Agreement and Agreement and Plan of Merger, or the Purchase Agreement, and the issuance of Palm convertible preferred stock to Elevation and/or its permitted assigns in the transaction. In connection with the transaction we are also seeking stockholder approval for an amendment to our certificate of incorporation, or the Certificate of Amendment, to provide that certain change of control transactions between Elevation and Palm will require the approval of a majority of Palm’s disinterested stockholders and amendments to four of Palm’s equity compensation plans designed to allow Palm to preserve the intrinsic value of awards issued under those four plans in connection with the cash distribution.

This term sheet is a summary and does not contain all of the information that may be important to you. You should carefully read this entire document, including the appendices and the other documents to which this document refers you, for a more complete understanding of the matters being considered at the annual meeting. See “Where You Can Find More Information” beginning on page 143.

This Proxy Statement was first mailed to stockholders on or about August 10, 2007.

On June 1, 2007, Palm entered into the Purchase Agreement. In connection with the Purchase Agreement:

•

Palm will issue 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns for $325 million. Each share of Series B Convertible Preferred Stock will initially be convertible into approximately 117.6 shares of common stock, based on an initial conversion price of $8.50 per share. See “Proposal No. 1—Issuance of Series B Convertible Preferred Stock” beginning on page 51 for a more detailed discussion;

•

Palm will merge with a wholly-owned subsidiary and make a cash distribution of $9.00 per share without interest to its common stockholders as of the closing of the transaction. Stockholders will also effectively retain one share of Palm common stock for each share of Palm common stock they hold. Elevation will not be entitled to participate in the cash distribution. See “The Purchase Agreement—The Share Purchase and the Merger” beginning on page 53 for a more detailed discussion;

•

The board of directors will appoint Jonathan Rubinstein as executive chairman of the board of directors and as a Class III director, with a term expiring at the annual meeting of stockholders to be held in 2008;

•

Roger McNamee and Fred Anderson will be appointed to the board of directors as Series B Directors. As long as at least 162,500 shares of Series B Convertible Preferred Stock remain outstanding and held by Elevation and related entities, the holders of Series B Convertible Preferred Stock will be exclusively entitled to elect a number of Series B Directors equal to the product of the beneficial ownership percentage of such outstanding shares of Series B Convertible Preferred Stock and the authorized number of directors constituting the board, rounded to the nearest whole number of directors. After such time, Elevation will have certain rights to nominate common stock directors for so long as it beneficially owns a specified amount of common stock. See “The Transaction—Directors and Management of Palm Following the Transaction” beginning on page 45 and “Certain Agreements Related to the Transaction—Stockholders’ Agreement” beginning on page 68 for a more detailed discussion; and

•

Palm will adjust its outstanding equity awards in a manner designed to preserve the pre-distribution intrinsic value of the awards (i.e. the aggregate difference between the exercise price of such options and the market price of our common stock or, in the case of performance share awards, the market value of the common stock underlying such award), other than to awards held by employees located in certain foreign jurisdictions and, subject, in the case of equity awards issued under the Handspring 1998 Equity Incentive Plan, the Handspring 1999 Executive Equity Incentive Plan, Handspring 2000 Equity Incentive Plan and the 2001 Stock Option Plan for Non-Employee Directors (collectively the “Stock Plans”), to receipt of stockholder approval of amendments to such Stock Plans. We refer to the amendments of these Stock Plans as the “Plan Amendments.” See “The Transaction—Adjustments to Stock Options and Other Equity Awards” beginning on page 41 for a more detailed discussion.

It is a condition to the closing of the transactions contemplated by the Purchase Agreement as described above, which we refer to collectively as the Transaction, that, among other things:

•

Palm file a certificate of designation for its Series B Convertible Preferred Stock that sets forth the rights, preferences, privileges and restrictions of the Series B Convertible Preferred Stock. See “Certain Agreements Related to the Transaction—Certificate of Designation of Series B Convertible Preferred Stock” beginning on page 64 for a more detailed discussion;

•

Palm and Elevation enter into a Stockholders’ Agreement, or the Stockholders’ Agreement, that provides Elevation and its permitted assigns with certain rights with respect to, among others, director nomination and appointment and non-public information. In addition, the Stockholders’ Agreement provides certain restrictions on Elevation’s and Elevation’s permitted assigns’ rights with respect to transfers of the Series B Convertible Preferred Stock and common stock into which it is convertible, acquisition of additional common stock and voting. See “Certain Agreements Related to the Transaction—Stockholders’ Agreement” beginning on page 68 for a more detailed discussion;

•

Palm and Elevation enter into a registration rights agreement, or the Registration Rights Agreement, that provides Elevation and permitted assigns certain rights with respect to the registration of common stock issuable upon conversion of the Series B Convertible Preferred Stock. See “Certain Agreements Related to the Transaction—Registration Rights Agreement” beginning on page 67 for a more detailed discussion;

•

Palm will have obtained the debt financing contemplated in the commitment letter from JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., and Morgan Stanley Senior Funding, Inc. dated June 1, 2007 or, if the financing contemplated by the commitment letter is not available, financing from other sources that has terms no less favorable in any material respect than, and provides financing in an aggregate principal amount not less than, the financing contemplated by the commitment letter. The commitment letter contemplates that at the closing of the Transaction, Palm will obtain a senior secured term loan in the principal amount of $400 million and a revolving credit facility for up to an additional $40 million. The proceeds from the $400 million secured term loan will be used to pay a portion of the cash distribution. See “Certain Agreements Related to the Transaction—Commitment Letter” beginning on page 71 for a more detailed discussion; and

•

The employment arrangements with Jonathan Rubinstein will be in effect. See “Certain Agreements Related to the Transaction—Jonathan Rubinstein Employment Agreements” beginning on page 73 for a more detailed discussion.

Following the closing of the Transaction:

•

Elevation will initially beneficially own approximately 27% of our outstanding common stock on an as-converted basis. See “Proposal No. 1—Issuance of Series B Convertible Preferred Stock” beginning on page 51 for a more detailed discussion;

•	Eric A. Benhamou and D. Scott Mercer have indicated that they will resign from the board, making the total number of directors constituting the board nine members.

QUESTIONS AND ANSWERS

Q1:	What is the Transaction?

A1:	The Transaction refers to:

•

the sale by Palm of 325,000 shares of its Series B Convertible Preferred Stock, or the Purchased Shares, to Elevation and/or its permitted assigns for an aggregate purchase price of $325 million pursuant to the terms of the Preferred Stock Purchase Agreement and Agreement and Plan of Merger, or the Purchase Agreement;

•

the merger of Passport Merger Corporation with and into Palm, with Palm being the surviving corporation in the merger, pursuant to which stockholders will exchange each share of common stock they hold at the effective time of the merger for one new share of common stock and the right to receive $9.00 without interest, which we refer to as the cash distribution;

•

the entering into by Palm of a credit agreement with lenders providing for an aggregate of up to $440 million in senior secured debt financing, with at least $400 million being drawn upon by Palm at the closing, or Palm obtaining financing pursuant to an Alternative Financing (as defined in the Purchase Agreement) or up to $440 million in financing pursuant to other arrangements that do not constitute an Alternative Financing (together with an Alternative Financing, “Other Financing Arrangements”) and that may be obtained by Palm on terms and conditions satisfactory to it and Elevation;

•	the appointment of Jonathan Rubinstein as executive chairman and a director of Palm; and

•	in general, the other arrangements contemplated by the Purchase Agreement.

Q2:	Why is Palm engaging in the Transaction?

A2:	The board of directors unanimously decided to pursue the Transaction because of the potential financial benefits of the Transaction to Palm’s stockholders, as well as the potential opportunity for Palm to enhance and accelerate significantly its product development efforts through an affiliation with Elevation and Mr. Rubinstein’s leadership position with us.

In particular, the Transaction provides an immediate return to stockholders in the form of the $9.00 per share cash distribution, while allowing stockholders the continued opportunity to participate in future potential growth of Palm and appreciation in its stock price. The board of directors also believes that the opportunity to add Jonathan Rubinstein as executive chairman of the board will allow us to develop new and innovative products and bring them to market quickly and efficiently. Mr. Rubinstein has extensive product development and engineering experience including leading the team that developed the iMac and, most recently, as the senior vice president and general manager of Apple’s iPod division. The board of directors believes that Mr. Rubinstein will significantly increase our ability to recruit and retain talented development and marketing personnel, which will be critical to our future success. In addition, the board of directors believes that the addition of two Elevation principals, Fred Anderson and Roger McNamee, to the board will provide valuable assistance to our strategic planning. Fred Anderson served as Chief Financial Officer at Apple for eight years and was instrumental in its turnaround and restructuring during the late 1990’s, and Roger McNamee has been a technology investor for nearly twenty-five years and is recognized for his insights about technology trends and product strategy. In addition, the board of directors believes Elevation’s long-term investment will provide support to enable us to realize the strategic benefits of our product development efforts.

Q3:	If the Transaction is not completed, will Mr. Rubinstein become executive chairman of Palm?

A3:	No. Mr. Rubinstein’s employment is conditioned on the completion of the Transaction and we do not expect him to join Palm if the Transaction is not completed.

Q4:	What am I being asked to vote on?

A4:	You are being asked to vote to:

•	approve the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement (Proposal No. 1);

•

adopt the Purchase Agreement pursuant to which Palm will merge with a wholly-owned subsidiary and make a cash distribution of $9.00 per share without interest to Palm’s common stockholders as of the closing of the Transaction (Proposal No. 2);

•

approve and adopt the certificate of amendment to Palm’s certificate of incorporation, or Certificate of Amendment, that requires the approval of a majority of disinterested stockholders for certain change of control transactions with Elevation or its affiliates for so long as Elevation or its affiliates continue to beneficially own 15% or more of Palm’s common stock (Proposal No. 3);

•

approve an amendment to the Handspring 1998 Equity Incentive Plan to allow Palm to maintain the intrinsic value prior to the cash distribution of option grants outstanding and made under such plan after the cash distribution (Proposal No. 4);

•

approve an amendment to the Handspring 1999 Executive Equity Incentive Plan to allow Palm to maintain the intrinsic value prior to the cash distribution of option grants outstanding and made under such plan after the cash distribution (Proposal No. 5);

•

approve an amendment to the Handspring 2000 Equity Incentive Plan to allow Palm to maintain the intrinsic value prior to the cash distribution of option grants outstanding and made under such after the cash distribution (Proposal No. 6);

•

approve an amendment to the Palm 2001 Stock Option Plan for Non-Employee Directors to allow Palm to maintain the intrinsic value prior to the cash distribution of options and other awards granted and outstanding under such plan after the cash distribution and to provide that the lead independent director of Palm shall be entitled to an annual option grant for 5,000 shares, in addition to other option grants to which he or she may be entitled under such plan (Proposal No. 7);

•	elect two Class II directors to serve until the annual meeting of stockholders to be held in 2010 (Proposal No. 8); and

•	ratify the appointment of Deloitte & Touch LLP as our independent registered public accounting firm for the fiscal year ending May 30, 2008 (Proposal No. 9).

Q5:	What vote is required in connection with each of the proposals?

A5:	A quorum, consisting of the holders of a majority of the issued and outstanding shares of common stock as of the record date of the annual meeting, must be present in person or by proxy before any action may be taken at the annual meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum.

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to approve Proposal Nos. 2 and 3. An abstention or broker non-vote for Proposal No. 2 is effectively a vote “AGAINST” the Transaction and the cash distribution.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary to approve Proposal Nos. 1, 4, 5, 6, 7, 8 and 9.

Approval of both Proposal No. 1 and Proposal No. 2 is required to consummate the Transaction, including the cash distribution.

Q6:	What happens if some, but not all, of the proposals are approved?

A6:	Palm will not make the cash distribution or complete any other element of the Transaction unless both Proposal No. 1 and Proposal No. 2 are approved. If Proposals No. 4, No. 5, No. 6 and No. 7 are not approved, Palm intends to grant additional awards to affected persons to maintain the pre-Transaction intrinsic value of their equity awards. If proposal No. 9 is not approved, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending May 30, 2008.

Q7:	Do I need to send in my stock certificates if the Transaction is completed?

A7:	No. You will not be required to exchange your certificates representing shares of common stock in connection with the Transaction.

Q8:	What happens if I do not vote?

A8:	Failure to vote is effectively a vote “AGAINST” the Transaction. The proposal to adopt the Purchase Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock, not simply a majority of the votes present in person or represented by proxy at the meeting. Because of this vote requirement and because the adoption of the Purchase Agreement is required to consummate the Transaction, failure to vote on the proposal to adopt the Purchase Agreement, is effectively a vote against the Transaction, including the cash distribution.

The failure to vote on any of the other proposals will have no effect on the outcome of those proposals so long as there is a quorum present at the annual meeting. However, the failure to vote on these proposals, by failing to either submit a proxy or attend the annual meeting, may make it more difficult to establish a quorum at the annual meeting.

Q9:	How many votes do I have?

A9:	You are entitled to one vote for each share of Palm common stock you owned at the close of business on the record date, provided that those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q10:	How can I vote my shares in person at the annual meeting?

A10:	If you are the stockholder of record of shares of Palm common stock, you have the right to vote in person at the annual meeting with respect to those shares.

If you are the beneficial owner of shares of Palm common stock, you are invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the annual meeting.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy card or voting instructions as described in the next Q&A so that your vote will be counted if you later decide not to attend the annual meeting.

Q11:	How can I vote my shares without attending the annual meeting?

A11:	If you are the stockholder of record, you may instruct the proxy holders how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the provided, postage pre-paid envelope, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems for stockholders of record will be available until 9:00 p.m., Pacific Time, on September 11, 2007 (the day before the annual meeting).

If you are the beneficial owner of shares of Palm common stock held in street name, you have the right to direct your broker, bank or nominee on how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. The instructions from your broker, bank or nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use such systems.

Q12:	If I sign a proxy card or voting instruction card, how will it be voted?

A12:	Regardless of the method you select to transmit your instructions, the proxy holders or your broker, bank or nominee will vote your shares in accordance with those instructions.

If you return a proxy card or voting instruction card or grant a proxy or provide instructions using the Internet or telephone voting systems, if available, without giving specific voting instructions for a proposal, your shares will be voted as recommended by our board of directors on that proposal (see above).

If you are the beneficial owner of shares held in street name and do not return the voting instruction card or provide instructions using the Internet or telephone voting systems, if available, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of independent auditors, but do not have discretion to vote on non-routine matters.

Q13:	Can I attend the annual meeting?

A13:	All stockholders as of the record date, August 8, 2007, or their duly appointed proxies, may attend the annual meeting. If you are the beneficial owner of shares held in street name, please bring proof of ownership such as a brokerage statement or letter from the broker, bank or other nominee that is the owner of record of the shares.

Q14:	How many votes must be present or represented by proxy to conduct business at the annual meeting?

A14:	The presence in person or by proxy of a majority of the outstanding shares eligible to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Presence is determined by the stockholder entitled to vote the shares being present at the annual meeting or having properly submitted a proxy with respect to the shares. In compliance with Delaware General Corporate Law, abstentions and broker “non-votes” will be counted as present and entitled to vote at the annual meeting and are thereby included for purposes of determining whether a quorum is present at the annual meeting.

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

If sufficient votes to constitute a quorum are not received by the date of the annual meeting, the chairman of the meeting or holders of a majority of the outstanding shares of Palm common stock present in person or represented by proxy at the annual meeting may adjourn the meeting.

Persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of Palm common stock present in person or represented by proxy at the annual meeting. The persons named as proxies would generally exercise their authority to vote in favor of adjournment.

Q15:	What happens if one or more director nominees is unable to stand for reelection?

A15:	The board of directors may reduce the number of directors in Class II or select a substitute nominee. In the latter case, if you have completed and returned your proxy card or voting instruction card, Edward T. Colligan and Mary E. Doyle, as proxyholders, will have the discretion to vote your shares for the substitute nominee, though they cannot vote for more than two nominees.

Q16:	Where can I find the voting results of the annual meeting?

A16:	An employee of Palm’s transfer agent, Computershare Investor Services LLC, will tabulate the votes and act as the inspector of election. We intend to announce preliminary voting results at the annual meeting. We will provide final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008. The final results will also be posted on our website under “Investor Relations” at http://investor.palm.com.

Q17:	Who pays for the proxy solicitation process?

A17:	Palm will bear the cost of soliciting proxies, including the cost of preparing and mailing proxy materials. In addition to soliciting stockholders by mail and through its regular employees, Palm will request brokers, banks and other nominees to solicit their customers who hold shares of Palm common stock in street name. Palm may reimburse such brokers, banks and nominees for their reasonable, out-of-pocket expenses. Palm may also use the services of its officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or electronic mail, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses. Palm has also engaged MacKenzie Partners as its proxy solicitation firm in connection with the annual meeting. Palm will pay MacKenzie Partners a fee of approximately $50,000 for its services, plus reimbursement for reasonable out-of-pocket expenses. MacKenzie Partners will not solicit proxies, provide advice on how to vote, or make any recommendation with respect to Proposal No. 2.

Q18:	What do I need to do now?

A18:	After carefully reading and considering the information contained in this proxy statement, please submit your proxy by telephone or via the Internet in accordance with the instructions set forth in the enclosed proxy card, or fill out, sign and date the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be voted at the annual meeting. See “The Annual Meeting—How to Vote Your Shares” beginning on page 16.

Q19:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A19:	You should instruct your broker to vote your shares. If you do not instruct your broker, your broker will not have the authority to vote your shares for any of the proposals.

Because of the vote requirements discussed in Q&A 4 and Q&A 6 above, broker “non-votes,” where the broker does not vote for or against a proposal, will have the same effect as votes cast against the proposal to adopt the Purchase Agreement and the Certificate of Amendment and, therefore, will have the same effect as a vote cast against the cash distribution. However, broker “non-votes” will have no effect on the approval of the other proposals discussed in Q&A 4 and Q&A 6 above.

Please check with your broker and follow the voting procedures your broker provides. Your broker will advise you whether you may submit voting instructions by telephone or via the Internet. See “The Annual Meeting—Quorum and Required Votes” and “The Annual Meeting—Abstentions and Broker ‘Non-Votes’” beginning on pages 17 and 18, respectively.

Q20:	May I change my vote after I have submitted a proxy by telephone or via the Internet or mailed my signed proxy card?

A20:	Yes. You may change your vote at any time before your proxy is voted at the annual meeting. You can do this in several ways. You can send a written notice stating that you want to revoke your proxy, or you can complete and submit a new proxy card. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to the Corporate Secretary of Palm (Palm, Inc., Attention Corporate Secretary, 950 W. Maude Avenue, Sunnyvale, California 94085).

You can also change your vote by submitting a proxy at a later date by telephone or via the Internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked.

You can also attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting.

If you have instructed a broker to vote your shares, the preceding instructions do not apply, and you must follow the voting procedures received from your broker to change your vote.

Q21:	What should I do if I receive more than one set of voting materials?

A21:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted at the annual meeting.

Q22:	What is the cash distribution?

A22:	The cash distribution is a $9.00 per share distribution to common stockholders as of the closing of the Transaction.

Q23:	What is the record date for the cash distribution?

A23:	There is no “record date” for the cash distribution as it is not a dividend for corporate purposes. Instead, it is a distribution being effected through a merger. As such, if you are a stockholder at the effective time of the merger, you will be entitled to receive the cash distribution. We expect the merger will be completed shortly after the conditions to closing described in this proxy statement are satisfied or waived, which we expect will be shortly after the annual meeting.

Q24:	How does Palm intend to finance the cash distribution?

A24:	Palm intends to pay the cash distribution out of a combination of the net proceeds from the $400 million secured term loan (or the net proceeds of Other Financing Arrangements) and the Purchased Shares, as well as from cash on Palm’s balance sheet. As of June 1, 2007, Palm had working capital of $456.6 million and received an additional $64.5 million from the sale of the land it owned in Santa Clara, California in June 2007.

Q25:	What will happen to the price of Palm common stock after the cash distribution is made?

A25:	While Palm expects that, when the Transaction is completed, the trading price of Palm common stock will decrease as a result of the cash distribution, Palm cannot predict the amount of such decrease.

Q26:	Are holders of stock options and other equity awards granted by Palm entitled to receive the cash distribution?

A26:	Holders of options and performance shares are not entitled to receive the cash distribution if their options are not exercised or their performance shares do not vest prior to the effective time of the merger.

Holders of restricted stock, however, will be entitled to receive the cash distribution only when their restricted stock vests and is no longer subject to repurchase by Palm.

Q27:	What adjustments will be made to equity awards held by Palm employees and directors as a result of the cash distribution?

A27:	Palm intends to adjust the exercise prices of all outstanding stock options (and, as necessary to preserve intrinsic value, adjust the number of shares of common stock subject to each such option and the number of shares subject to performance share grants), other than awards held by employees located in certain foreign jurisdictions, using a formula intended to preserve the intrinsic value (i.e. the aggregate difference between the exercise price of such options and the market price of our common stock or, in the case of performance share awards, the market value of the common stock underlying such award) of those options and performance share grants (individually or together, “awards”) to account for the cash distribution, given that such awards will not receive the benefit of the cash distribution.

Awards granted under the Stock Plans subject to the Plan Amendments will not be adjusted if stockholders do not approve amendments to those plans. If stockholders do not approve the Plan Amendments, Palm intends to grant additional awards to affected person to maintain the intrinsic value of their awards prior to the cash distribution.

Q28:	Will I owe taxes on the cash distribution?

A28:	Palm does not have accumulated earnings and profits and does not expect to have current earnings and profits for the fiscal year ending May 30, 2008 for U.S. federal income tax purposes. As such, the cash distribution is expected to be treated as a return of capital for tax purposes rather than as a dividend. Assuming no amount constitutes a dividend, any stockholder with a tax basis in his or her stock that is less than the amount of the distribution will generally be taxable on such excess as either long-term or short-term capital gain, depending on such stockholder’s holding period in the stock. Capital gain will be long-term if the stockholder’s holding period for his or her Palm stock is more than one year. For non-corporate Palm stockholders, including individuals, long-term capital gain generally is subject to a maximum tax rate of 15% under current law.

Because individual tax circumstances vary, you should consult your own tax advisor as it relates to your particular tax situation.

Q29:	Who can help answer my additional questions about the Transaction?

A29:	If you have questions about this transaction, you should contact:

Palm, Inc.

950 W. Maude Avenue

Sunnyvale, California 94085

Telephone: (408) 617-7626

Attn: Investor Relations

MacKenzie Partners

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

MacKenzie Partners will not solicit proxies, provide advice on how to vote, or make any recommendation with respect to Proposal No. 2.

SUMMARY OF THE TRANSACTION

The Purchase Agreement and Related Agreements (see page 53)

On June 1, 2007, Palm entered into the Purchase Agreement, pursuant to which, among other things, (i) Palm will issue 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its related funds for an aggregate of $325 million, and (ii) Passport Merger Corporation will merge with and into Palm, with Palm as the surviving corporation of the merger, and as a result of the merger each holder of the Palm common stock will receive $9.00 per share, without interest. In the Merger, each outstanding share of common stock will be exchanged for a new share of common stock (other than shares held by stockholders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law). Stockholders will not be required to take any action to effect the exchange contemplated by the merger, as their old certificates will, after the merger, continue to represent the new shares that they receive in the merger.

Each share of Series B Convertible Preferred Stock (i) is entitled to receive cash dividends with the holders of common stock on an as-converted basis, (ii) is convertible into a number of shares of common stock equal to the quotient of $1,000 divided by the conversion price then in effect, which is initially $8.50, (iii) votes generally with the common stock on an as-converted basis on all matters other than those matters on which the Series B Convertible Preferred Stock is entitled to vote as a separate class by law and the election of directors, for which the holders of Series B Convertible Preferred Stock will have the right for as long as Elevation and its affiliates own a majority of the Series B Convertible Preferred Stock issued in the Transaction, to elect a number of directors equal to Elevation’s and its affiliates percentage ownership of Palm multiplied by the number of authorized directors, rounded to the nearest whole number of directors, (iv) is senior to the common stock upon a liquidation of Palm, (v) is convertible into common stock at the option of Palm after three years from issuance if (A) the average closing price for the preceding 30 trading days, (B) the closing price for 20 of the preceding 30 trading days, and (C) the closing price for each of the preceding 15 trading days, equals or exceeds 180% of the conversion price then in effect, (vi) is otherwise convertible into common stock at the election of the holder at any time, (vii) is mandatorily redeemable by us on the seven-year anniversary of the original issuance date, and (viii) is redeemable at the option of Palm or holders of Series B Convertible Preferred Stock upon qualifying mergers, consolidations, acquisitions or other business combinations involving Palm for 101% of the liquidation preference of the Series B Convertible Preferred Stock. The description of the rights, preferences and privileges of the Series B Convertible Preferred Stock is qualified in its entirety by reference to the Certificate of Designation which is included as Appendix B.

At the closing, Palm and Elevation will enter into the Stockholders’ Agreement and the Registration Rights Agreement. The Stockholders’ Agreement contains, among others, provisions with respect to director nominations, election, appointment and removal, transfers of Series B Convertible Preferred Stock and the common stock into which the Series B Convertible Preferred stock is convertible, and standstill provisions. The Registration Rights Agreement provides Elevation and certain transferees certain registration rights with respect to the common stock issuable upon conversion of the Series B Convertible Preferred Stock generally beginning 18 months following the original issue date of the Series B Convertible Preferred Stock. In addition, subject to stockholder approval, Palm will amend its certificate of incorporation to provide that so long as Elevation and its affiliates beneficially own 15% or more of the common stock, any business combination transaction with Elevation or its affiliates will require the approval of a majority of the common stock not held by Elevation or its affiliates.

Parties to the Merger (see page 40)

Palm was incorporated in 1992 as Palm Computing, Inc. In 1995, the Company was acquired by U.S. Robotics Corporation. In 1996, the Company sold its first handheld computer, quickly establishing a significant position in the handheld computing industry. In 1997, 3Com Corporation, or 3Com, acquired U.S. Robotics. In 1999, 3Com announced its intent to separate the handheld device business from 3Com’s business to form an independent, publicly-traded company. In preparation for that spin-off, Palm Computing, Inc. changed its name to Palm, Inc., or Palm, and was reincorporated in Delaware in December 1999. In March 2000, Palm sold shares in an initial public offering and concurrent private placements. In July 2000, 3Com distributed its remaining shares of Palm common stock to 3Com stockholders. In December 2001, Palm formed PalmSource, Inc., or PalmSource, a stand-alone subsidiary for its operating system business. On October 28, 2003, Palm distributed all of the shares of PalmSource common stock held by Palm to Palm stockholders. On October 29, 2003, Palm acquired Handspring, Inc., or Handspring, and also changed the Company’s name to palmOne, Inc., or palmOne. In July 2005, the Company changed its name back to Palm, Inc., or Palm. Palm, a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information from anywhere. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™ smartphones, Palm Foleo™ mobile companions and Palm handheld computers, as well as software, services and accessories.

Passport Merger Corporation is a Delaware corporation that was incorporated on May 22, 2007. Palm is the sole shareholder of Passport Merger Corporation. Passport Merger Corporation has not participated in any activities to date other than activities incident to its formation and the transactions contemplated by the Purchase Agreement.

Material U.S. Federal Income Tax Consequences of the Transaction to Holders of Palm Common Stock (see page 47)

Palm does not have accumulated earnings and profits and does not expect to have current earnings and profits for the fiscal year ending May 30, 2008 for U.S. federal income tax purposes. Therefore, the cash distribution is expected to be treated as a return of capital for tax purposes rather than as a dividend. Assuming no amount constitutes a dividend, any stockholder with a tax basis in his or her stock that is less than the amount of the distribution will generally be taxable on such excess as either long-term or short-term capital gain, depending on such stockholder’s holding period in the stock.

Because individual tax circumstances vary, you should consult your own tax advisor as it relates to your particular tax situation.

Appraisal Rights (see page 48)

Holders of Palm common stock prior to the Merger are entitled to exercise specified appraisal rights under Delaware law in connection with the Merger. Stockholders who elect to exercise their appraisal rights and perfect these rights in accordance with the procedures specified under Delaware law will be entitled to have their shares purchased for cash. In order to exercise appraisal rights, stockholders must fully and completely comply with all applicable statutory requirements, including not voting in favor of Proposal No. 2.

Opinion of Palm’s Financial Advisor (see page 33)

On June 1, 2007, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which we refer to as Houlihan Lokey, rendered its oral opinion to the our board of directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated the same date) to the effect that, as of June 1, 2007, the consideration to be received by Palm in exchange for the shares of Series B Convertible Preferred Stock to be purchased by Elevation (which we refer to as the Purchased Shares) was fair to Palm, from a financial point of view. With our consent, Houlihan Lokey evaluated the fairness from a financial point of view to Palm of the consideration to be received by Palm in exchange for the Purchased Shares on the basis of whether, given the terms of the Series B Convertible Preferred Stock, the consideration to be received by Palm for the Purchased Shares was within or above the range of prices that Houlihan Lokey’s analyses indicated would be reasonably likely to be agreed between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act.

Houlihan Lokey’s opinion was directed to our board of directors and only addressed the fairness from a financial point of view of the consideration to be received by Palm in exchange for the Purchased Shares and did not address any other aspect or implication of the investment or the recapitalization. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix F to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the issuance of the Purchased Shares or the transaction.

Financing the Transaction (see page 71)

We estimate that we will require an aggregate of approximately $934 million to pay the cash distribution and our fees and expenses relating to the Transaction are approximately $12 million. We intend to finance such payments using a combination of $325 million from the sale of the Purchased Shares, $400 million of new senior secured debt as well as approximately $456.6 million of working capital. Palm has obtained a commitment for a $440 million credit facility consisting of a $400 million senior secured term loan and a $40 million revolving credit facility. The revolving credit facility is not expected to be drawn at closing. J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. will be joint bookrunners and joint-lead arrangers for the credit facility. In the event that the financing contemplated by the commitment letter is not available or we and Elevation otherwise determine it to be advisable, we may finance a portion of such payments with the proceeds of Other Financing Arrangements, if available.

Adoption of the Proposed Amendments to the Stock Plans (see page 85)

In connection with the Transaction, Palm will adjust its outstanding equity awards under certain of its equity incentive plans, other than awards held by employees located in certain foreign jurisdictions, to preserve the pre-distribution intrinsic value of the awards, subject, in the case of equity awards issued under the Stock Plans, to receipt of stockholder approval of amendments to such plans.

Interests of Palm’s Executive Officers and Directors in the Transaction (see page 43)

When you consider our board of directors’ recommendation to vote in favor of the proposals presented in this proxy statement, you should be aware that Palm’s executive officers and directors have interests in the Transaction that may be different from, or in addition to, the interests of other Palm stockholders.

Palm provides Palm’s directors and executive officers with customary indemnification and insurance coverage. In addition, outstanding options and other equity awards held by Palm’s executive officers and directors will be subject to adjustment in connection with the Transaction. Palm intends to adjust the exercise prices of all outstanding stock options (and, as necessary to preserve intrinsic value, adjust the number of shares of common stock subject to such options and the number of shares subject to performance share grants), other than awards held by employees located in certain foreign jurisdictions, using a formula intended to preserve the intrinsic value of those options and performance share grants to account for the cash distribution, of which such stock options and other equity awards will not receive the benefit. These options will be adjusted unless exercised prior to the merger contemplated by the Purchase Agreement, subject to approval of the Plan Amendments by our stockholders for equity awards granted under the equity compensation plans subject to the Plan Amendments. For an example of how options and performance shares will be adjusted, see “The Transaction—Adjustments to Stock Options and Other Equity Awards.”

Board of Directors and Executive Management of Palm Following the Transaction (see page 45)

Palm’s board of directors is currently comprised of eight directors and divided into three classes, with each class serving a staggered three-year term. Immediately following consummation of the Transaction, our board of directors will continue to be classified into three classes of common stock directors, with each class serving staggered, three-year terms, and two Series B directors designated by Elevation. The board of directors will be increased to nine members and upon the completion of the Transaction, Jonathan Rubinstein will join our board of directors as a Class III common stock director with a term expiring at the annual meeting of stockholders in 2008 and Fred Anderson and Roger McNamee will join our board of directors as Series B directors. Eric Benhamou and D. Scott Mercer will resign from the board of directors upon completion of the Transaction.

Following completion of the Transaction, Palm expects that Mr. Colligan will continue to serve as president and chief executive officer of Palm and that Mr. Rubinstein will serve as executive chairman of Palm’s board of directors. No other changes to Palm’s existing executive officers are expected to be made in connection with the Transaction.

Recommendation of the Board of Directors (see page 19)

The board of directors has unanimously approved the Purchase Agreement, the issuance of the shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement, the Certificate of Amendment, the amendment to the Handspring 1998 Equity Incentive Plan, the amendment to the Handspring 1999 Executive Equity Incentive Plan, the amendment to the Handspring 2000 Equity Incentive Plan and the amendment to the Palm 2001 Stock Option Plan for Non-Employee Directors. The board of directors unanimously recommends that Palm stockholders vote “FOR” each of the nine Proposals.

THE ANNUAL MEETING

Date, Time and Place

The annual meeting of stockholders of Palm will be held at 9:00 a.m., local time, on September 12, 2007 at our principal executive offices at 950 W. Maude Avenue, Sunnyvale, California.

Matters to be Considered

The purposes of the annual meeting are to consider and vote on:

•

Proposal No. 1: a proposal to approve the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement. The approval of Proposal No. 1 is a condition to the Transaction, including the cash distribution, and thus a vote against this proposal effectively will be a vote against Transaction, including the cash distribution;

•

Proposal No. 2: a proposal to adopt the Purchase Agreement pursuant to which Palm will merge with a wholly-owned subsidiary and make a cash distribution of $9.00 per share without interest to Palm’s common stockholders as of the closing of the transaction. The approval of Proposal No. 2 is a condition to the Transaction, including the cash distribution, and thus a vote against this proposal effectively will be a vote against Transaction, including the cash distribution;

•	Proposal No. 3: a proposal to adopt the Certificate of Amendment;

•

Proposal No. 4: a proposal to approve an amendment to the Handspring 1998 Equity Incentive Plan to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution;

•

Proposal No. 5: a proposal to approve an amendment to the Handspring 1999 Executive Equity Incentive Plan to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution;

•

Proposal No. 6: a proposal to approve an amendment to the Handspring 2000 Equity Incentive Plan to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution;

•

Proposal No. 7: a proposal to approve an amendment to the Palm 2001 Stock Option Plan for Non-Employee Directors to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution and to provide that the lead independent director of Palm shall be entitled to an annual option grant for 5,000 shares, in addition to other option grants to which he or she may be entitled under such plan;

•	Proposal No. 8: a proposal to elect Gordon A. Campbell and Donna L. Dubinsky as Class II directors to serve until the annual meeting of stockholders to be held in 2010; and

•	Proposal No. 9: a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending May 30, 2008.

Record Date; Shares Outstanding and Entitled to Vote

The close of business on August 8, 2007 has been fixed by Palm as the record date for the determination of holders of common stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. At the close of business on the record date for the annual meeting, there were 104,333,316 shares of common stock outstanding and entitled to vote. Each share of common stock entitles its holder to one vote at the annual meeting on all matters properly presented at the meeting.

How to Vote Your Shares

Stockholders of record may submit a proxy by telephone, via the Internet or by mail or vote by attending the annual meeting and voting in person.

•

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 9:00 p.m. Pacific Daylight Time on September 11, 2007 by calling the toll-free telephone number on your proxy card. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers. IF YOU SUBMIT A PROXY BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•

Submitting a Proxy via the Internet: You can submit a proxy via the Internet until 9:00 p.m. Pacific Daylight Time on September 11, 2007 by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU SUBMIT A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•	Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.

How to Change Your Vote

If you are the stockholder of record, you may revoke your proxy or change your vote by:

•

delivering to the Corporate Secretary of Palm, prior to your shares being voted at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares (such written notice should be hand delivered to Palm’s Corporate Secretary or should be sent so as to be delivered to Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California 94085, Attn: Corporate Secretary);

•	attending the annual meeting and voting in person; or

•	making a timely and valid later Internet or telephone vote, as the case may be, if you have previously voted on the Internet or by telephone in connection with the annual meeting.

If you are the beneficial owner of shares held in the name of a bank, broker or other nominee, you may change your vote by:

•	submitting new voting instructions to your bank, broker, or other nominee in a timely manner; or

•	attending the annual meeting and voting in person, if you have obtained a legal proxy from the bank, broker, or nominee that holds your shares giving you the right to vote the shares.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

Counting Your Vote

If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR”:

•	approval of the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement;

•	adoption of the Purchase Agreement;

•	adoption of the Certificate of Amendment;

•	approval of the amendment to the Handspring 1998 Equity Incentive Plan;

•	approval of the amendment to the Handspring 1999 Executive Equity Incentive Plan;

•	approval of the amendment to the Handspring 2000 Equity Incentive Plan;

•	approval of the amendment to the Palm 2001 Stock Option Plan for Non-Employee Directors;

•	the election of Gordon A Campbell and Donna L. Dubinsky as Class II directors to serve until the annual meeting of stockholders in 2010; and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending May 30, 2008.

At this time, we are unaware of any matters, other than set forth above, that may properly come before the annual meeting. If any other matters properly come before the annual meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Proxies solicited may be voted only at the annual meeting and any adjournment or postponement of the annual meeting and will not be used for any other meeting.

Quorum and Required Votes

A quorum, consisting of the holders of a majority of the issued and outstanding shares of common stock as of the record date of the annual meeting, must be present in person or by proxy before any action may be taken at the annual meeting.

Proposal No. 1: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary to approve the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement. The approval of Proposal No. 1 is a condition to the Transaction, including the cash distribution, and thus a vote against this proposal effectively will be a vote against Transaction, including the cash distribution.

Proposal No. 2: The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to adopt the Purchase Agreement. The approval of Proposal No. 2 is a condition to the consummation of the Transaction, including the cash distribution, and thus a vote against this proposal effectively will be a vote against the Transaction, including the cash distribution.

Proposal No. 3: The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to approve the Certificate of Amendment.

Proposal No. 4: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary to approve the amendment to the Handspring 1998 Equity Incentive Plan.

Proposal No. 5: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary to approve the amendment to the Handspring 1999 Executive Equity Incentive Plan.

Proposal No. 6: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary to approve the amendment to the Handspring 2000 Equity Incentive Plan.

Proposal No. 7: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary to approve the amendment to the Palm 2001 Stock Option Plan for Non-Employee Directors.

Proposal No. 8: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary to approve the election of Gordon A. Campbell and Donna L. Dubinsky as Class II directors serving until the annual meeting of stockholders to be held in 2010.

Proposal No. 9: The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending May 30, 2008.

As of the close of business on the record date for the annual meeting, Elevation did not beneficially own any shares of common stock and, to the knowledge of Elevation, none of its affiliates beneficially owned any shares of common stock.

Abstentions and Broker “Non-Votes”

Any broker “non-votes” submitted by brokers or nominees in connection with the annual meeting will not be counted for purposes of determining the number of votes cast on a proposal, but will be treated as present for quorum purposes. Broker “non-votes” are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, the proposals to adopt the Purchase Agreement, to approve the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement, to approve the Certificate of Amendment and to approve the Plan Amendments are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the annual meeting. The proposals to approve the issuance of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement and the Plan Amendments are required to be approved by the holders of a majority of the shares of common stock present or represented by proxy and voting on the applicable matter and therefore abstentions and broker “non-votes” will have no effect on the outcome of these proposals, as long as a quorum is present at the annual meeting. However, the proposals to adopt the Purchase Agreement and Certificate of Amendment must be approved by the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. Therefore, abstentions and broker “non-votes” will have the same effect as a vote against such proposals at the annual meeting.

Solicitation of Proxies

Palm will pay for all costs incurred by it in connection with the solicitation of proxies from its stockholders on behalf of its board of directors. In addition to solicitation by mail, the directors, officers and employees of Palm may solicit proxies from stockholders in person or by telephone, telegram, facsimile or other electronic methods without additional compensation other than reimbursement for their actual expenses.

Palm has retained MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist it in the solicitation of proxies for the annual meeting. Palm will pay MacKenzie Partners a fee of approximately $50,000 for its services, plus reimbursement for reasonable out-of-pocket expenses. MacKenzie Partners will not solicit proxies, provide advice on how to vote, or make any recommendation with respect to Proposal No. 2.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Palm will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendation of the Board of Directors

The board of directors has unanimously approved the Purchase Agreement, the issuance of the shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement, the Certificate of Amendment, the amendment to the Handspring 1998 Equity Incentive Plan, the amendment to the Handspring 1999 Executive Equity Incentive Plan, the amendment to the Handspring 2000 Equity Incentive Plan and the amendment to the Palm 2001 Stock Option Plan for Non-Employee Directors. Based on Palm’s reasons for the Transaction described in this proxy statement, the board of directors believes that the approval of the Purchase Agreement, the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns, the Certificate of Amendment and the Plan Amendments are fair to, and in the best interests of, Palm’s stockholders and recommends that you vote “FOR”:

•	approval of the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement;

•	adoption of the Purchase Agreement;

•	the approval of the Certificate of Amendment;

•	approval of the amendment to the Handspring 1998 Equity Incentive Plan;

•	approval of the amendment to the Handspring 1999 Executive Equity Incentive Plan;

•	approval of the amendment to the Handspring 2000 Equity Incentive Plan;

•	approval of the amendment to the Palm 2001 Stock Option Plan for Non-Employee Directors;

•	the election of Gordon A. Campbell and Donna L. Dubinsky as Class II directors to serve until the annual meeting of stockholders to be held in 2010; and

•	the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 30, 2008.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement, including those relating to Palm’s strategies and other statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or similar expressions, are forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the U.S. Securities Act of 1933, or Securities Act. Without limiting the generality of the preceding sentence, statements contained in the sections “Questions and Answers,” “Summary of the Transaction,” The Transaction—Palm’s Reasons for the Transaction,” “The Transaction—Opinion of Palm’s Financial Advisor” and “The Transaction—Certain Material U.S. Federal Income Tax Consequences” include forward-looking statements.

These statements are not historical facts, but instead represent only Palm’s expectations, estimates and projections regarding future events.

The forward-looking statements contained or incorporated by reference in this proxy statement are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. The future results and stockholder values of Palm may differ materially from those expressed in the forward looking statements contained or incorporated by reference in this proxy statement due to, among other factors, the matters set forth under “Risk Factors” beginning on page 21 and the risk factors detailed in Palm’s filings with the Securities and Exchange Commission (“SEC”), including Palm’s most recent annual report on Form 10-K. Palm undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement, you should carefully consider the matters described below relating to the proposed Transaction in deciding whether to vote for approval of proposals presented in this proxy statement. Additional risks and uncertainties not presently known to Palm or that are not currently believed to be material, if they occur, also may adversely affect the proposed Transaction and results of operations of Palm following the Transaction.

Elevation may exercise significant influence over Palm.

When the Transaction is completed, the Series B Convertible Preferred Stock owned by Elevation and its affiliates will be convertible into approximately 27% of our outstanding common stock on an as-converted basis and will vote on an as-converted basis with our common stock on all matters other than the election of directors. Subject to certain exceptions, Elevation will be permitted under the terms of the Stockholders’ Agreement to maintain its ownership interest in Palm in subsequent offerings. As a result, Elevation may have the ability to significantly influence the outcome of any matter submitted for the vote of Palm stockholders. The terms of the Series B Convertible Preferred Stock and the Stockholders’ Agreement (other than the election of directors) provide that Elevation will designate a percentage of Palm’s board of directors proportional to Elevation’s ownership position in Palm. Elevation may have interests that diverge from, or even conflict with, those of Palm.

The Transaction will have a substantial dilutive effect on our outstanding common stock which may adversely affect the market price of our common stock.

When the Transaction is completed, the Series B Convertible Preferred Stock will be convertible into an aggregate of approximately 38,235,294 shares of common stock and will generally be entitled to participate on an as-converted basis with respect to any dividends or other distributions paid on the common stock. As a result, upon completion of the Elevation investment, the shares of the Series B Convertible Preferred Stock held by Elevation and/or its permitted assigns will represent approximately 27% of our outstanding common stock on an as-converted basis. In addition, we expect that the adjustments we are making to our outstanding awards to maintain their intrinsic value in connection with the cash distribution will result in the issuance of additional shares subject to awards of stock options and performance shares. The dilutive effect of the Transaction may have an adverse impact on the market price of our common stock.

Palm may not be able to obtain the financing contemplated by the commitment letter or obtain Other Financing Arrangements on acceptable terms or at all.

Since the commitment letter was signed in June 2007, credit market conditions have worsened, debt financing has generally been more difficult to obtain and complete and the terms and conditions of available credit generally have been more stringent. We have been advised by the lead banks that they may need to exercise their rights under the commitment letter to increase the interest rate payable on, and change the prepayment provisions for, the proposed credit facilities. We cannot assure you that we will be able to negotiate and enter into definitive documents for the credit facilities contemplated by the commitment letter on terms acceptable to us and Elevation, or at all.

As a result of current market conditions, we are evaluating, together with Elevation, alternative financing arrangements and the terms and conditions under which such an arrangement would be acceptable to both us and Elevation. Any alternative financing that we undertake may be in a different form, contain more restrictive terms and be more costly than the financing contemplated by the commitment letter. We cannot assure you that we will be able to obtain any alternative financing on terms acceptable to us and Elevation, or at all. If we are unable to obtain the debt financing contemplated by the commitment letter or an Alternative Financing on terms that are no less favorable in any material respect to us than the financing contemplated by the commitment letter, neither we nor Elevation will be required to consummate the Transaction. Both Palm and Elevation may waive the condition to the closing of the Transaction requiring us to obtain the debt financing contemplated by the commitment letter or an Alternative Financing, but neither party is obligated to waive such condition.

Any financing that we are able to obtain in the current market conditions may provide little flexibility in its restrictive covenants, may include prepayment premiums and may have unfavorable events of default. As a result, it may be more difficult for us to remain in compliance with all of the terms and conditions of the operative agreements for any such financing and to operate our business in a manner consistent with past practices. The value of our equity may be impaired if we are unable to comply with such terms and conditions and the creditors under such financing exercise their rights and remedies against us and any collateral for such financing.

The market price of our common stock may decline as a result of the Transaction.

The market price of our common stock may decline if we do not achieve the perceived benefits of the Transaction or if the effect of the Transaction on our financial results is not consistent with the expectations of financial or industry analysts. In addition, as is typical in such circumstances, we anticipate that the market price of our common stock will decline following the payment of the cash distribution.

Although we expect that the Transaction will result in benefits to Palm through our affiliation with Elevation and Jonathan Rubinstein, we may not fully realize those benefits.

We view the Transaction as a potential opportunity for Palm to enhance and accelerate significantly our product development efforts. Realizing the benefits of the Transaction will depend in part on our ability to:

•

capitalize on Mr. Rubinstein’s leadership position with us in order to: (1) allow us to develop new, innovative and high quality products and to bring them to market quickly and efficiently; and (2) recruit and retain talented development and marketing personnel;

•	leverage the experience and relationships of Elevation and Messrs. Anderson and McNamee to provide valuable assistance to our strategic planning; and

•

successfully integrate Mr. Rubinstein with our management and engineering and product teams and successfully integrate Messrs. Anderson or McNamee with our management and other members of the board of directors.

We may not successfully realize the anticipated benefits of our affiliation with Elevation or of Mr. Rubinstein’s leadership position with us. None of Messrs. Rubinstein, Anderson or McNamee has previously worked with us. There can be no assurance that Mr. Rubinstein, Mr. Anderson or Mr. McNamee will continue in their positions with Palm after the completion of the transaction, and we do not intend to retain “key man” insurance for any of them. In addition, Mr. Rubinstein’s employment agreement provides for severance benefits if he is terminated without cause or resigns for good reason which will result in increased costs to Palm if we seek to remove him from his position as executive chairman. Failure to achieve the anticipated benefits of the Transaction, to the extent, or in the timeframe, anticipated, could seriously harm Palm’s results of operations and cause the market price of our stock to decline.

Future sales of common stock issued upon conversion of the Series B Convertible Preferred Stock may depress the market price of our common stock.

The Series B Convertible Preferred Stock is convertible at any time by the holders thereof into an aggregate of approximately 38,235,294 shares of our common stock, representing approximately 27% of our outstanding common stock on an as-converted basis, as of June 1, 2007. The conversion of the Series B Convertible Preferred Stock into shares of our common stock and the subsequent sale of substantial amounts of our common stock may result in substantial fluctuations in the market price of our common stock. In addition, sales of a substantial number of shares of our common stock within a short period of time could cause our stock price to fall. The sale of these shares could also impair our ability to raise capital through sales of additional common stock.

Certain elements of the Transacti on may discourage other parties from trying to acquire Palm.

While the Purchase Agreement is in effect, subject to specified exceptions, we are prohibited from soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction other than the Transaction. In addition, pursuant to the Purchase Agreement, if our board of directors terminates the Purchase Agreement to accept an alternative transaction proposal, if our board of directors changes its recommendation of the Proposal relating to the Transaction in response to an alternative transaction proposal or, if, under certain circumstances our stockholders fail to approve Proposal No. 1 or Proposal No. 2 following receipt of an alternative transaction proposal, we are obligated to pay a termination fee of $11 million and to reimburse certain of Elevation’s expenses up to a maximum amount of $4 million. These provisions could discourage other parties from trying to acquire Palm even though those other parties might be willing to offer greater value to our stockholders than that offered by the Transaction.

In addition, the ownership position and governance rights of Elevation could discourage a third party from proposing a change of control or other strategic transaction concerning Palm. Also, Jonathan Rubinstein’s employment arrangements with us provide for termination benefits, including acceleration of the vesting of certain equity awards if he terminates his employment for good reason following a change of control or within three months prior to a change of control of Palm. Good reason includes a termination by him for a material reduction in his responsibilities or title as executive chairman of the board. Further, in connection with certain change of control transactions in which Elevation maintains a beneficial ownership percentage of at least 7.5% of the surviving entity, they are entitled to retain a seat on the board of directors of the surviving entity. As a result of these factors, our common stock could trade at prices that do not reflect a “takeover premium” to the same extent as do the stocks of similarly situated companies that do not have a stockholder with an ownership interest as large as Elevation’s ownership interest.

Some of our directors and executive officers have interests in the Transaction that may differ from the interests of Palm stockholders including, if the investment of Elevation is completed, the receipt of financial and other benefits.

When considering our board of directors’ recommendation to vote in favor of the proposals presented in this proxy statement, you should be aware that Palm’s executive officers and directors have interests in the Transaction that may be different from, or in addition to, your interests.

In particular, in connection with the proposed cash distribution, Palm will adjust outstanding equity awards under its equity compensation plans to preserve the intrinsic value of the awards after the cash distribution. As of June 30, 2007, our directors and executive officers collectively held options (vested and unvested) to purchase an aggregate of 5,176,405 shares of common stock. These options will be adjusted unless exercised prior to the merger contemplated by the Purchase Agreement, subject to approval of the Plan Amendments by our stockholders for equity awards granted under the equity compensation plans subject to the Plan Amendments. See “The Transaction—Adjustments to Stock Options and Other Equity Awards” for an illustration of the proposed adjustments.

Holders of our common stock will not be entitled to elect a certain number of directors of Palm following the Transaction.

If the Transaction is completed, the holders of the Series B Convertible Preferred Stock will initially have the right to designate a percentage of the Palm board of directors proportional to Elevation’s ownership position in Palm. The holders of our common stock will continue to elect the majority of the directors of Palm, but will no longer be entitled, as stockholders of Palm, to elect the directors whose positions are a result of Elevation’s board representation rights attached to the Series B Convertible Preferred Stock.

Issuance of the Series B Convertible Preferred Stock could adversely affect holders of our common stock.

The Series B Convertible Preferred Stock entitles its holders to vote with holders of our common stock, as a single class, on all matters on which holders of our common stock are entitled to vote, except with respect to the election of directors. Each share of Series B Convertible Preferred Stock carries a number of votes equal to the number of shares of common stock into which it is convertible as of the relevant record date. Consequently, the issuance of the Series B Convertible Preferred Stock to Elevation will dilute the voting rights to the existing stockholders of Palm.

In addition, the Series B Convertible Preferred Stock has preference over our common stock with respect to the payment of dividends and upon our liquidation, dissolution or winding up. Under certain circumstances, our ability to declare and pay dividends on our common stock or to redeem or repurchase shares of our common stock is restricted until we have complied with the terms of the Series B Convertible Preferred Stock. This may adversely affect the rights of our existing stockholders and the market price of our common stock.

A failure to redeem the Series B Convertible Preferred Stock on the mandatory redemption date will prevent us from declaring dividends on or repurchasing or redeeming shares of our common stock.

On the seventh anniversary of the closing date, we will be required to redeem all of the then outstanding shares of Series B Convertible Preferred Stock at a redemption price per share equal to the original purchase price per share ($1,000), plus accrued and unpaid dividends (as adjusted for stock dividends, stock splits, combinations and similar events), or the liquidation preference. If Palm has insufficient funds to redeem all of the then outstanding shares of Series B Convertible Preferred Stock (or otherwise fails to redeem all such shares), then we will be required to pay an additional cash dividend on each share of Series B Convertible Preferred Stock at an annual rate equal to the prime rate of JPMorgan Chase Bank N.A. plus four percent. These dividends, or conditional dividends, will accrue and cumulate until the date on which we satisfy the obligation to redeem the Series B Convertible Preferred Stock, and will be payable quarterly. For so long as conditional dividends are accruing, neither we nor any of our subsidiaries may declare or pay any dividends on our common stock, or repurchase or redeem any shares of our common stock. This may adversely affect the rights of our existing stockholders and the market price of our common stock.

We may not have the ability to finance the mandatory repurchase offer pursuant to the terms of the Series B Convertible Preferred Stock.

In connection with certain change of control transactions, we will be required to make an offer to repurchase up to all of the then outstanding shares of Series B Convertible Preferred Stock, at the option and election of the holders thereof. We will have the option to pay the repurchase price in cash or, subject to certain conditions, in publicly traded shares of the acquiring entity in the change of control transaction. The cash repurchase price per share is 101% of the liquidation preference. The repurchase price per share, if paid in publicly traded shares of the acquiring entity, is 105% of the liquidation preference. Our failure to pay the repurchase price in respect of all tendered shares for any reason, including the absence of funds legally available for such payment, would require us to pay conditional dividends on each share of Series B Convertible Preferred Stock. Conditional dividends will accrue and cumulate until the date on which we pay the entire repurchase price, and will be payable quarterly. For so long as conditional dividends are accruing, neither we nor any of our subsidiaries may declare or pay any dividends on our common stock, or repurchase or redeem any shares of our common stock. This may adversely affect the rights of our existing stockholders and the market price of our common stock. These repurchase requirements may also delay or make it more difficult for others to obtain control of us.

In connection with the Transaction, we will incur a substantial amount of debt and utilize a significant amount of our working capital. Our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risks and prevent us from meeting our payment obligations under our debt.

Our substantial indebtedness and reduced cash balances could have important consequences for our stockholders, including: making it more difficult for us to make payments on our debt; increasing our vulnerability to general economic and industry conditions and competition; requiring a substantial portion of cash flows from operating activities to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities; exposing us to the risk of increased interest rates as borrowings under our secured credit agreement will be at variable rates of interest; restricting us from making strategic acquisitions or causing us to make non-strategic divestitures; limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

After completing the Transaction, on a pro forma basis as of June 1, 2007 our total debt, including $4.7 million included in other accrued liabilities would have been $409 million and our cash and cash equivalents would have been approximately $317 million. We also would have had up to an additional $40 million available at that date for borrowing under the revolving credit facility of our secured credit agreement.

Following the completion of the Transaction, Palm’s ability to meet its cash requirements, including its debt service obligations, will be dependent on its future performance, which will be subject to financial, business and other factors affecting our operations, many of which are or may be beyond our control. We cannot assure you that our business will generate sufficient cash flows from operations to fund these cash requirements and debt service obligations. If we are unable to meet our cash requirements from operations, we would be required to fund these cash requirements by alternative financing. We cannot assure you that Palm would be able to obtain alternative financing, that any such financing would be on acceptable terms or that we would be permitted to do so under the terms of existing financing arrangements, including those entered into in connection with the payment of the cash distribution. In the absence of such financing, Palm’s ability to respond to changing business and economic conditions, make future acquisitions, react to adverse operating results, meet its debt service obligations, or fund required capital expenditures, could be materially and adversely affected. The degree to which Palm may be leveraged as a result of the indebtedness incurred in connection with payment of the cash distribution or otherwise could materially and adversely affect our ability to obtain financing for working capital, acquisitions or other purposes, could make us more vulnerable to industry downturns and competitive pressures and could limit our flexibility in planning for, or reacting to, changes and opportunities in our industry, which may place us at a competitive disadvantage.

Our secured credit agreement will contain restrictions that limit our flexibility in operating our business.

Our secured credit agreement will contain various covenants that will limit our ability to engage in specified types of transactions. These covenants limit our and our subsidiaries’ ability to, among other things: incur or guarantee additional indebtedness; pay dividends on, redeem or repurchase our capital stock or make certain other restricted payments; acquire companies and assets; create liens; sell assets; engage in transactions with affiliates; create subsidiaries; and make changes to our line of business. In the event we obtain financing pursuant to Other Financing Arrangements, the agreements governing such Other Financing Arrangements will likely also contain covenants that limit our and our subsidiaries’ ability to take the foregoing actions.

A breach of any of these covenants would result in a default under our secured credit agreement or agreement governing Other Financing Arrangements, as applicable. Upon the occurrence and during the continuance of an event of default under our credit agreement or agreement governing Other Financing Arrangements, as applicable, all amounts outstanding under such agreement could be declared to be (or could automatically become) immediately due and payable and all commitments to extend further credit could be terminated. If we were unable to repay those amounts, the lenders under our secured credit agreement, or agreement governing Other Financing Arrangements if secured, could proceed against the collateral granted them to secure that indebtedness. We and certain of our subsidiaries will pledge a significant portion of our respective assets as collateral under our secured credit agreement and may be required to pledge a significant portion of our respective assets in connection with Other Financing Arrangements. If the repayment or borrowings under our secured credit agreement or agreement governing Other Financing Arrangements, as applicable, is accelerated, we cannot assure you that we will have sufficient assets to repay our indebtedness under our secured credit agreement.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the cash distribution could be voided and required to be returned to us or to a fund for the benefit of our creditors.

If, among other things, at the time that we pay the cash distribution, we:

•	are insolvent or rendered insolvent by reason of making the cash distribution;

•	are engaged or about to engage in a business or a transaction for which our remaining assets available to carry on our business constitute unreasonably small capital;

•	intend to incur, or believe that we will incur, debts beyond our ability to pay the debts as they mature; or

•	are a defendant in an action for money damages, or have a judgment for money damages docketed against us if, in either case, after final judgment, the judgment will be unsatisfied;

the cash distribution could be voided and required to be returned to us or to a fund for the benefit of our creditors under federal bankruptcy law and comparable provisions of state fraudulent transfer laws.

The measures of insolvency for the purposes of fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Palm has also engaged Houlihan Lokey to provide certain advice to the board of directors regarding the solvency of our company and other matters in connection with the closing of the transaction. However, we cannot be sure as to what standard a court would apply in making these determinations or that a court would reach the same conclusions as Palm or its advisors with regard to these issues. Regardless of the standard that the court uses, we cannot be sure that the payment of the cash distribution would not be voided and required to be returned to us or to a fund for the benefit of our creditors.

Our ability to utilize our net operating losses may be limited if we engage in transactions which bring cumulative change in ownership for Palm to 50% or more.

As a result of the Transaction, we will experience a change in our ownership of approximately 27%. If over a rolling three-year period, the cumulative change in our ownership exceeds 50%, our ability to utilize our net operating losses to offset future taxable income may be limited. This would limit the net operating loss available to offset taxable income each year following the cumulative change in our ownership over 50%. In the event the usage of these net operating losses is subject to limitation and we are profitable, our earnings and cash flows could be adversely impacted due to our increased tax liability.

The Transaction may result in non-recurring charges to earnings which could adversely affect the market value of Palm’s common stock following the transaction.

In accordance with United States generally accepted accounting principles, Palm may incur nonrecurring charges or credits and the related tax effects resulting from the Transaction, which may include, among other items, adjustments arising from adjustments to Palm’s equity awards, evaluation of the valuation allowance of the deferred tax assets or evaluation of the valuation of goodwill and intangible assets. Any changes resulting from these adjustments or evaluations could have a material impact on our results of operations and the market value of Palm common stock following the closing of the Transaction.

THE TRANSACTION

Background of the Transaction

Our board of directors and management team regularly evaluates our business and operations, our long-term strategic goals and alternatives, and our prospects as an independent company. With the merger of Palm and Handspring in October 2003, we pioneered the smartphone category and have seen renewed growth and improved profitability. Our board of directors and management team recognizes that we operate in an industry that is rapidly evolving and highly competitive. Accordingly, our board of directors and management team regularly considers opportunities to buy other businesses or technologies that could complement, enhance or expand our current business or products. In this regard, from time to time over the past several years, we have had preliminary discussions with various third parties regarding the possibility of being acquired by Palm, and our board of directors established an M&A Committee. Our board of directors and management also periodically discussed the option to sell or merge us with a strategic partner.

In the first three quarters of 2006, several potential strategic partners and private equity firms contacted us expressing desire to pursue discussions about a potential business combination transaction. While we have engaged in preliminary discussions and reviewed strategic alternatives in the past, none of the parties, including Palm, pursued further discussions at that time.

On October 5, 2006, our board of directors met to discuss our market value and to explore ways to enhance stockholder value. The board of directors asked Morgan Stanley, who had been engaged by Palm from time to time in the past, to present an analysis of our market value and to summarize various potential transactions aimed at enhancing stockholder value. Among the various potential transactions discussed by Morgan Stanley were an accelerated stock repurchase, a recapitalization, strategic business combinations and a sale of the company. Morgan Stanley presented an analysis of precedent transactions, and an illustrative valuation given our financial performance and outlook at the time, as well as a presentation of potential third parties with whom we might engage. Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), discussed the board of directors’ fiduciary responsibilities in this context. The board of directors directed management to update its long-term financial model to reflect management’s most current view of the mobile computing and smartphone market and our prospects within this market.

In October 2006, Elevation discussed with us its interest in pursing a potential transaction, specifically, a going-private transaction. We entered into a confidentiality agreement with Elevation which contained a two-year “standstill” provision that, among other things, prevented Elevation and their representatives from acquiring our stock or participating in a proxy solicitation with respect to our stock without our consent.

On December 6, 2006 at our regularly scheduled board meeting, the board of directors discussed ways to enhance stockholder value. Management led a discussion about our competitive position and our long-term financial model. The board of directors and management discussed potential upside and downside scenerios. Morgan Stanley presented an analysis of our market value, including an analysis of potential company valuations to assist the board of directors in assessing alternative potential transactions. WSGR discussed the board of directors’ fiduciary duties in this context.

In late December 2006, we prepared an electronic data room to facilitate sharing information with prospective partners. We thereafter provided Elevation access to this data room.

On January 5, 2007, the board of directors met and continued its discussion with management regarding our long-term financial model, including risks and opportunities associated with the model. Morgan Stanley presented various strategic alternatives available to us. The board of directors authorized management to engage in more substantive discussions with potential partners and begin to make more sensitive confidential information available to potential partners. The board also expanded the authority of its previously existing M&A

Committee (now comprised of independent directors Messrs. Benhamou, Coleman and Mercer), empowering it to exercise general oversight of our exploration and consideration of potential strategic transactions and alternatives.

Over the period from January 2007 through April 2007, we met with several potential strategic partners and private equity firms to discuss a potential business combination transaction. Management made diligence presentations to these potential partners, and afforded access to the electronic data room. We circulated draft definitive agreements to several of the parties engaged in this process who most seriously indicated their interest in pursuing a transaction, and held discussions and negotiations with them regarding potential transactions. Throughout this period, our management, Morgan Stanley and WSGR met regularly with the M&A committee and the board of directors to keep them apprised of the various discussions and seek direction on the process. From January 2007 through April 2007, the M&A committee met a total of 25 times, and the board of directors met a total of seven times, in this regard.

Elevation was among the parties who had expressed serious interest in pursuing an acquisition transaction. On January 22, 2007, Palm first received a preliminary proposal from Elevation to acquire 100% of our outstanding shares for cash. This proposal was contingent upon obtaining sufficient debt financing, as well as Elevation securing additional equity financing from one or more partners. Discussions and diligence continued with Elevation through February and March 2007. On March 26, 2007, Elevation and a separate private equity firm submitted a joint letter with an offer to buy 100% of our shares for $19-$20 per share. On March 29, 2006, Elevation informed us that its private equity partner no longer wished to pursue an acquisition transaction.

On April 16, 2007 Elevation proposed a revised transaction to us that involved an investment by Elevation of $325 million and a distribution to our stockholders of $9.00 per share. Together with a summary term sheet outlining the terms of the investment, Elevation delivered to us a draft commitment letter from JP Morgan with respect to up to a $400 million term loan facility and up to $40 million revolving credit facility, which funds would finance in part the $9.00 per share cash distribution to stockholders. Elevation’s proposal emphasized the capabilities and potential contributions of Elevation and Elevation’s principals, including Fred Anderson, former Chief Financial Officer of Apple, and Roger McNamee, a long-time investor in technology companies. Elevation also indicated that it had identified Jon Rubinstein as a key senior executive candidate to complement our executive team, and that Mr. Rubinstein’s employment with us would be a condition of Elevation’s investment.

The summary term sheet provided for Elevation’s investment to be in the form of a convertible preferred stock. The price provisions of the term sheet were left blank, but Elevation orally indicated to Morgan Stanley that it was proposing to acquire the preferred stock with a conversion price of $8.00 per underlying share of common stock, after giving effect to the proposed $9.00 per share distribution to our stockholders. Elevation proposed that dividends would be payable on the preferred stock, that there would be certain voting rights of the preferred stock relating to, among other things, the future incurrence of indebtedness by us, and that there would be few limitations on Elevation’s ability to transfer their shares to third parties after an initial 6 month no transfer period. Elevation’s proposal also included a requirement for proportionate representation on our board of directors. It was contemplated that our stockholders would have the opportunity to vote on the proposed transaction, as a condition to closing.

On April 16, 2007, the board of directors met to review the Elevation proposal. Morgan Stanley and WSGR described the proposal. Messrs. McNamee and Anderson and Bret Pearlman, all principals from Elevation, were invited to present to the board of directors Elevation’s view as to the strategic and financial benefits of pursing a transaction along the lines proposed. Following the departure of the Elevation principals, the board of directors discussed the Elevation proposal and the other transactions it was then considering. The board of directors directed management, in tandem with Morgan Stanley and WSGR, and under the oversight of the M&A Committee, to pursue further discussions with Elevation regarding its proposal.

Over the next several weeks, representatives of WSGR and Simpson Thacher & Bartlett LLP (“Simpson Thacher”), counsel to Elevation, exchanged draft term sheets regarding the terms of the convertible preferred stock and the details of Elevation’s proposed investment.

On April 23 and 24, 2007, Ed Colligan, our Chief Executive Officer, met with Jonathan Rubinstein to discuss how the two might work together as senior executives, in the event of an Elevation investment. Their discussions focused on technology trends, organizational matters, product design, team building, each of their past experiences, and our plans and prospects. Mr. Rubinstein made clear to Mr. Colligan his interest in potentially joining the senior management team, but only in the event of an Elevation investment in us as part of a recapitalization of Palm.

On April 26, 2007, the board of directors met and received an update from the M&A Committee, management, Morgan Stanley and WSGR regarding the status of discussions with respect to various alternative transactions. Management also updated the board of directors regarding our financial plan and prospects. At that time, the board of directors did not perceive that other potential parties who previously had expressed interest in pursing a business combination transaction were likely to consummate a business combination transaction with us at price levels and within a time period that the board of directors would find attractive. In addition, the board of directors considered the potential financial benefits to our stockholders of the Elevation proposal, as well as the potential benefits to our strategic and product development efforts of Mr. Rubinstein’s prospective leadership position with us. In light of this, the board of directors determined to focus management on executing our stand-alone plan, and exploring further the transaction proposed by Elevation.

On May 3, 2007, Mr. Colligan met again with Mr. Rubinstein (this time with Messrs. McNamee and Anderson present). Mr. Rubinstein described his interest in joining us and the management role that he thought would make sense. Mr. Rubinstein also outlined a compensation package that he would find attractive. Mr. Colligan outlined his view as to the contribution we would seek from Mr. Rubinstein. Messrs. McNamee and Anderson stated that Elevation had determined that they were prepared to invest in Palm only in the event that Mr. Rubinstein assumed a senior management position at Palm; however, they made it clear to Mr. Colligan that they did not wish to participate in or influence any compensation discussions between us and Mr. Rubinstein.

During May 2007, our directors and executive officers had the opportunity to meet with Mr. Rubinstein regarding his prospective contributions to and role with us. From May 3, 2007 through the signing of the definitive agreements relating to the transaction, Mr. Colligan worked with members of the compensation committee of the board of directors, and Renata Lane, our Senior Vice President of Human Resources, to design an employment offer for Mr. Rubinstein. We retained Compensia, an independent compensation consulting firm, to provide us data and analyses to assist us in this effort. Mr. Colligan, under the oversight of the compensation committee, verbally communicated our offer to Mr. Rubinstein on May 20, 2007. Draft term sheets and draft definitive employment documents were discussed and negotiated by counsel for Mr. Rubinstein and Mary Doyle, our Senior Vice President, General Counsel and Secretary, over the course of the following two weeks, until the signing of the definitive agreements relating to the Transaction.

On May 3, 2007, Morgan Stanley discussed with Elevation the price at which the proposed preferred stock would convert to common stock following the $9.00 per share distribution. Elevation proposed $8.40 per share.

On May 5, 2007, the M&A Committee met to discuss in detail the Elevation proposal. Morgan Stanley presented comparisons to precedent transactions and illustrative terms of other preferred stock instruments. WSGR described the details of negotiations with Elevation to date.

On May 9, 2007, Mr. Colligan, along with other members of senior management, Morgan Stanley and WSGR met with Messrs. McNamee, Anderson and Pearlman and others from Elevation, as well as representatives from Simpson Thacher. At that meeting the parties agreed to a general framework for an investment by Elevation that management stated that it would recommend to the M&A Committee and the board of directors, subject to negotiation of definitive agreements. In particular, with respect to price, Elevation offered a post-distribution preferred stock conversion price of $8.50, and indicated that this was its best and final offer. Later in the day, management, Morgan Stanley and WSGR met with the M&A Committee and discussed the Elevation proposal.

Beginning on May 10, 2007, WSGR and Simpson Thacher exchanged draft definitive agreements based on the general framework agreed to at the May 9, 2007 meeting.

On May 15, 2007, the board of directors met to discuss in detail the Elevation proposal. Morgan Stanley advised on the economic terms of the proposed transaction, and WSGR discussed with the board of directors various governance, stockholder rights and other proposed terms of the Transaction. Separately, the board of directors discussed seeking from Morgan Stanley a proposal on the debt financing related to the Transaction.

Throughout May 2007, WSGR and Morgan Stanley engaged in negotiations with Elevation and Simpson Thacher regarding the terms of the proposed transaction described in the definitive agreements. In particular, on behalf of us, WSGR and Morgan Stanley negotiated changes to the Elevation proposal, including: elimination of the payment of regular dividends on the convertible preferred stock; limitation of class voting rights of the convertible preferred stock to only alteration of the authorized size of the class, or the powers, preferences, rights or privileges of the shares themselves, or issuance of senior or pari passu equity securities; limitations on Elevation’s ability to transfer their shares in large blocks, or otherwise to persons who would end up beneficially owning 10% or more of our capital stock; and subjecting the acquisition by Elevation of in excess of 50% of our capital stock to a vote of our stockholders not affiliated with Elevation.

On May 18, 2007, we contacted Houlihan Lokey regarding Houlihan Lokey’s ability to, among other things, advise the board of directors with respect to the fairness from a financial point of view of the consideration to be received by Palm in exchange for the Purchased Shares. We separately asked Houlihan Lokey to provide certain advice to the board of directors regarding the solvency of Palm and other matters in connection with the closing of the Transaction. We provided Houlihan Lokey with access to our management, the online data room, draft transaction documents and other information and materials to facilitate their analyses.

On May 22, 2007, the nominating and governance committee of the board of directors met to discuss the potential composition of the board of directors following consummation of the proposed Transaction. The committee also discussed Mr. Rubinstein serving in the role of Executive Chairman.

On May 23, 2007, the compensation committee of the board of directors met to discuss the prospective terms of Mr. Rubinstein’s compensation package, including equity awards. Compensia presented to the compensation committee market compensation data for individuals in similarly situated positions to that proposed for Mr. Rubinstein. Mr. Colligan provided an update on his discussions with Mr. Rubinstein. The committee also considered how to make appropriate adjustments to our outstanding equity awards to account for the proposed $9.00 per share cash distribution.

On May 23, 2007, the audit committee of the board of directors met to discuss with management the draft debt commitment documents that we had been negotiating.

On May 24, 2007 the board of directors met to discuss the Elevation proposal, including an audit committee report regarding the debt commitment arrangements, as well as a compensation committee report regarding appropriate adjustments to our outstanding stock options to account for the proposed $9.00 per share cash distribution. WSGR reported on the status of the negotiation of definitive agreements. The board of directors devoted a majority of the meeting in executive session (without management and financial advisors present) to discuss the merits of the Transaction and the prospective role of Mr. Rubinstein as Executive Chairman. At the end of the meeting, the board of directors instructed management to proceed with the negotiations to complete the definitive agreements.

On June 1, 2007, the compensation committee of the board of directors met to finalize approval of Mr. Rubinstein’s employment and compensation terms. In approving the employment and compensation terms of Mr. Rubinstein’s employment package, the compensation committee considered not only the anticipated contributions of Mr. Rubinstein to us, but also the benefits of the Transaction to our stockholders and the importance of Mr. Rubinstein to the consummation of the Transaction.

Later on June 1, 2007, the board of directors met to discuss the definitive agreements and remaining committee reports. At this meeting, Houlihan Lokey rendered its opinion regarding the fairness from a financial point of view of the consideration to be received by Palm in exchange for the Purchased Shares. Houlihan Lokey also discussed the advice it will be requested to render to the board of directors regarding the solvency of Palm and other matters in connection with the closing of the Transaction. The board of directors unanimously approved the Transaction. Management then led a discussion regarding the communications plan for the Transaction.

Following the board meeting, Palm and Elevation executed and delivered definitive agreements relating to the Transaction, and Palm and Mr. Rubinstein executed and delivered definitive agreements relating to the prospective employment of Mr. Rubinstein.

Palm’s Reasons for the Transaction

The board of directors unanimously decided to pursue the Transaction because of the potential financial benefits of the Transaction to Palm’s stockholders, as well as the potential opportunity for Palm to enhance and accelerate significantly its product development efforts through an affiliation with Elevation and Mr. Rubinstein’s leadership position with us.

In particular, the Transaction provides an immediate return to stockholders in the form of the $9.00 per share cash distribution, while allowing stockholders the continued opportunity to participate in future potential growth of Palm and appreciation in its stock price. The board of directors also believes that the opportunity to add Jonathan Rubinstein as executive chairman of the board will allow us to develop new and innovative products and bring them to market quickly and efficiently. Mr. Rubinstein has extensive product development and engineering experience including leading the team that developed the iMac and, most recently, as the senior vice president and general manager of Apple’s iPod division. The board of directors believes that Mr. Rubinstein will significantly increase our ability to recruit and retain talented development and marketing personnel, which will be critical to our future success. In addition, the board of directors believes that the addition of two Elevation principals, Fred Anderson and Roger McNamee, to the board will provide valuable assistance to our strategic planning. Fred Anderson served as Chief Financial Officer at Apple for eight years and was instrumental in its turnaround and restructuring during the late 1990’s, and Roger McNamee has been a technology investor for nearly twenty-five years and is recognized for his insights about technology trends and product strategy. In addition, the board of directors believes Elevation’s long-term investment perspective will provide support to enable us to realize the strategic benefits of our product development efforts.

The board of directors believes the terms of the investment, including the price to be paid by Elevation for its minority ownership position, as well as the limitations on Elevation’s ability to transfer its position, or acquire additional shares of common stock (without stockholder approval, in the case of the acquisition of a majority of our common stock), are beneficial for Palm and its stockholders. The limitations on Elevation were designed to, among other things, preserve the ability for stockholders to obtain a premium for their shares should we decide in the future to engage in a sale of control.

The board of directors has unanimously determined that the Purchase Agreement, the Certificate of Amendment, the Plan Amendments and the other agreements entered into in connection with the Purchase Agreement and the transactions contemplated by these agreements are fair to, and in the best interests of, Palm and its stockholders. The board of directors recommends the approval of each of these proposals by stockholders.

In approving these agreements and the transactions contemplated by them, the board of directors consulted with its financial advisors with respect to the financial aspects and fairness of the consideration to be received by us upon issuance of the Purchased Shares to Elevation and/or its permitted assigns, and with its legal counsel as to its fiduciary duties and the terms of the Purchase Agreement and the other agreements entered into in connection with the Purchase Agreement, including the Stockholders’ Agreement, the Registration Rights Agreement and the Certificate of Amendment.

In reaching its determination to approve the Purchase Agreement and the Transaction, the board of directors, with advice from its executive officers and financial and legal advisors, considered a number of factors in addition to the foregoing, including:

•	the board of directors’ knowledge of Elevation and its principals and their experience in making strategic investments;

•

the financial and other terms of the issuance of the Purchased Shares to Elevation and/or its permitted assigns, including the approximately 16% premium of the conversion price of the Series B Convertible Preferred Stock to the implied distribution-adjusted stock price over the ten trading days ending on the date of execution of the Purchase Agreement;

•

the effect of the transaction on our employee’s, including adjustments to be made to equity awards intended to preserve the intrinsic value of the equity awards after giving effect to the cash distribution;

•	the board of directors’ knowledge of our business, operations, financial condition and prospects, and the potential effects of the Transaction on each of them;

•	the board of directors’ knowledge of the current and prospective environment in which we operate, including our competitors and industry trends;

•

the financial analyses reviewed and discussed with the board of directors by representatives of Houlihan Lokey as well as the oral opinion of Houlihan Lokey to the board of directors on June 1, 2007 (which was subsequently confirmed in writing by delivery of its written opinion dated the same date) with respect to the fairness from a financial point of view of the consideration to be received by Palm in exchange for the Purchased Shares;

•	our projected ability to service the additional debt to be incurred by us in connection with financing the cash distribution; and

•

the terms of the Stockholders’ Agreement, including provisions providing for restrictions on the acquisition and transfer of the Series B Convertible Preferred Stock and common stock issuable upon conversion thereof by Elevation, and the requirements to be followed by Elevation in seeking to effect certain acquisition transactions with respect to Palm.

In the course of its deliberations, the board of directors also considered a variety of risks and other potentially negative factors concerning the Transaction, including the following:

•

the fact that Elevation would hold approximately 27% of the diluted shares outstanding of Palm common stock upon consummation of the Transaction. In this regard, the board of directors considered the potential influence of Elevation over significant corporate matters and the effect this could have on the willingness of a third party to propose a strategic transaction with us in the future;

•	the possibility that the financial and strategic benefits expected to be achieved in the transaction might not be obtained on a timely basis or at all;

•	the dilution to Palm stockholders as a result of the issuance of the Purchased Shares and the adjustments to outstanding equity awards to reflect the cash distribution;

•

the cash required to service the debt to be incurred by us in connection with financing the cash distribution and the potential effect of its debt service obligations on our operations, liquidity, financial position, competitive position and ability to engage in future strategic transactions;

•

the provisions in the Purchase Agreement that restrict our ability to solicit alternative transactions and provide for a break-up fee payable by us if the Purchase Agreement is terminated under certain circumstances;

•	the interests of our executive officers and directors described under “The Transaction—Interests of Palm’s Executive Officers and Directors in the Transaction”;

•

the risks and costs that could be borne by us if the transaction is not completed, including the diversion of management and employee attention during the period after the signing of the Purchase Agreement and prior to completion of the transactions, and the potential effect on our business and customers. In that regard, under the Purchase Agreement, we must conduct our business in the ordinary course, subject to a variety of other restrictions on the conduct of our business prior to completion of the Transaction or termination of the Purchase Agreement, which may delay or prevent us from undertaking business opportunities that may arise; and

•

our obligations under the Stockholders’ Agreement and other transaction agreements, including provisions providing restrictions on the board composition and governance of Palm following the transaction, registrations rights, indemnification and certain rights of Elevation to purchase our securities to maintain its ownership percentage.

The foregoing discussion of the information considered by the board of directors is not exhaustive, but includes the material factors that the board of directors considered in approving and recommending adoption of the Purchase Agreement and the Certificate of Amendment. In view of the wide variety of factors considered by the board of directors in connection with its evaluation of the transaction and the complexity of these factors, the board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign any specific or relative weights to the specific factors that it considered in reaching its decision. The board of directors discussed the factors described above, including asking questions of senior management and legal and financial advisors, and unanimously determined that the transaction was in the best interests of Palm and its stockholders. In considering the factors described above, individual directors may have assigned different weights to different factors.

The above explanation of the reasoning of the board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 20.

For the reasons set forth above, the board of directors has unanimously approved the Purchase Agreement, the other agreements to be entered into in connection with the Purchase Agreement and the transactions contemplated by those agreements, has concluded that the Transaction is advisable and in the best interests of Palm and its stockholders and recommends that Palm stockholders vote for the proposals set forth in this proxy statement.

Opinion of Palm’s Financial Advisor

On June 1, 2007, Houlihan Lokey rendered its oral opinion to the our board of directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated the same date) to the effect that, as of June 1, 2007, the consideration to be received by Palm in exchange for the Purchased Shares was fair to Palm, from a financial point of view. With our consent, Houlihan Lokey evaluated the fairness from a financial point of view to Palm of the consideration to be received by Palm in exchange for the Purchased Shares on the basis of whether, given the terms of the preferred stock, the consideration to be received by Palm for the Purchased Shares was within or above the range of prices that Houlihan Lokey’s analyses indicated would be reasonably likely to be agreed between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act.

Houlihan Lokey’s opinion was directed to our board of directors and only addressed the fairness from a financial point of view of the consideration to be received by Palm in exchange for the Purchased Shares and did not address any other aspect or implication of the investment or the recapitalization. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix F to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. However, neither Houlihan Lokey’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the issuance of the Purchased Shares or the Transaction.

In arriving at its opinion, Houlihan Lokey, among other things:

•

reviewed Palm’s annual reports to stockholders on Form 10-K for the fiscal years ended June 2, 2006, June 3, 2005 and May 28, 2004, and quarterly report on Form 10-Q for the period ended March 2, 2007, which Palm’s management identified to Houlihan Lokey contained the most current financial statements available;

•

spoke with certain members of Palm’s management regarding the operations, financial condition, future prospects and projected operations and performance of Palm and regarding the recapitalization, and spoke with representatives of Palm’s counsel regarding Palm, the recapitalization, and related matters;

•	reviewed the following agreements and documents:

O	a draft, dated May 25, 2007, of a Commitment Letter and a draft, dated May 22, 2007, of a Fee Letter from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities, Inc. relating to the debt financing;

O	a draft, dated May 26, 2007, of the Stockholders’ Agreement;

O	a draft, dated May 26, 2007, of the Purchase Agreement;

O	a draft, dated May 26, 2007, of the Certificate of Designation;

•	reviewed financial forecasts and projections prepared by the management of Palm with respect to the fiscal years ended May 31, 2007 through May 31, 2010;

•

reviewed the historical market prices and trading volume for Palm’s publicly traded securities for the past year and those of certain companies with publicly traded securities which Houlihan Lokey deemed relevant;

•

reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed relevant and publicly available information regarding terms of the securities issued in financing transactions that Houlihan Lokey deemed relevant, as well as publicly available information regarding the prices paid in transactions that Houlihan Lokey deemed relevant, including companies in related industries to Palm; and

•	conducted such other financial studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of Palm advised Houlihan Lokey, and Houlihan Lokey assumed, that the financial forecasts and projections reviewed by Houlihan Lokey had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of Palm’s management as to the future financial results and condition of Palm, and Houlihan Lokey expressed no opinion with respect to such forecasts and projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Palm since the date of the most recent financial statements provided to Houlihan Lokey, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the investment and the recapitalization would be satisfied without waiver thereof, and (d) the investment and the recapitalization would be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to Houlihan Lokey, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing adjustments or otherwise) or any other financial term of the investment or the recapitalization. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the investment and the recapitalization would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the investment and the recapitalization would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an adverse effect on Palm or any expected benefits of the investment and the recapitalization. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of the draft documents identified above would not differ in any material respect from such draft documents.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Palm or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey expressed no opinion regarding the liquidation value of any entity. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Palm was or may be a party or was or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Palm was or may be a party or was or may be subject and, at our direction and with our consent, Houlihan Lokey’s opinion made no assumption concerning, and therefore did not consider, the potential effects of any such litigation, claims or investigations or possible assertion of claims, outcomes or damages arising out of any such matters.

Houlihan Lokey was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the investment or the recapitalization, the assets, businesses or operations of Palm, or any alternatives to the investment or the recapitalization, (b) negotiate the terms of the investment or the recapitalization, or (c) advise our board of directors or any other party with respect to alternatives to the investment or the recapitalization. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of the opinion. Houlihan Lokey has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

Houlihan Lokey’s opinion was furnished for the use and benefit of our board of directors in connection with its consideration of the investment and was not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party and was not intended to be, and does not constitute, a recommendation to any security holder or any other person as to how such person should act or vote with respect to the investment or the recapitalization.

Houlihan Lokey was not requested to opine to and its opinion does not address: (i) the underlying business decision of Palm, its security holders or any other party to proceed with or effect the investment or the recapitalization, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the investment or the recapitalization or otherwise, except as expressly addressed in the opinion, (iii) the fairness of any portion or aspect of the investment or the recapitalization to the holders of any class of securities, creditors or other constituencies of Palm, (iv) the relative merits of the investment or the recapitalization as compared to any alternative business strategies that might exist for Palm or any other party or the effect of any other transaction in which Palm or any other party might engage, (v) the tax or legal consequences of the investment or the recapitalization to either Palm, its security holders, or any other party, (vi) the fairness of any portion or aspect of the investment or the recapitalization to any one class or group of Palm’s or any other party’s security holders vis-à-vis any other class or group of Palm’s or such other party’s security holders, (vii) how any security holder should act or vote with respect to the investment or the recapitalization, or (viii) the solvency, creditworthiness or fair value of Palm or any other participant in the investment or the recapitalization under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation was intended as to matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with our consent, on the assessment by the board of directors of Palm and our advisers as to all legal, regulatory, accounting, insurance and tax matters with respect to Palm, the investment and the recapitalization.

In preparing its opinion to our board of directors, Houlihan Lokey performed an analysis of selected transactions involving private investments in public equity, which are referred to as PIPES. The summary of Houlihan Lokey’s comparative analysis is not a complete description of the analyses underlying Houlihan Lokey’s fairness opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analysis is readily susceptible to partial analysis or summary description. Houlihan Lokey arrived at its opinion based on the results of all aspects of its analysis, assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual part or aspect of its analysis, analytic method or factors. Accordingly, Houlihan Lokey believes that its analysis must be considered as a whole and that selecting portions of its analysis, analytic methods and factors, without considering them in their entirety or the narrative description of the analysis, could create a misleading or incomplete view of the processes underlying its analysis and opinion.

In performing its analysis, Houlihan Lokey considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the written opinion. No company, transaction or business used in Houlihan Lokey’s analysis for comparative purposes is identical to Palm or the proposed investment. While the results of the analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual aspects of the analysis. Any analysis relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Houlihan Lokey. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion and analysis were provided to our board of directors in connection with its consideration of the proposed investment and were only one of many factors considered by our board of directors in evaluating the proposed investment. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the consideration or of the views of our board of directors or management with respect to the investment.

The following is a summary of the material comparative analysis prepared in connection with Houlihan Lokey’s opinion rendered on June 1, 2007. The analysis summarized below includes information presented in tabular format. The tables alone do not constitute a complete description of the analysis. Considering the data in the tables below without considering the full narrative description of the analysis, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting the analysis, could create a misleading or incomplete view of Houlihan Lokey’s analysis.

Selected PIPES Analysis

Houlihan Lokey reviewed selected PIPES transactions.

The selected transactions and related data included:

Common Stock PIPES:

(dollars in millions)

Issue Date	Company Name	Mkt. Cap (1)	Gross Proceeds	Premium/ (Discount)	% Ownership (2)	Board Seats	Voting Rights
Selected Common Stock Issuances
3/8/07	Euronet Worldwide, Inc.	$1,023.0	$159.4	-7.8%	14.5%	0	Yes
2/28/07	PICO Holdings, Inc.	$868.7	$104.5	-13.5%	12.2%	0	Yes
2/25/07	Itron, Inc.	$1,643.0	$235.0	-9.9%	13.7%	0	Yes
2/14/07	Black Hills Corporation	$1,316.2	$150.2	-8.9%	11.1%	0	Yes
10/17/06	Lear Corporation	$1,656.1	$200.0	-6.5%	11.4%	1	Yes
8/17/06	Inverness Medical Innovations, Inc.	$1,076.8	$151.3	-7.4%	13.2%	0	Yes
5/25/06	Pacific Ethanol, Inc.	$991.2	$145.0	-16.3%	20.8%	0	Yes

		High	$235.0	-6.5%	20.8%	1
		Low	$104.5	-16.3%	11.1%	0
		Median	$151.3	-8.9%	13.2%	0
		Mean	$163.6	-10.0%	13.8%	0

Technology/Communications
5/18/07	SumTotal Systems, Inc.	$190.7	$35.1	-7.4%	16.6%	0	Yes
3/22/07	Bookham, Inc.	$163.6	$28.6	-10.6%	20.3%	0	Yes
12/29/06	NetBank, Inc.	$215.8	$25.4	-16.1%	12.3%	0	Yes
12/15/06	Overstock.com, Inc.	$329.5	$40.0	-8.3%	11.7%	0	Yes
8/31/06	Bookham, Inc.	$194.8	$31.3	-19.6%	20.0%	0	Yes
7/7/06	The Knot, Inc.	$463.9	$50.2	-7.8%	10.5%	0	Yes
5/2/06	Overstock.com, Inc.	$470.9	$25.0	-0.9%	5.1%	0	Yes
3/22/06	Broadwing Corporation	$1,156.5	$36.0	-13.3%	3.5%	0	Yes
3/15/06	MRV Communications, Inc.	$472.4	$74.5	-17.0%	16.0%	0	Yes
3/12/06	Broadwing Corporation	$930.0	$74.0	-18.1%	8.9%	0	Yes
3/7/06	Avanex Corporation	$370.2	$48.2	-19.7%	17.4%	0	Yes
2/22/06	Convera Corporation	$428.7	$38.3	-18.1%	9.8%	0	Yes

		High	$74.5	-0.9%	20.3%	0
		Low	$25.0	-19.7%	3.5%	0
		Median	$37.1	-14.7%	12.0%	0
		Mean	$42.2	-13.1%	12.7%	0

Source: Placement Tracker, SEC Filings and CapitalIQ.

(1)	Market capitalization as of the date of the issuance.
(2)	Includes warrants.

Convertible Preferred Stock PIPES

(dollars in millions)

Issue Date	Company Name	Mkt. Cap (1)		Gross Proceeds	Div. Rate		Conv. Premium/ (Discount)	% Ownership (2)		Board Seats		Voting Rights	Standstill (years)
3/28/07	NextWave Wireless Inc.	$808.9		$355.0	7.500%		12.3%	27.6%		0		Yes	No
10/17/06	Loral Space & Communications Inc.	$538.4		$258.8	7.500%		12.0%	30.0%		1		Yes	0.5
10/17/06	Loral Space & Communications Inc.	$538.4		$41.2	7.500%		12.0%	6.4%		1		Yes	0.5
9/4/06	NYFIX, Inc.	$173.6		$75.0	7.000%		-6.5%	32.5%		2		Yes	5.0
7/3/06	Online Resources Corporation	$263.8		$75.0	8.000%		56.9%	15.3%		1		Yes	No
6/22/06	Blue Coat Systems, Inc.	$216.7		$42.1	0.000%		17.0%	14.1%		1		Yes	No
4/24/06	Endwave Corporation	$154.9		$45.0	0.000%		10.1%	25.5%		1		Yes	2.0
4/23/06	JDA Software Group, Inc.	$433.7		$50.0	0.000%		-4.2%	10.8%		1		Yes	No
2/28/06	HealthSouth Corporation	$2,032.8		$400.0	6.500%		19.4%	14.1%		0		Yes	No
2/17/06	Jefferies Group, Inc.	$3,165.8		$125.0	3.250%		13.8%	3.3%		0		No	No
2/17/06	NeoMedia Technologies, Inc.	$176.6		$22.0	8.000%		35.1%	20.3%		0		Yes	No

		High		$400.0	8.000%		56.9%	32.5%		2			5.0
		Low		$22.0	0.000%		-6.5%	3.3%		0			0.5
		Median		$75.0	7.000%		12.3%	15.3%		1			1.3
		Mean		$135.4	5.023%		16.2%	18.2%		1			2.0

Corresponding Data for the Proposed Investment:
	Palm, Inc.	$1,697.6	(B)	$325.0	0.000	%(C)	14.7%	27.0	%(D)	2	(E)	Yes	3.0	(F)

Source: Placement Tracker, SEC Filings and CapitalIQ.

(1)	Market Capitalization as of the date of the issuance.
(2)	Includes warrants.
(A)	One board seat was given for both financings.
(B)	Market capitalization and stock price as of May 25, 2007.
(C)	Cash dividends will be paid on a quarterly basis in arrears, at an annual rate equal to then current prime rate of JP Morgan Chase N.A. + 400 basis points upon the occurrence and during the continuance of any Triggering Event.
(D)	Based on 103.4 million primary shares outstanding.
(E)	Proportional to the Series B Convertible Preferred Stock beneficial ownership percentage and the number of Board members.
(F)	Minimum of three years.

Other Matters

We engaged Houlihan Lokey pursuant to a letter agreement dated as of May 26, 2007 to provide an opinion to our board regarding the fairness from a financial point of view of the consideration to be received by Palm in exchange for the Purchased Shares. We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers and acquisitions, financial restructuring, tax matters, ESOP and ERISA matters, corporate planning, and for other purposes. We became obligated to pay Houlihan Lokey a fee upon the rendering of its opinion. We have also engaged Houlihan Lokey to provide other advice with respect to the recapitalization pursuant to a separate engagement. Palm has also agreed to indemnify Houlihan Lokey and certain related parties for certain liabilities and to reimburse Houlihan Lokey for certain expenses arising out of its engagements. No portion of the fees payable to Houlihan Lokey pursuant to its engagements is contingent upon the successful completion of the investment or the recapitalization.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Palm or any other party that may be involved in the investment or the recapitalization and their respective affiliates or any currency or commodity that may be involved in the investment or the recapitalization.

Parties to the Merger

Palm, Inc.

Palm, Inc.

950 W. Maude Avenue

Sunnyvale, California 94085

(408) 617-7000

Palm was incorporated in 1992 as Palm Computing, Inc. In 1995, the Company was acquired by U.S. Robotics Corporation. In 1996, the Company sold its first handheld computer, quickly establishing a significant position in the handheld computing industry. In 1997, 3Com Corporation, or 3Com, acquired U.S. Robotics. In 1999, 3Com announced its intent to separate the handheld device business from 3Com’s business to form an independent, publicly-traded company. In preparation for that spin-off, Palm Computing, Inc. changed its name to Palm, Inc., or Palm, and was reincorporated in Delaware in December 1999. In March 2000, Palm sold shares in an initial public offering and concurrent private placements. In July 2000, 3Com distributed its remaining shares of Palm common stock to 3Com stockholders.

In December 2001, Palm formed PalmSource, Inc., or PalmSource, a stand-alone subsidiary for its operating system business. On October 28, 2003, Palm distributed all of the shares of PalmSource common stock held by Palm to Palm stockholders. On October 29, 2003, Palm acquired Handspring, Inc., or Handspring, and also changed the Company’s name to palmOne, Inc., or palmOne. In July 2005, the Company changed its name back to Palm, Inc., or Palm.

Palm, a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information from anywhere. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™ smartphones, Palm Foleo™ mobile companions and Palm handheld computers, as well as software, services and accessories.

Passport Merger Corporation

c/o Palm, Inc.

950 W. Maude Avenue

Sunnyvale, California 94085

(408) 617-7000

Passport Merger Corporation is a Delaware corporation that was incorporated on May 22, 2007 on behalf of Palm solely for the purpose of completing the merger and the related transactions. Passport Merger Corporation has not participated in any activities to date other than activities incident to its formation and the transactions contemplated by the Purchase Agreement. In connection with the merger, Passport Merger Corporation will be merged with and into Palm and its separate existence will cease. As of the date of this proxy statement, Palm is the sole shareholder of Passport Merger Corporation.

Adjustments to Stock Options and Other Equity Awards

Stock Option and Performance Share Awards

Option and performance share awards (individually or together, “awards”) outstanding as of the closing of the Transaction are not entitled to receive the $9.00 per share cash distribution. As a result, our compensation committee believes that the cash distribution will dilute the benefits or potential benefits with respect to those awards. Pursuant to Section 2.6(e) and 2.6(f) of the Purchase Agreement and the terms of Palm’s 1999 Stock Plan, we intend to adjust the exercise prices of all outstanding stock option awards (and, as necessary to preserve intrinsic value, adjust the number of shares of common stock subject to such option awards) and performance share awards using a formula intended to preserve the intrinsic value of those awards, other than those awards held by employees located in certain foreign jurisdictions. For option awards, we calculate intrinsic value by subtracting the option exercise price from the fair market value, and multiplying that amount by the number of shares subject to the award. For performance share awards, we calculate intrinsic value by multiplying fair market value by the number of shares subject to the award. For these purposes, fair market value before the Transaction will be “Pre-Close FMV” (as described below) and fair market value after the Transaction will be “Post-Close FMV” (as described below). The adjustments that Palm makes will depend on two factors: (a) the fair market value of the common stock following the closing of the Transaction (the “Post-Close FMV”); and (b) the per share exercise price of the award pre-transaction in relation to the fair market value of the common stock prior to the closing of the Transaction (the “Pre-Close FMV”).

The adjustment mechanism determined by our compensation committee to preserve the intrinsic value of option awards is as follows:

•	If the exercise price of the option immediately prior to the closing of the Transaction is greater than the difference between the Pre-Close FMV and seventy-five percent (75%) of the Post-Close FMV:

o	the adjusted exercise price of the option post-Transaction will equal the exercise price of the option immediately prior to the closing of the Transaction less the difference between the Pre-Close FMV and the Post-Close FMV, rounded up to nearest whole cent; and

o	the number of shares underlying the option post-Transaction will equal the number of shares underlying the option immediately prior to the closing of the Transaction;

•

If the exercise price of the option immediately prior to the closing of the Transaction is greater than twenty-five percent (25%) of the Pre-Close FMV but less than or equal to the difference between the Pre-Close FMV and seventy-five percent (75%) of the Post-Close FMV:

o	the adjusted exercise price of the option post-Transaction will equal twenty-five percent (25%) of the Post-Close FMV, rounded up to the nearest whole cent; and

o	the number of shares underlying the option post-Transaction will equal the quotient obtained by dividing the Original Intrinsic Value by the difference between the Post-Close FMV and the adjusted exercise price of the option post-Transaction, with such quotient rounded down to the nearest whole share;

•	If the exercise price of the option immediately prior to the closing of the Transaction is less than or equal to twenty-five percent (25%) of the Pre-Close FMV:

o

the adjusted exercise price of the option post-Transaction will equal the quotient determined by dividing the exercise price of the option immediately prior to the closing of the Transaction by a fraction (such fraction, the “Exchange Ratio”), the numerator of which will be the Pre-Close FMV and the denominator of which will be the Post-Close FMV, with such quotient rounded up to the nearest whole cent; and

O

the number of shares underlying the option post-Transaction will equal the product of the number of shares underlying the option pre-Transaction multiplied by Exchange Ratio, with such product rounded down to the nearest whole share.

With respect to performance share awards, the number of shares subject to an award will be adjusted to equal the product of the number of shares subject to the award pre-Transaction multiplied by the Exchange Ratio, with such product rounded down to the nearest whole share.

For purposes of the adjustments, the term “Original Intrinsic Value” means the product obtained by multiplying (i) the difference between Pre-Close FMV and the pre-Transaction exercise price per share by (ii) the pre-Transaction number of shares subject to the award. For purposes of determining the Pre-Close FMV, the fair market value will equal the volume-weighted-average sales price of a share of Palm common stock during the two-trading-day period ending on the closing date of the Transaction (unless the closing date occurs on a date that is not a trading day, in which case it will be the two trading days immediately preceding the closing date). For purposes of determining the Post-Close FMV (and therefore, calculating the intrinsic value after the Transaction), the fair market value will equal the volume-weighted-average sales price of a share of common stock during the two trading days beginning immediately following the closing date of the Transaction.

To illustrate the application of the adjustment mechanism for option and performance share awards, assume that Pre-Close FMV equals $17.50 per share, which is the closing sale price of common stock on June 15, 2007, and that Post-Close FMV equals $8.50 per share. Of course, Pre-Close FMV and Post-Close FMV can only be determined following the closing of the Transaction, and the difference between Pre-Close FMV and Post-Close FMV may be equal to, more or less than $9.00 per share. The Pre-Close FMV and Post-Close FMV assumed in the following examples are for illustrative purposes only.

Option Award Adjustment Examples

Example 1:

Pre-Close Options	Pre-Close Exercise Price/Share	Pre-Close Intrinsic Value	Post-Close Options	Post-Close Exercise Price/Share	Post-Close Intrinsic Value
1,000	$15.00	$2,500	1,000	$6.00	$2,500

Example 2:

Pre-Close Options	Pre-Close Exercise Price/Share	Pre-Close Intrinsic Value	Post-Close Options	Post-Close Exercise Price/Share	Post-Close Intrinsic Value
1,000	$8.00	$9,500	1,491	$2.13	$9,498

Example 3:

Pre-Close Options	Pre-Close Exercise Price/Share	Pre-Close Intrinsic Value	Post-Close Options	Post-Close Exercise Price/Share	Post-Close Intrinsic Value
1,000	$4.00	$13,500	2,061	$1.95	$13,500

Performance Share Award Example

Pre-Close Shares	Pre-Close Intrinsic Value	Post-Close Shares	Post-Close Intrinsic Value
1,000	$17,500	2,058	$17,493

In determining the mechanism to adjust outstanding option and performance share awards to preserve the intrinsic value of such awards following the cash distribution, our compensation committee took into account:

•	the goal of maintaining the pre-Transaction intrinsic value of each award;

•	the nature of the cash distribution prompting the need to make the adjustments and the effect of the cash distribution on shares of Palm common stock held by our stockholders;

•	limiting the dilution that Palm stockholders would incur as a result of such adjustments; and

•	limiting adverse tax treatment for the holders of our option and performance share awards.

We are seeking approval of amendments to the Handspring 1999 Equity Incentive Plan, the Handspring 1999 Executive Equity Incentive Plan, the Handspring 2000 Equity Incentive Plan, and the Palm 2001 Stock Option Plan for Non-Employee Directors, to permit the same option adjustments that will be applied under Palm’s 1999 Stock Plan described above. There are no outstanding performance share awards under those four equity plans. See Proposal Nos. 4 through 7 beginning on page 85 for a more detailed discussion. If stockholders do not adopt the amendments to such plans, the outstanding option and performance share awards under those plans will not be adjusted as described above; in which case, Palm intends to grant additional equity awards to affected persons to maintain the intrinsic value of their pre-Transaction awards.

Restricted Stock

Holders of restricted stock will be entitled to receive the cash distribution if and when their shares of restricted stock vest and are no longer subject to our right of repurchase. As a result, restricted stock will not be adjusted in connection with the cash distribution.

Interests of Palm’ s Executive Officers and Directors in the Transaction

When you are considering our board of directors’ recommendation to vote in favor of the proposals presented in this proxy statement, you should be aware that Palm’s directors and executive officers have interests in the Transaction which may be in addition to, or different from, your interests. The board of directors was aware of these factors and considered them, among other matters, in approving the Purchase Agreement, the transactions contemplated thereby, the proposed Certificate of Amendment and the Plan Amendments. These interests are described below.

Indemnification and Insurance

Palm has agreed to provide its directors and executive officers with customary indemnification and insurance coverage.

Adjustments to Outstanding Equity Awards

To illustrate the application of the adjustments to the options and performance shares held by the executive officers and directors of Palm, assume that Pre-Close FMV equals $17.50, and that Post-Close FMV equals $8.50, or the Pre-Close FMV minus $9.00. Of course, Pre-Close FMV and Post-Close FMV can only be determined following the closing of the Transaction and may not approximate the Pre-Close FMV or Post-Close FMV assumed for illustration purposes herein.

Stock Options

The table below demonstrates the effect of the adjustments on the aggregate number of stock options held by each executive officer and director and the weighted average exercise price per share of such options as of June 1, 2007.

Name	Options	Weighted Average Exercise Price Per Share	Adjusted Options	Weighted Average Exercise Price (post-adjustment)
Eric A. Benhamou	507,880	$15.05	709,866	$6.75
Gordon Campbell	108,232	$34.89	112,756	$25.19
William T. Coleman	60,000	$14.92	60,000	$5.92
Donna L. Dubinsky	136,000	$12.04	158,417	$3.82
Bruce W. Dunlevie	140,000	$12.13	162,417	$3.88
Robert C. Hagerty	77,000	$14.19	77,000	$5.20
D. Scott Mercer	86,000	$14.17	86,000	$5.17
Mark S. Bercow	260,000	$11.75	261,726	$2.80
Andrew J. Brown	560,000	$16.06	560,000	$7.06
Edward T. Colligan	1,665,202	$10.41	2,182,826	$3.10
Mary E. Doyle	230,205	$12.01	271,479	$3.85
Michael R. Farese	300,000	$18.03	300,000	$9.03
Charles J. Hartnett	293,886	$12.74	316,232	$4.08
Brodie C. Keast	300,000	$13.99	300,000	$4.99
Renata A. Lane	260,000	$15.68	260,000	$6.69
Ronald R. Rhodes	220,000	$17.60	220,000	$8.60

Performance Shares

The table below demonstrates the effect of the adjustments on the aggregate number of performance shares held by each executive officer and director as of June 1, 2007.

Name	Performance Shares	Adjusted Performance Shares
Eric A. Benhamou	4,000	8,235
Gordon Campbell	4,000	8,235
Donna L. Dubinsky	4,000	8,235
Bruce W. Dunlevie	4,000	8,235
Robert C. Hagerty	4,000	8,235
D. Scott Mercer	4,000	8,235
Michael R. Farese	36,667	75,490
Brodie C. Keast	15,000	30,882

Other than as set forth above, no director or executive officer of Palm has any direct or indirect material interest in the Transaction, except insofar as ownership of Palm common stock might be deemed such an interest. See “Stock Ownership of Certain Beneficial Owners and Management of Palm” beginning on page 140.

Directors and Management of Palm Following the Transaction

Composition of Palm Board of Directors Following the Completion of the Transaction

Palm’s board of directors is currently comprised of eight directors and divided into three classes, with each class serving a staggered three-year term. Immediately following consummation of the Transaction, our board of directors will continue to be classified into three classes of common stock directors, with each class serving staggered, three-year terms, and two Series B Directors designated by Elevation. The board of directors will be increased to nine members. Upon the completion of the Transaction, Jonathan Rubinstein will join our board of directors as a Class III common stock director with a term expiring at the annual meeting in 2008, and Fred Anderson and Roger McNamee will join our board of directors as Series B directors. Eric Benhamou and D. Scott Mercer have indicated that they will resign from the board of directors upon the closing of the Transaction.

The holders of a majority of the Series B Convertible Preferred Stock will have the right to designate a number of directors proportional to Elevation’s percentage of beneficial ownership of Palm’s common stock on an as-converted basis for as long as at least 162,501 shares of Series B Convertible Preferred Stock remain outstanding and held by Elevation and related entities as set forth in the certificate of designation and the Stockholders’ Agreement. The initial designees of the Series B Convertible Preferred Stock will be Roger McNamee and Fred Anderson.

At such time as 162,500 or fewer shares of Series B Convertible Preferred Stock are held by Elevation and related entities, Elevation and its permitted transferees will no longer have the right to directly designate directors, but will have the right to designate a number of directors for nomination at each annual or special meeting of stockholders at which directors are to be elected proportional to Elevation’s percentage of beneficial ownership of Palm common stock and Palm will nominate and recommend such directors for election.

The certificate of designation and the Stockholders’ Agreement also set forth procedures by which vacancies will be filled. See “Certain Agreements Related to the Transaction—Certificate of Designation of Series B Convertible Preferred Stock” and —Stockholders’ Agreement beginning on pages 64 and 68, respectively.

Biographical Information Regarding Directors of Palm Following Completion of the Transaction

Biographical and other information concerning Palm’s current directors, including Gordon A. Campbell, William T. Coleman, Edward T. Colligan, Donna Dubinsky, Bruce Dunlevie and Robert C. Hagerty is included in “Proposal No. 8, Election of Two Class II Directors” beginning on page 104.

The following table sets forth information regarding the other proposed members of the board of directors of Palm following the completion of the Transaction:

Name	Age	Experience
Fred Anderson	63	Fred Anderson has served as a director of eBay since July 2003. Mr. Anderson has been a managing director and co-founder of Elevation Partners, a private equity firm focused on the media and entertainment industry, since July 2004. From March 1996 to June 2004, Mr. Anderson served as Executive Vice President and Chief Financial Officer of Apple Computer, Inc., a manufacturer of personal computers and related software. Prior to joining Apple, Mr. Anderson was Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc., an electronic transaction processing firm, from August 1992 to March 1996. On April 24, 2007, the SEC filed a complaint against Mr. Anderson and another former officer of Apple Inc. The complaint alleged that Mr. Anderson failed to take steps to ensure that the accounting for an option granted in 2001 to certain executives of Apple, including himself, was proper. Simultaneously with the filing of the complaint, Mr. Anderson settled with the SEC, neither admitting nor denying the allegations in the complaint. In connection with the settlement, Mr. Anderson agreed to a permanent injunction from future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Section 16(a) of the Exchange Act and Rules 13b2-2 and 16a-3 thereunder, and from aiding and abetting future violations of Sections 13(a), 13(b)(2)(A), 13(b)(2)(B) and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 14a-9 thereunder. He also agreed to disgorge approximately $3.5 million in profits and interest from the option he received and to pay a civil penalty of $150,000. Under the terms of the settlement, Mr. Anderson may continue to act as an officer or director of public companies. Mr. Anderson also serves on the board of directors of Move, Inc. and eBay, Inc. Mr. Anderson holds a B.A. degree from Whittier College and an M.B.A. from the University of California, Los Angeles.

Roger McNamee	51	Mr. McNamee co-founded and has been a managing director of Elevation Partners, L.P., since July 2004. Prior to joining Elevation, Mr. McNamee was a co-founder of Silver Lake Partners, a private equity firm, where he is also an advisory director. In 1991, Mr. McNamee co-founded the investment firm Integral Capital Partners, where he is currently an advisory director of the general partner of Integral’s most recent investment fund and continues as a managing member of the general partner of its previous investment funds. Prior to founding Integral, Mr. McNamee managed the T. Rowe Price Science & Technology Fund and co-managed the T. Rowe Price New Horizons Fund. Mr. McNamee currently serves on the boards of directors of Move, Inc. and Forbes, Inc.

Jonathan Rubinstein	51	Mr. Rubinstein was most recently senior vice-president and general manager of Apple’s iPod division, until his departure from the company in 2006. Mr. Rubinstein joined Apple as senior vice-president of hardware engineering in 1997. Prior to joining Apple, Mr. Rubinstein spent two decades at a variety other computer companies, including Hewlett-Packard and NeXT, and started his own computer company, Firepower Systems Inc. Mr. Rubinstein currently serves as chairman of the board of directors of Immersion Corporation.

Management of Palm Following Completion of the Transaction

We expect that Mr. Colligan will continue to serve as president and chief executive officer of Palm and that Mr. Rubinstein will serve as executive chairman of Palm’s board of directors. We do not expect to make other changes to the executive officers of Palm in connection with the Transaction.

Certain Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material United States federal income tax consequences of the cash distribution that are generally applicable to holders of Palm capital stock. Stockholders should be aware that the following discussion assumes that such stockholders hold their shares of capital stock as capital assets. This discussion does not deal with all federal income tax considerations that may be relevant to the stockholders in light of their particular circumstances, including stockholders who are foreign persons. In addition, the following discussion does not address the tax consequences of the cash distribution under foreign, state or local tax laws.

We do not have accumulated earnings and profits and do not expect to have current earnings and profits for the fiscal year ending May 30, 2008 for U.S. federal income tax purposes. Therefore, the cash distribution is expected to be treated as a return of capital for tax purposes rather than as a dividend. Assuming for U.S. federal income tax purposes that we do not have current earnings and profits for our fiscal year ending May 30, 2008, and therefore that no amount of the distribution will constitute a dividend, any stockholder with a tax basis in his or her stock that is less than the amount of the distribution will generally be taxable on such excess as either long-term or short-term capital gain, depending on such stockholder’s holding period in the stock. Capital gain will be long-term if the stockholder’s holding period for his or her common stock is more than one year. For non-corporate stockholders, including individuals, long-term capital gain generally is subject to a maximum tax rate of 15% under current law.

Generally, information reporting requirements will apply to the payment of the cash distribution. Therefore, even though we believe that we will not have current earnings and that the cash distribution will not be taxable for certain stockholders as described above, we or our paying agent may be required to collect backup withholding at a rate of 28% unless the stockholder provides us with its correct taxpayer identification number and certifies that such holder is not subject to or is exempt from backup withholding. Certain holders, including corporations, are generally exempt from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules from a payment to a stockholder of Palm will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle the holder to a refund provided that such holder furnishes the required information to the IRS in a timely manner.

Similarly, the payment of the cash distribution to non-U.S. holders of Palm’s common stock may be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the U.S. and the non-U.S. holder’s country of tax residence unless the beneficial owner certifies, under penalties of perjury, among other things, its status as a non-U.S. holder (and we or our paying agent do not have actual knowledge or reason to know the holder is a United States person) or otherwise establishes an exemption. Such withholding is not an additional tax. To the extent amounts are withheld from the payment of a cash distribution that is not a dividend (i.e. a distribution other than from current earnings and profits) to a non-U.S. holder that is not otherwise subject to U.S. tax, such withheld tax can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Because individual tax circumstances vary, you should consult your own tax advisor as it relates to your particular tax situation.

Regulatory Matters Related to the Transaction

Palm and Elevation are required, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, to notify and furnish required information to the Antitrust Division of the U.S. Department of Justice and to the

U.S. Federal Trade Commission prior to completing the Transaction. All such notifications have been made and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired.

Appraisal Rights

Holders of Palm common stock who dissent and do not vote in favor of Proposal No. 2, which includes approval of the merger of Passport Merger Corporation with and into Palm, or the merger, are entitled to certain appraisal rights under Delaware law in connection with the merger, as described below and in Appendix K hereto. Such holders who perfect their appraisal rights and follow certain procedures in the manner prescribed by Section 262 of the Delaware General Corporation Law will be entitled to have their shares repurchased by Palm for cash. ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW APPENDIX K CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

The record holders of the shares of Palm common stock that elect to exercise their appraisal rights with respect to the merger are referred to herein as “Dissenting Stockholders,” and the shares of Palm common stock with respect to which they exercise appraisal rights are referred to herein as “Dissenting Shares.” If a stockholder has a beneficial interest in shares of Palm common stock that are held of record in the name of another person, such as a broker or nominee, and such stockholder desires to perfect whatever appraisal rights the beneficial holder may have, the beneficial holder must act promptly to cause the holder of record timely and properly to follow the steps summarized below.

A VOTE IN FAVOR OF PROPOSAL NO. 2 BY A PALM STOCKHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER’S RIGHT TO APPRAISAL RIGHTS.

Appraisal Rights Under Delaware Law

When the merger becomes effective, holders of Palm common stock who comply with the procedures prescribed in Section 262 of the Delaware General Corporation Law, will potentially be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive payment of the fair value of their shares in cash from Palm. The following is a brief summary of the statutory procedures that must be followed by a stockholder of Palm in order to perfect appraisal rights under the Delaware General Corporation Law. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the text of which is included as Appendix K to this Proxy Statement. We advise any stockholder considering demanding appraisal to consult legal counsel.

In order to exercise appraisal rights under Delaware law, a stockholder must be the holder of record of the shares of Palm stock as to which appraisal rights are to be exercised on the date that the written demand for appraisal described below is made, and the stockholder must continuously hold such shares through the effective date of the merger.

Stockholders electing to exercise their appraisal rights under Section 262 must not vote in favor of approval of the merger (Proposal No. 2). A vote by a stockholder against approval of the merger is not required in order for that stockholder to exercise appraisal rights.

Within ten (10) days after the effective time of the merger, Palm must provide notice of the date of effectiveness of the merger to all stockholders who have not voted for adoption of the Purchase Agreement.

A stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to:

Palm, Inc.

950 W. Maude Avenue

Sunnyvale, CA 94085

Attn: Corporate Secretary

The written demand for appraisal should specify the stockholder’s name and mailing address and the number of shares of Palm common stock covered by the demand, and should state that the stockholder is thereby demanding appraisal of such stockholder’s shares of Palm common stock in accordance with Section 262. A proxy or vote against the adoption of the Purchase Agreement shall not constitute such a demand.

Within 120 days after the effective date of the merger, any Dissenting Stockholder will be entitled, upon written request, to receive from Palm a statement of the aggregate number of shares of Palm common stock not voted in favor of approval of the merger (Proposal No. 2) and with respect to which demands for appraisal have been received by Palm, and the aggregate number of holders of those shares. This statement must be mailed to the Dissenting Stockholder within ten (10) days after the Dissenting Stockholder’s written request has been received by Palm or within ten (10) days after the date of the effective date of the merger, whichever is later.

Within 120 days after the effective date of the merger, either Palm or any Dissenting Stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of each share of Palm common stock of all Dissenting Stockholders. If a petition for an appraisal is timely filed, then after a hearing on the petition, the Delaware Court of Chancery will determine which of the Dissenting Stockholders are entitled to appraisal rights and will then appraise the shares of Palm common stock owned by those stockholders, by determining the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with the fair rate of interest to be paid, if any, on the amount determined to be the fair value. If no petition for appraisal is filed with the Delaware Court of Chancery by Palm or any Dissenting Stockholder within 120 days after the effective time of the merger, then Dissenting Stockholders’ rights to appraisal will cease and they will be entitled only to receive merger consideration in the merger on the same basis as other stockholders. Inasmuch as Palm has no obligation to file a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and this approval may be conditioned on any terms the Delaware Court of Chancery deems just.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a Dissenting Stockholder, the court may order that all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees, and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of this determination or assessment, each party bears its own expenses. A Dissenting Stockholder who has timely demanded appraisal in compliance with Section 262 of the Delaware General Corporation Law will not, after the effective time of the merger, be entitled to vote the Palm common stock subject to such demand for any purpose or to receive payment of dividends or other distributions on the Palm common stock, except for dividends or other distributions payable to holders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any Dissenting Stockholder will have the right to withdraw such stockholder’s demand for appraisal and to accept the right to receive merger consideration in the merger on the same basis on which Palm common stock is converted into merger consideration in the Merger. After this 60-day period, a Dissenting Stockholder may withdraw his or her demand for appraisal only with the consent of Palm.

Written Demands

When submitting a written demand for appraisal under Delaware law, the written demand for appraisal must reasonably inform Palm of the identity of the stockholder of record making the demand and that the stockholder intends to demand appraisal of such stockholder’s shares of Palm common stock. A demand for appraisal should be executed by or for the stockholder of record, fully and correctly, as that stockholder’s name appears on the stockholder’s stock certificate. If Palm common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed by the fiduciary. If Palm common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, should execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he, she or it is acting as agent for the record owner.

A holder of record who holds Palm common stock as a nominee for other beneficial owners of the shares may exercise appraisal rights with respect to the Palm common stock held for all or less than all beneficial owners of the Palm common stock for which the holder is the record owner. In that case, the written demand must state the number of shares of Palm common stock covered by the demand. Where the number of shares of Palm common stock is not expressly stated, the demand will be presumed to cover all shares of Palm common stock outstanding in the name of that record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand prior to the taking of the vote on the merger.

Stockholders considering whether to seek appraisal should bear in mind that the fair value of their Palm common stock determined under Section 262 of the Delaware General Corporation Law could be more than, the same as or less than the value of the merger consideration in the merger. Also, Palm reserves the right to assert in any appraisal proceeding that, for purposes thereof, the “fair value” of the Palm common stock is less than the value of the merger consideration to be issued in the merger.

The costs and expenses of the appraisal proceeding will be determined by the Court and assessed against Palm unless the Court determines that the Dissenting Stockholder did not act in good faith in demanding payment of the fair value of his shares, in which case such costs and expenses may be assessed against the Dissenting Stockholder.

THE PROCESS OF DISSENTING REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW.

Any stockholder who fails to comply with the requirements of Section 262 of the Delaware General Corporation Law, attached as Appendix K to this Proxy Statement will forfeit his, her or its rights to dissent from the merger and to exercise appraisal rights and will receive merger consideration on the same basis as all other stockholders.

PROPOSAL NO. 1

ISSUANCE OF SERIES B CONVERTIBLE PREFERRED STOCK

Under the terms of the Purchase Agreement, Palm will issue 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns for $325 million. The shares of Series B Convertible Preferred Stock are initially convertible into an aggregate of 38,235,294 shares of common stock, which, on an as-converted basis, represents approximately 27% of the sum of the outstanding shares of common stock as of the record date and the shares of common stock into which the Series B Convertible Preferred Stock is initially convertible. The conversion ratio of the Series B Preferred Stock is subject to adjustment for certain dilutive events.

For a more detailed description of the Purchase Agreement and the transactions contemplated thereby as well as the terms of the Series B Convertible Preferred Stock, see the sections entitled “The Purchase Agreement” and “Certain Agreements Related to the Transaction” beginning on page 53 and page 64, respectively.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary under Rule 4350(i) of the Nasdaq Marketplace Rules to approve the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns in accordance with the terms of the Purchase Agreement. The approval of Proposal No. 1 is a condition to the Transaction, including the cash distribution, and thus a vote against Proposal No. 1 effectively will be a vote against the Transaction, including the cash distribution.

The Palm board of directors has unanimously approved the issuance of the shares of Series B Convertible Preferred Stock pursuant to the terms of the Purchase Agreement. Based on Palm’s reasons for the Transaction described in this proxy statement, the board of directors of Palm believes that the approval of the issuance of the shares of Series B Convertible Preferred Stock in accordance with the Purchase Agreement is in the best interests of Palm and its stockholders and unanimously recommends that you vote “FOR” approval of the issuance of the shares of Series B Convertible Preferred Stock in accordance with the Purchase Agreement.

PROPOSAL NO. 2

THE PURCHASE AGREEMENT

Under the terms of the Purchase Agreement, Palm will issue 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns for $325 million, and Passport Merger Corporation, a wholly-owned subsidiary of Palm, will merge with and into Palm, with Palm as the surviving corporation in the merger, pursuant to which each holder of common stock at the effective time of the merger will be entitled to receive, in exchange for each share of Palm common stock held by such stockholder at the effective time of the merger, one new share of Palm common stock and $9.00 per share without interest. Stockholders will not be required to surrender certificates evidencing their shares of common stock in connection with the merger. Instead, each certificate representing a share of common stock exchanged in the merger will thereafter continue to represent the same number of shares of common stock after the merger. Stockholders are being asked to adopt the Purchase Agreement.

For a more detailed description of the Purchase Agreement and the transactions contemplated thereby, see the section entitled “The Purchase Agreement” beginning on page 53.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required pursuant to Section 251 of the Delaware General Corporation Law to adopt the Purchase Agreement. The approval of Proposal No. 2 is a condition to the consummation of the Transaction, including the cash distribution, and thus a vote against Proposal No. 2 effectively will be a vote against the Transaction, including the cash distribution.

The Palm board of directors has unanimously approved the Purchase Agreement. Based on Palm’s reasons for the Transaction described in this proxy statement, the board of directors of Palm believes that the adoption of the Purchase Agreement is in the best interests of Palm and its stockholders and unanimously recommends that you vote “FOR” adoption of the Purchase Agreement.

THE PURCHASE AGREEMENT

The following is a summary of selected provisions of the Purchase Agreement. While Palm believes this description covers the material terms of the Purchase Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Purchase Agreement which is attached to this proxy statement as Appendix A and is incorporated by reference in this proxy statement. We urge you to read the entire Purchase Agreement carefully.

The description of the Purchase Agreement in this proxy statement has been included to provide you with information regarding its terms. The Purchase Agreement contains representations and warranties made by Palm and Elevation as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to specified exceptions and qualifications agreed to by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to Palm, or may have been agreed to for the purpose of allocating risk between the parties rather than establishing matters as facts.

The Share Purchase and the Merger

Under the terms of the Purchase Agreement, Palm will issue 325,000 shares of Series B Convertible Preferred Stock to Elevation and/or its permitted assigns for $325 million, and Passport Merger Corporation, a wholly-owned subsidiary of Palm, will merge with and into Palm, with Palm as the surviving corporation in the merger, pursuant to which each holder of common stock at the effective time of the merger will exchange one share of common stock for a new share of common stock and receive $9.00 per share without interest for each share of common stock held by such stockholder at the effective time of the merger. Stockholders will not be required to surrender certificates evidencing their shares of common stock in connection with the merger. Instead, each certificate representing a share of common stock exchanged in the merger will thereafter continue to represent the same number of shares of common stock after the merger.

Closing

Unless the parties agree otherwise, the share purchase and the merger will close at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, no later than the second business day after the satisfaction or waiver of all closing conditions except for the conditions that, by their terms, are to be satisfied at the closing. See “The Purchase Agreement—Conditions to the Closing” beginning on page 60.

Adjustment of Stock Options and Other Equity Awards

For a description of adjustments to outstanding stock options and other equity awards pursuant to the Purchase Agreement, see “The Transaction—Adjustments to Stock Options and Other Equity Awards” beginning on page 41.

Representations and Warranties

The Purchase Agreement contains representations made by Palm to Elevation relating to a number of matters, including the following:

•	corporate authority to enter into the Purchase Agreement and the other Transaction Agreements and the enforceability of the Purchase Agreement and the other Transaction Agreements against Palm;

•	the vote of stockholders necessary to approve the Purchase Agreement, the issuance of the Series B Convertible Preferred Stock, the Certificate of Amendment and the Plan Amendments;

•

absence of conflicts with the certificate of incorporation or bylaws, laws or material contracts as a result of entering into and consummating the transactions contemplated by the Purchase Agreement, or the creation of any lien upon the assets of Palm or its subsidiaries;

•	absence of consents required by governmental authorities in connection with the Purchase Agreement or the transactions contemplated thereby;

•	organization and good standing of Palm and its subsidiaries;

•	ownership of subsidiary securities;

•	outstanding shares of capital stock and other securities of Palm and authorization of the Purchased Shares;

•	exemption from registration of the Purchased Shares;

•	compliance with the rules and regulations of the SEC with respect to the reports filed by Palm with the SEC;

•

the accuracy and conformity to generally accepted accounting principles (“GAAP”) of Palm’s financial statements filed with the SEC, the maintenance of internal accounting controls and the absence of off-balance sheet arrangements;

•	the absence of undisclosed liabilities;

•	the absence of certain changes with respect to the business of Palm and its subsidiaries since March 2, 2007;

•	the existence, validity and absence of defaults with respect to certain material contracts;

•	title to real and personal property, sufficiency of owned and leased property, and validity and enforceability of leases relating to leased property;

•	rights with respect to intellectual property and absence of infringement of the intellectual property rights of others;

•	tax matters;

•	labor and employment matters;

•	possession of permits;

•	compliance with laws;

•	compliance with environmental laws;

•	absence of litigation;

•	insurance coverage;

•	absence of related party transactions;

•	brokers and finders;

•	operations of Passport Merger Corporation;

•	solvency of Palm at the effective time of the merger;

•	the amendment to Palm’s preferred stock rights agreement;

•	the accuracy of the debt commitment letter;

•	the inapplicability of state anti-takeover statutes; and

•	the accuracy of the proxy statement and other SEC filings made by Palm.

The Purchase Agreement contains representations made by Elevation to Palm relating to a number of matters, including the following:

•	organization, qualification to do business and good standing of Elevation;

•	authority to enter into the Purchase Agreement and the other Transaction Agreements and the enforceability of the Purchase Agreement and the other Transaction Agreements against Elevation;

•	absence of consents required by governmental authorities in connection with the Purchase Agreement or the transactions contemplated thereby;

•	absence of litigation;

•	accuracy of filings made by Elevation with the SEC and information provided by Elevation to Palm for inclusion in the proxy statement;

•	ownership of Palm common stock by Elevation within the last three years;

•	the purchase of the Purchased Shares for its own account;

•	an acknowledgment that the Purchased Shares will be restricted securities and subject to the Stockholders’ Agreement;

•	an acknowledgment that the Purchased Shares will contain certain legends;

•	brokers and finders; and

•	sufficiency of funds to purchase the Purchased Shares.

Some of these representations and warranties are subject to specified exceptions and qualifications. In addition, some of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the Purchase Agreement, a “material adverse effect” with respect to Palm, means a material adverse effect to the business, operations, assets, liabilities, financial condition, or results of operations of Palm and its subsidiaries, taken as a whole, except with respect to changes resulting from or arising out of any of the following:

•

general economic conditions, general conditions in the financial markets and general political conditions that do not have a substantially disproportionate impact on Palm compared to other companies similarly situated with Palm in the industries or geographies in which Palm operates;

•

general conditions in the industries in which Palm operates, to the extent that such conditions do not have a substantially disproportionate impact on Palm compared to other companies similarly situated with Palm in the industries or geographies in which Palm operates;

•

conditions arising out of acts of terrorism, war or natural disasters that do not have a substantially disproportionate impact on Palm compared to other companies similarly situated with Palm in the industries or geographies in which Palm operates;

•	the announcement or pendency of the Purchase Agreement or the transactions contemplated thereby;

•	compliance with the terms of the Purchase Agreement;

•	the taking of any action outside the ordinary course of business at the request of Elevation or the failure to take any action required by the Purchase Agreement with the consent of Elevation;

•	any changes in law or in GAAP;

•	changes in Palm’s stock price or trading volume in and of itself;

•	any failure by Palm to meet analyst expectations;

•	any legal proceedings brought by Palm stockholders related to the Purchase Agreement or the transactions contemplated thereby; and

•	the announcement or introduction of third party products.

The representations and warranties in the Purchase Agreement generally will not survive the closing, except that the representations and warranties of Palm with respect to authorization, vote of stockholders required, the validity of the Purchased Shares and the shares of common stock issuable upon conversion of the Purchased Shares, the absence of any untrue statements of material facts or omissions in Palm’s reports filed with the SEC, the compliance of the reports Palm files with the SEC with SEC rules and regulations, the accuracy and conformity to GAAP of Palm’s financial statements filed with the SEC, the operations of Passport Merger Corporation, and the inapplicability of state anti-takeover statutes, will survive until the expiration of the statute of limitations with respect thereto.

Certain Covenants and Agreements

Conduct of Palm’s Business Prior to the Closing

During the period from the signing of the Purchase Agreement until the earlier of the termination of the Purchase Agreement and the closing, Palm has agreed to carry on its business in the ordinary course in compliance with applicable laws and will not, without the prior written consent of Elevation:

•

amend or modify its certificate of incorporation or bylaws in a manner that, if amended after the closing, would require the approval of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock;

•

declare or pay dividends, split, adjust, combine or reclassify shares of capital stock, repurchase or redeem shares of capital stock, or take any action that would result in an adjustment to the conversion price of the Series B Convertible Preferred Stock if it occurred after the closing;

•	increase the authorized number of directors on the board of directors to greater than nine, or change the structure of the board of directors;

•

amend or alter the rights, preferences or privileges of the common stock or Series B Convertible Preferred Stock or designate or amend the rights, preferences or privileges of any other series of preferred stock;

•

issue, sell or commit to issue or sell securities other than with respect to the conversion or exercise of securities outstanding on the date of the Purchase Agreement, grants to newly hired employees in the ordinary course of business, and grants to other employees and service providers that do not exceed 300,000 shares of common stock in the aggregate;

•

incur additional indebtedness in excess of an amount equal to the amounts which Palm may borrow under its existing credit facilities as of the date of the Purchase Agreement except indebtedness incurred to refinance, replace or restructure existing indebtedness in an amount not to exceed the principal, plus premium and accrued interest on such existing indebtedness;

•

make filings in respect of bankruptcy, moratorium or reorganization, make an assignment for the benefit of creditors, or consent to the appointment of a custodian or trustee with respect to substantial assets;

•	dissolve, liquidate or wind-up;

•	amend or modify any stock plan, or adopt a new equity compensation plan;

•	acquire any person or persons for consideration in the aggregate exceeding $30 million;

•	enter into any merger or consolidation in which Palm is not the surviving corporation or in which common stock is converted or exchanged;

•	adopt, propose or implement any amendment to Palm’s Preferred Stock Rights Agreement; or

•	authorize any of, commit, or agree to take any of the foregoing actions.

No Solicitation

Palm has agreed to cease all communications with other persons with respect to any covered proposal. The Purchase Agreement precludes Palm and its subsidiaries from authorizing or knowingly permitting any of their respective directors, officers, or other employees, controlled affiliates, or any investment banker, attorney, or other agent, advisor or representative retained by any of them to:

•	initiate, solicit or induce the making of, or knowingly encourage, facilitate or assist the making of, submission of or announcement of, any covered proposal;

•

furnish non-public information to, or afford access to the business, properties, books, records, assets or personnel of Palm or any of its subsidiaries with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, a covered proposal, or the making of any proposal that would reasonably be expected to lead to a covered proposal;

•	participate or engage in discussions with any person with respect to a covered proposal;

•	approve, endorse or recommend a covered proposal; or

•	enter into any letter of intent, memorandum of understanding or contract contemplating or otherwise relating to a covered transaction.

However, prior to the receipt of stockholder approval of the Purchase Agreement and the issuance of the Purchased Shares to Elevation and/or its permitted assigns, the board of directors may, directly or indirectly through agents or other representatives:

•	participate or engage in discussions or negotiations with any person that has made a bona fide written covered proposal; and

•

furnish to any person that has made a bona fide written covered proposal non-public information under terms of a confidentiality agreement that are no less favorable to Palm than the confidentiality agreement it entered into with Elevation if the board of directors determines in good faith, after consultation with legal counsel, that failure to take such action would reasonably be expected to be a breach of its fiduciary duties to stockholders under Delaware law and at least 24 hours prior to engaging in discussions or negotiations with or furnishing non-public information to such person Palm gives written notice to Elevation setting forth the identity of the person and the material terms of the covered proposal, and of Palm’s intent to engage in discussions with or furnish non-public information to such person and contemporaneously with providing such non-public information to such person, Palm provides such non-public information to Elevation, to the extent that it has not already done so.

In addition, Palm is required to provide Elevation written notice if any director or executive officer becomes aware of the receipt by Palm of any covered proposal, any request for information that would reasonably be expected to lead to a covered proposal, or any inquiry with respect to, or which could reasonably be expected to lead to a covered proposal, the terms and conditions of the covered proposal, request or inquiry and the identity of the person making the covered proposal, request or inquiry, and the status and terms of and negotiations to any covered proposal.

A covered proposal means an offer or proposal to engage in a covered transaction and a covered transaction means any transaction or series of related transaction involving:

•

the issuance, purchase or other acquisition by a person or group of beneficial ownership of more than 15% of the common stock or of the total outstanding shares of any other class of equity or voting securities of Palm or one of its significant subsidiaries;

•	a merger, reorganization, consolidation, or other business combination, recapitalization or similar transaction involving Palm pursuant to which either the stockholders immediately preceding the transaction fail to hold less than 80% of the voting equity interests in the surviving entity or the shares of common stock are converted into, exchanged for or have the right to receive any consideration other than common stock of the surviving entity or parent thereof;

•	a sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the consolidated assets of Palm;

•	a liquidation, dissolution or other winding-up of Palm;

•	the declaration or payment of any extraordinary dividend, return of capital or other distribution with respect to the common stock or any other class of equity or voting securities of Palm; or

•

payment on the account of the purchase, retraction, cancellation, redemption, retirement, or other extinguishment of more than 10% of the common stock outstanding or more than 10% of the total outstanding shares of any other class of equity or voting securities of Palm.

Board of Directors’ Recommendation

Palm has agreed that its board of directors shall recommend approval of the Purchase Agreement and the issuance of the Purchased Shares to Elevation and/or its permitted assigns and not withhold, withdraw, amend or modify in a manner adverse to Elevation, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Elevation, such recommendation or authorize an officer to effect an alternative transaction. However, at any time prior to receipt of stockholder approval of the Purchase Agreement and the issuance of the Purchased Shares to Elevation and/or its permitted assigns, the board of directors may change its recommendation and enter into an alternative transaction if the board of directors determines in good faith, after consultation with legal counsel, that the failure to change its recommendation or to effect an alternative transaction would reasonably be expected to be a breach of its fiduciary duties under Delaware law and prior to changing its recommendation or effecting an alternative transaction, the board of directors gives Elevation 72 hours prior notice and the opportunity to meet with Palm and its outside counsel for the purposes of enabling Elevation and Palm to discuss in good faith proposed modifications to the terms of the Purchase Agreement or the transactions contemplated thereby.

An alternative transaction means any transaction or series of related transaction involving:

•

the issuance, purchase or other acquisition by a person or group of beneficial ownership of more than 15% of the common stock or of the total outstanding shares of any other class of equity or voting securities of Palm or one of its significant subsidiaries;

•

a merger, reorganization, consolidation, or other business combination, recapitalization or similar transaction involving Palm pursuant to which either the stockholders immediately preceding the transaction fail to hold less than 80% of the voting equity interests in the surviving entity or the shares of common stock are converted into, exchanged for or have the right to receive any consideration other than common stock of the surviving entity or parent thereof;

•	a sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the consolidated assets of Palm; or

•	a liquidation, dissolution or other winding-up of Palm.

Stockholders’ Meeting

The Purchase Agreement requires Palm to hold a stockholders’ meeting to approve the Purchase Agreement and the issuance of the Purchased Shares to Elevation and/or its permitted assigns as promptly as practicable, except that Palm may postpone or adjourn a stockholders’ meeting if:

•	there are insufficient shares present in person or represented by proxy at the meeting to conduct business at the meeting;

•	Palm is required to postpone the meeting under applicable law, order or at the request of the SEC or its staff; or

•

Palm determines in good faith that it is necessary or appropriate to postpone or adjourn the meeting to give stockholders sufficient time to evaluate any information or disclosure that Palm has sent to stockholders or otherwise made available to stockholders by issuing a press release, making filings with the SEC or otherwise.

Debt Financing

The Purchase Agreement requires Palm to use its reasonable best efforts to obtain the debt financing on the terms set forth in the commitment letter from JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., and Morgan Stanley Senior Funding, Inc. dated June 1, 2007. The commitment letter contemplates that at the closing of the Transaction, Palm will obtain a senior secured term loan in the principal amount of $400 million and a revolving credit facility for up to an additional $40 million. The proceeds from the $400 million secured term loan will be used to pay a portion of the cash distribution.

Without the prior written consent of Elevation, Palm has agreed not to amend or modify the commitment letter in a manner that is materially less favorable to Palm. In the event that the financing contemplated by the commitment letter becomes unavailable on the terms and conditions contemplated by the commitment letter, Palm has agreed to promptly use its reasonable best efforts to obtain alternative financing on terms that are no less favorable in any material respect than the financing contemplated by the commitment letter and that provides financing in an aggregate principal amount that is no less than the financing contemplated in the commitment letter.

Indemnification

Palm has agreed to defend, indemnify and hold harmless Elevation and its affiliates, each director, officer, member, partner, employee and agent of such person against any damages arising out of or resulting from any allegation or claim commenced or made by any holder of Palm securities relating to the Purchase Agreement or the transactions contemplated thereby, unless the damages are judicially determined to have arisen primarily from such person’s acts or omissions that are in bad faith or that constitute willful misconduct. Elevation shall not consent to the entry of a judgment against it in connection with the Purchase Agreement or the transactions contemplated thereby without the express written consent of Palm, which it shall not unreasonably withhold.

Capital

Promptly following the closing, Palm has agreed to, by resolution of its board of directors, determine that the capital of the Purchased Shares shall be equal to the aggregate par value of the Purchased Shares and that the excess of the amount of the Purchased Shares over the amount determined to be capital shall be deemed surplus under Delaware law.

Rights Plan Amendment

Palm has agreed to amend its Preferred Stock Rights Agreement with Computershare Trust Company in the manner specified in the Stockholders’ Agreement. See “Certain Agreements Related to the Transaction—Stockholders’ Agreement” beginning on page 68 for a more detailed discussion.

Reasonable Best Efforts Covenant

Palm and Elevation have agreed to use their reasonable best efforts to consummate the transactions contemplated by the Purchase Agreement, including to:

•	cause the conditions to closing to be satisfied;

•	obtain all necessary consents and waivers and make all necessary filings; and

•	execute and deliver additional instruments reasonably necessary to consummate the transactions contemplated by the Purchase Agreement.

However, neither party is required to contest any judicial or administrative action concerning an antitrust law and Palm shall not be required to agree to a divestiture of its assets.

Notification of Certain Matters

Palm and Elevation have agreed that they shall notify each other of any event known to them, the occurrence or non-occurrence of which would reasonably be expected to cause a representation or warranty made by them to be untrue, or the failure to comply with any covenant under the Purchase Agreement.

Other Covenants

Palm has agreed to other covenants regarding the provision of access to Elevation and its representatives. Elevation has agreed to other covenants regarding the payment of the purchase price for the Purchased Shares and not to convert the Purchased Shares into common stock prior to the merger. Palm and Elevation have agreed to other covenants relating to the filing of this proxy statement, anti-takeover laws, the making of certain filings with governmental authorities, publicity, and the confidentiality agreement between the parties.

Conditions to Closing

Conditions to Each Party’s Obligation

It is a condition to Palm’s and Elevation’s obligation to consummate the transactions contemplated by the Purchase Agreement that:

•	Palm’s stockholders have approved the Purchase Agreement and the issuance of the Purchased Shares to Elevation and/or its permitted assigns;

•	any waiting period under the HSR Act has been terminated and all other foreign consents, approvals orders or authorizations have been obtained;

•	no more than 10% of Palm’s outstanding shares shall be dissenting shares under Delaware law;

•	no law or order is in effect prohibiting the consummation of the transactions contemplated by the Purchase Agreement;

•	the Certificate of Designation has been filed with the Secretary of State of Delaware;

•	Palm has received an opinion with respect to its solvency and surplus following the closing;

•	the employment agreements with Jonathan Rubinstein shall be in full force and effect; and

•	the debt financing shall have been obtained concurrently with the sale of the Preferred Shares.

Both Palm and Elevation, in their sole discretion, can waive any or all of the foregoing mutual closing conditions.

Conditions to Elevation’s Obligation

It is a condition to the obligation of Elevation to consummate the transactions contemplated by the Purchase Agreement that:

•

Palm’s representations and warranties shall be true and correct as of the closing, except as would not have a material adverse effect, and except with respect to those representations and warranties that address matters only as of a particular date, which shall have been true as of such date, except as would not have a material adverse effect;

•	Palm shall have complied in all material respects with the covenants required to be complied with prior to the closing;

•	no material adverse effect shall have occurred and be continuing;

•	Elevation shall have received an officer’s certificate from Palm with respect to compliance with the matters described in the preceding two clauses;

•	Palm shall have executed and delivered the Stockholders’ Agreement and the Registration Rights Agreement; and

•	Elevation shall have received a legal opinion from Palm’s legal counsel with respect to the issuance of the Purchased Shares to Elevation and/or its permitted assigns.

Elevation, in its sole discretion, can waive any or all of the foregoing closing conditions. In addition, it is a condition to complete the merger that the sale of the Series B Preferred Stock and the debt financing be completed.

Conditions to Palm’s Obligation

It is a condition to Palm’s obligation to consummate the transactions contemplated by the Purchase Agreement that:

•

Elevation’s representations and warranties shall be true and correct as of the closing, except as would not prevent or materially delay consummation of the transaction contemplated by the Purchase Agreement, and except with respect to those representations and warranties that address matters only as of a particular date, which shall have been true as of such date, except as would not prevent or materially delay consummation of the transaction contemplated by the Purchase Agreement;

•	Elevation shall have complied in all material respects with the covenants required to be complied with prior to the closing;

•	Palm shall have received an officer’s certificate from Elevation with respect to compliance with the matters described in the preceding two clauses; and

•	Elevation shall have executed and delivered the Stockholders’ Agreement and the Registration Rights Agreement.

Palm, in its sole discretion, can waive any or all of the foregoing closing conditions.

Termination

Prior to the closing, the Purchase Agreement may be terminated by:

•	mutual agreement of Palm and Elevation;

•

either Palm or Elevation if the transactions contemplated by the Purchase Agreement have not been consummated by November 30, 2007, except that neither Palm nor Elevation shall have the right to terminate the Purchase Agreement under this clause if that party’s action or failure to act or fulfill an obligation under the Purchase Agreement has been a principal cause in the failure of the transactions to be consummated prior to November 30, 2007;

•	either Palm or Elevation if a law or order is in effect that prohibits the consummation of the transactions contemplated by the Purchase Agreement;

•	either Palm or Elevation if stockholders do not approve the Purchase Agreement or the issuance of the Purchased Shares to Elevation and/or its permitted assigns;

•

Palm if neither it nor Passport Merger Corporation is in material breach of the Purchase Agreement and any of the representations or warranties of Elevation shall have become untrue or Elevation shall have breached its covenants such that the conditions to Palm’s obligation to close shall not be capable of being satisfied by November 30, 2007;

•	Elevation if it not in material breach of the Purchase Agreement and any of the representations or warranties of Palm shall have become untrue or Palm shall have breached its covenants such that the conditions to Elevation’s obligation to close shall not be capable of being satisfied by November 30, 2007;

•

either Palm or Elevation if Palm’s board of directors shall have changed its recommendation with respect to the approval of the Purchase Agreement or the issuance of the Purchased Shares to Elevation and/or its permitted assigns; or

•	Elevation if (any of the following, a “Triggering Event”):

O

within 10 days following the commencement of a tender or exchange offer for common stock the board of directors fails to reaffirm its recommendation to stockholders to approve the Purchase Agreement and the issuance of the Purchased Shares to Elevation and/or its permitted assigns and reject the tender or exchange offer;

O	the board of directors shall have effected, approved or recommended a covered proposal or resolved to effect a covered proposal;

O	Palm shall have failed to recommend in this proxy statement that stockholders approve the Purchase Agreement and the issuance of the Purchased Shares to Elevation and/or its permitted assigns;

O	the board of directors or an authorized executive officer shall have publicly proposed a covered proposal as an alternative to the transactions contemplated by the Purchase Agreement;

O	Palm takes any action to render the preferred stock purchase rights inapplicable to a covered proposal to exempt a covered proposal from Delaware’s anti-takeover statute; or

O	Palm announces its intention to do any of the foregoing.

Palm shall be required to pay Elevation a termination fee of $11 million plus reimbursement of expenses of up to $4 million if:

•

Elevation or Palm shall have terminated the Purchase Agreement because of the failure of stockholders to approve the Purchase Agreement or the issuance of the Purchased Shares to Elevation and/or its permitted assigns or by Elevation as a result of a willful breach of a covenant or agreement by Palm, if, prior to such termination and after the date of the Purchase Agreement, a covered proposal shall have been made and not withdrawn and within 12 months from the date of termination, Palm enters into a definitive agreement for a covered transaction and such covered transaction is consummated;

•

Palm shall have terminated the Purchase Agreement because of a change in the recommendation of the board of directors with respect to the approval of the Purchase Agreement or the issuance of the Purchased Shares to Elevation and/or its permitted assigns involving an alternative transaction; or

•	Elevation shall have terminated the Purchase Agreement because of the occurrence of a Triggering Event.

Palm shall be required to pay Elevation a termination fee of $25 million if:

•

Palm shall have terminated the Purchase Agreement because of a change in the recommendation of the board of directors with respect to the approval of the Purchase Agreement or the issuance of the Purchased Shares to Elevation and/or its permitted assigns not involving an alternative transaction; or

•

Elevation shall have terminated the Purchase Agreement because of a change in the recommendation of the board of directors with respect to the approval of the Purchase Agreement or the issuance of the Purchased Shares to Elevation and/or its permitted assigns not involving an alternative transaction.

Following the closing of the transactions contemplated by the Purchase Agreement, Palm shall reimburse the expenses of Elevation up to $800,000. In addition, if either party terminates the Purchase Agreement because of the failure to obtain stockholder approval of the Purchase Agreement and the issuance of the Purchased Shares to Elevation and/or its permitted assigns, Palm shall reimburse the expenses of Elevation up to $4 million.

Amendments, Extension and Waivers

Any provision of the Purchase Agreement may be amended, extended or waived before the closing by a written instrument signed, in the case of an amendment, by each party to the Purchase Agreement or, in the case of an extension or waiver, by each party against whom the extension or waiver is to be effective, but after the required approval of the stockholders has been obtained, no amendment may be made that requires the further approval of the stockholders unless that further approval is obtained.

CERTAIN AGREEMENTS RELATED TO THE TRANSACTION

The following is a summary of selected provisions of the certificate of designation, the Registration Rights Agreement, the Stockholders’ Agreement and certain employment arrangements with Jonathan Rubinstein, which Palm will enter into or entered into or filed in connection with the Transaction. While Palm believes this summary covers the material terms of these documents, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the form of certificate of designation, Registration Rights Agreement and Stockholders’ Agreement, copies of which are included as Appendices B, D and E, respectively. You should read those documents because they, and not this proxy statement, are the legal documents that will govern the matters described in this section and they will give you a more complete understanding.

Certificate of Designation of Series B Convertible Preferred Stock

In connection with the Transaction, our board of directors is designating a new class of convertible preferred stock to be issued to Elevation and its permitted transferees. The terms of this new class of convertible preferred stock (which we refer to herein as the Series B Convertible Preferred Stock) are set forth in a certificate of designation.

The following is a summary of selected provisions of the certificate of designation. The description of the certificate of designation in this proxy statement has been included to provide you with information regarding the terms of the Series B Convertible Preferred Stock. While we believe this description covers the material terms of the Series B Convertible Preferred Stock, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the certificate of designation, which is attached as Appendix B to this proxy statement and is incorporated by reference in this proxy statement. We urge you to read the entire certificate of designation carefully.

Number, Series and Rank

In connection with the Transaction, we will issue 325,000 of Series B Convertible Preferred Stock to Elevation, par value $0.001 per share. The Series B Convertible Preferred Stock will rank senior to our common stock and our Series A preferred stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of Palm.

Dividends

Subject to certain exceptions for stock dividends and distributions of rights under our rights plan, the Series B Convertible Preferred Stock will entitle its holders to receive, on an as-converted basis, the same type and amount of dividend or distribution payable or to be made to holders of our common stock.

In addition, if we fail to respect certain obligations under the certificate of designation, such as the payment of dividends or redemption price when due or the delivery of shares of common stock following conversion of the Preferred Stock or other uncured material violations, then we will be required to pay an additional cash dividend on each share of Preferred Stock at an annual rate equal to the prime rate of JPMorgan Chase Bank N.A. plus four percent. These dividends, or conditional dividends, will accrue and cumulate until the date on which we satisfy the failed obligation, and will be payable quarterly. For so long as conditional dividends are accruing, neither we nor any of our subsidiaries may declare or pay any dividends on our common stock, or repurchase or redeem any shares of our common stock.

Liquidation Preference

Upon the liquidation, dissolution or winding up of Palm (which we refer to herein as a liquidation event), holders of Series B Convertible Preferred Stock will be entitled to receive a liquidation preference before any payment is made to holders of our common stock. The liquidation preference per share of Series B Convertible Preferred Stock is the greater of:

•	The original purchase price per share ($1,000), plus accrued and unpaid dividends (as adjusted for stock dividends, stock splits, combinations and similar events); and

•

The amount a holder of a share of Series B Convertible Preferred Stock would have received upon such liquidation event if such holder had converted a share of Series B Convertible Preferred Stock into shares of our common stock immediately prior to the liquidation event.

Voting Rights

Generally, the holders of Series B Convertible Preferred Stock will be entitled to vote on all matters which the holders of our common stock are entitled to vote, except for the election of directors. The holders of Series B Convertible Preferred Stock will vote together with the holders of common stock as a single class. Each share of Series B Convertible Preferred Stock will be entitled to a number of votes equal to the number of shares of common stock into which such share is convertible on the relevant record date.

For so long as any shares of Series B Convertible Preferred Stock are outstanding, subject to certain exceptions in connection with change of control transactions, the Series B Convertible Preferred Stock will be entitled to vote as a separate class, on the following matters:

•	any increase or decrease in the authorized amount of shares of Series B Convertible Preferred Stock;

•	any issuance of additional shares of Series B Convertible Preferred Stock;

•

any amendment or other change to the powers, preferences, rights or privileges of the Series B Convertible Preferred Stock in a manner adverse to the holders of the Series B Convertible Preferred Stock; and

•	any authorization, creation or issuance of Palm securities that rank senior to or pari passu with the Series B Convertible Preferred Stock.

However, the Preferred Stock will not be entitled to vote as a separate class on certain change of control transactions if:

•

the Series B Convertible Preferred Stock, or the security into which the Series B Convertible Preferred Stock is converted, becomes exercisable for the same capital stock, other securities or other property receivable by the holders common stock; and

•

the Series B Convertible Preferred Stock either remains outstanding or is exchanged for preferred securities of the issuer of the securities received by the holders of the common stock, and the preferred securities have the same powers, preferences, rights and privileges (other than those that by their terms automatically terminate or otherwise are altered pursuant to the terms of the Certificate of Designation) as the Series B Convertible Preferred Stock.

Board Representation

Initially, holders of a majority of the Series B Convertible Preferred Stock will be entitled to designate a number of directors to Palm’s board of directors (which directors we refer to as the Series B directors). The number of Series B directors will be directly proportional to Elevation and its permitted assigns’, or the Investor Stockholders’, aggregate percentage ownership of our common stock calculated on an as-converted basis and rounded up or down to the nearest whole number of directors. The number of Series B directors may decrease following an uncured decrease in Elevation’s percentage of ownership of our common stock, a decrease in the authorized size of our board of directors or certain change of control transactions. The number of Series B directors may increase following an increase in the authorized size of our board of directors. In general, subject to limitations following certain change of control transactions, holders of our Series B Convertible Preferred Stock will retain the right to designate Series B directors for so long as the Investor Stockholders continue to own at least 50% of the originally issued shares of our Series B Convertible Preferred Stock.

Conversion

Holders of Series B Convertible Preferred Stock may elect to convert, at any time, any or all of their shares of Series B Convertible Preferred Stock into shares of our common stock (which we refer to herein as conversion shares). Each share of Series B Convertible Preferred Stock will be convertible into a number of conversion shares equal to the liquidation preference divided by the conversion price in effect at the time of conversion. The initial conversion price will be $8.50. The conversion price is subject to adjustment from time to time, as described below.

On and after the third anniversary of the closing of the Transaction, if the average closing price of our common stock remains equal to or above 180% of the conversion price then in effect for thirty consecutive trading days, and the actual closing price of our common stock remains at or above such level for at least twenty trading days of such thirty-day period (including the last 15 trading days of such period), we may elect to convert all of the outstanding shares of Series B Convertible Preferred Stock into conversion shares at the conversion price then in effect. The conversion price is subject to adjustment in response to certain events, including:

•	the payment of a dividend or distribution on our common stock in the form of additional shares of our common stock;

•	the subdivision or reclassification of our common stock into a greater number of shares of common stock, or the combination of our common stock into a lesser number of shares of common stock;

•	the occurrence of a triggering event under Palm’s rights plan; or

•	an above-market tender offer or exchange offer by Palm for shares of our common stock.

Holders of our common stock may become entitled to receive cash, securities or property for their shares of common stock following (a) any reclassification or exchange of our common stock (other than a change in par value or a subdivision or combination) or (b) any merger, consolidation or other combination to which Palm is a constituent party. In such cases, any Series B Convertible Preferred Stock converted after such event will be converted into the kind and amount of cash, securities or property that would have been received had the Series B Convertible Preferred Stock been converted into conversion shares immediately prior to such event. In the certificate of designation, we agree not to cause any such event to occur unless the issuer of any securities or property into which the Series B Convertible Preferred Stock would be convertible into after such event agrees for the express benefit of the holders of Series B Convertible Preferred Stock to issue such securities or property.

Redemption

On the seventh anniversary of the closing date, we will be required to redeem all of the then outstanding shares of Series B Convertible Preferred Stock at a redemption price per share equal to the liquidation preference. If we have insufficient funds to redeem all outstanding shares of Series B Convertible Preferred Stock, we will use available funds to redeem the Series B Convertible Preferred Stock on a pro rata basis from each holder thereof.

In addition, in connection with the occurrence of a specified type of change of control transaction pursuant to which the Series B Convertible Preferred Stock would become convertible solely into cash, we will have the right to redeem all of the then outstanding shares of Series B Convertible Preferred Stock at a redemption price per share equal to 101% of the liquidation preference, subject to the right of the holders of the Series B Convertible Preferred Stock to convert their shares into the same amount of cash consideration per share (on an as-converted basis) received by holders of our common stock.

Offer to Repurchase upon Fundamental Change

In connection with the occurrence of certain change of control transactions, we will be required to make an offer to repurchase up to all of the then outstanding shares of Series B Convertible Preferred Stock, at the option and election of the holders thereof. We will have the right to pay the repurchase price in cash or, subject to certain conditions, in publicly traded shares of the acquiring entity in the change of control transaction. The cash repurchase price per share is 101% of the liquidation preference. The repurchase price per share, if paid in publicly traded shares of the acquiring entity, is 105% of the liquidation preference. Our obligation to make an offer to repurchase will not apply to any change of control transaction where Elevation or any of its affiliates would be the acquiring entity or a constituent party to such transaction.

Registration Rights Agreement

Concurrently with the completion of the Transaction, Palm and the Investor Stockholders will enter into a Registration Rights Agreement to provide the Investor Stockholders and their respective assignees, or the holders, with certain rights in connection with the registered offering and sale of shares of our common stock issued upon conversion of the Series B Convertible Preferred Stock (and any shares of our common stock or other securities issued, converted, exchanged or distributed in respect thereof or in substitution therefor), or registrable securities. The following is a summary of selected provisions of the Registration Rights Agreement.

Piggyback Registration

Palm has agreed to provide the holders of registrable securities with piggyback registration rights, such that if, at any time after the restricted period termination date, which is the earlier to occur of the 18-month anniversary of the closing of the transactions contemplated by the Purchase Agreement and the occurrence of one of several types of change of control transactions, we propose to effect a registration with respect to any offering of our securities for our own account or for the account of any stockholder holding our securities then, subject to certain exceptions, we will promptly give notice of such proposed filing to all holders of registrable securities, and such notice shall offer the holders of such registrable securities the opportunity to register such number of registrable securities as each such holder may request in writing.

Demand Registration

Palm has granted the holders of at least 40% of the aggregate registrable securities then held by the holders, or, collectively, the demand party, certain rights to require us to effect the registration under the Securities Act of all or part of the registrable securities held by them on up to three separate occasions, including pursuant to a shelf registration statement.

At any time after the restricted period termination date, holders whose securities are registered under a shelf registration statement may initiate offers or sales of registrable securities pursuant to such shelf registration statement, or shelf take-downs, if the number of registrable securities to be sold will result in gross proceeds of at least $25 million. By written request to Palm, holders may elect to effect a shelf take-down as an underwritten shelf take-down, if the number of registrable securities to be sold will result in gross proceeds of at least $30 million.

In addition, on three separate occasions, the demand party may request Palm to effect an underwritten shelf take-down or other firm commitment underwritten offering involving registrable securities with a minimum sales price of $80 million, or marketed underwritten offering, where we will use our reasonable best efforts to make available certain of our executive officers for a limited period of time to participate and cooperate with the holders and underwriters on a road show for the marketing of the offering.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as blackout periods and limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter. In addition, the Registration Rights Agreement contains other limitations on the timing and ability of holders to exercise demands.

Expenses

Palm has agreed to pay all registration expenses for up to six underwritten offerings (including up to three marketed underwritten offerings), including the legal fees of one counsel for the holders exercising registration rights under the Registration Rights Agreement (up to $50,000 per registration), but excluding underwriting discounts, selling commissions, stock transfer taxes and any other legal fees of such holders.

Stockholders’ Agreement

In connection with the Transaction, Palm and the Investor Stockholders will enter into a Stockholders’ Agreement, which, among other things, will contain certain governance arrangements and various provisions relating to board composition, stock ownership, transfers by Elevation and its affiliates, voting and other matters. The Stockholders’ Agreement also contemplates changes to Palm’s Preferred Stock Rights Agreement with Computershare Trust Company, N.A. to give effect to certain provisions contained in the Stockholders’ Agreement.

The following is a summary of selected provisions of the Stockholders’ Agreement. The description of the Stockholders’ Agreement in this proxy statement has been included to provide you with information regarding its terms. While Palm and Elevation believe this description covers the material terms of the Stockholders’ Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Stockholders’ Agreement, which is attached as Appendix E to this proxy statement and is incorporated by reference in this proxy statement. We urge you to read the entire Stockholders’ Agreement carefully.

Governance of Palm

Immediately following the completion of the Transaction, Palm’s board of directors will consist of nine members. Initially, holders of a majority of the Series B Convertible Preferred Stock will be entitled to designate a number of Series B directors directly proportional to the Investor Stockholders’ aggregate percentage ownership of our common stock calculated on an as-converted basis and rounded up or down to the nearest whole number of directors. After such time as the holders of our Series B Convertible Preferred Stock no longer have the right to designate Series B directors, the Investor Stockholders will be entitled to designate a number of directors, which directors we refer to herein as Investor Directors, to be nominated for election as directors of Palm. The number of Investor Directors will be directly proportional to the Investor Stockholders’ aggregate percentage ownership of our common stock calculated on an as-converted basis and rounded up or down to the nearest whole number of directors. The number of Investor Directors may decrease following an uncured decrease in Elevation’s percentage ownership of our common stock, a decrease in the authorized size of our board of directors or upon certain change of control transactions. The number of Investor Directors may increase following an increase in the authorized size of our board of directors. In general, subject to limitations following certain change of control transactions, the Investor Stockholders will retain the right to designate nominees for election as Investor Directors for so long as they have not transferred more than 70% of our Series B Convertible Preferred Stock initially purchased by them or the shares of common stock into which they have converted, which we refer to as the conversion shares.

The rights granted to the Investor Stockholders under the Stockholders’ Agreement with respect to nomination of Investor Directors generally survive the occurrence of a change of control transaction, for so long as the Investor Stockholders hold at least 7.5% of the total current voting power of the surviving entity following the change of control transaction. If Palm is not the surviving entity in the change of control transaction, but the Investor Stockholders are otherwise entitled to nominate Investor Directors, then the surviving entity in the change of control transaction will cause one designee of the Investor Stockholders to be elected or appointed to the board of directors of such surviving entity.

Subject to applicable laws and certain conditions, we will cause each standing committee of our board of directors to include at least one Series B or Investor Director for so long as the Investor Stockholders are entitled to designate or nominate Series B or Investor Directors to our board of directors.

Until the expiration of the standstill period (defined below), at any meeting of our stockholders involving the election or removal of Palm directors, the Investor Stockholders will agree to vote their shares of Palm common stock, at their election, in the manner recommended by our board of directors or in the same proportion as the votes of all other stockholders present at the meeting.

Each Series B Director and Investor Director must:

•	be a present or former full-time general partner, managing director or principal of Elevation;

•	not be, or be a representative of or otherwise affiliated with, a direct competitor of Palm, as determined in good faith by the board; and

•	otherwise be reasonably acceptable (in terms of suitability) to Palm’s Nominating and Governance Committee as determined in good faith in the discharge of its fiduciary duties.

Standstill Obligations

Pursuant to the Stockholders’ Agreement, the Investor Stockholders and their affiliates are subject to a number of restrictions during the standstill period. The standstill period is the period starting on the closing date and ending on the latest of:

•	the third anniversary of the closing;

•

the time that the Investor Directors cease to have the right (either under the certificate of designation or the Stockholders’ Agreement) to designate or nominate Series B or Investor Directors to serve on our board of directors; and

•	the date that an affiliate of Elevation no longer serves on our board of directors (or the board of directors of the surviving entity following a change of control transaction).

In particular, during the standstill period, the Investor Stockholders and their affiliates may acquire additional shares of our common stock (or other securities exchangeable or convertible into our common stock or granting the right to acquire our common stock), or equity securities, only up to an aggregate beneficial ownership of our common stock equal to the standstill limit.

In addition, during the standstill period, neither the Investor Stockholders, Elevation nor any of their respective affiliates may authorize or make a tender offer, exchange offer or other offer or proposal to acquire our equity securities if the effect of such transaction would be that their aggregate beneficial ownership of our common stock would exceed the standstill limit.

The standstill limit is the greater of:

•	10% multiplied by the total number of shares of our common stock (calculated on a diluted basis); and

•	the Elevation Ownership Limit multiplied by the total number of shares of our common stock (calculated on a diluted basis). The Elevation Ownership Limit upon the completion of the Transaction will be approximately 27%. The Elevation Ownership Limit decreases, calculated on a quarterly basis, to reflect transfers by the Investor Stockholders of Series B Convertible Preferred Stock or conversion shares to unaffiliated third parties during such quarter.

The Investor Stockholders will also agree, for themselves and on behalf of their affiliates, subject to certain exceptions specified in the Stockholders’ Agreement, to refrain from taking certain actions during the standstill period, including:

•

soliciting or participating in any solicitation of proxies with respect to our common stock, the Series B Convertible Preferred Stock or any other voting securities of Palm, except under certain circumstances;

•	depositing any Palm voting securities in a voting trust;

•

joining any group or otherwise acting in concert with any third party for the purpose of acquiring, holding, voting or disposing of Palm voting securities or other Palm securities convertible into Palm voting securities;

•	effecting or seeking, offering or proposing to effect any change in control, recapitalization, restructuring, liquidation, dissolution or other transaction with respect to Palm;

•

acting alone or in concert with others to effect or seek, offer or propose to effect control of our management, our board of directors or our policies, or to seek a waiver of any provisions of the Stockholders’ Agreement; and

•	taking any action that results in the Investor Stockholders having to file or amend a Schedule 13D indicating an intention, plan or proposal to do any of the above.

Unless it is approved by the holders of a majority of our outstanding common stock not owned by the Investor Stockholders or any of their affiliates, the Investor Stockholders will not, during the standstill period, propose, effect or agree to any transaction which, if completed, would result in a change of control of Palm and where the acquiring counterparty to the such transaction is an Investor Stockholder, an affiliate of an Investor Stockholder or a member of a 13D Group of which an Investor Stockholder or affiliate of an Investor Stockholder is a member.

Transfer and Other Restrictions

The Series B Convertible Preferred Stock and the conversion shares are subject to certain restrictions on transfer as set out in the Stockholders’ Agreement. In particular, the Investor Stockholders may not transfer any Series B Convertible Preferred Stock or conversion shares for eighteen months following the closing, except:

•	to Palm or any of our subsidiaries;

•	pursuant to certain change of control transactions that are approved or recommended by our board of directors or that are not precluded by our rights plan;

•	to certain affiliates of Elevation, so long as such transferees agree to be bound by the terms of the Stockholders’ Agreement; and

•	in connection with a pledge of the Series B Convertible Preferred Stock or conversion shares as security for a bona fide loan from a bank or financial institution.

Subject to certain exceptions, including for transactions approved or recommended by our board of directors, the Investor Stockholders may not, at any time, transfer Series B Convertible Preferred Stock or conversion shares to a person or group of persons if such transfer would result in such purchaser or purchasers beneficially owning more than 10% of our outstanding common stock. In addition, subject to certain exceptions specified in the Stockholders’ Agreement, the Investor Stockholders are limited to one private sale of a block of 5% or more of the Series B Convertible Preferred Stock every 90 days.

Right to Maintain

During the period specified in the Stockholders’ Agreement, which in no event will be longer than seven years after the closing date, the Investor Stockholders will have the right to purchase up to their respective proportionate share of certain future below market issuances for capital raising by us of common stock, or other equity securities of Palm that are convertible into, exchangeable for or otherwise exercisable for Palm common stock, and we will use our reasonable best efforts to provide the Investor Stockholders with the opportunity to purchase up to their respective proportionate share of future issuances by us of our common stock in firm commitment underwritten offerings. The rights of the Investor Stockholders’ are subject to the standstill provisions described above.

Information Rights

The Investor Stockholders will be entitled to receive certain information regarding Palm’s business, operations and plans. These information rights will terminate on the first date that the Investor Stockholders cease to have the right to designate or nominate Series B or Investor Directors to the Palm board of directors.

In addition, subject to certain limitations, we will provide certain Investor Stockholders affiliated with Elevation with access to and information regarding our business and affairs as such Investor Stockholders may reasonably require to comply with their obligations as a venture capital operating company, for so long as such Investor Stockholders continue to own Series B Convertible Preferred Stock or conversion shares.

Indemnification by Palm

Subject to certain qualifications and limitations, we will indemnify the Investor Stockholders and certain related parties for losses they incur as a result of acts or omissions by Palm or our subsidiaries, including in connection with our offer or sale of securities.

Amendment to Preferred Stock Rights Agreement

During the standstill period, Palm will not take any action to amend, modify or supplement the Preferred Stock Rights Agreement, or adopt any other shareholder rights plan, in each case such that the rights become exercisable, a distribution date occurs, or the Investor Stockholders or any of their affiliates becomes an acquiring person under the Preferred Stock Rights Agreement, in each case due to the beneficial ownership by the Investor Stockholders and their affiliates of the Purchased Shares, conversion shares and any other equity securities of Palm, so long as none of the Investor Stockholders, certain affiliates of Elevation or any of their respective affiliates, or any of the foregoing persons acting concert with any other person, shall acquire or hold any economic rights or beneficial ownership of Palm equity securities if the effect of such acquisition or holding would be to increase the beneficial ownership percentage of such person in excess of the standstill limit, subject to certain exceptions.

Termination of the Stockholders’ Agreement

The Stockholders’ Agreement will terminate with respect to an Investor Stockholder when they cease to own any shares of Series B Convertible Preferred Stock or conversion shares or upon the written consent of the Company and Elevation or the holders of a majority of the shares of Series B Convertible Preferred Stock.

Commitment Letter

JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. (collectively, “JPMorgan”) and Morgan Stanley Senior Funding, Inc. have provided Palm with a commitment letter to provide Palm, at the closing of the transactions contemplated by the Purchase Agreement, with a senior secured term loan in the aggregate principal amount of $400 million (the “Term Loan”) and a senior secured revolving credit facility in the aggregate principal amount of $40 million (the “Revolver”). The Revolver will contain sublimits for the issuance of letters of credit and swingline loans. The credit facility will permit Palm to add one or more incremental term loan facilities and to increase the commitments under the Revolver in an aggregate principal amount of up to $100 million, with the permitted amount of the increase in the commitments under the Revolver to be agreed. The Term Loan and the Revolver will be evidenced by a single credit agreement and other loan documentation to be negotiated prior to the closing. J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. will act as joint lead arrangers and joint bookrunners for the credit facilities. JPMorgan Chase Bank, N.A. will act as the administrative agent and collateral agent for the credit facilities.

The Term Loan will mature in 6.5 years from the closing, will amortize in equal quarterly installments of 1% of the original principal amount per year for the first 5.5 years and 94% of the original principal amount for the final year preceding the maturity date. The Revolver will mature on the five year anniversary of the closing. Palm will be permitted to make voluntary prepayments on the Term Loan and Revolver at any time without premium or penalty. The Term Loan provides for mandatory prepayments under certain circumstances, including from 50% of excess cash flow (with step downs to be agreed), from 100% of the proceeds from all non-ordinary course asset dispositions, subject to threshold and reinvestment exceptions, and from 100% of the net cash proceeds from the issuance of debt (other than permitted debt). The loan documentation for the Term Loan and the Revolver will contain customary representations and warranties, affirmative and negative covenants, conditions to closing, indemnification provisions and events of default. Loans under the credit facilities are expected to bear interest, at Palm’s option, at a rate equal to the Adjusted London Interbank Offered Rate or Alternate Base Rate, in each case plus a spread.

All obligations of Palm under the credit facilities and under any interest rate protection or other hedging arrangement entered into with a lender or any of its affiliates will be unconditionally guaranteed jointly and severally on a senior secured basis by each of the existing and future direct and indirect, wholly-owned domestic subsidiaries of Palm (other than subsidiaries to be agreed upon).

The obligations of Palm and the guarantors under the credit facilities and the guarantees, and under any interest rate protection or other hedging arrangement entered into with a lender or any of its affiliates, will be secured, subject to permitted liens and other agreed upon exceptions, by all the capital stock of Palm’s subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the capital stock of such subsidiaries) directly held by Palm or any guarantor and substantially all present and future assets of Palm and each subsidiary guarantor, subject to certain exceptions. If the security is not provided and/or perfected at closing despite the use of commercially reasonable efforts to do so (other than the pledge and perfection of the security interest in the capital stock of domestic subsidiaries and assets with respect to which a lien may be perfected by the filing of a UCC financing statement), the delivery of the security will not be a condition precedent to the availability of the credit facilities on the closing date, but instead will be required to be delivered following the closing date pursuant to arrangements and timing to be agreed.

In connection with the Term Loan and Revolver, Palm has agreed to pay JPMorgan an annual administrative fee for so long as the facilities are in place and has agreed to pay JPMorgan and Morgan Stanley Senior Funding, Inc. an underwriting and arranging fee equal to a percentage of the aggregate amount of the commitments in respect to the Term Loan and Revolver provided to Palm at closing. Palm intends to draw upon the entire amount of the Term Loan and none of the Revolver (other than with respect to outstanding letters of credit that may be made a part of the facility or for which back-to-back letters of credit may be issued) at the closing.

Since the commitment letter was signed in June 2007, credit market conditions have worsened. As a result, we have been advised by JPMorgan that, if we move forward with the credit facilities, JPMorgan and Morgan Stanley Senior Funding, Inc. may need to exercise their rights under the commitment letter to increase the interest rate payable on, and change the prepayment provisions for, the proposed credit facilities. Palm and Elevation are evaluating alternative financing arrangements and the terms and conditions under which such an arrangement would be acceptable to both Palm and Elevation. Such an arrangement may be on terms that are materially less favorable to us than the financing contemplated by the commitment letter, and therefore may not constitute an Alternative Financing on terms that are no less favorable in any material respect to us than the financing contemplated by the commitment letter, in which case we could not move forward with such a financing arrangement unless agreed to by Elevation. We cannot assure you that we will be able to obtain such alternative financing on terms acceptable to us and Elevation, or at all. If we are unable to obtain alternative financing on acceptable terms, we would seek to move forward with the financing under the commitment letter.

If we are unable to obtain the debt financing contemplated by the commitment letter or an Alternative Financing on terms that are no less favorable in any material respect to us than the financing contemplated by the commitment letter, neither we nor Elevation will be required to consummate the Transaction. Both Palm and Elevation may waive the condition to the closing of the Transaction requiring us to obtain the debt financing contemplated by the commitment letter or an Alternative Financing, but neither party is obligated to waive such condition.

Jonathan Rubinstein Employment Agreements

As a condition to the closing of the transactions contemplated by the Purchase Agreement, Palm has entered into four agreements with Jonathan Rubinstein, which will go into effect upon the closing. These agreements consist of an offer letter, severance agreement, management retention agreement and employee agreement.

Offer Letter

The offer letter offers Mr. Rubinstein employment as Palm’s executive chairman of the board of directors responsible for performing the duties capable of being performed by an executive chairman, and working with the chief executive officer on product development efforts and to attract and recruit qualified employees upon the following terms, among others:

•	Mr. Rubinstein will only be required to devote 50% of his time to Palm’s business;

•	Mr. Rubinstein will receive an annual salary of $600,000, but will not participate in Palm’s discretionary cash bonus plan or earn paid vacation or sabbatical;

•

Mr. Rubinstein will be entitled to participate in benefit programs for which he qualifies, including welfare, life, accident and disability benefits and the right to participate in Palm’s 401(k) plan and employee stock purchase plan;

•	Mr. Rubinstein will be entitled to reimbursement of reasonable out-of-pocket expenses in connection with his work for Palm, in accordance with Palm’s expense reimbursement policy;

•

Mr. Rubinstein will be entitled to indemnification under Palm’s certificate of incorporation and bylaws and under Palm’s standard indemnification agreement and entitled to coverage under Palm’s directors’ and officers’ liability insurance;

•

Mr. Rubinstein will be entitled to receive an option to purchase 2,000,000 shares of common stock at fair market value on the date of grant (which will be the sixth day of the month following the month in which his employment commences), or if the date of grant is other than a trading day, on the trading day immediately preceding the date of grant. Provided Mr. Rubinstein is a service provider on each vesting date, the option will vest as to:

O	1,000,000 of the shares subject to the option, 25% on the one year anniversary of the date of grant and 1/48 per month thereafter through the four year anniversary of the date of grant; and

O	1,000,000 of the shares subject to the option, based on a combination of time and achievement of a specified cumulative total stockholder return, or CTSR, as follows:

•

as to 333,334 of the shares subject to the option, 25% of such shares on the later of the time that Palm achieves a CTSR of 50% or the one year anniversary of the grant date, and as to the remaining 75% on a monthly basis beginning on the 13-month anniversary of the grant date provided that a CTSR of 50% has been achieved, and if it is achieved after any of the vesting dates, then such shares that haven’t vested will immediately vest, and if a 50% CTSR is not achieved prior to the four year anniversary of the grant date, such portion of the option will be forfeited;

•

as to 333,333 of the shares subject to the option, 25% of such shares on the later of the time that Palm achieves a CTSR of 100% or the one year anniversary of the grant date, and as to the remaining 75% on a monthly basis beginning on the 13-month anniversary of the grant date provided that a CTSR of 100% has been achieved, and if it is achieved after any of the vesting dates, then such shares that haven’t vested will immediately vest, and if a 100% CTSR is not achieved prior to the four year anniversary of the grant date, such portion of the option will be forfeited; and

•

as to 333,333 of the shares subject to the option, 25% of such shares on the later of the time that Palm achieves a CTSR of 200% or the one year anniversary of the grant date, and as to the remaining 75% on a monthly basis beginning on the 13-month anniversary of the grant date provided that a CTSR of 200% has been achieved, and if it is achieved after any of the vesting dates, then such shares that haven’t vested will immediately vest, and if a 200% CTSR is not achieved prior to the four year anniversary of the grant date, such portion of the option will be forfeited.

•

Mr. Rubinstein will be entitled to receive a performance share grant for 1,000,000 shares of common stock. Provided Mr. Rubinstein is still a service provider on such vesting date, the performance shares will vest as to:

O	125,000 shares on each of the anniversaries of the grant date through the four year anniversary of the grant date; and

O	the remaining 500,000 shares, based on a combination of time and achievement of a specified CTSR, as follows:

•

as to 250,000 shares, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 50% and the 12-month anniversary of the grant date, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 50% and the 24-month anniversary of the grant date, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 50% and the 36-month anniversary of the grant date, and 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 50% and the 48-month anniversary of the grant date, and to the extent a CTSR of 50% is not achieved by the four year anniversary of the grant date, such shares shall be forfeited; and

•

as to 250,000 shares, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 100% and the 12-month anniversary of the grant date, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 100% and the 24-month anniversary of the grant date, 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 100% and the 36-month anniversary of the grant date, and 25% of such shares will vest on the later of the date that Palm achieves a CTSR of 100% and the 48-month anniversary of the grant date, and to the extent a CTSR of 100% is not achieved by the four year anniversary of the grant date, such shares shall be forfeited.

For purposes of the offer letter, CTSR will be measured by a cumulative increase in the closing price of common stock on the Nasdaq Global Market or other exchange which is the principal market for the common stock. For purposes of the calculation, the starting point for the measurement will be the lower of $8.50 and the exercise price per share of the initial option granted to Mr. Rubinstein.

Severance Agreement

The severance agreement with Mr. Rubinstein provides that Mr. Rubinstein is entitled to severance benefits if his employment is terminated involuntarily by Palm other than for cause, death or disability or if Mr. Rubinstein voluntarily terminates his employment for good reason and Mr. Rubinstein enters into a mutual release with Palm, complies with all of the terms of the severance agreement, including the non-solicitation of employees, and does not qualify for payments and benefits under his management retention agreement. The severance benefits include:

•	a lump-sum payment equal to 100% of annual base salary;

•

one year of accelerated vesting of stock options (including any shares that would vest or have their vesting accelerate upon a combination of time based vesting and the achievement of performance objectives if such performance objectives have been met, but excluding any shares that vest solely upon the achievement of performance objectives);

•

vesting of one-half of any shares of restricted stock (including any shares that would vest or have their vesting accelerate upon a combination of time based vesting and the achievement of performance objectives if such performance objectives have been met, but excluding any shares that vest solely upon the achievement of performance objectives);

•

vesting of one-half of any unvested performance grants or restricted stock units (including any shares that would vest or have their vesting accelerate upon a combination of time based vesting and the achievement of performance objectives if such performance objectives have been met, but excluding any shares that vest solely upon the achievement of performance objectives); and

•	certain employer paid health benefits for one year if Mr. Rubinstein elects continuation coverage.

Management Retention Agreement

The management retention agreement with Mr. Rubinstein provides that his outstanding stock options, performance share grants and restricted stock become fully vested if prior to the date of termination a change of control has occurred, or a change of control occurs within three months of the date of his termination, and his employment is terminated by Palm other than for cause or by Mr. Rubinstein voluntarily for good reason, and in the case of stock options, Mr. Rubinstein will have a post-termination exercise period for his options equal to the earlier of 12 months from the date of termination and the expiration of the option.

The management retention agreement with Mr. Rubinstein also provides that he is entitled to additional severance benefits if, within three months of or 12 months following a change of control, his employment is terminated involuntarily by Palm or a successor entity other than for cause, death or disability or is terminated voluntarily by him for good reason and he enters into a mutual release of claims with Palm or a successor entity. These severance benefits include:

•	a severance payment equal to his annual salary plus the greater of his target bonus on the date of the change of control or the date of his termination of employment;

•	the greater of his pro rated target bonus for the year in which the termination occurred and his pro rated target bonus for the year in which the change of control occurred;

•	continued company-paid coverage of certain employee benefits for a maximum of two years following his termination, pro-rated bonus payment; and

•	a tax equalization payment to eliminate the effects of any applicable “golden parachute” excise tax.

Mr. Rubinstein’s offer letter does not provide for a target bonus, but he may become eligible to receive a target bonus in the future if determined by the board of directors or the compensation committee. In addition, pursuant to the management retention agreement, Mr. Rubinstein has agreed not to solicit any of Palm’s employees for a period of 12 months from termination of his employment in exchange for the severance benefits obtained under the management retention agreement.

Employee Agreement

The employee agreement contains provisions relating to maintaining the confidentiality of non-public information, return of confidential information upon termination of employment, assignment of inventions created at Palm to Palm, not engaging in competitive employment while employed at Palm, and non-solicitation of Palm employees for a period of one year following termination of employment.

PALM, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the Transaction in accordance with Article 11 of the SEC’s Regulation S-X. As announced on June 4, 2007, Palm entered into the Purchase Agreement with Elevation. Elevation will invest $325 million in Palm. The Company will utilize the proceeds along with existing cash and the net proceeds from $400 million of new debt to finance a $9.00 per share one-time cash distribution, which is expected to total approximately $934 million, based on the Company’s shares of common stock outstanding at May 31, 2007. In addition, upon closing of the Transaction, Elevation will have the right to elect two members to Palm’s Board of Directors and in conjunction with the closing it is expected that Jonathan Rubinstein, former senior vice president of hardware engineering and head of the iPod division at Apple, will join Palm as executive chairman of the board.

As required by the rules of the SEC, the unaudited pro forma condensed consolidated income statement for the year ended May 31, 2007 gives effect to the proposed Transaction as if it took place on June 1, 2006, the first day of fiscal year 2007. The unaudited pro forma condensed consolidated balance sheet as of May 31, 2007 gives effect to the proposed Transaction as if it occurred on May 31, 2007. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the income statement, expected to have a continuing impact on our results. These pro forma financial statements do not include the impact, if any, of nonrecurring charges or credits and the related tax effects resulting directly from the Transaction which may include, among other items, adjustments arising from the modification of the Palm’s stock awards, evaluation of the valuation allowance of the deferred tax assets or evaluation of the valuation of goodwill and intangible assets. In addition, these pro forma financial statements apply the provisions of Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, and reflect the fair value of stock-based compensation adjustments based on the closing stock price on June 1, 2007, or $16.09 per share, reduced for the anticipated one-time cash distribution of $9.00 per share, or $7.09 per share. Based on the assumed stock price of $7.09 per share, these pro forma financial statements do not reflect the impact of a beneficial conversion feature, if any, of the Series B Redeemable Convertible Preferred Stock. At the closing of the Transaction, if the market price of our common stock exceeds the conversion price of the Series B Redeemable Convertible Preferred Stock, or $8.50, a beneficial conversion feature will be determined and amortized as a charge to accumulated deficit.

Palm’s 52-53 week fiscal year ends on the Friday nearest May 31. For presentation purposes, the period presented is shown as ending on May 31.

Because these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates, the actual amounts recorded as of the completion of the Transaction may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements. Certain amounts have been reclassified to conform with pro forma presentation. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Transaction had occurred at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. Actual results could differ. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document with the SEC. The pro forma information should be read in conjunction with the accompanying notes thereto and with Palm’s historical financial statements and related notes thereto, incorporated by reference into this proxy statement.

PALM, INC.

CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

(In thousands, except per share amounts)

(Unaudited)

	May 31, 2007	Pro forma adjustments		Pro forma May 31, 2007
ASSETS
Current assets:
Cash and cash equivalents/short-term investments	$546,685	$(229,422)	A,D,E,F	$317,263
Accounts receivable, net of allowance for doubtful accounts of $3,172	204,335	—		204,335
Inventories	39,168	—		39,168
Deferred income taxes	135,906	—		135,906
Investment for committed tenant improvements	1,331	—		1,331
Prepaids and other	10,222	1,482	D	11,704

Total current assets	937,647	(227,940)		709,707
Land held for sale	60,000	—		60,000
Property and equipment, net	36,634	—		36,634
Goodwill	167,596	—		167,596
Intangible assets, net	76,058	—		76,058
Deferred income taxes	267,348	—		267,348
Other assets	2,719	7,251	D	9,970

Total assets	$1,548,002	$(220,689)		$1,327,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$196,155	$—		$196,155
Income taxes payable	62,006	—		62,006
Accrued restructuring	5,406	—		5,406
Provision for committed tenant improvements	1,331	—		1,331
Current portion of debt	—	4,000	A	4,000
Other accrued liabilities	216,125	—		216,125

Total current liabilities	481,023	4,000		485,023
Non-current liabilities:
Long-term debt	—	396,000	A	396,000
Other non-current liabilities	4,568	—		4,568
Series B redeemable convertible preferred stock	—	313,476	E	313,476
Stockholders’ equity:
Series A preferred stock, $0.001 par value, 125,000 shares authorized; none outstanding	—	—		—
Common stock, $0.001 par value, 2,000,000 shares authorized; outstanding: 103,796 shares	104	—		104
Additional paid-in capital	1,492,362	(934,165)	F	558,197
Accumulated deficit	(431,698)	—		(431,698)
Accumulated other comprehensive income	1,643	—		1,643

Total stockholders’ equity	1,062,411	(934,165)		128,246

Total liabilities and stockholders’ equity	$1,548,002	$(220,689)		$1,327,313

PALM, INC.

CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT

(In thousands, except per share amounts)

(Unaudited)

	For the Year Ended May 31, 2007	Pro Forma Adjustments		Pro Forma for the Year Ended May 31, 2007
Revenues	$1,560,507	$—		$1,560,507
Cost of revenues (*)	985,369	—		985,369

Gross profit	575,138	—		575,138
Operating expenses:
Sales and marketing (*)	248,685	—		248,685
Research and development (*)	190,952	3,320	G,H	194,272
General and administrative (*)	59,762	—		59,762
In-process research and development	3,700	—		3,700
Amortization of intangible assets	1,981	—		1,981

Total operating expenses	505,080	3,320		508,400
Operating income	70,058	(3,320)		66,738
Interest expense	—	(36,133)	B,C, D	(36,133)
Interest income and other income (expense), net	22,369	1,970	C	24,339

Income before income taxes	92,427	(37,483)		54,944
Income tax provision	36,044	(18,704)	J	17,340

Net income	$56,383	$(18,779)		$37,604

Net income per common share:
Basic	$0.55			$0.26

Diluted	$0.54			$0.25

Shares used in computing per common share amounts:
Basic	102,757	38,235	E,K	140,992

Diluted	104,442	39,449	E,K	143,891

(*) Costs and expenses include stock-based compensation as follows:
Cost of revenues	$2,276	$—		$2,276
Sales and marketing	6,012	—		6,012
Research and development	9,024	2,720	H	11,744
General and administrative	6,943	—		6,943

	$24,255	$2,720		$26,975

PALM, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

Pro Forma Adjustments

A.	Palm has a commitment letter from JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., and Morgan Stanley Senior Funding, Inc. dated June 1, 2007, pursuant to which Palm will, subject to the terms and condition therein, obtain debt financing for the Transaction and for working capital purposes. The pro forma adjustments related to the debt borrowing are based upon this commitment letter. The commitment letter contemplates that, at the closing of the Transaction, Palm will consummate a debt financing for $400,000, which is due in six and a half years after issuance. The debt will bear interest at Palm’s election at 1-, 2-, 3- or 6-month LIBOR plus 2.50% or the Alternate Base Rate (the higher of the Prime Rate and the Federal Funds Rate plus 0.50%) plus 1.50%. The interest rate may vary based on fluctuations in market rates. The debt is payable at 1% per annum for the first five and a half years, and is payable in four equal quarterly installments per year. The remaining amount of the debt is to be paid during the final year preceding maturity. Pursuant to the commitment letter, Palm must receive approval related to the payment of dividends, subject to agreed exceptions, and there are no financial maintenance covenants. Mandatory prepayments shall be made under certain circumstances as defined in the agreement, and there are no prepayment penalties.

In addition, the commitment letter contemplates that at the closing of the Transaction Palm will enter into a five-year $40,000 revolving credit facility, or the Revolver. The Revolver will bear interest at Palm’s election at 1-, 2-, 3- or 6-month LIBOR plus 2.25% or the Alternate Base Rate (the higher of the Prime Rate and the Federal Funds Rate plus 0.50%) plus 1.25%. The interest rate may vary based on fluctuations in market rates. Pursuant to the commitment letter, the unused Revolver incurs a fee of 0.50% of the average daily unused portion.

B.	Amounts include the interest expense of approximately $31,757 and $924 during the year ended May 31, 2007 related to the debt and the Revolver, respectively.

For purposes of these pro forma financial statements, the 3-month LIBOR plus 2.50% (or 7.86% at June 1, 2007) was utilized and interest expense was calculated based on a $400,000 debt balance as of the beginning of the earliest period presented. We have estimated we will use our credit line to support the issuance of letters of credit totaling approximately $10,000 and the unused fee referred to above in Note A will be calculated on $30,000. The 3-month LIBOR plus 2.25% (or 7.61% at June 1, 2007) was utilized and interest expense was calculated based on a $10,000 line of credit balance.

An immediate and uniform increase or decrease in market interest rates or in the interest rate agreed to in the debt financing from levels utilized in these pro forma financial statements would cause a change in the estimated interest expense related to the debt and the Revolver during the year ended May 31, 2007 of approximately $4,141 per 100 basis points. For example:

Uniform Increase/Decrease in Applicable Interest Rates	Incremental Change in Interest Expense
1/8%	$ 517
1%	$ 4,141
2%	$ 8,283
3%	$12,425

C.	Amounts represent a reclassification of interest expense from the line item other income (expense), net to interest expense of $1,970 during the year ended May 31, 2007.

PALM, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

D.	Amounts include the amortization of fees related to the credit facilities which would result in a charge of approximately $1,482 during the year ended May 31, 2007.

Pursuant to the commitment letter, Palm will incur debt issuance costs during the first year which will be amortized to interest expense over the relevant periods as described below:

	Amount	Amortization period (in months)
One-time underwriting fee of 1.75% of the commitment:
The debt	$7,000	78
The Revolver	700	60
Solvency opinion	425	78
Credit rating fees	483	78
Administrative agent fees	125	12

Debt issuance costs	$8,733

Balance Sheet Classification:
Prepaids and other (current)	$1,482
Other assets (non-current)	$7,251

E.	On June 1, 2007, we entered into an agreement with Elevation to sell to Elevation and/or its permitted assigns 325,000 shares of Series B Redeemable Convertible Preferred Stock for an aggregate purchase price of $325,000. The anticipated net proceeds from the issuance of the shares are net of issuance costs, and are classified as mezzanine equity due to mandatory redemption provisions which provide for redemption in seven years if the instruments are not otherwise converted into common stock.

For purposes of this pro forma balance sheet, the Series B Redeemable Convertible Preferred Stock is recorded net of issuance costs as follows:

May 31, 2007
Gross proceeds	$325,000
Issuance costs	(11,524)

Series B Redeemable Convertible Preferred Stock	$313,476

The issuance costs are being accreted over the life of the shares with such accretion being charged against accumulated deficit. For purposes of these pro forma financial statements, we have reflected the accretion of these issuance costs as if the Transaction took place on the first day of the earliest period presented. During the year ended May 31, 2007, the pro forma adjustment for the accretion of the issuance costs was approximately $1,646.

PALM, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except per share amounts)

F.	Amount represents the $9.00 per share one-time cash distribution of approximately $934,165 Palm will make upon the close of the Transaction, based on the number of shares of common stock outstanding at May 31, 2007, or 103,796,156.

G.	Upon and in conjunction with the closing of the Transaction, it is expected that Jonathan Rubinstein will become the executive chairman of the board of directors and an employee of Palm. He will receive an annual salary of $600. Upon the closing of the Transaction, Mr. Rubinstein will not participate in Palm’s discretionary cash bonus plan or earn paid vacation or sabbatical.

H.	Amounts represent stock-based compensation expense recorded as research and development expense of $2,720 during the year ended May 31, 2007.

At the closing of the Transaction, Jonathan Rubinstein will be granted options to purchase 2,000,000 shares of Palm common stock of which 1,000,000 shares are subject only to time-based vesting and 1,000,000 shares vest based on market conditions. In addition, Mr. Rubinstein will be granted 1,000,000 restricted stock units, or RSUs, of which 500,000 RSUs are subject only to time-based vesting and 500,000 RSUs vest based on market conditions. These stock options and RSU grants are subject to four year vesting terms.

For purposes of these pro forma financial statements, in accordance with SFAS No. 123(R), the option shares and RSU shares which are subject to market condition vesting were valued using a Monte Carlo simulation model, resulting in a per share fair value of $2.55 and $4.88, respectively. The per share fair value of the time-based vesting RSU shares were valued at $7.09 per share, the adjusted closing stock price of Palm on June 1, 2007, and the time-based vesting option shares were valued using a Black-Scholes option valuation model, resulting in a fair value of $2.34 per share with the following weighted average assumptions: volatility of 39%, term of 3.2 years, interest rate of 4.7% and dividend yield of 0.0%.

I.	In accordance with the anti-dilution provision of our 1999 Stock Plan, all outstanding options under this plan will be adjusted to preserve intrinsic value. In addition, at the closing of the Transaction, Palm will modify the Handspring and board of director stock option plans to adjust the outstanding equity awards in a manner designed to preserve the pre-distribution intrinsic value of the awards. These pro forma financial statements do not include the effects on stock-based compensation expense, if any, arising for the modification of the Handspring and board of director stock option plans because the impact can not be factually determined or reasonably estimated prior to the closing of the Transaction.

All outstanding grants as of the closing of the Transaction are expected to be adjusted in one of three ways as described elsewhere in this proxy statement to maintain intrinsic value of the awards, other than to awards held by employees located in certain foreign jurisdictions. These pro forma financial statements do not include the effects, if any, on stock-based compensation expense which may arise from the modification of the outstanding grants because the impact can not be factually determined or reasonably estimated prior to the closing of the Transaction.

J.	Amounts represent an adjustment of the tax provision to reflect the Transaction at the earliest period presented.

PALM, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(dollars in thousands, except per share amounts)

K.	Reflects the adjustment to the basic and diluted earnings per common share:

Year ended May 31, 2007
Pro forma net income	$37,604
Effect of preferred stockholders:
Accretion of preferred stock issuance costs	(1,646)

Numerator for basic net income per common stockholder	$35,958

The Series B Redeemable Convertible Preferred Stock is considered to be a participating security. Accordingly, the shares used to compute basic and diluted earnings per common share have been increased by 38.2 million shares to reflect the Series B Redeemable Convertible Preferred Stock using the “if converted” method.

In addition, the shares used to compute diluted earnings per common share have been increased to reflect the additional dilutive effect of the stock options granted to maintain intrinsic value of the various stock plans, as described in Note I above, calculated using the treasury stock method, or approximately 1.2 million dilutive options.

L.	These pro forma financial statements do not include the impact, if any, of nonrecurring charges or credits and the related tax effects resulting directly from the Transaction which may include, among other items, adjustments arising from the modification of Palm’s stock awards, evaluation of the valuation allowance of the deferred tax assets or evaluation of the valuation of goodwill and intangible assets.

PROPOSAL NO. 3

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

In connection with Elevation’s investment in Palm under the Purchase Agreement, Palm and Elevation agreed that we would see stockholder approval to amend our certificate of incorporation to implement certain changes. At the annual meeting, you will be asked to adopt the Certificate of Amendment. The description of the Certificate of Amendment in this proxy statement has been included to provide you with information regarding its terms. While Palm believes this description covers the material terms of the Certificate of Amendment, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Certificate of Amendment, which is attached as Appendix C to this proxy statement and is incorporated by reference in this proxy statement. We urge you to read the entire Certificate of Amendment carefully.

The Certificate of Amendment adds a new Article XI to Palm’s certificate of incorporation. Article XI would require any change of control transaction in which Elevation, any of its Affiliates or any member of a 13D Group of which Elevation or any of its Affiliates are a member is the acquiring party to be approved by holders of a majority of the outstanding shares of Palm common stock not beneficially owned by Elevation or any of its affiliates. This requirement would apply for so long as the Palm common stock beneficially owned by Elevation and its affiliates represents at least 15% of the total number of votes which may be cast on a general matter at Palm’s annual meeting of stockholders.

For purposes of Article XI,

•	a “change of control transaction” is defined as:

O

a merger, consolidation or other business combination to which Palm is a party and pursuant to which Palm’s stockholders immediately prior to the effective date of such transaction would beneficially own voting securities representing less than 50% of the total number of votes which may be cast on a general matter at the surviving entity’s annual meeting of stockholders following such transaction;

O

an acquisition by a person, entity or 13D Group of direct or indirect beneficial ownership of Palm voting stock representing 50% or more of the total number of votes which may be cast on a general matter at Palm’s annual meeting of stockholders; or

O	a sale of all or substantially all of Palm’s assets (in one or a series of related transactions).

•

a “13D Group” is defined as any group formed for the purpose of acquiring, holding, voting or disposing of equity securities of Palm which Section 13(d) of the Securities Exchange Act of 1934, as amended, would require to file a statement on Schedule 13D or Schedule 13G with the SEC.

In addition, any amendment to Article XI would require approval by holders of a majority of the outstanding shares of Palm common stock not beneficially owned by Elevation or any of its affiliates.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of holders of a majority of outstanding shares of Palm common stock entitled to vote at the annual meeting is required to adopt the Certificate of Amendment.

Palm’s board of directors has unanimously approved the amendment to the Certificate of Incorporation, has concluded that it is advisable and in the best interests of Palm and its stockholders and unanimously recommends that Palm stockholders vote “FOR” adoption of the Certificate of Amendment.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT TO THE HANDSPRING 1998 EQUITY INCENTIVE PLAN

General Description and Rationale

We are asking stockholders to approve an amendment to the Handspring, Inc. 1998 Equity Incentive Plan (“1998 Plan”). Pursuant to the Agreement and Plan or Reorganization by and among Palm, Inc., Peace Separation Corporation, Harmony Acquisition Corporation and Handspring, Inc., dated as of June 4, 2003 (the “Reorganization Agreement”), we assumed all options granted under the 1998 Plan that were outstanding as of October 29, 2003. The 1998 Plan was terminated as of the effective date of the initial public offering of Handspring, Inc. common stock in 2000 (“Handspring IPO”); however, its terms and conditions continue to control with respect to any outstanding awards granted under the 1998 Plan. As of June 30, 2007, outstanding awards issued under the 1998 Plan represent approximately 3.2% of the outstanding options and performance share grants outstanding under all of our equity compensation plans, excluding awards issued under our 1999 Employee Stock Purchase Plan. No awards have been granted under the 1998 Plan since the Handspring IPO and no awards will be granted under the 1998 Plan in the future.

The amendment to the 1998 Plan provides for adjustments to awards outstanding under the 1998 Plan due to certain changes in our capitalization, including certain adjustments in accordance with the terms of the Purchase Agreement. The board of directors has approved the amendment to the 1998 Plan, subject to approval of stockholders. The board of directors believes that the modifications provided for by the amendment are appropriate to reflect the intent of the capitalization adjustment and because the changes will treat the participants in this 1998 Plan the same as participants in Palm’s 1999 Stock Plan, pursuant to which the vast majority of Palm’s options have been granted. Incentive stock options, nonstatutory stock options and restricted stock were previously permitted to be granted under the 1998 Plan.

Pursuant to the Purchase Agreement, participants of the 1998 Plan who hold outstanding options granted under the 1998 Plan will become entitled to receive an adjustment to the number of shares subject to each such award (if applicable) and an adjustment to the exercise price of each such award in accordance with the terms and conditions of the Purchase Agreement, subject to the approval by Palm’s stockholders of the amendment to the 1998 Plan to permit such adjustments to the awards. The purpose of the adjustments is to maintain after the cash distribution the same intrinsic value of the options granted under the 1998 Plan prior to the cash distribution.

If stockholders approve the amendment to the 1998 Plan, the number of shares of common stock which have been authorized for issuance under the 1998 Plan, the number of shares covered by each outstanding award and the exercise price of each such outstanding award will be proportionately adjusted for certain changes in our corporate structure that affect the shares subject to the awards, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1998 Plan. Such determination will be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Purchase Agreement.

The amendment to the 1998 Plan is attached as Appendix G to this Proxy Statement, and the 1998 Plan as it existed prior to the amendment is available at Exhibit 10.1 of the Form S-8 filed with the SEC on October 29, 2003. For a summary of the principal terms of the 1998 Plan, see “Summary of the 1998 and 1999 Plans” beginning on page 89.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary under Rule 4350(i) of the Nasdaq Marketplace Rules to approve the amendment to the 1998 Plan.

The Palm board of directors has unanimously approved the amendment to the 1998 Plan. The board of directors of Palm believes that the amendment to the 1998 Plan is in the best interests of Palm and its stockholders and unanimously recommends that you vote “FOR” approval of the amendment to the 1998 Plan.

If stockholders do not approve the amendment to the 1998 Plan, the board of directors of Palm currently intends to grant additional awards to recipients of options under the 1998 Plan to maintain after the cash distribution the intrinsic value of the options granted under the 1998 Plan prior to the cash distribution. Such additional awards may result in further dilution to stockholders.

PROPOSAL NO. 5

APPROVAL OF THE AMENDMENT TO THE HANDSPRING 1999 EXECUTIVE EQUITY INCENTIVE PLAN

General Description and Rationale

We are asking stockholders to approve an amendment to the Handspring, Inc. 1999 Executive Equity Incentive Plan (“1999 Plan”). Pursuant to the Reorganization Agreement, we assumed all options granted under the 1999 Plan that were outstanding as of October 29, 2003. The 1999 Plan was terminated as of the effective date of the Handspring IPO; however, its terms and conditions continue to control with respect to any outstanding awards granted under the 1999 Plan. As of June 30, 2007, outstanding awards issued under the 1999 Plan represent less than 1% of the outstanding options and performance share grants outstanding under all of our equity compensation plans, excluding awards issued under our 1999 Employee Stock Purchase Plan. No awards have been granted under the 1999 Plan since the Handspring IPO and no awards will be granted under the 1999 Plan in the future.

The amendment to the 1999 Plan provides for adjustments to awards outstanding under the 1999 Plan due to certain changes in capitalization of us, including certain adjustments in accordance with the terms of the Purchase Agreement. The board of directors has approved the amendment to the 1999 Plan, subject to approval of stockholders. The board of directors believes that the modifications provided for by the amendment are appropriate to reflect the intent of the capitalization adjustment and because the changes will treat the participants in this 1999 Plan the same as participants in Palm’s 1999 Stock Plan, pursuant to which the vast majority of Palm’s options have been granted. Incentive stock options, nonstatutory stock options and restricted stock were previously permitted to be granted under the 1999 Plan.

Pursuant to the Purchase Agreement, participants of the 1999 Plan who hold outstanding options granted under the 1999 Plan will become entitled to receive an adjustment to the number of shares subject to each such award (if applicable) and an adjustment to the exercise price of each such award in accordance with the terms and conditions of the Purchase Agreement, subject to the approval of stockholders of the amendment to the 1999 Plan to permit such adjustments to the awards. The purpose of the adjustments is to maintain after the cash distribution the intrinsic value of the options granted under the 1999 Plan prior to the cash distribution.

If stockholders approve the amendment to the 1999 Plan, the number of shares of common stock which have been authorized for issuance under the 1999 Plan, the number of shares covered by each outstanding award and the exercise price of each such outstanding award will be proportionately adjusted for any of certain changes in our corporate structure that affect the shares subject to the awards, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1999 Plan. Such determination will be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Purchase Agreement.

The amendment to the 1999 Plan is attached as Appendix H to this Proxy Statement and the 1999 Plan as it existed prior to the amendment is available at Exhibit 10.2 of the Form S-8 filed with the SEC on October 29, 2003. For a summary of the principal terms of the 1998 Plan, see “Summary of the 1998 and 1999 Plans” beginning on page 89.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary under Rule 4350(i) of the Nasdaq Marketplace Rules to approve the amendment to the 1999 Plan.

The Palm board of directors has unanimously approved the amendment to the 1999 Plan. The board of directors of Palm believes that the amendment to the 1999 Plan is in the best interests of Palm and its stockholders and unanimously recommends that you vote “FOR” approval of the amendment to the 1999 Plan.

If stockholders do not approve the amendment to the 1999 Plan, the board of directors of Palm currently intends to grant additional awards to recipients of options under the 1999 Plan to maintain after the cash distribution the intrinsic value of the options granted under the 1999 Plan prior to the cash distribution. Such additional awards may result in further dilution to stockholders.

SUMMARY OF THE 1998 AND 1999 PLANS

The following summaries of the 1998 Plan and 1999 Plan (the “Plans”) do not contain all of the terms and conditions of the Plans, and are qualified in its entirety by reference to the 1998 Plan and 1999 Plan. You should refer to Appendix G and Exhibit 10.1 of the Form S-8 filed with the SEC on October 29, 2003 for a complete set of terms and conditions of the 1998 Plan. You should refer to Appendix H and Exhibit 10.2 of the Form S-8 filed with the SEC on October 29, 2003 for a complete set of terms and conditions of the 1999 Plan.

Purpose

The purpose of the Plans are to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future performance through the equity awards granted under the Plans.

No Future Awards

No awards have been granted under the Plans after the Handspring IPO and no additional awards will be granted under the Plans in the future. Approximately 10 persons currently hold awards granted under the 1998 Plan and approximately 5 persons currently hold awards granted under the 1999 Plan.

Administration of the Plans

The Plans are administered by the board of directors or a committee created by the board of directors (“Committee”). Subject to the terms of the Plans, the Committee has the authority, without limitation, to construe and interpret the Plans, any award agreement and any other agreement or document executed pursuant to the Plans. All determinations of the Committee are final and binding on us and all persons.

Eligibility

Incentive stock options (“ISOs”) under the Plans were available for grant only to employees. Nonstatutory stock options (“NSOs”) and restricted stock awards were available for grant to employees, officers, directors and consultants of Handspring, Inc. or any parent or subsidiary corporation of Handspring, Inc.

Terms and Conditions of Options

Each option granted under the Plans is evidenced by a written stock option agreement with the participant, and is subject to the following additional terms and conditions:

•

Exercise Price. The exercise price for the shares subject to each ISO is equal to at least 100% of the fair market value of the shares on the date of grant, except that an ISO granted to a 10% stockholder (as defined in the Plans) may not have an exercise price less than 110% of the fair market value per share of the common stock on the date of grant. The exercise price for the shares subject to each NSO is equal to at least 85% of the fair market value of the shares on the date of grant. The fair market value is determined by reference to the closing price for the common stock on the relevant date.

•

Exercisability of Options. Options granted under the 1998 Plan may be exercisable immediately (prior to vesting) but subject to our right of repurchase or may be exercisable within the times or upon the events determined by the Committee. Unless the participant is an officer, director or consultant of ours, options granted under the Plans are required to vest at the rate of no less than 20% per year over five years from the date of the option grant.

•

Expiration of Options. Options granted under the Plans expire no later than 10 years after the date of grant, except that incentive stock options granted to a 10% stockholder (as defined in the Plans) expire no later than five years after the date of grant. If a participant terminates his or her service with us before his or her option’s normal expiration date, the period of exercisability of the option varies, depending upon the reason for the termination.

•

Limitations. At the discretion of the Committee, shares purchased upon exercise of an option may be subject to our right of repurchase at any time within the later of 90 days after the participant’s termination of service with us and the date that the participant purchases the shares. Unless the participant is an officer, director or consultant of Palm, such right of repurchase lapses at the rate of no less than 20% per year over five years from the date the participant purchases the shares.

•

Modification, Extension and Renewal. The Committee may modify, extend or renew outstanding options and authorize the grant of new options in substitution, provided that any such action does not, without the participant’s consent, impair the participant’s rights under any option previously granted. Subject to the terms of the Plans, the Committee may reduce the exercise price of outstanding options without the participants’ consent.

•	Other Provisions. An option agreement may contain other terms, provisions and conditions not inconsistent with the Plans, as may be determined by the Committee.

Terms and Conditions of Restricted Stock Awards

Each restricted stock award granted under the Plans is evidenced by a written restricted stock purchase agreement with the participant, and is subject to the following additional terms and conditions:

•

Purchase Price. The purchase price for the restricted stock is equal to at least 85% of the fair market value of the common stock on the date of grant or at the time the purchase is consummated, except that restricted stock granted to a 10% stockholder (as defined under the Plans) may not have a purchase price less than 100% of the fair market value of the shares on the date of grant or at the time the purchase is consummated.

•

Limitations. At the discretion of the Committee, restricted stock may be subject to our right to repurchase unvested restricted stock at any time within the later of 90 days after the participant’s termination of service with us and the date that the participant purchases the shares. Unless the participant is an officer, director or consultant of us, such right of repurchase lapses at the rate of no less than 20% per year over five years from the date the participant purchases the shares.

•	Other Provisions. A restricted stock purchase agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Plan, as may be determined by the Committee.

Nontransferability of Awards

Awards granted under the Plans are not transferable or assignable by the participant, other than by will or by the applicable laws of descent and distribution, and may not be made subject to execution, attachment or similar process.

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Sale of Assets

If the amendments to the Plans are approved by stockholders, then the number of shares of common stock which have been authorized for issuance under the Plans, the number of shares covered by each outstanding award and the exercise price of each such outstanding award will be proportionately adjusted for any dividend or distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares, or other similar change in our corporate structure affecting the shares in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plans. Such adjustment shall be made by the Committee, whose determination will be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Purchase Agreement.

In the event of our dissolution or liquidation, a merger or consolidation in which we are not the surviving corporation, a merger in which we are the surviving corporation but after which stockholders immediately prior to such merger cease to own their shares or other equity interests of us, or the sale of all or substantially all of our assets, any or all outstanding awards may be assumed, converted, replaced, or substituted. The successor or acquiring corporation may also issue, in place of outstanding shares held by the participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable than those that applied to the outstanding shares immediately prior to the transaction. If the successor or acquiring corporation does not assume or substitute the awards, then the awards will vest in full and become exercisable prior to the consummation of such corporate transaction at such times and on such conditions that the Committee determines, and the awards will terminate upon the consummation of such corporate transaction.

Exchange and Buyout

The Plans permit the issuance of new awards in exchange for the surrender and cancellation of any or all outstanding awards, subject to the terms and conditions as the Committee and participant may agree. The Plans also permits the Committee to buy a previously granted award from a participant for payment in cash, shares (including restricted stock) or other consideration, based on such terms and conditions to which the Committee and the participant may agree.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations for U.S. taxpayers receiving options under the Plans and certain tax effects on us, based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

•

Nonstatutory Stock Options. NSOs granted pursuant to the Plans (that is, options that are not “incentive stock options” as defined in Section 422 of the Code) will not qualify for any special tax benefits to the participant. A participant does not recognize any taxable income at the time he or she is granted an option under the Plans. Upon exercise, the participant generally recognizes taxable income measured by the excess of the then fair market value of the shares over the exercise price of the option. We are generally is entitled to a deduction for federal income tax purposes in the same amount as the ordinary income recognized by the participant. Upon a disposition of such shares by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as ordinary income as provided above, generally is treated as long-term or short-term capital gain or loss, depending on the holding period.

•

Incentive Stock Options. No taxable income is reportable when an ISO is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is similar as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

•

Restricted Stock. A participant generally will not have taxable income at the time an award of restricted stock is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Amendment and Termination of the Plans

The board of directors may amend or terminate the Plans in any respect, including without limitation amendment of any form of award agreement or instrument to be executed pursuant to the Plans.

PROPOSAL NO. 6

APPROVAL OF THE AMENDMENT TO THE HANDSPRING 2000 EQUITY INCENTIVE PLAN

General Description and Rationale

We are asking stockholders to approve an amendment to the Handspring, Inc. 2000 Equity Incentive Plan (“2000 Plan”). Pursuant to the Reorganization Agreement, we assumed all options granted under the 2000 Plan that were outstanding as of October 29, 2003. We terminated the 2000 Plan as of such date; however, the 2000 Plan’s terms and conditions continue to control with respect to any outstanding awards granted under the 2000 Plan. As of June 30, 2007, outstanding awards issued under the 2000 Plan represent approximately 2.3% of the outstanding options and performance share grants outstanding under all of our equity compensation plans, excluding awards issued under our 1999 Employee Stock Purchase Plan. No additional awards have been granted under the 2000 Plan after such date and no awards will be granted under the 2000 Plan in the future.

The amendment to the 2000 Plan provides for adjustments to awards outstanding under the 2000 Plan due to certain changes in our capitalization, including certain adjustments in accordance with the terms of the Purchase Agreement. The board of directors has approved the amendment to the 2000 Plan, subject to approval of stockholders. The board of directors believes that the modifications provided for by the amendment are appropriate to reflect the intent of the capitalization adjustment and because the changes will treat the participants in this 2000 Plan the same as participants in Palm’s 1999 Stock Plan, pursuant to which the vast majority of Palm’s options have been granted. ISOs, NSOs, restricted stock and stock bonuses were previously permitted to be granted under the 2000 Plan.

Pursuant to the Purchase Agreement, participants who hold outstanding options granted under the 2000 Plan will become entitled to receive an adjustment to the number of shares subject to each such award (if applicable) and an adjustment to the exercise price of each such award in accordance with the terms and conditions of the Purchase Agreement, subject to the approval of stockholders of the amendment to the 2000 Plan to permit such adjustments to the awards. The purpose of the adjustments is to maintain after the cash distribution the intrinsic value of the options granted under the 1999 Plan prior to the cash distribution.

If the stockholders approve the amendment to the 2000 Plan, the number of shares of our common stock which have been authorized for issuance under the 2000 Plan, the maximum number of shares an individual may receive pursuant to awards under the 2000 Plan in any year, the number of shares to be granted automatically to outside directors, the number of shares covered by each outstanding award and the exercise price of each such outstanding award will be proportionately adjusted for any of certain changes in our corporate structure that affect the shares subject to the awards, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2000 Plan. Such determination will be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Purchase Agreement.

The amendment to the 2000 Plan is attached as Appendix I to this Proxy Statement and the 2000 Plan as it existed prior to the amendment is available at Exhibit 10.3 of the Form S-8 filed with the SEC on October 29, 2003. The following summary of the 2000 Plan does not contain all of the terms and conditions of the 2000 Plan, and is qualified in its entirety by reference to the 2000 Plan. You should refer to Appendix I and Exhibit 10.3 of the Form S-8 filed with the SEC on October 29, 2003 for a complete set of terms and conditions of the 2000 Plan.

Summary of the Handspring, Inc. 2000 Equity Incentive Plan

Purpose

The purpose of the 2000 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future performance through the equity awards.

No Future Awards

No additional awards have been granted under the 2000 Plan since October 28, 2003 and no awards will be granted under the 2000 Plan in the future. Approximately 85 persons currently hold awards granted under the 2000 Plan.

Administration of the 2000 Plan

The 2000 Plan is administered by the Committee. Subject to the terms of the 2000 Plan, the Committee has the authority without limitation to construe and interpret the 2000 Plan, any award agreement and any other agreement or document executed pursuant to the 2000 Plan. All determinations of the Committee are final and binding on us and all persons.

Eligibility

ISOs under the 2000 Plan were available for grant only to employees. NSOs, restricted stock awards and stock bonuses were available for grant to officers, directors, employees, consultants, independent contractors and advisors of Handspring, Inc. or any parent or subsidiary corporation of Handspring, Inc.

Terms and Conditions of Options

Each option granted under the 2000 Plan is evidenced by a written stock option agreement with the participant, and is subject to the following additional terms and conditions:

•

Exercise Price. The exercise price for the shares subject to each ISO is equal to at least 100% of the fair market value of the shares on the date of grant, except that an ISO granted to a 10% stockholder (as defined in the 2000 Plan) may not have an exercise price less than 110% of the fair market value per share of the common stock on the date of grant. The exercise price for the shares subject to each NSO is equal to at least 85% of the fair market value of the shares on the date of grant. The fair market value is determined by reference to the closing price for the common stock on the relevant date.

•	Exercisability of Options. Options granted under the 2000 Plan are exercisable within the times or upon the events determined by the Committee.

•

Expiration of Options. Options granted under the 2000 Plan expire no later than 10 years after the date of grant, except that incentive stock options granted to a 10% stockholder (as defined in the 2000 Plan) expire no later than five years after the date of grant. If a participant terminates his or her service with us before his or her option’s normal expiration date, the period of exercisability of the option varies, depending upon the reason for the termination.

•

Modification, Extension and Renewal. The Committee may modify, extend or renew outstanding options and authorize the grant of new options in substitution, provided that any such action does not, without the participant’s consent, impair the participant’s rights under any option previously granted. Subject to the terms of the 2000 Plan, the Committee may reduce the exercise price of outstanding options without the participants’ consent.

•	Other Provisions. An option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan, as may be determined by the Committee.

Terms and Conditions of Automatic Grants to Outside Directors

Under the 2000 Plan, each individual who first became an outside director of Handspring, Inc. automatically received an option to purchase 37,500 shares on the date that he or she was first appointed or elected as an outside director (“initial grant”). Each outside director of Handspring, Inc. also automatically received an option to purchase 11,250 shares immediately following each annual meeting of stockholders of Handspring, Inc. after first becoming an outside director if he or she was a member of the Handspring, Inc. board of directors on that date and had served continuously as such for at least the immediately preceding one year (“ongoing grant”). Each option granted automatically to an outside director is subject to the following additional terms and conditions:

•	Exercise Price. The exercise price for the shares subject to each option granted automatically to an outside director is equal to 100% of the fair market value of the shares on the date of grant.

•

Exercisability. Each option granted automatically to an outside director becomes exercisable as to 25% of the shares subject to such option on the one-year anniversary of the grant date, and thereafter as to 2.08333% of the shares at the end of each full succeeding month, subject to the outside director remaining a director or consultant of ours through each such relevant date.

Terms and Conditions of Restricted Stock Awards

Each restricted stock award granted under the 2000 Plan is evidenced by a written restricted stock purchase agreement with the participant, and is subject to the following additional terms and conditions:

•

Purchase Price. The purchase price for the restricted stock is determined by the Committee on the date of grant, except that restricted stock granted to a 10% stockholder (as defined in the 2000 Plan) may not have a purchase price less than 100% of the fair market value of the shares on the date of grant.

•	Other Provisions. A restricted stock purchase agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan, as may be determined by the Committee.

Terms and Conditions of Stock Bonuses

A stock bonus is an award of shares, which may consist of restricted stock, for services rendered to us and may be subject to the satisfaction of performance goals set out in advance in writing. Each stock bonus award granted under the 2000 Plan is evidenced by a written stock bonus agreement between us and the participant, and is subject to the following additional terms and conditions:

•

Performance Goals. If a stock bonus award is being earned upon satisfaction of performance goals, the Committee will determine the terms of the performance period, the performance factors to be used to measure the performance, if any, and the number of shares that may be awarded.

•

Form of Payment. The earned portion of a stock bonus may be paid in cash or whole shares or a combination of both, either in lump sum or in installments, and on a current or deferred basis as the Committee will determine.

Nontransferability of Awards

Unless otherwise determined by the Committee, awards granted under the 2000 Plan generally are not transferable or assignable by the participant, other than by will or by the applicable laws of descent and distribution, and may not be made subject to execution, attachment or similar process. However, unless otherwise determined by the Committee, nonstatutory stock options granted under the 2000 Plan may be transferred during a participant’s lifetime to the participant’s family member by gift or through a domestic relations order.

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Sale of Assets

If the amendment to the 2000 Plan is approved by stockholders, then the number of shares of common stock which have been authorized for issuance under the 2000 Plan, the maximum number of shares an individual may receive pursuant to awards under the 2000 Plan in any year, the number of shares to be granted automatically to outside directors, the number of shares covered by each outstanding award and the exercise price of each such outstanding award will be proportionately adjusted for any dividend or distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares, or other similar change in our corporate structure affecting the shares in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2000 Plan. Such adjustment shall be made by the Committee, whose determination will be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Purchase Agreement.

In the event of our dissolution or liquidation, a merger or consolidation in which we are not the surviving corporation, a merger in which we are the surviving corporation but after which stockholders immediately prior to such merger cease to own their shares or other equity interests of us, or the acquisition, sale or transfer of more than 50% of our outstanding shares in a tender offer or similar transaction (“corporate transaction”), any or all outstanding awards may be assumed, converted or replaced. However, if a participant is terminated from service with us without cause within one year of such corporate transaction, the vesting of all of the participant’s outstanding awards will accelerate as to an additional 25% of the unvested shares as of such termination date. Alternatively, the successor corporation may substitute for the awards. Notwithstanding any terms of the 2000 Plan to the contrary, options granted automatically to outside directors will accelerate in full prior to the consummation of such corporate transaction and terminate three months following the consummation of such corporate transaction. The successor or acquiring corporation may also issue, in place of outstanding shares held by the participant, substantially similar shares or other property subject to repurchase restrictions and other provisions. If the successor or acquiring corporation does not assume or substitute the awards, the awards will terminate upon the consummation of such corporate transaction at such times and on such conditions that the Committee determines. Notwithstanding any provision to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all awards will accelerate upon a corporate transaction.

Exchange and Buyout

The 2000 Plan permits the issuance of new awards in exchange for the surrender and cancellation of any or all outstanding awards, subject to the terms and conditions as the Committee and participant may agree. The 2000 Plan also permits the Committee to buy a previously granted award from a participant for payment in cash, shares (including restricted stock) or other consideration, based on such terms and conditions to which the Committee and the participant may agree.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations for U.S. taxpayers receiving options under the 2000 Plan and certain tax effects on us, based upon the provisions of the Code, as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

•

Nonstatutory Stock Options. NSOs granted pursuant to the 2000 Plan will not qualify for any special tax benefits to the participant. A participant does not recognize any taxable income at the time he or she is granted an option under the 2000 Plan. Upon exercise, the participant generally recognizes taxable income measured by the excess of the then fair market value of the shares over the exercise price of the option. We are generally entitled to a deduction for federal income tax purposes in the same amount as the ordinary income recognized by the participant. Upon a disposition of such shares by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as ordinary income as provided above, generally is treated as long-term or short-term capital gain or loss, depending on the holding period.

•

Incentive Stock Options. No taxable income is reportable when an ISO is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is similar as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

•

Restricted Stock and Stock Bonuses. A participant generally will not have taxable income at the time an award of restricted stock or stock bonus is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award (but not a stock bonus award) may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Amendment and Termination

The board of directors may amend or terminate the 2000 Plan in any respect, including without limitation amendment of any form of award agreement or instrument to be executed pursuant to this 2000 Plan.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary under Rule 4350(i) of the Nasdaq Marketplace Rules to approve the amendment to the 2000 Plan.

The Palm board of directors has unanimously approved the amendment to the 2000 Plan. The board of directors of Palm believes that the amendment to the 2000 Plan is in the best interests of Palm and its stockholders and unanimously recommends that you vote “FOR” approval of the amendment to the 2000 Plan.

If stockholders do not approve the amendment to the 2000 Plan, the board of directors of Palm currently intends to grant additional awards to recipients of options under the 2000 Plan to maintain after the cash distribution the intrinsic value of the options granted under the 2000 Plan prior to the cash distribution. Such additional awards may result in further dilution to stockholders.

PROPOSAL NO. 7

APPROVAL OF THE AMENDMENT TO THE 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

General Description and Rationale

We are asking stockholders to approve an amendment to the 2001 Stock Option Plan for Non-Employee Directors (“2001 Director Plan”) to provide for adjustments to awards issuable and awards outstanding under the 2001 Plan for certain changes in our capitalization, including certain adjustments in accordance with the terms of the Purchase Agreement, and to provide that the lead independent director of Palm shall be entitled to an annual option grant for 5,000 shares, in addition to other option grants to which he or she may be entitled under such plan. A final determination as to who will be our lead independent director has not been made. The board of directors has approved the amendment to the 2001 Director Plan, subject to approval of stockholders.

Our non-employee directors currently are eligible to participate in the 2001 Director Plan pursuant to which they receive automatic, non-discretionary grants of stock options. Although the our non-employee directors have an interest in having the amendment to the 2001 Director Plan approved because they will benefit from the approval, the board of directors believes that the modifications are appropriate to reflect the intent of the capitalization adjustment and because the changes will treat the participants in the 2001 Director Plan the same as participants in Palm’s 1999 Stock Plan, pursuant to which the vast majority of Palm’s options have been granted. As of the record date, outstanding awards issued under the 2001 Director Plan represent approximately 5.2% of the outstanding options and performance share grants outstanding under all of our equity compensation plans, excluding awards issued under our 1999 Employee Stock Purchase Plan.

Pursuant to the Purchase Agreement, participants who hold outstanding options granted under the 2001 Director Plan will become entitled to receive an adjustment to the number of shares subject to each such option (if applicable) and an adjustment to the exercise price of each such award in accordance with the terms and conditions of the Purchase Agreement, subject to the approval of stockholders of the amendment to the 2001 Director Plan to permit such adjustments to the awards. The purpose of the adjustments is to maintain after the cash distribution the intrinsic value of the options granted under the 1999 Plan prior to the cash distribution.

If the stockholders approve the amendment to the 2001 Director Plan, the number of shares of common stock which have been authorized for issuance under the 2001 Director Plan, the number of shares to be granted to non-employee directors for service on the board of directors or as a committee chair, committee member or chairman of the board of directors, the number of shares covered by each outstanding option and the exercise price of each such outstanding option will be proportionately adjusted for certain changes in our corporate structure that affect the shares subject to the options in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2001 Director Plan. Such determination will be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Purchase Agreement.

The amendment to the 2001 Director Plan is attached as Appendix J to this Proxy Statement and the 2001 Director Plan as it existed prior to the amendment is available at Exhibit 10.13 of our Form 10-Q filed with the SEC on October 5, 2006. The following summary of the 2001 Director Plan does not contain all of the terms and conditions of the 2001 Director Plan, and is qualified in its entirety by reference to the 2001 Director Plan. You should refer to Appendix J and Exhibit 10.13 of our Form 10-Q filed with the SEC on October 5, 2006 for a complete set of terms and conditions of the 2001 Director Plan.

Summary of 2001 Stock Option Plan for Non-Employee Directors

Purpose

The purpose of the 2001 Director Plan is to attract and retain the best available individuals for service as non-employee directors. The 2001 Director Plan is also intended to closely align the interests of the non-employee directors with those of our stockholders by making a significant portion of their compensation directly related to the total return performance of our common stock. The 2001 Director Plan is further intended to encourage stock ownership on the part of non-employee directors.

Shares Reserved for Issuance

The board of directors has reserved a total of 1,900,000 shares of common stock for issuance under the 2001 Director Plan. If an option granted under the 2001 Director Plan expires or is cancelled for any reason without having been fully exercised or vested, the unvested or cancelled shares will be returned to the available pool of shares reserved for issuance under the 2001 Director Plan.

Administration of the 2001 Director Plan

The 2001 Director Plan is administered by the compensation committee of the board of directors. Subject to the terms of the 2001 Director Plan, the compensation committee has the sole discretion to interpret the provisions of the 2001 Director Plan and outstanding options. All decisions of the compensation committee are final and binding on all persons, and will be given the maximum deference permitted by law.

Eligibility

Options under the 2001 Director Plan may be granted only to non-employee directors. Non-employee directors will receive annual, automatic, nondiscretionary grants of stock options, as described below. As of June 30, 2007, seven non-employee directors were eligible to receive grants under the 2001 Director Plan.

Initial Grants

Each individual who first becomes a Non-Employee Director will automatically receive an option to purchase 24,000 shares on the date that he or she is first appointed or elected as a non-employee director.

Ongoing Grants

Each non-employee director will also automatically receive an option to purchase 12,000 shares on the date of each subsequent annual meeting after first becoming a non-employee director if he or she is a non-employee director on that date and has served as such for at least the immediately preceding six months.

Additional Grants

In addition to the initial and/or ongoing grants of options described above, a non-employee director may be eligible to receive the following grants based on his or her service as the Chairman of a standing committee of the board of directors (a “Committee Chair”), a member of a standing committee of the board of directors (a “Committee Member”), and/or the Chairman of the board of directors:

•

Grants for Service as a Committee Chair. Each non-employee director who first becomes a Committee Chair will automatically receive an option to purchase 5,000 shares on the date that he or she is first appointed as a Committee Chair. Each non-employee director will also automatically receive an option to purchase 5,000 shares on the date of each subsequent annual meeting if he or she is a Committee Chair on that date and has served as such for at least the immediately preceding six months. A non-employee director will be entitled to receive more than one option for service as a Committee Chair to the extent that, on any grant date, he or she is the Chairman of more than one standing committee of the board of directors.

•	Grants for Service as a Committee Member. Each non-employee director who first becomes a Committee Member will automatically receive an option to purchase 4,000 shares on the date that he or she is first appointed as a Committee Member. Each non-employee director who has received an option pursuant to the foregoing will also automatically receive an option to purchase 4,000 shares on the date of each subsequent annual meeting if he or she is a Committee Member on that date and has served as such for at least the immediately preceding six months. A non-employee director will be entitled to receive more than one option for service as a Committee Member to the extent that, on any grant date, he or she has a qualifying membership on more than one standing committee of the board of directors. However, a non-employee director may not receive an option for service as a Committee Member on any standing committee with respect to which he or she is entitled to receive an option for his or her service as a Committee Chair of that committee.

•

Grants for Service as Chairman of the Board. Each non-employee director who is the Chairman of the board of directors on the date of an annual meeting will automatically receive an option to purchase 8,000 shares of common stock on that date. Such option granted will be in addition to any other options to which the non-employee director may be entitled for service as a non-employee director, Committee Chair or Committee Member.

Terms and Conditions of Options

Each option granted under the 2001 Director Plan is evidenced by a written stock option agreement with the participant, and is subject to the following additional terms and conditions:

•

Exercise Price. The exercise price for the shares subject to each option is equal to 100% of the fair market value of the shares on the date of grant. The fair market value is determined by reference to the closing sale price for the common stock on the relevant date.

•

Exercisability of Options. Each option will become exercisable in three equal annual installments, beginning on the first anniversary of the applicable grant date (assuming that he or she remains a non-employee director through each scheduled vesting date), except as follows. If a change of control (as defined in the 2001 Director Plan) occurs and a participant will cease to be a non-employee director as an immediate and direct consequence of the change of control, his or her outstanding options will become fully vested and exercisable on the date of the change of control. If a participant’s service on the board of directors terminates due to his or her death, his or her outstanding options will immediately vest in full.

•

Expiration of Options. Options granted prior to October 5, 2006 expire no later than 10 years after the date of grant and options granted on or after October 5, 2006 expire no later than 7 years after the date of grant. If a participant terminates his or her service on the board of directors before his or her option’s normal expiration date, the period of exercisability of the option varies, depending upon the reason for the termination. However, the option may not be exercised later than the original expiration date (except in cases of death, in which case the option remains exercisable for one year after the date of death).

•

Nontransferability of Options. Unless otherwise determined by the Committee, options granted under the 2001 Director Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

•	Other Provisions. An option agreement may contain other terms, provisions and conditions not inconsistent with the 2001 Director Plan, as may be determined by the Committee.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Sale of Assets.

If the amendment to the 2001 Director Plan is approved by stockholders, then the number of shares of common stock which have been authorized for issuance under the 2001 Director Plan, the number of shares to be granted to non-employee directors for service on the board of directors or as a Committee Chair, Committee Member or Chairman of the board of directors, the number of shares covered by each outstanding option and the exercise price of each such outstanding option will be proportionately adjusted for any dividend or distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares, or other similar change in our corporate structure affecting the shares in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2001 Director Plan. Such adjustment shall be made by the board of directors, whose determination will be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Purchase Agreement.

In the event of our proposed liquidation or dissolution, any unexercised options will terminate immediately prior to the consummation of the liquidation or dissolution.

In the event of our merger with or into another corporation or the sale of substantially all of our assets, each outstanding option may be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not assume an outstanding option or substitute for it an equivalent option, the option will become fully vested and exercisable, including as to shares for which it would not otherwise be exercisable. If an option becomes fully vested and exercisable in lieu of such assumption or substitution, the Committee will notify the participant that the option is fully exercisable for 30 days from the date of such notice and that the option terminates upon expiration of such period.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax considerations for U.S. taxpayers receiving options under the 2001 Director Plan and certain tax effects on us, based upon the provisions of the Code, as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, it does not purport to be complete and does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Options granted pursuant to the 2001 Director Plan are NSOs and will not qualify for any special tax benefits to the participant. A participant does not recognize any taxable income at the time he or she is granted an option under the 2001 Director Plan. Upon exercise, the participant generally recognizes taxable income measured by the excess of the then fair market value of the shares over the exercise price of the option. We are generally entitled to a deduction for federal income tax purposes in the same amount as the ordinary income recognized by the participant. Upon a disposition of such shares by the participant, any difference between the sale price and the participant’s exercise price, to the extent not recognized as ordinary income as provided above, generally is treated as long-term or short-term capital gain or loss, depending on the holding period.

Amendment and Termination of the 2001 Director Plan

The board of directors, in its sole discretion, may amend or terminate the 2001 Director Plan, or any part thereof, at any time and for any reason. However, no such amendment or termination may, without the consent of the participant, alter or impair any rights under any outstanding option.

Awards to be Granted to Certain Individuals and Groups

Under the 2001 Director Plan, each non-employee director who first becomes a non-employee director after October 28, 2003 is automatically granted an option to purchase 24,000 shares of Palm common stock on the date such person becomes a director. Each non-employee director is also automatically granted options to purchase shares of Palm common stock on the date of each annual meeting after October 28, 2003 if he or she is a non-employee director on the date of such annual meeting and has served as such for at least the immediately preceding six months. In addition, under the 2001 Director Plan, a non-employee director may be eligible to receive automatic grants of options based on his or her service on a standing committee of the board of directors.

For further information regarding these grants, please see the section of this proxy statement entitled “Compensation of Directors – Stock Compensation.”

The following table sets forth the total number of shares of the Company’s common stock subject to options that will be granted under the 2001 Director Plan to the listed persons and groups assuming that the composition of Palm’s board of directors and its standing committees will be the same on the date of the 2007 annual meeting as it is on the date of this proxy statement. We have also assumed that the fair market value of Palm’s common stock on the date of the 2007 annual meeting is $17.50 per share. We note that, Eric Benhamou and D. Scott Mercer have indicated that they will resign from the board of directors upon completion of the Transaction. Accordingly, the composition of the board of directors and its standing committees will change if the Transaction is consummated. We also note that, if the amendment to the 2001 Director Plan is approved, the exercise price of each outstanding option under the 2001 Director Plan will be adjusted in accordance with one of the three methods discussed in the section entitled “The Transaction—Adjustments to Stock Options and Other Equity Awards” beginning on page 41 and illustrations of the effect of the adjustments on the aggregate number of stock options held by each executive officer and director and the weighted average exercise price per share of such options is included in the section entitled “The Transaction—Interests of Palm’s Officers and Directors in the Transaction” beginning on page 43.

Name and Position	Weighted Average Exercise Price of Options Granted	Number of Units under 2001 Director Plan
Edward T. Colligan	$0	0
Andrew J. Brown	$0	0
Michael R. Farese	$0	0
C. John Hartnett	$0	0
Ronald R. Rhodes	$0	0
Executive Group	$0	0
Non-Executive Director Group	$17.50	127,000
Non-Executive Officer Employee Group	$0	0

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary under Rule 4350(i) of the Nasdaq Marketplace Rules to approve the amendment to the 2001 Director Plan.

The Palm board of directors has unanimously approved the amendment to the 2001 Director Plan. The board of directors of Palm believes that the amendment to the 2001 Director Plan is in the best interests of Palm and its stockholders and unanimously recommends that you vote “FOR” approval of the amendment to the 2001 Director Plan.

If stockholders do not approve the amendment to the 2001 Director Plan, the board of directors of Palm currently intends to grant additional awards to recipients of options under the 2001 Director Plan to maintain after the cash distribution the intrinsic value of the options granted under the 2001 Director Plan prior to the cash distribution. Such additional awards may result in further dilution to stockholders.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes Palm’s equity compensation plans as of June 1, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	14,114,733	(1)	$14.02	16,099,004	(2)(3)
Equity compensation plans not approved by security holders	—		—	—

(1)	This number of shares does not include outstanding options to purchase 936,164 shares of Palm common stock assumed through various mergers and acquisitions. At June 1, 2007 these assumed options had a weighted average exercise price of $6.02 per share. Except for shares of common stock underlying the options outstanding under the plans assumed through such mergers and acquisitions, there are no shares of common stock reserved under these plans, including shares for new grants. In the event that any such assumed option is not exercised, no further option to purchase shares of common stock will be issued in place of such unexercised option. However, we have the authority, if necessary, to reserve additional shares of common stock under these plans to the extent such shares are necessary to effect an adjustment to maintain option value, including intrinsic value, of the outstanding options under these plans in specific circumstances.

(2)	This number of shares includes 7,387,182 shares of common stock reserved for future issuance under our 1999 Employee Stock Purchase Plan, as amended (the “1999 ESPP”), 7,840,980 shares of Palm common stock reserved for future issuance under the Palm 1999 Stock Plan, and 870,842 shares of Palm common stock reserved for future issuance under the 2001 Stock Option Plan for Non-Employee Directors.

(3)	The Palm 1999 Stock Plan also provides for annual increases on the first day of each fiscal year in the number of shares available for issuance under the Palm 1999 Stock Plan equal to 5% of the outstanding shares of Palm common stock on such date, or a lesser amount as may be determined by the board of directors. In addition, the 1999 ESPP provides for annual increases on the first day of each fiscal year in the number of shares available for issuance under the 1999 ESPP equal to the lesser of 2% of the outstanding shares of common stock on such date, 1,479,582 shares or the amount determined by the board of directors.

PROPOSAL NO. 8

ELECTION OF TWO CLASS II DIRECTORS

The number of directors authorized by Palm’s bylaws is currently fixed at eight. Palm’s bylaws provide that the directors shall be divided into three classes, with the classes of directors serving for staggered three-year terms. Class II currently has two members, whose terms will expire as of the date of the annual meeting.

A stockholder may not cast votes for more than two nominees. The two Class II directors to be elected at the annual meeting are to be elected to hold office until the 2010 annual meeting of stockholders or until their successors have been appointed or elected and qualified.

Palm’s nominees for election to Class II of the board of directors at the annual meeting are Gordon A. Campbell and Donna L. Dubinsky. If a nominee declines to serve or becomes unavailable for any reason (although the board of directors knows of no reason to anticipate that this will occur), the board of directors may designate a substitute nominee or reduce the size of the board. If the board designates a substitute nominee, the persons named as proxies will vote "for" that substitute nominee.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary to elect Gordon A. Campbell and Donna L. Dubinsky as Class II directors under our Bylaws. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum and will have the effect of a vote against the election of such directors.

The board of directors unanimously recommends that the stockholders vote “FOR” the election of Gordon A. Campbell and Donna L. Dubinsky as Class II directors of the board of directors of Palm.

Nominees and Other Directors

The following is the name and age of each nominee and each director of Palm whose term of office continues after the annual meeting, the period during which each has served as a director of Palm and the principal occupation of each during the past five years. Each nominee is currently serving as a director of Palm.

Nominees for Election as Class II Directors Serving for a Term Expiring in 2010

Gordon A. Campbell

Age 63

President, Techfarm, Inc.

Gordon A. Campbell has served as one of our directors since September 1999. Mr. Campbell was the founder and, since 1993, has been President of Techfarm, Inc., a company formed to launch technology-based start-up companies. Mr. Campbell is also a director of Bell Microproducts, Inc. Mr. Campbell holds a B.S. in physics from the University of Minnesota.

Donna L. Dubinsky

Age 52

Chairman and Chief Executive Officer, Numenta, Inc.

Donna L. Dubinsky has served as one of our directors since October 2003. Ms. Dubinsky was a co-founder and, since March 2005, has been the Chief Executive Officer and Chair of the board of directors of Numenta, Inc., a developer of computer memory systems. Ms. Dubinsky was a co-founder of Handspring, Inc., a developer and seller of handheld computers and smartphones, and from July 1998 until Handspring was acquired by Palm in October 2003 she was the Chief Executive Officer and a director. From July 2002 until September 2002, she also served as the Acting Chief Financial Officer of Handspring, Inc. From July 1992 until July 1998, Ms. Dubinsky served as Chief Executive Officer and was a director of Palm Computing, Inc., a predecessor of Palm. Ms. Dubinsky is also a member of Yale Corporation and is a Trustee of the Computer History Museum. She holds a B.A. in history from Yale University and an M.B.A. from the Harvard Graduate School of Business Administration.

Incumbent Class III Directors Serving for a Term Expiring in 2008

Eric A. Benhamou

Age 51

Chairman and Chief Executive Officer, Benhamou Global Ventures LLC

Eric A. Benhamou has served as the Chairman of our board of directors since September 1999 and also served as the Chief Executive Officer from November 2001 until October 2003. Since January 2004, Mr. Benhamou has been Chairman and Chief Executive Officer of Benhamou Global Ventures LLC, an investment company specializing in information technology, which he founded. From September 1990 to December 2000, he served as Chief Executive Officer of 3Com Corporation, a provider of voice and data networking products, services and solutions and the parent company of Palm prior to its initial public offering. Mr. Benhamou also serves as Chairman of the boards of directors of Cypress Semiconductor Inc. and 3Com Corporation and is a director of RealNetworks, Inc. and SVB Financial Group. Mr. Benhamou serves on the Executive Committee of TechNet and is an adjunct professor of Entrepreneurship and Family enterprise at INSEAD School of Business. In addition, he serves on the board of the New America Foundation, on the Computer Science and Telecommunications Board, on the Markle Task Force on Information Security, on the Stanford University School of Engineering Board of Advisors, on the advisory board of INSEAD, as Vice Chairman of the board of governors of Ben Gurion University and as Chairman of the Israel Venture Network. Previously, he served on the President’s Information Technology Advisory Committee. Mr. Benhamou holds an M.S. from Stanford University’s School of Engineering, a Diplôme d’Ingénieur from Ecole National Supérieure d’Arts et Métiers, Paris and honorary doctoral degrees from Ben Gurion University of the Negev, Widener University, Western University and the University of South Carolina.

Edward T. Colligan

Age 46

President and Chief Executive Officer, Palm, Inc.

Edward T. Colligan has served as one of our directors since May 2005. Mr. Colligan has served as Chief Executive Officer since May 2005 and as President since June 2004. Mr. Colligan also served as interim Chief Executive Officer from February 2005 to May 2005. From October 2003 until June 2004, he served as Senior Vice President and General Manager of Palm’s Wireless Business Unit. Prior to joining Palm in October 2003, Mr. Colligan was a co-founder and the President from October 2002 to October 2003 and the Chief Operations Officer from July 2001 to October 2003 of Handspring, Inc., a developer and seller of handheld computers and smartphones. From October 1998 through July 2001, he served as Senior Vice President, Marketing and Sales, of Handspring. Mr. Colligan holds a B.A. in political science from the University of Oregon.

D. Scott Mercer

Age 56

Private Investor

D. Scott Mercer has served as one of our directors since June 2005. From May 2005 until November 2005, Mr. Mercer served as the interim Chief Executive Officer of Adaptec, Inc., a provider of storage solutions. From February 2004 until December 2004, he served as a Senior Vice President and Advisor to the Chief Executive Officer of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries. Prior to that Mr. Mercer was a Senior Vice President and the Chief Financial Officer, from

October 2001 to January 2004, of Western Digital Corporation. Mr. Mercer is also a director of Adaptec, Inc., Conexant Systems, Inc. and SMART Modular Technologies (WWH), Inc. Mr. Mercer holds a B.S. in accounting from California Polytechnic University, Pomona.

Incumbent Class I Directors Serving for a Term Expiring in 2009

William T. Coleman

Age 59

Chief Executive Officer, Cassatt Corporation

William T. Coleman has served as one of our directors since July 2006. Mr. Coleman has been the Chief Executive Officer of Cassatt Corporation, a provider of solutions to automate information technology operations, since September 2003. Prior to joining Cassatt, Mr. Coleman was the Chairman and Chief Executive Officer, from January 1995 until August 2002 and October 2001, respectively, of BEA Systems, Inc., a provider of enterprise infrastructure software, and the Chief Customer Advocate from October 2001 until September 2004. Mr. Coleman is also a director of Symantec Corporation. Mr. Coleman holds a B.S. in computer science from the U.S. Air Force Academy, an M.S. in computer science and computer engineering from Stanford University and an honorary doctorate from the University of Colorado.

Bruce W. Dunlevie

Age 50

Managing Member, Benchmark Capital

Bruce W. Dunlevie has served as one of our directors since October 2003. Mr. Dunlevie has been a Managing Member of Benchmark Capital, a venture capital firm, since its founding in May 1995. He served as a director of Handspring, Inc., a developer and seller of handheld computers and smartphones, from October 1998 to October 2003. He is also a director of Rambus, Inc. Mr. Dunlevie holds a B.A. from Rice University and an M.B.A. from the Stanford School of Business.

Robert C. Hagerty

Age 55

Chairman and Chief Executive Officer, Polycom, Inc.

Robert C. Hagerty has served as one of our directors since September 2005. Mr. Hagerty has been the Chief Executive Officer of Polycom, Inc., a provider of personal video systems, video and voice collaboration infrastructures and conference phones, since July 1998. He previously served as President and Chief Operating Officer of Polycom from January 1997 to July 1998. Mr. Hagerty has served on the board of directors of Polycom, Inc. since January 1997 and has served as its Chairman since March 2000. Mr. Hagerty holds a B.S. in operations research and industrial engineering from the University of Massachusetts and an M.A. in management from St. Mary’s College of California.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Palm is committed to maintaining the highest standards of business, legal and ethical conduct and corporate governance. Palm and its board of directors regularly review and evaluate corporate governance developments and Palm’s corporate governance practices. Our management oversees a strong system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees pride themselves on operating with candor and integrity. We believe that these standards and practices are essential to operating our business, promoting the Palm brand and serving our stockholders well.

Our Corporate Governance Principles, the charters of our board committees and our Worldwide Code of Business Conduct and Ethics are posted on our website under “Investor Relations—Corporate Governance” at http://investor.palm.com.

Corporate Governance Principles

Our board of directors has adopted Corporate Governance Principles that are designed to provide a framework for Palm’s governance. The Nominating and Governance Committee is responsible for reviewing the Corporate Governance Principles annually and recommending changes to the board of directors as appropriate. The Corporate Governance Principles describe key aspects of Palm’s governance practices, addressing matters that include the role and responsibilities of the board of directors, board structure and operations, board leadership, director independence, board membership criteria, committee structure and operations, board and committee evaluations, management development and succession and director orientation and continuing education.

Worldwide Code of Business Conduct and Ethics

We have adopted a Worldwide Code of Business Conduct and Ethics that applies to all of our employees and members of our board of directors, as well as contractors, consultants and other agents when they are representing or acting on behalf of Palm. This Code covers, among other things, compliance with laws, conflicts of interest, protecting confidential information belonging to Palm and other companies with whom Palm has a relationship, protecting our assets, maintaining books and records, public reporting, relationships with customers and suppliers, dealing with the government and government officials, competition, respecting intellectual property rights, anti-corruption, export controls and other trade restrictions and political contributions and activities.

Compliance and Ethics Hotline

We have established procedures to receive and address possible misconduct and related concerns, including complaints or concerns about accounting, internal accounting controls or auditing matters. These procedures are available to Palm’s employees, members of our board of directors, contractors, consultants and other agents and customers, suppliers and other persons outside of Palm. These procedures, which are set forth in Palm’s Worldwide Code of Business Conduct and Ethics, include an externally-hosted, confidential toll-free hotline and website that are available 24 hours a day, seven days a week. Users of the hotline and website may choose to remain anonymous.

Stock Ownership Guidelines for Directors and Executive Officers

Our board of directors has adopted stock ownership guidelines to encourage long-term equity ownership in Palm, align the interests of our directors and executive officers with the interests of our stockholders and further promote Palm’s commitment to sound corporate governance. The Compensation Committee reviews progress against these guidelines and updates the guidelines as appropriate.

Independence of the Board of Directors

Palm’s Corporate Governance Principles provide that all members of the board of directors, with the exception of the Chief Executive Officer, meet the criteria for director independence established by applicable law. Under the Nasdaq marketplace rules, which are applicable to Palm, director independence includes a series of objective tests under which an independent director may not be an employee of the company and may not engage in various types of business dealings with the company. In addition, for a director to be considered independent, the Nasdaq marketplace rules require that the board of directors make a determination that the director has no relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors has determined that Messrs. Benhamou, Campbell, Coleman, Dunlevie, Hagerty and Mercer and Ms. Dubinsky are “independent” as defined under the Nasdaq marketplace rules. Mr. Colligan, as our current President and Chief Executive Officer, is not considered “independent” under the Nasdaq marketplace rules.

In assessing independence, the board of directors considered that: Mr. Benhamou was the interim Chief Executive Officer of Palm until October 2003 and the Chairman of the board of directors of PalmSource, Inc., a spin-off of Palm with whom Palm has continued to do substantial business, until October 2004, but he has not been involved in management of Palm for more than three years or had any association with PalmSource for almost three years; Mr. Coleman is a director of Symantec, Inc. to whom the Company paid approximately $418,000 in fiscal year 2007 for services, significantly less than 5% of Symantec’s revenues; and Ms. Dubinsky was the Chief Executive Officer of Handspring, Inc. until it was acquired by Palm in October 2003, but she has not been involved in management of Palm or any of its subsidiaries for more than three years.

Board Committees

The board of directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee consists entirely of directors who meet the independence criteria under the Nasdaq marketplace rules, as determined by the board of directors. Pursuant to an additional, more stringent requirement established by the board of directors, members of these committees may not receive any fees from Palm other than fees for board or committee service. Audit Committee members also meet heightened independence criteria applicable to audit committees under the rules and regulations of the SEC and the Nasdaq Marketplace Rules.

The board of directors has adopted written charters for each of the committees, setting forth qualifications for committee membership and the responsibilities of the committee. Each committee reviews its charter annually and recommends changes to the board of directors as appropriate. The membership and responsibilities of each committee, and the number of meetings held in fiscal year 2007, are described below.

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Eric A. Benhamou
Gordon A. Campbell	Member	Chair
William T. Coleman		Member (1)	(2)
Donna L. Dubinsky	Member (3)
Bruce W. Dunlevie	(4)		Member (5)
Robert C. Hagerty			Chair
D. Scott Mercer	Chair	Member
Number of meetings held in fiscal year 2007:	9	6	7

(1)	Mr. Coleman joined the Compensation Committee on January 25, 2007.

(2)	Mr. Coleman served as a member of the Nominating and Governance Committee through January 5, 2007.

(3)	Ms. Dubinsky joined the Audit Committee on December 18, 2006.

(4)	Mr. Dunlevie served as a member of the Audit Committee through December 18, 2006.

(5)	Mr. Dunlevie joined the Nominating and Governance Committee on March 1, 2007.

Audit Committee

The Audit Committee’s responsibilities include: overseeing Palm’s auditing, accounting, financial reporting and internal control functions; appointing, compensating, evaluating and overseeing the relationship with Palm’s independent auditors; monitoring the independence of the independent auditors; pre-approving audit and non-audit services provided by the independent auditors; overseeing risk assessment and risk management; overseeing Palm’s policies and procedures regarding compliance with law and corporate policies, including the Worldwide Code of Business Conduct and Ethics; and reviewing and approving related party transactions. During fiscal year 2007, the Audit Committee met nine times.

The Audit Committee’s current members are Gordon A. Campbell, Donna L. Dubinsky and D. Scott Mercer. Mr. Mercer is the chairperson. Bruce W. Dunlevie served on the Audit Committee through December 18, 2006. Ms. Dubinsky joined the Audit Committee on December 18, 2006. The board of directors has determined that Messrs. Campbell and Mercer and Ms. Dubinsky are “independent” as defined under the Nasdaq marketplace rules. The board of directors has also determined that Messrs. Campbell and Mercer and Ms. Dubinsky are all “audit committee financial experts,” as the SEC has defined that term.

Compensation Committee

The Compensation Committee’s responsibilities include: determining, approving and reporting to the board of directors on all elements of compensation for Palm’s chief executive officer and other executive officers, including salaries, bonuses, equity compensation, benefits and any other compensation arrangements; evaluating and approving compensation policies, plans and programs for executive officers and overseeing Palm’s overall compensation philosophy for all employees; administering and, as appropriate, making recommendations to the board of directors about Palm’s incentive compensation plans; annually reviewing and recommending director compensation to the board of directors for approval; making recommendations to the board of directors regarding management succession issues; and overseeing Palm’s stock ownership guidelines for directors and executive officers. During fiscal year 2007, the Compensation Committee met six times.

The Compensation Committee’s current members are Gordon A. Campbell, William T. Coleman and D. Scott Mercer. Mr. Campbell is the chairperson. Michael Homer served on the Compensation Committee during fiscal year 2006 and through October 4, 2006. Mr. Coleman joined the Compensation Committee on January 25, 2007. The board of directors has determined that Messrs. Campbell, Coleman and Mercer are “independent” as defined under the Nasdaq marketplace rules and qualify as “outside directors” and “non-employee directors” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, respectively.

For additional information concerning the Compensation Committee, see “Compensation Discussion and Analysis” and “Compensation Committee Interlocks and Insider Participation” beginning on page 127 and page 135, respectively, of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include: evaluating and recommending director candidates for nomination by the board of directors and election by Palm’s stockholders; determining criteria for identifying and evaluating director candidates and periodically reviewing these criteria with the board of directors; overseeing committee structure, membership and responsibilities; conducting annual evaluation of the overall effectiveness of the board of directors and overseeing annual self-evaluations of the board’s committees; reviewing and considering developments in corporate governance; and annually reviewing Palm’s Corporate Governance Principles and committee charters and recommending changes to the board of directors as appropriate. During fiscal year 2007, the Nominating and Governance Committee met seven times.

The Nominating and Governance Committee’s current members are Robert C. Hagerty and Bruce W. Dunlevie. Mr. Hagerty is the chairperson. Gareth C.C. Chang and Michael Homer served on the Nominating and Governance Committee during fiscal year 2006 and through October 4, 2006. William T. Coleman joined the Nominating and Governance Committee on July 20, 2006 and served on the Committee through January 5, 2007. Mr. Dunlevie joined the Nominating and Governance Committee on March 1, 2007. The board of directors has determined that Messrs. Dunlevie and Hagerty are “independent” as defined under the Nasdaq marketplace rules.

Attendance at Meetings

During fiscal year 2007, the board of directors held 16 meetings. In addition, the independent directors typically meet in executive session without members of management present at every regular board meeting. The Chairman of the Board presides at these meetings. During fiscal year 2007, each of the directors attended more than 90% of the aggregate of the total number of meetings of the board of directors held during the period they served as directors and the total number of meetings held by the committees of the board of directors during the period that they served on any such committees.

Consideration of Director Candidates

Stockholder Recommendations

The Nominating and Governance Committee considers properly submitted stockholder recommended director candidates for membership on the board of directors as described under “Identifying and Evaluating Nominees for Directors,” which appears below. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for membership on the board of directors. In addition, they should be submitted within the time frame specified under “Transaction of Other Business at the Palm Annual Meeting” beginning on page 142 of this proxy statement and addressed to: Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California, 94085, Attn: Corporate Secretary.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the board of directors, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with substantial business experience, applicable industry expertise and personal skills in business management, technology, finance, marketing, financial reporting or other areas that may be expected to contribute to an effective board of directors. The Nominating and Governance Committee seeks to assure that the board of directors is composed of individuals who are capable of advising Palm’s management on matters related to the current or future business directions of Palm, who represent a broad and diverse range of viewpoints and experience and who have the highest professional and personal ethics consistent with Palm’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the board of directors, professional search firms, stockholders or other persons.

These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the board of directors. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with any nominee who is not suggested by a stockholder.

Stockholder Communications with the Board of Directors

We believe that management speaks for Palm, but we also recognize that principles of corporate governance increasingly suggest that stockholders should have meaningful avenues to communicate with the board of directors. Any stockholder may communicate directly with members of our board of directors by writing to the Chairman of the board of directors at Palm, Inc., 950 W. Maude Avenue, Sunnyvale, CA 94085, Attn: Corporate Secretary.

Our General Counsel and Corporate Secretary will log and review all such correspondence and regularly (but no less frequently than quarterly) forward to our board of directors a summary of all such correspondence together with copies of any correspondence that, in the opinion of the General Counsel and Corporate Secretary, requires the attention of our board of directors or any of its committees. Any concerns relating to accounting, internal controls or auditing matters will be brought immediately to the attention of the Chairperson of our Audit Committee and handled in accordance with procedures established by our Audit Committee with respect to such matters. Our directors may at any time review the correspondence log and copies of any or all of the summarized correspondence.

Director Attendance at the Annual Meeting

We encourage each of our directors to attend our annual meeting of stockholders. All eight of our directors at the time attended our 2006 Annual Meeting of Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires Palm’s executive officers, directors and persons who beneficially own more than 10% of Palm’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish Palm with copies of all Section 16(a) forms filed by such persons.

Based solely on Palm’s review of such forms furnished to Palm and written representations from certain reporting persons, Palm believes that all filing requirements applicable to Palm’s executive officers, directors and persons who beneficially own more than 10% of Palm’s common stock were complied with during fiscal year 2007. Donna L. Dubinsky filed a Form 5 report on July 16, 2007 to report gifting of stock on April 5, 2005, July 19, 2005 and January 26, 2006.

COMPENSATION OF DIRECTORS

Cash Compensation

Members of the board of directors who are not employees of Palm or any subsidiary of Palm, referred to as non-employee directors, receive annual retainers and fees per board, or committee of the board, meeting attended (which have been paid quarterly since September 1999) plus reimbursement of travel expenses for travel by members of the board of directors who reside outside of the local area. The following table sets forth the retainers and fees payable to non-employee directors:

Non-Employee Director Cash Compensation

Annual Retainers:
Board of Directors	$20,000
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating & Governance Committee	$10,000

Fees per Board and Committee Meeting Attended:
Full-Day Meeting	$4,000
Half-Day Meeting	$2,000
Short Meeting (less than 3 hours)	$1,000

In connection with the Transaction, the board of directors formed an M&A Committee and appointed Eric A. Benhamou, William T. Coleman and D. Scott Mercer to serve as members. The Compensation Committee recommended, and the board of directors approved, compensation for each of the M&A Committee members of a one-time payment of $60,000 in fiscal year 2007.

Following the Transaction, Palm is planning to add compensation for a lead independent director, including an annual cash retainer of $15,000 and stock compensation as described in “Stock Compensation” below.

Stock Compensation

Non-employee directors are eligible to receive stock options under Palm’s 2001 Stock Option Plan for Non-Employee Directors, as amended, or referred to as the 2001 Director Plan. Each non-employee director who first becomes a non-employee director after October 5, 2006 is automatically granted an option to purchase 24,000 shares of Palm common stock under the 2001 Director Plan and 8,000 performance shares (also known as restricted stock units) under Palm’s 1999 Stock Plan. Each non-employee director is also automatically granted options to purchase shares of Palm common stock and performance shares on the date of each annual meeting after October 28, 2003 if he or she is a non-employee director on the date of such annual meeting and has served as such for at least the immediately preceding six months.

In addition, under the 2001 Director Plan, a non-employee director may be eligible to receive automatic grants of options based on his or her service as the chairperson of a standing committee of the board of directors (which we will refer to in this proxy statement as a committee chair), a member (whether voting or non-voting) of a standing committee of the board of directors (which we will refer to in this proxy statement as a committee member), and/or the Chairman of the board of directors. Each non-employee director who first becomes a committee chair, committee member or Chairman of the board of directors after October 28, 2003 is automatically granted an option to purchase shares of Palm common stock on the date that he or she is first appointed as a committee chair, committee member or Chairman of the board of directors. Each non-employee director who has received an option to purchase Palm common stock by reason of his or her status as a committee chair, committee member or Chairman of the board of directors is also automatically granted an option to purchase shares of Palm common stock on the date of each annual meeting after October 28, 2003 if he or she is a committee chair, committee member or Chairman of the board of directors on the date of such annual meeting and has served in such position for at least the immediately preceding six months. The initial grants for the Chairman and committee member and chair roles are the same as the annual grants.

The following table sets forth the number of shares each non-employee director is granted based on their respective levels of board and committee participation:

Non-Employee Director Annual Option Grants

	Option Grant	Restricted Stock Units
Board of Directors	12,000	4,000
Board of Directors Chairperson	8,000	—
Audit Committee Member	4,000	—
Audit Committee Chair	5,000	—
Compensation Committee Member	4,000	—
Compensation Committee Chair	5,000	—
Nominating & Governance Committee Member	4,000	—
Nominating & Governance Committee Chair	5,000	—

Following the Transaction, Palm is planning to add compensation for a lead independent director, including initial and annual option grants of 5,000 shares and cash compensation as described in “Cash Compensation” above.

A non-employee director is entitled to more than one option award by reason of his or her status as a committee chair to the extent that, on any grant date, he or she is the chairperson of more than one standing committee of the board of directors. A non-employee director will be entitled to more than one option award by reason of his or her status as a committee member to the extent that, on any grant date, he or she is a member of more than one standing committee of the board of directors. However, a non-employee director may not receive an option award by virtue of his or her service on any standing committee with respect to which he or she is entitled to receive an option award by virtue of his or her status as the chairperson of that committee. Each option granted under the 2001 Director Plan prior to Palm’s 2006 annual meeting of stockholders had a maximum term of ten years and an exercise price equal to the fair market value of the shares subject to the option on the date of grant. As of and following Palm’s 2006 annual meeting of stockholders, each option granted under the 2001 Director Plan will have a maximum term of seven years. Each option award becomes exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, provided that in each case the non-employee director remains a director on those dates. However, if a change of control (as defined in the 2001 Director Plan) occurs and an optionee ceases to be a non-employee director as an immediate and direct consequence of the change of control, his or her outstanding options will become fully vested and exercisable on the date of the change of control. Also, if an optionee terminates his or her service on the board of directors due to his or her death, his or her outstanding options will immediately vest in full.

Non-employee directors are also eligible for discretionary awards under Palm’s 1999 Stock Plan, as amended. During fiscal year 2007, no options to purchase shares of Palm common stock were granted to non-employee directors under the 1999 Stock Plan and performance shares were granted to non-employee directors under the 1999 Stock Plan only for the automatic grant on the date of the annual meeting.

Non-Employee Director Fiscal Year 2007 Compensation Table

The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the board of directors and committees of the board of directors during fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Eric A. Benhamou (3)	$114,000	$12,797	$207,614	—	$334,411
Gordon A. Campbell (4)	94,000	12,797	194,517	—	301,314
Gareth C. C. Chang (5)	16,220	—	151,318	—	167,538
William T. Coleman (6)	125,044	—	90,833	—	215,877
Donna L. Dubinsky (7)	64,841	12,797	155,909	—	233,547
Bruce W. Dunlevie (8)	73,734	12,797	167,306	—	253,837
Robert C. Hagerty (9)	71,000	12,797	186,410	—	270,207
Michael Homer (5)	26,626	—	158,259	—	184,885
D. Scott Mercer (10)	154,000	12,797	169,139	—	335,936

(1)	The amounts shown in this column represent the Statement of Financial Accounting Standards (SFAS) No. 123(R), compensation expense recognized in fiscal year 2007 in connection with grants of performance shares (also known as restricted stock units) to the non-employee directors (excluding the effect of forfeitures).

(2)	The amounts shown in this column represent the SFAS No. 123(R) compensation expense recognized in fiscal year 2007 in connection with non-qualified stock options granted to the non-employee directors (excluding the effect of forfeitures). Under both SFAS No. 123(R) and SFAS No. 123 Palm used the Black-Scholes option valuation model to estimate the fair value of the Company’s stock options. The weighted average key assumptions used in the valuation model during the years ended May 31, 2007, 2006 and 2005 are provided below:

	Years Ended May 31,
Assumptions applicable to stock options:	2007	2006	2005
Risk-free interest rate	4.7%	4.3%	3.1%
Volatility	42%	75%	75%
Option term (in years)	3.5	3.5	3.2
Dividend yield	0.0%	0.0%	0.0%
Weighted average fair value at date of grant	$5.18	$7.90	$7.73

(3)	As of June 1, 2007, Mr. Benhamou held non-qualified stock options to purchase 507,880 shares of the Company’s common stock and 4,000 restricted stock units.

(4)	As of June 1, 2007, Mr. Campbell held non-qualified stock options to purchase 108,232 shares of the Company’s common stock and 4,000 restricted stock units.

(5)	Ceased serving as a director of the Company on October 4, 2006.

(6)	As of June 1, 2007, Mr. Coleman held non-qualified stock options to purchase 60,000 shares of the Company’s common stock.

(7)	As of June 1, 2007, Ms. Dubinsky held non-qualified stock options to purchase 136,000 shares of the Company’s common stock and 4,000 restricted stock units.

(8)	As of June 1, 2007, Mr. Dunlevie held non-qualified stock options to purchase 140,000 shares of the Company’s common stock and 4,000 restricted stock units.

(9)	As of June 1, 2007, Mr. Hagerty held non-qualified stock options to purchase 77,000 shares of the Company’s common stock and 4,000 restricted stock units.

(10)	As of June 1, 2007, Mr. Mercer held non-qualified stock options to purchase 86,000 shares of the Company’s common stock and 4,000 restricted stock units.

EXECUTIVE OFFICERS

Set forth below is information concerning our current executive officers:

Name	Age	Position
Edward T. Colligan	46	President and Chief Executive Officer
Mark S. Bercow	46	Senior Vice President, Business Development
Andrew J. Brown	47	Senior Vice President and Chief Financial Officer
Mary E. Doyle	55	Senior Vice President, General Counsel and Secretary
Michael R. Farese	60	Senior Vice President, Engineering
C. John Hartnett	44	Senior Vice President, Global Markets
Jeffrey C. Hawkins	50	Founder
Brodie Keast	51	Senior Vice President, Marketing
Renata A. Lane	52	Senior Vice President, Human Resources
Ronald R. Rhodes	59	Senior Vice President, Global Operations

Edward T. Colligan (See description in Proposal No. 1 above).

Mark S. Bercow has served as Senior Vice President, Business Development since March 2005. Prior to joining Palm, from August 2002 to September 2004, Mr. Bercow was Vice President, Intuit Developer Network of Intuit Inc., a provider of business and financial management solutions. From October 2000 to April 2002, he was Vice President, Marketing and Business Development of Atheros Communications, a developer of semiconductor system solutions for wireless communications products. From March 1996 to October 2000, Mr. Bercow served as Vice President, Strategic Alliances and Platform Development of Palm, Inc. Mr. Bercow holds a B.S. in business administration from California State University, Northridge.

Andrew J. Brown has served as Senior Vice President and Chief Financial Officer since December 2004. Prior to joining Palm, from February 2004 to July 2004, Mr. Brown was the Chief Financial Officer of Pillar Data Systems, Inc., a provider of software storage solutions. From October 2000 to October 2003, he served as Chief Financial Officer of Legato Systems, a provider of software storage solutions. Mr. Brown holds a B.A. in accounting from Eastern Illinois University.

Mary E. Doyle has served as Senior Vice President and General Counsel since April 2003. From April 2003 until October 2003, Ms. Doyle served as Assistant Secretary of Palm, and since October 2003 she has served as Secretary. Prior to joining Palm, from July 1996 to December 2002, Ms. Doyle served as General Counsel and Secretary of General Magic, Inc., a voice application service provider. From January 1997 to September 1998, she served as Vice President of Business Affairs and, from September 1998 to December 2002, she served as Senior Vice President of Business Affairs at General Magic. In December 2002, General Magic filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code of 1978, as amended. Ms. Doyle holds a B.A. in biology and economics from the University of California, Santa Cruz and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

Michael R. Farese has served as Senior Vice President, Engineering since September 2005. Prior to joining Palm, from March 2002 to June 2005, Mr. Farese was President and Chief Executive Officer of WJ Communications, Inc., a designer and supplier of radio frequency solutions. Mr. Farese also serves as a director of PMC-Sierra, Inc. Mr. Farese holds a B.S. in electrical engineering from Rensselaer Polytechnic Institute, an M.S. in electrical engineering from Princeton University and a doctorate in electrical engineering from Rensselaer Polytechnic Institute.

C. John Hartnett has served as Senior Vice President, Global Markets since September 2006. From October 2005 until September 2006, Mr. Hartnett served as Senior Vice President, Worldwide Sales and Customer Relations. From February 2005 until October 2005, Mr. Hartnett served as Senior Vice President, Americas Sales and Customer Services. From October 2003 until February 2005, he served as Vice President, eCommerce and Accessories. Prior to joining Palm, from February 2000 to October 2003, Mr. Hartnett was Executive Vice President, Worldwide Operations, Service, Support and eCommerce of Handspring, Inc., a developer and seller of handheld computers and smartphones. Mr. Hartnett holds a marketing degree from the Marketing Institute of Ireland and a post graduate diploma in finance through the Association of Chartered Certified Accountants. He is also a graduate of the executive management program at Stanford University.

Jeffrey C. Hawkins, a founder of Palm and member of the executive team, served as our Chief Technology Officer from October 2003 until January 2006. Prior to joining Palm, from July 1998 until October 2003, Mr. Hawkins was the Chief Product Officer and Chairman of the board of directors of Handspring, Inc., a developer and seller of handheld computers and smartphones. In March 2005, he co-founded Numenta, Inc., a developer of computer memory systems. From 1992 to 1998, Mr. Hawkins served as Product Architect and a director of Palm Computing, Inc., a predecessor of Palm. Mr. Hawkins holds a B.S.E.E. from Cornell University.

Brodie Keast has served as Senior Vice President, Marketing since November 2006. Prior to joining Palm, from October 2005 to October 2006, Mr. Keast was Senior Vice President and General Manager of the Consumer Electronics Business Unit at Seagate Technology, a designer and manufacturer of disc drives. From February 2004 to October 2005, Mr. Keast was the Executive Vice President and General Manager for the Consumer Division at TiVo, Inc., a provider of television services for digital video recorders. From November 2001 to February 2004, he served as the Senior Vice President and General Manager of the TiVo Service Division. Mr. Keast holds a B.S. in computer science from California State University at Chico.

Renata A. Lane has served as Senior Vice President, Human Resources since August 2005. Prior to joining Palm, from July 2004 to August 2005, Ms. Lane was Vice President, Human Resources of WebEx Communications, Inc., a provider of on-demand web conferencing solutions. From February 1998 until July 2003, she was Vice President of Human Resources & Administration for MIPS Technologies, Inc., a provider of industry-standard processor architectures and cores for digital consumer and business applications. Ms. Lane holds a B.S. in economics from State University of New York at Geneseo and an M.S. in industrial and labor relations from Cornell University.

Ronald R. Rhodes has served as Senior Vice President, Global Operations since January 2006. Prior to joining Palm, from June 2003 until December 2005, Mr. Rhodes was Senior Vice President of Worldwide Manufacturing and Supply Chain of PSC, Inc., a provider of data capture and technology services. From January 2000 until June 2003, he was Vice President, Americas Supply Chain Operations for the Personal Communications Sector at Motorola, Inc., a designer and provider of wireless and broadband communications products. Mr. Rhodes holds a B.A. in business administration from Bellarmine College.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation paid by Palm to (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) the three other most highly compensated individuals who were serving as executive officers of Palm at the end of fiscal year 2007. We refer to such individuals collectively as the named executive officers in this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Edward T. Colligan President and Chief Executive Officer and Director	2007	$610,000	$86,184	$569,650	$1,836,334	$29,473	$3,131,641
Andrew J. Brown Senior Vice President, Chief Financial Officer	2007	392,500	57,500	206,938	972,975	6,975	1,636,888
Michael R. Farese Senior Vice President, Engineering	2007	365,750	—	60,168	983,415	6,775	1,416,108
C. John Hartnett Senior Vice President, Global Markets	2007	322,500	36,300	65,975	476,948	7,606	909,329
Ronald R. Rhodes Senior Vice President, Operations	2007	300,000	22,600	—	850,219	8,475	1,181,294

(1)	The amounts shown in this column represent bonus payments made to the named executive officers in fiscal year 2008, but which were earned in the first half of fiscal year 2007. Bonus payments made to Mr. Colligan, Mr. Brown, Mr. Farese, Mr. Hartnett and Mr. Rhodes in the amounts of $261,954, $158,601, $109,147, $106,148 and $67,163, respectively, in the second half of fiscal year 2007 were earned in fiscal year 2006 and do not appear in the table.

(2)	The amounts shown in this column represent the Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, compensation expense recognized in fiscal year 2007 in connection with grants of restricted stock awards and performance shares to the named executive officers (excluding the effect of forfeitures).

(3)	The amounts shown in this column represent the SFAS No. 123(R) compensation expense recognized in fiscal year 2007 in connection with non-qualified stock options granted to the named executive officers (excluding the effect of forfeitures). Under both SFAS No. 123(R) and SFAS No. 123 Palm used the Black-Scholes option valuation model to estimate the fair value of the Company’s stock options. The weighted average key assumptions used in the valuation model during the years ended May 31, 2007, 2006 and 2005 are provided below:

	Years Ended May 31,
Assumptions applicable to stock options:	2007	2006	2005
Risk-free interest rate	4.7%	4.3%	3.1%
Volatility	42%	75%	75%
Option term (in years)	3.5	3.5	3.2
Dividend yield	0.0%	0.0%	0.0%
Weighted average fair value at date of grant	$5.18	$7.90	$7.73
(4)	All other compensation generally includes 401(k) matching payments and group term life insurance premiums. With respect to Mr. Colligan, all other compensation includes $7,150 in 401(k) matching payments, $1,170 in group term life insurance premiums and $21,153 in sabbatical payments (per the terms of Palm’s sabbatical plan, Mr. Colligan elected to take two weeks off at double pay versus four weeks off at regular pay). With respect to Mr. Brown, all other compensation includes $6,975 in 401(k) matching payments. With respect to Mr. Farese, all other compensation includes $6,775 in 401(k) matching payments. With respect to Mr. Hartnett, all other compensation includes $6,895 in 401(k) matching payments and $711 in group term life insurance premiums. With respect to Mr. Rhodes, all other compensation includes $8,475 in 401(k) matching payments.

Employment Agreements

Edward T. Colligan

In June 2003, in anticipation of Palm’s acquisition of Handspring, Inc., Palm entered into an offer letter agreement with Edward T. Colligan, effective as of October 2003, which provides for: a base annual salary of $350,000, bonus eligibility, sales incentive compensation eligibility with a target annual payout of $117,000 and a grant of 40,000 shares of restricted stock (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to a two year vesting schedule in equal annual installments. In May 2005, Mr. Colligan was promoted to Chief Executive Officer, and, effective in June 2005, his annual base salary was increased to $550,000 and his annual bonus target was adjusted to 100% of annual base salary. In September 2006, his base annual salary was increased to $630,000.

Andrew J. Brown

In November 2004, Palm entered into an offer letter agreement with Andrew J. Brown, which provides for: a base annual salary of $350,000, bonus eligibility at a target rate of 70% of annual base salary and a grant of an option to acquire 450,000 shares of Palm common stock (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to four year vesting, with 25% vesting after the first year and monthly vesting thereafter. In addition, the offer letter provides for the grant of 50,000 shares of restricted stock, subject to a four-year vesting schedule in equal annual installments (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006). In September 2006, his base annual salary was increased to $400,000.

Michael R. Farese

In August 2005, Palm entered into an offer letter agreement with Michael R. Farese, which provides for: a base annual salary of $350,000, bonus eligibility at a target rate of 50% of annual base salary and a grant of an option to acquire 300,000 shares of Palm common stock (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to four year vesting, with 25% vesting after the first year and monthly vesting thereafter. In September 2006, his base annual salary was increased to $371,000.

C. John Hartnett

In September 2003, in anticipation of Palm’s acquisition of Handspring, Inc., Palm entered into an offer letter agreement with C. John Hartnett, effective as of October 2003, which provides for: a base annual salary of $210,000, bonus eligibility, sales incentive compensation eligibility with a target annual payout of $60,000 and a grant of an option to acquire 90,000 shares of Palm common stock (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to three year vesting, with 33% vesting after the first year and monthly vesting thereafter. In September 2005, Mr. Hartnett was promoted to Senior Vice President, Worldwide Sales and Customer Services, his base annual salary was increased to $285,000 and his compensation was adjusted to provide for enhanced bonus eligibility in lieu of sales incentive compensation eligibility. In October 2005, his base annual salary was increased to $300,000 and his annual bonus target was adjusted to 60% of annual base salary in lieu of sales incentive compensation eligibility. In September 2006, his base annual salary was increased to $330,000.

Ronald R. Rhodes

In December 2005, Palm entered into an offer letter agreement with Ronald R. Rhodes, which provides for: a base annual salary of $300,000, bonus eligibility at a target rate of 50% of annual salary and a grant of an option to acquire 220,000 shares of Palm common stock (such number of shares is adjusted to give effect to the 100% stock dividend effective as of March 14, 2006), subject to four year vesting, with 25% vesting after the first year and monthly vesting thereafter.

Grants of Plan-Based Awards in Fiscal Year 2007 Table

The table below shows the equity awards that were granted to each of the named executive officers during fiscal year 2007 under the 1999 Stock Plan.

Name	Grant Date	All Other Stock Awards Or Units (#)(1)	All Other Option Awards (#)(2)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock & Option Awards ($)(3)
Edward T. Colligan	12/12/06	—	310,000	$14.01	$1,554,805
Andrew J. Brown	12/12/06	—	110,000	14.01	551,705
Michael R. Farese	12/12/06	36,667	—	—	513,705
C. John Hartnett	12/12/06	—	110,000	14.01	551,705
Ronald R. Rhodes	12/12/06	—	—	—	—

(1)	Amount reflects restricted stock units granted under the 1999 Stock Plan to Mr. Farese. The fair market value of the shares on the grant date was $14.01 per share. The shares vest over a four-year period, with twenty five percent vesting on each anniversary of the grant date. Restricted stock units are eligible to earn any quarterly or other regular, periodic dividends or distributions; however, restricted stock units are not eligible to earn special dividends or distributions, such as the distribution being paid in connection with the Transaction.

(2)	Amounts reflect non-qualified stock options granted under the 1999 Stock Plan to Messrs. Colligan, Brown and Hartnett. The shares vest over a four-year period in forty-eight equal monthly installments.

(3)	This amount represents the full grant value of the equity award (restricted stock unit or non-qualified stock option awards) granted in fiscal year 2007 pursuant to SFAS No. 123(R) and does not reflect compensation realized by the named executive officer.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the outstanding options and stock awards held at June 1, 2007 by the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Edward T. Colligan	423,202	0		0.2850	10/12/08
	36,000	0		5.6150	06/15/11
	36,000	0		4.33	02/05/13
	32,291	277,709	(2)	14.01	12/12/13
	277,708	152,292	(3)	15.30	10/08/14
	206,041	223,959	(4)	13.80	06/06/15
						5,000	(5)	80,450
						30,000	(6)	482,700
						60,000	(7)	965,400
Andrew J. Brown	11,458	98,542	(2)	14.01	12/12/13
	271,875	178,125	(8)	16.5550	12/17/14
						25,000	(9)	402,250
Michael R. Farese	125,000	175,000	(10)	18.03	09/09/15
						36,667	(11)	589,972
C. John Hartnett	3,218	0		8.6450	02/16/10
	13,800	0		4.33	02/05/13
	17,000	0		8.75	10/29/13
	11,458	98,542	(2)	14.01	12/12/13
	15,333	14,167	(3)	15.30	10/08/14
	9,867	11,667	(12)	13.1950	02/01/15
	30,084	68,750	(13)	12.4650	11/03/15
						10,000	(14)	160,900
Ronald R. Rhodes	73,333	146,667	(15)	17.5950	01/13/16
						—		—

(1)	Market values have been estimated using a stock price of $16.09, which was the closing price on June 1, 2007.

(2)	The option was granted on December 12, 2006. The shares subject to the option vest and become exercisable monthly to be fully vested on December 12, 2010 assuming continued employment with the Company.

(3)	The option was granted on October 8, 2004. The shares subject to the option vest and become exercisable monthly to be fully vested on October 8, 2008 assuming continued employment with the Company.

(4)	The option was granted on June 6, 2005. The shares subject to the option vest and become exercisable monthly to be fully vested on June 6, 2009 assuming continued employment with the Company.

(5)	The restricted stock was granted on October 8, 2004. The shares subject to the grant vest as to 25% of the shares on the first anniversary and yearly thereafter to be fully vested on October 8, 2008 assuming continued employment with the Company.

(6)	The restricted stock was granted on June 6, 2005. The shares subject to the grant vest as to 25% of the shares on the first anniversary and yearly thereafter to be fully vested on June 6, 2009 assuming continued employment with the Company.

(7)	The restricted stock was granted on March 22, 2006. The shares subject to the grant vest as to 25% of the shares on the first anniversary and yearly thereafter to be fully vested on March 22, 2010 assuming continued employment with the Company.

(8)	The option was granted on December 17, 2004. The shares subject to the option vest as to 25% of the shares on the first anniversary and monthly thereafter to be fully vested on December 13, 2008 assuming continued employment with the Company.

(9)	The restricted stock was granted on December 17, 2004. The shares subject to the grant vest as to 25% of the shares on the first anniversary and yearly thereafter to be fully vested on December 13, 2008 assuming continued employment with the Company.

(10)	The option was granted on September 9, 2005. The shares subject to the option vest as to 25% of the shares on the first anniversary and monthly thereafter to be fully vested on September 6, 2009 assuming continued employment with the Company.

(11)	The performance shares were granted on December 12, 2006. The shares subject to the grant vest as to 25% of the shares on the first anniversary and yearly thereafter to be fully vested on December 12, 2010 assuming continued employment with the Company.

(12)	The option was granted on February 1, 2005. The shares subject to the option vest and become exercisable monthly to be fully vested on February 1, 2009 assuming continued employment with the Company.

(13)	The option was granted on November 3, 2005. The shares subject to the option vest and become exercisable monthly to be fully vested on November 3, 2009 assuming continued employment with the Company.

(14)	The restricted stock was granted on February 1, 2005. The shares subject to the grant vest as to 25% of the shares on the first anniversary and yearly thereafter to be fully vested on February 1, 2009 assuming continued employment with the Company.

(15)	The option was granted on January 13, 2006. The shares subject to the option vest as to 25% of the shares on the first anniversary and monthly thereafter to be fully vested on January 8, 2010 assuming continued employment with the Company.

Options Exercised and Stock Vested in Fiscal Year 2007 Table

The following table sets forth information concerning option exercises and stock awards that vested during fiscal year 2007 by or for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Edward T. Colligan	315,000	$4,918,739	32,500	$555,263
Andrew J. Brown	—	—	12,500	$175,613
Michael R. Farese	—	—	—	—
C. John Hartnett	5,000	$29,120	5,000	$70,895
Ronald R. Rhodes	—	—	—	—

(1)	Represents the amounts realized based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

(2)	Represents the amount realized based on the market price of the Company’s common stock on the vesting date.

Potential Payments Upon Change-of-Control and Termination of Employment

Each of our named executive officers is eligible to receive certain payments and benefits in connection with termination of employment under various circumstances. The potential benefits payable to our named executive officers, assuming a termination of employment on June 1, 2007 pursuant to any individual agreement with Palm, are described below.

Any actual amounts paid or distributed to our named executive officers as a result of one of the separation events occurring in the future may be different than those described below due to the fact that many factors affect the amounts of any payments described under the various separation events discussed below.

Potential Change of Control Payments

Change of Control Provisions in Palm’s 1999 Stock Plan

Palm’s 1999 Stock Plan, as amended (the “1999 Stock Plan”), provides that in the event of Palm’s merger with or into another corporation or the sale of substantially all of Palm’s assets, the successor corporation may assume or substitute an equivalent award for each outstanding option or stock purchase right. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 50% of the then unvested shares of common stock of Palm subject to his or her option or stock purchase right will accelerate. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a merger or sale of assets, the administrator of the 1999 Stock Plan will notify the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares that would not otherwise be exercisable, for 15 days from the date of the notice. Thereafter, the option or stock purchase right terminates.

For purposes of the 1999 Stock Plan, “cause” is generally defined as: (i) an act of personal dishonesty intended to result in substantial personal enrichment; (ii) a felony conviction; (iii) a willful act that constitutes gross misconduct and that is injurious to Palm; or (iv) continued violations of obligations to Palm following delivery by Palm of a written demand for performance. For purposes of the 1999 Stock Plan, “change of control”

is generally defined as: (i) any person becoming the beneficial owner, directly or indirectly, of securities of Palm representing fifty percent or more of the total voting power represented by Palm’s then outstanding voting securities who is not already such as of the effective date of the 1999 Stock Plan; (ii) the sale or disposition of all or substantially all of Palm’s assets; (iii) the merger or consolidation of Palm with any other corporation, other than a merger or consolidation which would result in the voting securities of Palm outstanding immediately prior thereto continuing to represent at least fifty percent of the total voting power represented by the voting securities of Palm or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) a change in the composition of the Board within two years that results in fewer than a majority of the directors being incumbent directors (as defined in the 1999 Stock Plan).

Management Retention Agreements

Palm has entered into Management Retention Agreements with the following named executive officers: Edward T. Colligan, Andrew J. Brown, Michael R. Farese, C. John Hartnett and Ronald R. Rhodes. Under each of Mr. Colligan’s, Mr. Farese’s, Mr. Hartnett’s and Mr. Rhodes’ retention agreements, the executive’s outstanding stock options, restricted stock and performance shares become fully vested if, within 12 months following a change of control, his employment is terminated involuntarily by Palm or a successor entity other than for cause, death or disability or is terminated voluntarily by him for good reason. The Management Retention Agreement with Mr. Brown entitles him to full acceleration of the vesting of his outstanding stock options and full vesting of any shares of restricted stock and performance shares upon a change of control. Further, the Management Retention Agreements with all of the named executive officers listed above provide that each such officer is entitled to additional severance benefits if, within 12 months following a change of control, the employee’s employment is terminated involuntarily by Palm or a successor entity other than for cause, death or disability or is terminated voluntarily by the employee for good reason and the employee enters into a mutual release of claims with Palm or a successor entity. These severance benefits include a severance payment equal to 100% of such employee’s annual salary and target bonus in effect on the date of the change of control or the employee’s termination (whichever bonus amount is higher), continued company-paid coverage of certain employee benefits (health, dental, vision, long-term disability and life insurance) for up to two years following his termination, pro-rated bonus payment in effect for the fiscal year in which the change of control or the employee’s termination occurs (whichever bonus amount is higher), and a gross-up payment to eliminate the effects of any applicable “golden parachute” excise tax.

For purposes of the Management Retention Agreements, “cause” and “change of control” are generally defined in the same manner as those terms are defined under the 1999 Stock Plan, as discussed above. For the purposes of the Management Retention Agreements, “voluntary termination for good reason” is generally defined as a named executive officer voluntarily resigning after the occurrence of any of the following: (i) a material reduction of a named executive officer’s duties, title, authority or responsibilities or the assignment to the named executive officer of such reduced duties, title, authority or responsibilities without the named executive officer’s express written consent; (ii) a material reduction, without good business reasons, of the facilities and perquisites available to the named executive officer immediately prior to the reduction, without the named executive officer’s express written consent; (iii) a reduction in the base salary of the named executive officer as in effect immediately prior to such reduction; (iv) a material reduction in the aggregate level of employee benefits, including bonuses, to which the named executive officer was entitled immediately prior to such reduction; (v) the relocation of the named executive officer to a facility or a location more than thirty-five miles from the named executive officer’s then present location, without the named executive officer’s express written consent; (vi) the failure of Palm to obtain the assumption of the Management Retention Agreement by any successors; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the named executive officer.

The table below shows the amounts payable to the named executive officers under the Management Retention Agreements, as applicable, upon a change of control, or following a change of control, upon an involuntary termination other than for cause, death or disability or voluntary termination by the named executive officer for good reason, as if the named executive officer’s employment was terminated as of June 1, 2007, the last day of Palm’s fiscal year.

Name	Annual Compensation ($)(1)	Pro-Rated Bonus Payment ($)(2)	Award Vesting Acceleration ($)	Benefits ($)(3)	Tax Gross Up ($)(4)	Total ($)
Edward T. Colligan	$1,260,000	$630,000	$2,739,267	$35,126	$0	$4,664,393
Andrew J. Brown	680,000	280,000	607,192	33,970	0	1,601,162
Michael R. Farese	556,500	185,500	589,972	33,934	0	1,365,906
C. John Hartnett	528,000	198,000	660,044	35,419	0	1,421,463
Ronald R. Rhodes	450,000	150,000	0	26,089	0	626,089

(1)	Per the terms of each named executive officer’s Management Retention Agreement, annual compensation includes annual base salary and 100% of the named executive officer’s annual bonus target.

(2)	Per the terms of each named executive officer’s Management Retention Agreement, the pro-rated bonus payment is a lump-sum cash payment equal to one hundred percent (100%) of the higher of (A) the named executive officer’s target bonus in effect for the fiscal year in which the change of control occurs or (B) the named executive officer’s target bonus in effect for the fiscal year in which the named executive officer’s termination occurs, pro-rated for the number of days prior to the named executive officer’s termination during such fiscal year. Although we have disclosed the total potential pro-rated bonus payment on an annual basis to comply with applicable securities regulations, Palm pays bonuses on a semi-annual basis. Therefore, we believe that the potential bonus amount in this column should be half of what we have disclosed.

(3)	Per the terms of each named executive officer’s Management Retention Agreement, benefits include Company-paid premiums for health, dental, vision, long-term disability and life insurance coverage for the named executive officer and dependents for two years.

(4)	The total value of payments and benefits do not exceed the amount that triggers golden parachute excise taxation; therefore, the individual would not be entitled to a gross-up payment.

Severance Payments Upon Termination of Employment

Severance Agreements

Palm has entered into Severance Agreements with Edward T. Colligan, Andrew J. Brown, Michael R. Farese, C. John Hartnett and Ronald R. Rhodes. Pursuant to the Severance Agreements, each of these named executive officers is entitled to severance benefits if his employment is terminated involuntarily by Palm other than for cause, death or disability or voluntarily by the employee for good reason and the employee enters into a mutual release with Palm, complies with all of the terms of the Severance Agreement, including the non-solicitation of employees, and does not qualify for payments and benefits under his Management Retention Agreement. The severance benefits include a lump-sum payment equal to 100% of annual base salary, one year of accelerated vesting of options (excluding any shares that would vest solely or have their vesting accelerate upon the achievement of performance objectives), vesting of one-half of any shares of restricted stock and performance shares (excluding any shares that vest solely or have their vesting accelerate upon the achievement of performance objectives) and certain employer paid health benefits for one year if the employee elects continuation coverage. Under the terms of the Severance Agreements, a termination event will not be deemed to have occurred where an individual is employed by a subsidiary of Palm and Palm distributes the securities of such subsidiary to Palm’s stockholders.

For the purposes of the Severance Agreements, “cause” is generally defined as: (i) a named executive officer’s failure to perform the duties of the named executive officer’s position to the reasonable satisfaction of Palm’s Chief Executive Officer after receipt of a written warning; (ii) any act of dishonesty that is intended to result in a named executive officer’s substantial personal enrichment; (iii) a named executive officer’s conviction or plea of no contest to a crime that negatively reflects on a named executive officer’s fitness to perform the named executive officer’s duties or harms Palm’s reputation or business; (iv) willful misconduct by the named executive officer that is injurious to Palm’s reputation or business; or (v) a named executive officer’s willful violation of a material Palm employment policy.

For the purposes of Mr. Brown’s, Mr. Farese’s, Mr. Hartnett’s and Mr. Rhodes’ Severance Agreements, “good reason” is generally defined as, without a named executive officer’s written consent: (i) a named executive officer being assigned to duties by Palm that are substantially inconsistent with the named executive officer’s training, education and professional experience; (ii) a named executive officer’s principal work location being moved more than 60 miles from its location on the effective date of the Severance Agreement; (iii) Palm reducing a named executive officer’s aggregate base salary and target bonus opportunity below the named executive officer’s aggregate base salary and target bonus opportunity on the effective date of the Severance Agreement; or (iv) Palm’s failure to provide substantially comparable benefits in the aggregate to those provided to similarly situated employees of Palm.

For the purposes of Mr. Colligan’s Severance Agreement, “good reason” is defined as, without Mr. Colligan’s written consent: (i) Mr. Colligan being assigned to duties by Palm that are substantially inconsistent with his training, education and professional experience; (ii) Mr. Colligan being demoted; (iii) Mr. Colligan being required to report to anyone other than Palm’s Chief Executive Officer or the Board of Directors; (iv) Mr. Colligan’s principal work location being moved more than 35 miles from its location on the effective date of the Severance Agreement; (v) Palm reducing Mr. Colligan’s aggregate base salary and target bonus opportunity below Mr. Colligan’s aggregate base salary and target bonus opportunity on the effective date of the Severance Agreement; or (vi) Palm’s failure to provide substantially comparable benefits in the aggregate to those provided to similarly situated employees of Palm.

The table below shows the amounts payable to the named executive officers under the Severance Agreements upon involuntary termination other than for cause, death or disability or voluntary termination by the named executive officer for good reason, as if the named executive officer’s employment was terminated as of June 1, 2007, the last day of Palm’s fiscal year.

Name	Annual Compensation ($)(1)	Award Vesting Acceleration ($)	Benefits ($)(2)	Total ($)
Edward T. Colligan	$630,000	$1,256,528	$15,698	$1,902,226
Andrew J. Brown	400,000	258,313	15,617	673,930
Michael R. Farese	371,000	294,986	15,698	681,684
C. John Hartnett	330,000	185,053	16,581	531,634
Ronald R. Rhodes	300,000	0	12,018	312,018

(1)	Per the terms of each named executive officer’s Severance Agreement, annual compensation includes 100% of a named executive officer’s annual base salary.

(2)	Per the terms of each named executive officer’s Severance Agreement, benefits include Company-paid premiums for health, dental and vision for the named executive officer and dependents for one year.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, which is composed solely of independent directors, has responsibility for overseeing all forms of compensation for our named executive officers listed in the Summary Compensation Table below. For fiscal year 2007, our named executive officers and their respective titles were as follows:

•	Edward T. Colligan, President and Chief Executive Officer;

•	Andrew J. Brown, Senior Vice President and Chief Financial Officer;

•	Michael R. Farese, Senior Vice President, Engineering;

•	C. John Hartnett, Senior Vice President, Global Markets; and

•	Ronald R. Rhodes, Senior Vice President, Operations.

Overview and Objectives

Our executive compensation programs are designed to align compensation with Palm’s business objectives and performance and with the interests of stockholders in maximizing stockholder value. We believe that it is important for these programs to attract, retain, motivate and reward highly qualified executive officers and other key employees who are likely to contribute to the long-term success of Palm and build on Palm’s history, reputation and strategy of innovation. As a result, Palm’s executive compensation programs for named executive officers, which are the same as programs applicable to all executive officers, emphasize three fundamental principles:

•

Pay-for-performance—We link a significant percentage of compensation for our named executive officers to both Palm’s performance and individual performance. We use salary to provide base compensation on top of which we build variable pay-for-performance opportunities for all employees, including named executive officers.

•

Competitive compensation—We strive to make our compensation programs competitive. Palm’s compensation practices reflect the competition for executive talent and the unique challenges and opportunities facing Palm in the mobile computing market. We believe that competitive compensation levels linked to performance objectives are both necessary and appropriate to attract, retain and provide strong incentives for high caliber executive officers to successfully conduct our business and achieve our corporate goals.

•

Broad-based equity participation and egalitarian benefits—We believe that all of our employees contribute to and should share in the success of Palm. We support an employee stock purchase plan for all employees, including our named executive officers, to promote equity participation. Our named executive officers are offered the same competitive benefit programs that are offered to all of our employees. Moreover, we generally do not provide perquisites to our named executive officers.

The Compensation Committee annually reviews our compensation philosophy and practices with respect to named executive officer compensation to keep our compensation policies aligned with our business objectives and to remain competitive.

Determining Executive Compensation

Committee Process

The Compensation Committee annually determines and approves the four principal components of executive compensation (base salary, annual incentive bonus, equity incentives and other benefits) for each named executive officer following review and evaluation of proposals and recommendations presented by Compensia, a compensation consulting firm that advises the Committee and Palm, and by Palm’s Senior Vice President, Human Resources. The Committee considers Palm’s historical and ongoing compensation philosophy in light of practices in executive compensation, Palm’s performance and the competitive marketplace. The Committee evaluates and refines the list of peer companies against which we benchmark our compensation practices for named executive officers, and then benchmarks the competitiveness of our named executive officer compensation against companies in our peer group. The Committee also considers Palm’s performance against the performance of those peer companies. The Committee then considers recommendations from the Chief Executive Officer, Compensia and Palm’s Senior Vice President, Human Resources regarding the four principal components of executive compensation for the next fiscal year for each named executive officer. Finally, the Committee reviews the performance of the named executive officers for the previous fiscal year and the goals and objectives for the next fiscal year in determining any changes to the compensation for the named executive officers.

As described in more detail below with respect to each element of compensation, Palm’s Chief Executive Officer assists the Compensation Committee with respect to recommending executive compensation for the other named executive officers. For example, the Chief Executive Officer helps to establish individual performance objectives and provides the Committee with annual assessments of the other named executive officers’ performance. Palm’s human resources department works closely with Compensia to provide information and recommendations to the Compensation Committee on compensation practices and executive compensation. Palm’s Senior Vice President, Human Resources leads these efforts and works closely with the Committee and its Chairman.

Role of Consultants

In determining its compensation program for fiscal year 2007, the Compensation Committee was advised by Compensia, who provided data and analysis necessary to perform a comprehensive assessment of Palm’s executive compensation policies and programs. The Compensia partner responsible for Palm has been providing consulting services to Palm and to the Compensation Committee since fiscal year 2004. In fiscal year 2007, the Committee specifically determined that Compensia could provide it independent advice. Compensia is available to and reports directly to the Committee. In fiscal year 2007, Compensia rendered a report that incorporated data from the Radford Executive Management Survey, as well as surveys of the practices of our peer group, assessed the mix of compensation relative to competitive practices within various ranges and evaluated the linkage between pay and performance. Compensia also provided perspective on Palm’s overall compensation practices, executive officer compensation and various types of equity compensation based on its extensive experience with similarly-situated, technology companies. In addition, Palm retained Towers Perrin HR Services to provide information with respect to the impact of new accounting rules on Palm’s equity compensation programs and to explore potential changes in Palm’s equity practices. A representative of Towers Perrin met with the Compensation Committee to discuss its recommendations.

Benchmarking

The Compensation Committee annually benchmarks Palm’s compensation practices, including named executive officer compensation, against peer groups for the general employee population, the named executive officers and members of the board of directors. In setting compensation, the Committee compares the compensation for its named executive officers against compensation for companies in its executive officer peer group, as well as considering Palm’s performance against the performance of those peer companies.

In determining the executive officer peer group, the Compensation Committee with the assistance of Compensia and Palm’s Senior Vice President, Human Resources considers industry, revenue, revenue growth, headcount and organizational profile. The executive officer peer group for fiscal year 2007 included: Adobe Systems Inc., Autodesk Inc., BEA Systems Inc., BMC Software Inc., Cadence Design Systems Inc., Electronic Arts Inc., Imation Corp., Intuit Inc., Juniper Networks, Inc., McAfee Inc., Network Appliance Inc., Novell Inc., Quantum Corp., Sandisk Corp., Sybase, Inc., Symantec Corp., Symbol Technologies, Synopsys Inc. and VeriSign Inc.

Compensation Targets

In line with Palm’s historical compensation practices, the Compensation Committee initially targets total cash compensation, annual equity awards and total direct compensation (the aggregate of cash and equity compensation) for the Chief Executive Officer and other named executive officers for fiscal year 2007 at the 60th percentile for comparable positions at companies among the executive officer peer group. This target may vary based on an individual’s experience, tenure with Palm, performance and other factors. Compensation is initially targeted at the 60th percentile in order to compete for executive officer talent in the competitive environment of technology companies, particularly in Silicon Valley where Palm’s headquarters is located. Based on our emphasis on the performance-based components of our named executive officers’ compensation (and before taking into account any adjustments, as described above), each named executive officer can achieve compensation at the 60th percentile target or better only if Palm’s performance and the named executive officer’s individual performance meet or exceed expectations.

Chief Executive Officer Compensation

The Committee is responsible for annually reviewing and determining the compensation of Palm’s Chief Executive Officer. At the beginning of each fiscal year (and after the end of the first two quarters, with respect to the semi-annual cash bonus), the Chairman of the Compensation Committee conducts a performance review of the Chief Executive Officer. Factors considered in this review include performance against pre-established objectives related to revenue, profit, product quality and delivery and market share growth. The Chairman of the Compensation Committee reviews the results of this performance evaluation with other members of the board of directors to seek further opinion and then recommends compensation for the Chief Executive Officer to the Compensation Committee without the Chief Executive Officer present. The Committee assesses the Chief Executive Officer’s compensation based on the same types of factors used for other executive officers and confers with the board of directors regarding the Chief Executive Officer’s compensation and with Compensia and the Palm’s Senior Vice President, Human Resources regarding the elements of the Chief Executive Officer’s compensation. The Committee then approves the Chief Executive Officer’s compensation in executive session without the Chief Executive Officer present.

Role of the Board

The Compensation Committee regularly updates the board of directors on compensation issues addressed by the Committee, including our compensation philosophy and practices with respect to named executive officer compensation. As discussed above and required under its charter, prior to approving the Chief Executive Officer’s compensation the Committee also consults with the board of directors with regard to the objectives and performance of the Chief Executive Officer. Other than compensation provided to the Chief Executive Officer, the Committee has overall responsibility for approving and evaluating named executive officer compensation and for overseeing Palm’s compensation plans.

Elements of Executive Compensation

The Compensation Committee awards four principal components of executive compensation: base salary, annual incentive bonus, equity incentives and other benefits. In addition, all of our executive officers are parties to change-of-control and severance agreements. Consistent with Palm’s compensation objectives, a large percentage of total direct compensation for our Chief Executive Officer and each of the named executive officers is performance-based, tied to Palm’s achievement of its financial and operational objectives as well as each individual’s performance objectives.

Base Salary

We establish base salaries for our named executive officers based on the scope of their responsibilities, their individual performance, their levels of experience in their current roles, their tenure with Palm and benchmarking against peer companies. The Compensation Committee reviews salaries annually and adjusts these salaries from time to time as the Committee deems necessary or appropriate to reflect changes in any of the foregoing factors or competitive market conditions. In reviewing and adjusting named executive officers’ salaries for fiscal year 2007, the Committee considered the recommendations of Compensia, the Chief Executive Officer and Palm’s Senior Vice President, Human Resources as well as discussions with the board of directors with respect to the Chief Executive Officer’s salary.

For fiscal year 2007, the Compensation Committee increased salaries for our named executive officers, other than the Chief Executive Officer, in amounts ranging from 4.5 percent to 10 percent over salaries for fiscal year 2006. Given the Chief Executive Officer’s performance evaluation by the Committee and the board of directors following his first full year as Chief Executive Officer, in June 2006 the Committee increased Mr. Colligan’s fiscal year 2007 salary by 14.5% over his salary for fiscal year 2006. This reflected his successful performance since being named Chief Executive Officer at the beginning of fiscal year 2006 (from June 2005 through June 2006), in addition to Palm’s strong performance since that time. Based on these achievements, the Committee sought to better align Mr. Colligan’s salary with chief executive officers in Palm’s executive officer peer group.

Incentive Bonus

To motivate employees, including named executive officers, to achieve annual objectives, each year the Compensation Committee approves a cash bonus plan for all of Palm’s employees. The annual cash bonus plan is designed to deliver short-term incentive compensation. Participants are eligible for payments under the cash bonus plan only upon the achievement of Palm’s performance objectives. If Palm’s performance objective thresholds are achieved, then named executive officers’ individual cash awards under the plan are then based on individual goals, which reflect or serve company objectives, under the following formula:

Annual Base Salary	x	Target Bonus Percentage	x	Performance Against Company Performance Metrics	x	Performance Against Individual Bonus Objectives

Company performance objectives are recommended to the Compensation Committee by Palm’s Chief Executive Officer and Chief Financial Officer for the first and second half of each fiscal year. The Compensation Committee reviews and approves the proposed performance metrics based on its assessment of whether the proposed goals are reasonable and aligned with stockholder interests. With respect to individual performance goals, Palm’s Chief Executive Officer, with input from the entire executive team, first sets objectives for the company for each fiscal year. The named executive officers then set individual objectives for themselves and the departments they manage that support Palm’s objectives and against which named executive officer performance is measured. These individual and departmental objectives are used in determining the individual component of the cash bonus for named executive officers.

The Compensation Committee semi-annually reviews the performance of named executive officers other than the Chief Executive Officer against the established objectives in order to determine the actual payment, if any, under the cash bonus plan. The Committee has determined that a semi-annual review is appropriate given the constantly evolving markets in which Palm operates. Any payments are made as a percentage of the named executive officer’s salary based on the levels of performance achieved. Payments to named executive officers under the cash bonus plan may be more or less than an individual’s target bonus as a function of Palm’s results or individual performance and can range from zero to 130% of the target bonus percentage of annual base salary for the named executive officer.

As part of the annual review process, the Chairman of the Compensation Committee recommends to the Committee the Chief Executive Officer’s individual performance objectives under Palm’s cash bonus plan. The Committee then reviews and approves these recommendations, after conferring with the board of directors, and makes a final determination of the extent to which the Chief Executive Officer achieved his individual performance objectives.

In the first quarter of fiscal year 2007, the Compensation Committee approved Palm’s fiscal year 2007 bonus plan. Company performance objectives for fiscal year 2007 were based on aggressive revenue, profitability and product quality targets aligned with overall corporate objectives. The revenue and profitability objectives were adopted by the Committee in June 2006, and the quality objectives were finalized in early August 2006. The Committee then reviewed these performance metrics for the second half of fiscal year 2007 in December 2006. For fiscal year 2007, the Committee determined target bonuses for the named executive officers based on the executive officer peer group and, combined with base salary, the 60th percentile target for total cash compensation by position. The target bonuses for our named executive officers for fiscal year 2007 ranged from 50% to 100% of base salary. Pursuant to the bonus plan and based on Palm’s financial performance, no bonuses were paid to the named executive officers for the first half of fiscal year 2007. Bonuses were paid to the named executive officers for the second half of fiscal year 2007 between zero and 41% of eligible salary based on achievement of company and individual objectives.

Equity Incentives

Overview

We believe that equity compensation aligns the interests of our executive officers and employees with stockholder interests by creating a direct link between compensation and stockholder return. We also believe equity compensation helps to retain key employees in a competitive market for executive and employee talent. Our intention is for all employees to receive equity compensation as long-term incentive compensation, but to weight distribution toward top performers and individuals with the greatest responsibilities and influence on our success. As a result, equity incentives represent a significant portion of total compensation for our named executive officers.

The Compensation Committee generally grants equity compensation awards under Palm’s Amended and Restated 1999 Stock Plan. Under the 1999 Stock Plan, the Committee may grant options, restricted stock, stock appreciation rights, performance shares (otherwise known as restricted stock units or RSUs) and performance units to its named executive officers when they first join Palm (new hire awards) and thereafter in the Committee’s discretion and based on performance (discretionary awards). To date, named executive officers have been awarded only options, restricted stock and, beginning in fiscal year 2007, RSUs. The Committee expects that it will continue to use options and, to a lesser extent, RSUs as the primary forms of equity compensation for executive officers in fiscal year 2008. While options tend to have a more dilutive effect than other forms of equity compensation available under the 1999 Stock Plan, the Committee believes that they are the incentive most closely linked to Palm’s performance and to stockholders’ interests.

To enhance retention of our named executive officers, equity awards granted to our named executive officers are subject to vesting restrictions that generally lapse equally over a 48-month period. Palm believes that this vesting period also aligns the long-term interests of named executive officers, Palm and stockholders. Options and RSUs generally vest and become exercisable only if the named executive officer continues to serve Palm.

The number of options, shares of restricted stock and other equity awards that the Compensation Committee grants to a particular named executive officer upon hire and throughout employment depends on the officer’s level of responsibility, the degree to which unvested equity can attract or retain the executive officer, the grants awarded to other executives, total potential ownership levels of an executive officer, individual performance, the terms of Palm’s equity plans and a review of stock option and other equity grants for comparable positions in the executive officer peer group. With respect to new hire and discretionary awards, the Committee also considers the recommendations of the Chief Executive Officer, Compensia and Palm’s Senior Vice President, Human Resources.

The Compensation and Audit Committees monitor Palm’s stock option and other equity award grant practices for compliance with governing regulations and good corporate practice. The Compensation Committee has historically granted annual awards to the Chief Executive Officer and other executive officers on the same date that awards are granted to Palm’s employees in general. New hire awards generally are granted on a monthly basis at the beginning of the month after the employee begins service. Options are granted by the Committee at the then-current fair market value and become valuable only if the price of Palm’s stock subsequently increases.

Fiscal Year 2007 Awards

With respect to determining equity compensation for executive officers for fiscal year 2007, the Compensation Committee sought to balance: (1) Palm’s need to be competitive in attracting and retaining talented executive officers; (2) the effect of option expensing under FAS 123R; and (3) the dilutive effect of such practices and grants on Palm’s stockholders. In particular, the Committee focused on reducing Palm’s equity overhang and burn rate for fiscal year 2007. As a result, in fiscal year 2007, the Committee introduced RSUs as an additional equity award for employees, directors and in certain situations executive officers.

For fiscal year 2007, the Compensation Committee awarded equity compensation to the named executive officers, other than a named executive officer who recently joined Palm. Based on personal circumstances, the Committee accommodated Mr. Farese’s request to receive his award in the form of 36,667 RSUs, which at the three-for-one option-to-RSU ratio generally used by Palm, is comparable to options to purchase 110,000 shares. Other than Mr. Farese, the Committee awarded only options to the named executive officers for fiscal year 2007. With respect to our Chief Executive Officer, the Committee awarded Mr. Colligan options to purchase 310,000 shares in light of the performance of Mr. Colligan and Palm during fiscal year 2006, Mr. Colligan’s preference for equity compensation, and balancing Mr. Colligan’s total direct compensation to the total direct compensation target at the 60th percentile for the executive officer peer group.

Equity awards to the named executive officers (along with awards to the general employee population) were granted in December 2006, which is a later grant date than in previous years as a result of Palm’s introduction of RSUs as a component of equity compensation for employees in multiple countries. As in previous years, the Compensation Committee met to determine Palm’s fiscal year 2007 equity awards for the Chief Executive Officer and other executive officers in June 2006, after results for the preceding fiscal year were available. When the RSU and other equity grant materials were finalized in December 2006, the Committee met to make final adjustments to some of the preliminary executive officer award determinations and to authorize the grants for the executive officers and all employees as of the date of the meeting.

Stock Ownership Guidelines

The Compensation Committee views equity incentives primarily as a long-term incentive tool that links compensation for our employees and executive officers to Palm’s performance and the return achieved by our stockholders. The Committee and our board of directors believe that it is important for our executive officers and directors to be committed to Palm’s long-term interests and value creation. As a result, we adopted stock ownership guidelines in fiscal year 2007 to encourage significant, long-term equity ownership in Palm by our directors and executive officers.

Benefits

We offer our executive officers the same competitive benefits program that we offer to all of our employees, including medical and life insurance, standard elements of a cafeteria plan, an employee stock purchase plan and a 401(k) plan with matching contributions up to a percentage of salary. We consider our benefit plans available to employees, including our named executive officers, to be competitive with the plans offered by other technology companies. We generally do not provide our named executive officers with any perquisites, and in fiscal year 2007 we did not do so.

Change of Control/Severance Agreements

We have entered into agreements with each of our executive officers that provide for benefits upon termination of employment under certain circumstances, including in connection with a change of control of Palm. We provide these benefits to maintain our competitive position in the market, attract and retain our executive officers, permit our executive team to focus on stockholder interests when considering strategic alternatives for Palm and provide compensation and career protection to our executive officers in the event of involuntary or effective loss of or material change in employment. With respect to the change of control provisions, we typically provide benefits only if the executive officer is terminated without cause or resigns for good reason following a change in control of Palm. This “double trigger” requirement reflects our belief that an executive officer is materially harmed only if a change in control results in a material reduction in duties, title, authority, responsibilities or compensation, similar adverse change in terms of employment or loss of employment. Please refer to “Employment, Severance and Change of Control Agreements” below for a more detailed discussion of these arrangements.

Tax Law Limits on Executive Compensation

For fiscal year 2007, the Compensation Committee considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993 on executive officer compensation. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, other than compensation that is “performance-based.” Palm’s performance-based annual cash bonus plan permits Palm to pay compensation that is performance-based and thus generally fully deductible by Palm. The targeted cash compensation of the majority of the named executive officers is below the $1 million threshold, Palm believes that any options granted under the 1999 Stock Plan will meet the requirement of being performance-based under Section 162(m) and Palm has made limited use of other securities available for grant under the 1999 Stock Plan. Accordingly, the Committee concluded that Section 162(m) should not materially reduce the tax deductions available to Palm. However, the Committee may from time to time approve compensation that is not deductible under Section 162(m) if it determines that it is in Palm’s best interests to do so.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the board of directors of Palm, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, the Committee recommended to our board of directors the inclusion of the Compensation Discussion and Analysis in this proxy statement and in Palm’s Annual Report on Form 10-K for the fiscal year ended June 1, 2007.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Gordon A. Campbell William T. Coleman D. Scott Mercer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2007, Gordon A. Campbell, William T. Coleman, Michael Homer and D. Scott Mercer served as members of the Compensation Committee of Palm’s board of directors, none of whom is or has been an officer or employee of Palm or any of its subsidiaries. None of Palm’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on Palm’s Compensation Committee. Our Chief Executive Officer, Ed Colligan, serves on the board of directors of Numenta, Inc. Donna L. Dubinsky, one of our directors, is the chief executive officer of Numenta.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2001, Palm entered into a software license agreement with PalmSource which was amended and restated in May 2005. The agreement included a minimum annual royalty and license commitment of $42.5 million for the contract year ending December 2, 2006 at which time the agreement expired. Under the software license and source code agreement, Palm incurred expenses of $22.8 million, $56.9 million and $46.9 million during the fiscal years ended May 31, 2007, 2006 and 2005, respectively. Palm’s Chairman of the Board, Eric Benhamou, was also the Chairman of the Board of PalmSource through October 2004. On November 14, 2005, PalmSource was acquired by ACCESS Co., Ltd.

Palm has adopted a written policy for approval of transactions between Palm and its directors, director nominees, executive officers, greater than 5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year. The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve those transactions. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, Palm’s board of directors has delegated authority to the chairperson of the Audit Committee to pre-approve transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chairperson is provided to the full Audit Committee for its review in connection with each regularly scheduled Audit Committee meeting.

The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less than 10% beneficial owner if the amount of business does not exceed the greater of $1,000,000 or 2% of that entity’s total annual revenues; and

•

contributions to non-profit organizations at which a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the lesser of $120,000 or 2% of the non-profit organization’s total annual receipts.

A summary of new transactions covered by the standing pre-approvals described above is provided to the Committee for its review in connection with each regularly scheduled meeting of the Committee.

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the total return on Palm’s common stock (as adjusted for the 1-for-20 reverse stock split of Palm’s common stock effective as of October 15, 2002, the spin-off of PalmSource, Inc. effective as of October 28, 2003 and a 100% stock dividend effective as of March 14, 2006) with the cumulative total return of the S&P 500 Index and the S&P 500 Information Technology Index for the period commencing on May 31, 2002 and ending on June 1, 2007.

ASSUMES $100 INVESTED ON MAY 31, 2002 IN PALM COMMON STOCK AND $100 INVESTED ON MAY 31, 2002 IN THE S&P 500 INDEX AND THE S&P 500 INFORMATION TECHNOLOGY INDEX— INCLUDING REINVESTMENT OF ANY DIVIDENDS

	Cumulative Total Return
	May 31, 2002	May 30, 2003	May 28, 2004	June 3, 2005	June 2, 2006	June 1, 2007
Palm, Inc.	$100	$38	$100	$130	$168	$152
S&P 500 Index	$100	$92	$109	$118	$128	$157
S&P 500 Information Technology Index	$100	$94	$115	$116	$117	$144

PROPOSAL NO. 9

RATIFICATION OF DELOITTE & TOUCHE LLP

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm of Palm for the fiscal year ending May 30, 2008. Deloitte & Touche LLP served in such capacity for fiscal year 2007. A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

Palm’s bylaws do not require that the stockholders ratify the selection of Deloitte & Touche LLP as Palm’s independent registered public accounting firm. However, Palm is submitting the selection of Deloitte & Touche LLP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee of Palm in its discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of Palm and its stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary for approval of this proposal.

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as Palm’s independent registered public accounting firm for the fiscal year ending May 30, 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended June 1, 2007 with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114 as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), as adopted by the PCAOB in Rule 3600T, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 1, 2007 for filing with the United States Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

D. Scott Mercer (Chairperson)

Gordon A. Campbell

Donna L. Dubinsky

AUDIT AND RELATED FEES

In September 2002, the Audit Committee of Palm’s board of directors adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by Deloitte & Touche LLP. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to an aggregate dollar limit. All such audit, audit-related, tax and non-audit services provided to Palm by Deloitte & Touche, LLP since September 2002 have been pre-approved by the Audit Committee in accordance with its policies and procedures.

The following table sets forth the audit and related fees for services provided to Palm by Deloitte & Touche LLP for fiscal years 2006 and 2007, respectively.

	Fiscal Year 2006	Fiscal Year 2007
Audit Fees	$1,803,000	$1,879,000
Audit-Related Fees	—	—
Tax Fees	118,000	97,000
All Other Fees	—	—

Total	$1,921,000	$1,976,000

Audit Fees

Audit fees include fees billed to Palm by Deloitte & Touche LLP for the audit of Palm’s annual financial statements included in Palm’s Annual Report on Form 10-K, for the review of the financial statements included in Palm’s quarterly reports on Form 10-Q, for statutory audits of Palm’s foreign subsidiaries, for assistance with the review of various Securities and Exchange Commission filings and for audit of Palm’s internal control over financial reporting.

Audit-Related Fees

There were no audit-related fees billed to Palm by Deloitte & Touche LLP in fiscal years 2006 or 2007.

Tax Fees

Tax fees include fees billed to Palm by Deloitte & Touche LLP for tax planning and advice and tax return preparation services.

All Other Fees

There were no other fees billed to Palm by Deloitte & Touche LLP in fiscal years 2006 or 2007.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PALM

The following table sets forth certain information, as of June 30, 2007, with respect to the beneficial ownership of Palm’s common stock by (i) each person who is known to Palm to own beneficially more than 5% of Palm’s common stock; (ii) each director and director-nominee of Palm; (iii) the Chief Executive Officer, the Chief Financial Officer and each other named executive officer, as defined in Item 402(a)(3) of Regulation S-K, referred to in this proxy statement collectively as the named executive officers; and (iv) all current executive officers and directors of Palm as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of Palm’s common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 30, 2007 are deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of the beneficial owner but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Common Stock Outstanding (3)
FMR Corp. 32 Devonshire St., Boston, MA 02109	15,506,732	(4)	14.9%
Galleon Management, L.L.C. 590 Madison Ave., 34th Floor, New York, NY 10022	6,345,091	(5)	6.1%
Mark Nelson & Dana Johnson 1481 Sage Canyon Road, St. Helena, CA 94574	6,177,816	(6)	5.9%
Barclays Global Investor, NA 45 Fremont St., San Francisco, CA 94105	5,487,525	(7)	5.3%
D.E. Shaw & Co., L.P. 120 W. 45th St., Tower 45, 39th Floor, New York, NY 10036	5,409,394	(8)	5.2%
Eric A. Benhamou	574,152	(9)	*
Andrew J. Brown	367,364	(10)	*
Gordon A. Campbell	55,233	(11)	*
William T. Coleman	20,000	(12)	*
Edward T. Colligan	1,179,720	(13)	1.1%
Donna L. Dubinsky	1,785,058	(14)	1.7%
Bruce W. Dunlevie	185,017	(15)	*
Michael R. Farese	180,417	(16)	*
Robert C. Hagerty	24,000	(17)	*
C. John Hartnett	143,069	(18)	*
D. Scott Mercer	46,001	(19)	*
Ronald R. Rhodes	87,083	(20)	*
All current directors and executive officers as a group (17 persons)	6,979,682	(21)	6.5%

*	Less than 1%.

(1)	Unless otherwise noted, the address for the beneficial owners listed in this table is c/o Palm, Inc., 950 W. Maude Avenue, Sunnyvale, California 94085.

(2)	To Palm’s knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)	Based on 104,057,011 shares of Palm’s common stock issued and outstanding as of June 30, 2007.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on July 10, 2007, which indicates shared voting and investment power with respect to none of the shares, sole voting power with respect to 37,000 of the shares and sole investment power with respect to 15,506,732 of the shares.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2007, which indicates shared voting and investment power with respect to 6,345,091 of the shares and sole voting and investment power with respect to none of the shares.

(6)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on April 26, 2007, which indicates shared voting and investment power with respect to 6,177,816 of the shares and sole voting and investment power with respect to none of the shares.

(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007, which indicates shared voting power with respect to 461,296 of the shares, sole voting power with respect to 5,026,229 of the shares, shared investment power with respect to none of the shares and sole voting power with respect to 5,487,525 of the shares.

(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission on June 15, 2007, which indicates shared voting power with respect to 5,357,394 of the shares, shared investment power with respect to 5,409,394 shares and sole voting and investment power with respect to none of the shares.

(9)	Includes 449,214 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(10)	Includes 318,333 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(11)	Includes 50,233 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(12)	Represents 20,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(13)	Includes 1,056,367 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(14)	Represents 1,690,390 shares held by Ms. Dubinsky and her spouse as trustees under the Shustek-Dubinsky Family Trust Agreement dated August 1, 2004, 4,000 shares held directly by Ms. Dubinsky and 90,668 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(15)	Includes 93,335 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(16)	Includes 143,750 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(17)	Includes 20,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(18)	Includes 118,177 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(19)	Includes 42,001 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(20)	Represents 87,083 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

(21)	Includes 2,818,948 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2007.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT PALM ANNUAL MEETING

Proposals of Palm stockholders that are intended for inclusion in Palm’s proxy statement relating to the 2008 annual meeting of the stockholders of Palm must be received by Palm at its offices at 950 W. Maude Avenue, Sunnyvale, California 94085, Attn: Corporate Secretary not later than April 10, 2008 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in Palm’s proxy statement for that meeting. Stockholder proposals that are not intended to be included in Palm’s proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business at the Palm Annual Meeting.”

TRANSACTION OF OTHER BUSINESS AT THE PALM ANNUAL MEETING

At the date of this proxy statement, the only business that the board of directors of Palm intends to present or has received notice that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under Palm’s bylaws, as amended, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, Palm not later than 90 days prior nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (under the assumption that each succeeding annual meeting of stockholders will occur no more than 30 days before or after the anniversary date of the most recent annual meeting of stockholders). In the case of the 2008 annual meeting of stockholders, notice must be delivered to, or mailed and received by, Palm by June 14, 2008, but no earlier than May 15, 2008. Any notice of a stockholder proposal received by Palm after such date will be considered untimely. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting; (b) the name and address, as they appear on Palm’s books, of the stockholder proposing such business; (c) the class and number of shares of Palm that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

DELIVERY OF DOCUMENTS TO PALM STOCKHOLDERS SHARING AN ADDRESS

Certain Palm stockholders who share an address are being delivered only one copy of this proxy statement unless Palm or one of its mailing agents has received contrary instructions.

Upon the written or oral request of a Palm stockholder at a shared address to which a single copy of this proxy statement were delivered, Palm will promptly deliver a separate copy of such documents to the requesting Palm stockholder. Written requests should be made to Palm, Inc., Attention: Investor Relations, 950 W. Maude Avenue, Sunnyvale, California 94085 and oral requests may be made by calling Investor Relations of Palm at (408) 617-7626. In addition, Palm stockholders who wish to receive a separate copy of Palm’s proxy statements and annual reports in the future should notify Palm either in writing addressed to the foregoing address or by calling the foregoing telephone number.

Palm stockholders sharing an address who are receiving multiple copies of Palm’s proxy statements and annual reports may request delivery of a single copy of such documents by writing Palm at the address above or calling Palm at the telephone number above.

REFERENCE TO ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about Palm from documents that are not included in or delivered with this proxy statement. You may obtain documents that are incorporated by reference in this proxy statement without charge by requesting them in writing or by telephone from Palm at:

Palm, Inc.

950 W. Maude Avenue

Sunnyvale, California 94085

(408) 617-7626

Attention: Investor Relations

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference in the documents or this proxy statement.

In order to receive timely delivery of requested documents in advance of the annual meeting, you should make your request by no later than September 5, 2007.

For a more detailed description of the information incorporated in this proxy statement by reference and how you may obtain it, see “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

Palm files reports, proxy statements and other information with the SEC as required under the Exchange Act. Elevation is a privately held partnership and is therefore not subject to filing requirements under the Exchange Act.

You may read and copy any reports, statements or other information filed by Palm at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by Palm, at http://www.sec.gov. You may also access the SEC filings and obtain other information about Palm through the website maintained by Palm, which is http://www.palm.com. The information contained on the website is not incorporated by reference in, or in any way part of, this proxy statement.

This proxy statement does not contain all the required information because the SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that Palm has previously filed with the SEC. However, we are not incorporating any information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K filed with the SEC. These documents contain important information about Palm and its financial condition.

•	Palm’s Annual Report on Form 10-K for the fiscal year ended June 1, 2007;

•	Palm’s Current Reports on Form 8-K filed with the SEC on June 5, 2007;

•

the description of Palm common stock from Palm’s registration statement on Form 8-A, filed with the Securities and description; and Exchange Commission on February 18, 2000, and any amendment or report filed thereafter for the purpose of updating such description; and

•

the description of Palm preferred share purchase rights from Palm’s registration statement on Form 8-A, filed with the Securities and Exchange Commission on October 23, 2000, and any amendment or report filed thereafter for the purpose of updating such description.

All documents filed by Palm under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the Palm annual meeting will also be deemed to be incorporated into this proxy statement by reference.

You may also obtain copies of any document incorporated in this proxy statement, without charge, by requesting them in writing or by telephone at the following address:

Palm, Inc.

950 W. Maude Avenue

Sunnyvale, California 94085

(408) 617-7626

Attention: Investor Relations

None of Palm or Elevation has authorized any person to give any information or make any representation about the Transaction that is different from, or in addition to, that contained in this proxy statement or in any of the materials that are incorporated by reference in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

Appendix A

PREFERRED STOCK PURCHASE AGREEMENT AND AGREEMENT

AND PLAN OF MERGER

by and among

ELEVATION PARTNERS, L.P.

PALM, INC.

and

PASSPORT MERGER CORPORATION

Dated as of June 1, 2007

(Continued)

(Continued)

Exhibits

A –	Certificate of Designation

B –	Certificate of Amendment

C –	Registration Rights Agreement

D –	Stockholders’ Agreement

E –	Rights Agreement Amendment

F –	Form of Legal Opinion

PREFERRED STOCK PURCHASE AGREEMENT AND AGREEMENT AND PLAN OF MERGER

THIS PREFERRED STOCK PURCHASE AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 1, 2007 by and among Elevation Partners, L.P., a Delaware limited partnership (“Elevation”), Palm, Inc., a Delaware corporation (the “Company”) and Passport Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). All capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in ARTICLE I, unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the parties contemplate a transaction pursuant to which (i) the Company will sell and issue to Elevation 325,000 newly-issued shares (the “Purchased Shares”) of Company Series B Preferred Stock, the rights, preferences and privileges of which are to be set forth in a Certificate of Designation, the form of which is attached hereto as Exhibit A (the “Certificate of Designation”), at a purchase price of $1,000.00 per share (the “Investment”) concurrently with the consummation of the Debt Financing (or Alternative Financing, as the case may be) and (ii) immediately following the Investment, Merger Sub will merge with and into the Company, with the Company as the surviving corporation and with the holders of Company Common Stock, for each share of Company Common Stock held by them, retaining one share of Company Common Stock and receiving a cash distribution of $9.00 without interest (the “Merger”). The Merger, the Investment and the Debt Financing (or Alternative Financing, as the case may be) are sometimes collectively referred to herein as the “Transactions”.

WHEREAS, the Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the Transactions in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL upon the terms and conditions contained herein.

WHEREAS, the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL upon the terms and conditions contained herein.

WHEREAS, Elevation has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with applicable Law upon the terms and conditions contained herein.

WHEREAS, as a condition to the consummation of the Investment, the Company and Elevation will enter into the Stockholders’ Agreement and the Registration Rights Agreement on the Closing Date.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Elevation to enter into this Agreement, the Company and Computershare Trust Company of New York are entering into an amendment (the “Rights Agreement Amendment”) to that certain Preferred Stock Rights Agreement, dated as of September 25, 2000, as amended (the “Company Rights Agreement”), so as to render the rights issued thereunder inapplicable to this Agreement and the transactions contemplated hereby.

WHEREAS, Elevation and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Investment and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Elevation, the Company and Merger Sub hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(b) “Alternative Transaction” shall mean that the Company Board has effected a Company Change of Recommendation and has publicly announced at the time of its announcement of such Company Change of Recommendation that it is taking such action in order to accept, endorse, enter into, recommend or pursue a Covered Transaction described in clause (i), (ii), (iii) or (iv) of the definition of Covered Transaction that has been proposed by a third party prior to such Company Change of Recommendation (whether or not such Covered Transaction is ultimately entered into).

(c) “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in each case that are applicable to the transactions contemplated by this Agreement.

(d) “Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in the States of California or New York are authorized or required by Law or other governmental action to close.

(e) “Certificate of Amendment” shall mean the amendment to the Company’s certificate of incorporation in the form attached hereto as Exhibit B.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(g) “Company Balance Sheet” shall mean the consolidated balance sheet of the Company and its Subsidiaries as of March 2, 2007.

(h) “Company Board” shall mean the Board of Directors of the Company.

(i) “Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock.

(j) “Company Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company, together with the Preferred Stock Purchase Rights appurtenant thereto issued under the Company Rights Agreement.

(k) “Company ESPP” shall mean the Company’s 1999 Amended and Restated Employee Stock Purchase Plan, as amended.

(l) “Company IP” shall mean all Intellectual Property that is owned by or used by the Company or any of its Subsidiaries in connection with the business of the Company and its Subsidiaries.

(m) “Company IP Agreements” shall mean all material contracts (i) under which the Company or any of its Significant Subsidiaries uses any Licensed Company IP incorporated into any Company Product, other than licenses and related services agreements for generally commercially available, off-the-shelf software programs, or (ii) under which the Company or any of its Significant Subsidiaries has licensed to others the right to use any Company IP, other than agreements entered into in the ordinary course of business.

(n) “Company Material Adverse Effect” shall mean any change, effect, event, circumstance or development (each a “Change”, and collectively, “Changes”), individually or in the aggregate, and taken together with all other Changes, that is or would reasonably be expected to be materially adverse to the business, operations, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Change (by itself or when aggregated or taken together with any and all other Changes) resulting from or arising out of any of the following shall be deemed to be or constitute a “Company Material Adverse Effect,” and no Change (by itself or when aggregated or taken together with any and all other such Changes) resulting from or arising out of any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (A) general economic conditions in the United States or any other country (or changes therein), general conditions in the financial markets in the United States or any other country (or changes therein) and general political conditions in the United States or any other country (or changes therein), in any such case to the extent that such conditions do not have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other companies similarly situated in the industries or geographies in which the Company operates; (B) general conditions in the industries in which the Company and its Subsidiaries conduct business (or changes therein), in any such case to the extent that such conditions do not have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other companies similarly situated in the industries or geographies in which the Company operates; (C) any conditions arising out of acts of terrorism or war, weather conditions or earthquakes to the extent that such conditions do not have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other companies similarly situated in the industries or geographies in which the Company operates; (D) the announcement of this Agreement or the pendency of the transactions contemplated hereby, including the loss or departure of officers or other employees of the Company or any of its Subsidiaries, or the termination, reduction or any other negative development in the Company’s relationships with any of its customers, suppliers, distributors or other business partners, in each case, to the extent resulting from the announcement of this Agreement or the pendency of the transactions contemplated hereby; (E) compliance with the terms of, or the taking of any action required or expressly contemplated by, this Agreement other than Section 5.1(a), or the failure to take any action in the ordinary course of business prohibited by this Agreement; (F) any actions taken outside of the ordinary course of business at the written request of, or with the written consent of, Elevation, or failure to take action, or such other Changes, in each case, to which Elevation has approved, consented to or requested; (G) any changes in Law or in GAAP; (H) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been, is or would be a Company Material Adverse Effect); (I) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be deemed to constitute, or be taken into account in determining whether there has been, is or would be a Company Material Adverse Effect); (J) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) related to this Agreement or any of the transactions contemplated hereby; or (K) any announcement or introduction after the date hereof by a third party of products that compete with the

Company’s products or an intention to introduce any such competing products and or the announcement or introduction of any product set forth in Section 1.1(n) of the Company Disclosure Schedule.

(o) “Company Options” shall mean any options to purchase shares of Company Common Stock outstanding under any of the Company Stock Plans.

(p) “Company Plan” shall mean any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, insurance, vacation, employee loan, incentive, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not subject to ERISA) under which any current or former director, officer, independent contractor or employee of the Company or its Subsidiaries has any present or future right to benefits or under which the Company or its Subsidiaries is obligated to contribute for such current or former directors, officers, independent contractors or employees.

(q) “Company Preferred Stock” shall mean the Preferred Stock, par value $0.001 per share, of the Company.

(r) “Company RSU” shall mean any restricted stock unit or performance shares with respect to Company Common Stock outstanding under any of the Company Stock Plans as of immediately prior to the Effective Time of the Merger.

(s) “Company Series B Preferred Stock” shall mean the Series B Preferred Stock, par value $0.001 per share, of the Company, together with the Preferred Stock Purchase Rights appurtenant thereto issued under the Company Rights Agreement (as amended pursuant to Section 5.9).

(t) “Company Stock-Based Award” shall mean each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted under the Company Stock Plans or Company Plans (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than rights under the Company ESPP and Company Options.

(u) “Company Stock Plans” shall mean (i) the Company’s Amended and Restated 1999 Stock Plan, Amended and Restated 1999 Director Option Plan and Amended and Restated 2001 Stock Option Plan for Non-Employee Directors, (ii) the Handspring, Inc. 1998 Equity Incentive Plan, as amended, the Handspring, Inc. 1999 Executive Equity Incentive Plan, as amended, and the Handspring, Inc. 2000 Equity Incentive Plan, as amended, and (iii) any other compensatory option plans assumed by the Company pursuant to a merger, acquisition or other similar transaction pursuant to which there are outstanding awards as of the date hereof.

(v) “Company Stockholders” shall mean holders of shares of Company Capital Stock.

(w) “Company Termination Fee” shall mean an amount in cash equal to (i) $11,000,000 in the case of a termination of the types described in Section 9.3(b)(i) or a termination pursuant to Section 9.1(g) or 9.1(h) involving a Alternative Transaction, or (ii) $25,000,000 in the case of a termination pursuant to Section 9.1(g) or 9.1(h) not involving a Alternative Transaction.

(x) “Contract” shall mean any contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense or other instrument, obligation or binding arrangement or understanding of any kind or character, whether oral or in writing.

(y) “Covered Proposal” shall mean any offer or proposal (other than an offer or proposal by Elevation or Merger Sub) to engage in a Covered Transaction.

(z) “Covered Transaction” shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) the, issuance, purchase or other acquisition

(whether by tender offer, exchange offer or otherwise) by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company and its Subsidiaries, directly or indirectly, of beneficial ownership of more than fifteen percent (15%) of the Company Common Stock outstanding or of the total outstanding shares of any other class of equity or voting securities of the Company or any Significant Subsidiary as of the consummation of such issuance, purchase or other acquisition; (ii) a merger, consolidation, reorganization or other business combination, recapitalization or other similar transaction involving the Company pursuant to which either (x) the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the voting equity interests in the surviving or resulting entity of such transaction or (y) the shares of Company Common Stock are converted into, exchanged for or have the right to receive any consideration other than common stock of the resulting or surviving entity or parent thereof; (iii) a sale, lease, exchange, transfer, license, acquisition or disposition of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof); (iv) a liquidation, dissolution or other winding up of the Company; (v) the declaration or payment by the Company, directly or indirectly, of any extraordinary dividend, return of capital, or other distribution (whether in cash, securities or other property) with respect to the Company Common Stock or any other class of equity or voting securities of the Company; or (vi) payment (whether in cash, securities or other property) by the Company, directly or indirectly, on account of the purchase, retraction, cancellation, redemption, retirement or other extinguishment of more than ten percent (10%) of the Company Common Stock outstanding or of the total outstanding shares of any other class of equity or voting securities of the Company.

(aa) “Delaware Law” shall mean the DGCL and any other applicable law (including common law) of the State of Delaware.

(bb) “Director Plans” shall mean the Company’s Amended and Restated 2001 Stock Option Plan for Non-Employee Directors and the Company’s Amended and Restated 1999 Director Option Plan.

(cc) “DOJ” shall mean the United States Department of Justice or any successor thereto.

(dd) “DOL” shall mean the United States Department of Labor or any successor thereto.

(ee) “Dollar Value X” shall mean the Pre-Close Fair Market Value minus seventy-five percent (75%) of the Post-Close Fair Market Value.

(ff) “Dollar Value Y” shall mean twenty-five percent (25%) of the Pre-Close Fair Market Value.

(gg) “Domain Name” shall mean any or all of the following and all worldwide rights in, arising out of, or associated therewith: domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet.

(hh) “EBITDA” shall mean with respect to the Company, on a consolidated basis, consolidated net income (as calculated in accordance with GAAP) plus, to the extent deducted in determining consolidated net income, (i) income tax expense, (ii) interest expense, (iii) depreciation and amortization expense and (iv) amortization of intangibles and organization costs, minus to the extent included in determining such consolidated net income, (w) interest income, (x) extraordinary income, (y) other non-cash income, for the trailing 12 months as of the date hereof and (z) unusual or non-recurring revenues or expenses that are calculated in a manner consistent with past practice and are reasonably demonstrable to be non-recurring in nature.

(ii) “Environmental Law” shall mean any and all applicable Laws and regulations promulgated thereunder, relating to the protection of the environment (including ambient air, surface water, groundwater or land) or natural resources or exposure of any individual to Hazardous Substances or otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances or the investigation, clean-up or other remediation or analysis thereof and shall include the European Union Restriction of Hazardous Substances and Waste Electrical and Electronic Equipment Directives and any other similar Laws.

(jj) “Equity Exchange Ratio” shall mean the quotient obtained by dividing the Pre-Close Fair Market Value by the Post-Close Fair Market Value.

(kk) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statue, rules and regulations thereto.

(ll) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(mm) “FTC” shall mean the United States Federal Trade Commission or any successor thereto.

(nn) “GAAP” shall mean generally accepted accounting principles, as applied in the United States.

(oo) “Governmental Authority” shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, and whether local or foreign.

(pp) “Handspring Plans” shall mean the Handspring, Inc. 1998 Equity Incentive Plan, as amended, the Handspring, Inc. 1999 Executive Equity Incentive Plan, as amended, and the Handspring, Inc. 2000 Equity Incentive Plan, as amended.

(qq) “Hazardous Substance” shall mean any substance, material or waste that is characterized or regulated under any Environmental Law as “hazardous,” “pollutant,” “waste,” “contaminant,” “toxic” or words of similar meaning or effect, and shall include petroleum and petroleum products, polychlorinated biphenyls and asbestos.

(rr) “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

(ss) “Indebtedness” shall mean with respect to any Person, any indebtedness of that Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations, except any such balance that constitutes an accrued expense or trade payables, and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person.

(tt) “Intellectual Property” shall mean any or all of the following and all United States and foreign rights in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, confidential information, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications for registration thereof, throughout the world (“Copyrights”); (iv) all Domain Names; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (“Trademarks”); (vii) all databases and data collections and all rights therein throughout the world; and (viii) any similar or equivalent rights to any of the foregoing (as applicable).

(uu) “IRS” shall mean the United States Internal Revenue Service or any successor thereto.

(vv) “Knowledge” of the Company, with respect to any matter in question, shall mean the actual knowledge of any directors or executive officers of the Company.

(ww) “Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(xx) “Leases” shall mean all Contracts under which real property is currently leased, licensed or subleased by the Company or any of its Subsidiaries or otherwise used or occupied by the Company or any of its Subsidiaries.

(yy) “Legal Proceeding” shall mean any action, claim, suit, litigation, proceeding (public or private) or criminal prosecution by or before any Governmental Authority.

(zz) “Liabilities” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

(aaa) “Licensed Company IP” shall mean all Company IP, other than the Owned Company IP.

(bbb) “Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(ccc) “Nasdaq” shall mean the NASDAQ Global Select Market, any successor inter-dealer quotation system operated by the Nasdaq Stock Market, Inc. or any successor thereto.

(ddd) “New Exercise Price” shall mean the exercise price per share, following the adjustment described in Section 2.6(e), at which an option holder may purchase shares subject to a Continued Option.

(eee) “New Number of Shares” shall mean the number of shares subject to a Continued Option following the adjustment described in Section 2.6(e).

(fff) “Order” shall mean any order, judgment, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

(ggg) “Original Exercise Price” shall mean the exercise price per share of a Company Option immediately prior to the Effective Time of the Merger.

(hhh) “Original Intrinsic Value” shall mean the product of (a) (i) the Pre-Close Fair Market Value minus (ii) the Original Exercise Price of a Company Option, multiplied by (b) the Original Number of Shares of such Company Option.

(iii) “Original Number of Shares” shall mean the number of shares subject to a Company Option immediately prior to the Effective Time of the Merger.

(jjj) “Owned Company IP” shall mean that portion of the Company IP that is owned by the Company and its Subsidiaries.

(kkk) “Permitted Liens” shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens or security interests arising in the ordinary course of business that are not yet due or that are being contested in good faith and by appropriate proceedings (and for which adequate retainage or other reserves are held); (iii) Liens imposed by applicable Law (other than Tax Law); (iv) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, each of which is of record, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use and operation of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended June 2, 2006 or the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 2, 2007; (viii) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material effect on the Company or its ability to obtain the Debt Financing; (ix) statutory, common law or contractual liens of landlords and (x) with respect to the real property in Santa Clara, California owned by the Company, the Lien of the purchase and sale agreement and escrow instructions with respect thereto executed by the Company on February 2, 2006, as amended on March 13, 2006, April 3, 2006, November 17, 2006, March 9, 2007 and May 11, 2007.

(lll) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

(mmm) “Post-Close Fair Market Value” shall mean the volume weighted average price for a share of Company Common Stock over the two (2) trading days beginning on the trading date immediately following the Closing Date.

(nnn) “Pre-Close Fair Market Value” shall mean the volume weighted average price for a share of Company Common Stock over the two (2) trading days ending on the Closing Date (or if the Closing Date occurs on a date other than a trading day, the two (2) trading days immediately preceding the Closing Date).

(ooo) “Registration Rights Agreement” means that certain Registration Rights Agreement to be dated as of the Closing Date by and among the Company and Elevation in substantially the form attached hereto as Exhibit C.

(ppp) “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(qqq) “SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

(rrr) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

(sss) “Significant Subsidiary” means (i) Palm Ireland Investment Incorporated, (ii) Palm Global Operations Limited, (iii) Palm Europe Limited and (iv) Palm Asia Pacific Limited.

(ttt) “Stockholders’ Agreement” means that certain Stockholders’ Agreement to be dated as of the Closing Date by and among the Company and Elevation in substantially the form attached hereto as Exhibit D.

(uuu) “Subsidiary” of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

(vvv) “Tax” shall mean (i) any and all federal, state, local and foreign taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, property and other similar taxes, together with all interest, penalties and additions imposed with respect to such amounts whether disputed or not, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including any liability under Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local law) and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

(www) “Tax Returns” shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

(xxx) “Transaction Agreements” means this Agreement, the Stockholders’ Agreement, the Registration Rights Agreement and the Certificate of Designation.

1.2 Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternative Financing	5.6
Alternative Proposal	9.1(h)
Blue Sky	4.10
Cash Consideration	2.6(a)
Certificate of Designation	Recitals
Certificate of Merger	2.2(c)
Closing	2.1
Closing Date	2.1
Company	Preamble
Company Board Recommendation	5.3(a)
Company Board Recommendation Change	5.3(b)
Company Disclosure Letter	ARTICLE III
Company Restricted Stock	2.6(c)
Company Rights Agreement	Recitals
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stockholder Meeting	5.4
Confidentiality Agreement	7.7
Consent	3.4
Continued Option	2.6(e)
Continued RSU	2.6(f)
Contracts	3.13(a)
Damages	5.7
Debt Commitment Letters	3.28(a)
Debt Financing	3.28(a)
Dissenting Shares	2.7
Divestiture	7.1
DGCL	Recitals
Effective Time of the Merger	2.2(c)

Term	Section Reference
Elevation	Preamble
Indemnitees	5.7
Initial Expense Cap	9.3(c)(i)
Investment	Recitals
Lenders	3.28(a)
Material Contract	3.13(a)
Merger	Recitals
Merger Consideration	2.6(a)
Merger Sub	Preamble
Merger Sub Common Stock	2.6(d)
Other Required Company Filing(s)	3.30(a)
Other Required Elevation Filing(s)	4.6(a)
Permits	3.18
Plan Amendments	2.6(e)
Pre-Closing Period	5.1(a)
Proxy Statement	3.30(a)
Purchase Price	2.2(a)
Purchased Shares	Recitals
Related Party	10.8
Requisite Stockholder Approval	3.2
Rights Agreement Amendment	Recitals
Solvent	3.26
Stockholder Litigation	5.7
Subsidiary Securities	3.6(b)
Surviving Corporation in the Merger	2.2(c)
Termination Date	9.1(b)
Trade Secrets	3.16(c)
Transaction Expenses	9.3(c)(i)
Transactions	Recitals

1.3 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(d) Unless otherwise indicted, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(e) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II

THE TRANSACTIONS

2.1 Closing. Subject to the provisions of this Agreement, including the satisfaction of the conditions set forth in ARTICLE VIII, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304, at a time and date to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

2.2 The Transactions. Subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, at the Closing, each of the following Transactions will take place in the following order:

(a) The Investment. The Company shall issue and sell to Elevation, and Elevation shall purchase from the Company, the Purchased Shares at a price of $1,000 per share for an aggregate purchase price of $325,000,000 (the “Purchase Price”), free and clear of any Liens, other than Liens imposed by the Transaction Agreements and/or applicable Law, and the Company shall deliver to Elevation stock certificates representing the Purchased Shares against delivery by Elevation of the Purchase Price by wire transfer of immediately available funds to an account that the Company shall designate at least two Business Days prior to the Closing Date;

(b) The Debt Financing. Concurrently with the purchase and sale provided in Section 2.2(a), the Company shall consummate the Debt Financing and obtain the funds contemplated by the Debt Commitment Letters (or the Alternative Financing, as the case may be); and

(c) The Merger. Immediately following the consummation of the purchase of the Purchased Shares provided in Section 2.2(a) and the Debt Financing provided in Section 2.2(b), the Company shall cause a certificate of merger, in such form as required by, and executed in accordance with, the applicable provisions of Delaware law to be duly filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”) providing for the Merger, which shall become effective at the date and time at which the Certificate of Merger is so filed or such subsequent date and time as the parties hereto shall mutually agree and as shall be specified in the Certificate of Merger (the “Effective Time of the Merger”). At the Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the Company, as the surviving corporation in the Merger, is sometimes referred to herein as the “Surviving Corporation in the Merger”).

2.3 Effects of the Merger. At the Effective Time of the Merger, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law.

2.4 Certificate of Incorporation and Bylaws. At the Effective Time of the Merger, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation in the Merger until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation in the Merger. At the Effective Time of the Merger, the Bylaws of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the Bylaws of the Surviving Corporation in the Merger until thereafter amended as provided by law and such Bylaws of the Surviving Corporation in the Merger.

2.5 Directors and Officers. The initial directors of the Surviving Corporation in the Merger shall be the directors of the Company immediately prior to the Effective Time of the Merger, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation in the Merger shall be the officers of Company immediately prior to the Effective Time of the Merger, until their respective successors are duly appointed.

2.6 Effect of Merger on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Company, Merger Sub or the holders of any shares of capital stock of the Company, the following shall occur:

(a) Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than any Dissenting Shares) will be automatically converted into (i) one validly issued, fully paid and nonassessable share of Company Common Stock and (ii) the right to receive $9.00 in cash without interest (the “Cash Consideration” and, together with the share of Company Common Stock, the “Merger Consideration”). Notwithstanding the foregoing, shares of Company Common Stock owned by any direct or indirect wholly-owned Subsidiaries of the Company shall remain outstanding without any conversion thereof.

(b) Company Preferred Stock. Each share of Company Preferred Stock (including, for the avoidance of doubt, each share of Company Series B Preferred Stock to be issued in connection with the Investment) issued and outstanding immediately prior to the Effective Time of the Merger will remain outstanding without any conversion thereof.

(c) Company Restricted Stock. If any shares of Company Common Stock are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company (“Company Restricted Stock”), then the shares of Company Common Stock shall remain unvested and subject to the same repurchase option, risk of forfeiture or other similar condition, and the certificates representing such shares of Company Common Stock will accordingly continue to be marked with appropriate legends. Until such time as such Company Restricted Stock is vested and not subject to a repurchase option, risk of forfeiture or other similar condition (and then, only to the extent vested and not subject to a repurchase option, risk of forfeiture or other similar condition), the Company shall hold the Cash Consideration applicable to such shares of Company Restricted Stock until they are vested, at which time the holder of any such shares shall receive the Cash Consideration and, if such shares become forefeited or subject to repurchase, the Cash Consideration relating thereto shall also be forefeited or repurchased, as the case may be.

(d) Capital Stock of Merger Sub. Each share of common stock, par value $0.001, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time of the Merger shall be canceled and extinguished without any conversion thereof, and no consideration shall be issued in exchange therefor.

(e) Company Options. At the Effective Time of the Merger, each then outstanding Company Option shall remain outstanding. Each such Company Option (each, an “Continued Option”) shall continue to have, and be subject to, the same terms and conditions set forth in the respective Company Stock Plan pursuant to which it was issued and as provided in any applicable option agreements governing such Company Option immediately prior to the Effective Time of the Merger, except that, each such Continued Option shall be subject to the following adjustments:

(i) Each Continued Option with an Original Exercise Price that is greater than Dollar Value X shall be adjusted as follows: the New Exercise Price shall be the Original Exercise Price less (the Pre-Close Fair Market Value less the Post-Close Fair Market Value), rounded up to nearest whole cent; and.

(ii) Each Continued Option with an Original Exercise Price that is greater than Dollar Value Y but less than or equal to Dollar Value X shall be adjusted as follows:

a) the New Exercise Price shall be an amount equal to 25% of the Post-Close Fair Market Value, rounded up to the nearest whole cent; and

b) the New Number of Shares shall be the quotient obtained by dividing the Original Intrinsic Value by (the Post-Close Fair Market Value less the New Exercise Price), rounded down to the nearest whole number of shares of Company Common Stock.

(iii) Each Continued Option with an Original Exercise Price that is less than or equal to Dollar Value Y shall be adjusted as follows:

a) the New Exercise Price shall be the quotient determined by dividing the Original Exercise Price by the Equity Exchange Ratio, rounded up to the nearest whole cent; and

b) the New Number of Shares shall be the product of the Original Number of Shares and the Equity Exchange Ratio, rounded down to the nearest whole number of shares of Company Common Stock.

Notwithstanding the foregoing, the adjustments provided for in this Section 2.6(e) with respect to Continued Options granted under the Handspring Plans, and the 2001 Stock Option Plan for Non-Employee Directors shall be subject to the approval of the Company’s stockholders of appropriate amendments to such Company Stock Plans, all as determined in the discretion of the Company Board or a committee thereof (such amendments, the “Plan Amendments”).

(f) Company RSUs. At the Effective Time of the Merger, each then outstanding Company RSU shall remain outstanding. Each such Company RSU (each, a “Continued RSU”) shall continue to have and be subject to, the same terms and conditions set forth in the respective Company Stock Plan to which it was issued and as provided in any applicable award agreements governing such Company RSU immediately prior to the Effective Time of the Merger, except that, each such Continued RSU shall be adjusted as follows: the number of shares subject to each Continued RSU shall be the product of (x) the number of shares subject to the Company RSU immediately prior to the Effective Time of the Merger and (y) the Equity Exchange Ratio, rounded down to the nearest whole number of shares of Company Common Stock.

(g) Company ESPP. At the Effective Time of the Merger, rights outstanding under the Company ESPP shall remain outstanding and exercisable for Company Common Stock, subject to any contemplated adjustment as provided in or pursuant to the Company ESPP.

(h) Company Rights. Each Right (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding without any conversion thereof, attached to each share of Company Common Stock issued as part of the Merger Consideration and evidenced by the certificate evidencing such share of Company Common Stock existing immediately prior to the Effective Time of the Merger.

2.7 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time of the Merger and that are held by stockholders who shall have not voted in favor of the Merger and who shall have demanded properly in writing (and not withdrawn) appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time of the Merger, the right to receive the Merger Consideration, without any interest thereon.

2.8 No Exchange of Company Certificates.

(a) No Exchange of Company Certificates. Following the Merger, each certificate previously representing shares of Company Common Stock shall, without any action on the part of the holder thereof, continue to represent the same number of shares of Company Common Stock.

(b) Distribution of Cash Consideration. Promptly following the Merger, Company shall pay to each holder of shares of Company Common Stock (other than any Dissenting Shares) at the Effective Time of the Merger the Cash Consideration to which such holder is entitled pursuant to Section 2.6(a).

(c) Required Withholding. Each of the transfer agent and the Surviving Corporation in the Merger shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

2.9 Tax Consequences. The distribution of the Cash Consideration pursuant to the Merger is intended to be a distribution to which Section 301 of the Code applies for federal income tax purposes.

2.10 Further Action. At and after the Closing, the officers and directors of the Company (as the Surviving Corporation in the Merger) will be authorized to execute and deliver, in the name and on behalf of the Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Company (as the Surviving Corporation in the Merger) any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Company (as the Surviving Corporation in the Merger) as a result of, or in connection with, the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the disclosure schedule delivered by the Company to Elevation on the date of this Agreement (the “Company Disclosure Letter”), or (ii) as set forth in any Company SEC Reports filed by the Company with the SEC prior to the date hereof and after January 1, 2006 (other than in any “risk factor” disclosure or any other forward looking statements set forth therein), the Company hereby represents and warrants to Elevation as follows:

3.1 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements and, subject to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated by the Transaction Agreements and to perform its obligations thereunder. The execution and delivery of this Agreement and the other Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby other than obtaining the Requisite Stockholder Approval. This Agreement has been, and the other Transaction Agreements will be at Closing, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Elevation, this Agreement constitutes, and the other Transaction Agreements will constitute at Closing, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity.

3.2 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of: (a) the outstanding shares of Company Common Stock voting together as a class is the only vote of the holders of any class or series of Company Capital Stock that is necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt and approve this Agreement; (b) the outstanding shares of Company Common Stock voting together as a class is the only vote of the holders of any class or series of Company Capital Stock that is necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt and approve the Certificate of Amendment; (c) the outstanding shares of Company Common Stock voting together as a class and present in person or by proxy at the Company Stockholder Meeting at which a quorum is present, is the only vote of the holders of any class or series of Company Capital Stock that is necessary under the Marketplace Rules of Nasdaq to approve (i) the issuance of the shares of Company Series B Preferred Stock in the Investment, (ii) the Plan Amendments, and (iii) and consummate any of the other transactions contemplated by this Agreement (clause (a) and (c)(i) together, the “Requisite Stockholder Approval”).

3.3 Non-Contravention and Required Consents. The execution, delivery or performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company, (ii) subject to obtaining such Consents set forth in Section 3.4 of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any material Contract, (iii) assuming compliance with the matters referred to in Section 3.4 and, in the case of the consummation of the Transactions, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound, or (iv) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries that in the aggregate are not material to the Company and its Subsidiaries, taken as a whole (other than as contemplated by the Debt Financing or an Alternative Financing), and other than Permitted Liens, except in the case of each of clauses (ii) and (iii) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, have a Company Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Transactions.

3.4 Required Governmental Approvals. No consent, approval, Order or authorization of, or filing or registration with, or notification to (any of the foregoing being a “Consent”), any Governmental Authority is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except (i) the filing and recordation of the Certificate of Merger, the Certificate of Amendment and the Certificate of Designation with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company and its Subsidiaries are qualified to do business, (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, and (iv) such other Consents, the failure of which to obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.5 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under Delaware Law. Each of the Company’s Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States) except in the case of such Subsidiaries other than the Significant Subsidiaries as would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except in the case of such Subsidiaries other than the Significant Subsidiaries as would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has delivered or made available to Elevation complete and correct copies of (a) the certificates of incorporation and bylaws or other constituent documents, as amended to date and currently in full force and effect, of the Company and its Significant Subsidiaries, and (b) the final minutes of all meetings of the Company Board and each committee of the Company Board (other than minutes of such meetings that are related to the Company Board’s evaluation of its strategic alternatives, business combination transactions and other related matters). Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents, except for such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.6 Subsidiaries.

(a) All of the outstanding capital stock of, or other equity or voting interest in, each Significant Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Significant Subsidiary’s business as presently conducted. No Subsidiary of the Company owns any shares of Company Common Stock.

(b) There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”), or (iv) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any shares of any Subsidiary of the Company. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

3.7 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 2,000,000,000 shares of Company Common Stock, and (ii) 125,000,000 shares of Company Preferred Stock, of which, 2,000,000 shares have been designated Series A Participating Preferred Stock. As of April 27, 2007: (A) 103,677,120 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding, and (C) there were no shares of Company Capital Stock held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. Since April 27, 2007, the Company has not sold or issued or repurchased, redeemed or otherwise acquired any shares of Company Capital Stock (other than issuances pursuant to the exercise of Company Options granted under a Company Stock Plan or the vesting of other Company Stock-Based Awards, and repurchases, redemptions or other acquisitions pursuant to agreements contemplated by a Company Stock Plan).

(b) The Company has reserved 21,222,265 shares of Company Common Stock for issuance under the Company Stock Plans. As of April 27, 2007, with respect to the Company Stock Plans, there were outstanding Company Options with respect to 15,055,366 shares of Company Common Stock and 335,624 shares of Company Common Stock issuable under performance shares and other Company Stock-Based Awards (excluding Company Options) issued under the Company Stock Plans and, since such date, the Company has not granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Options, other than as permitted by Section 5.1(b). Each Company Option was granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the Department of Treasury regulations and other interpretive guidance issued thereunder) of the Company Common Stock underlying such Company Option on the grant date thereof and was otherwise issued in compliance with applicable Law.

(c) Except as set forth in this Section 3.7, as of the date of this Agreement, there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

(d) Neither the Company nor any of its Significant Subsidiaries is a party to any agreement relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company.

(e)(i) Upon the filing of the Certificate of Designation, the Purchased Shares will be duly authorized and (ii) the Company Common Stock into which the Purchased Shares may be convertible have been duly authorized and validly reserved for issuance. When the Purchased Shares are issued and paid for in accordance with the provisions of this Agreement and the Certificate of Designation, all such shares (A) will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights and (B) will be delivered to Elevation (or other assignee as contemplated under Section 10.3) free and clear of all Liens, excluding Liens imposed by the Transaction Agreements and/or applicable Law. When the shares of Company Common Stock into which the Purchased Shares may be convertible are issued in accordance with the provisions of the Certificate of Designation, all such shares (A) will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights and (B) will be delivered to Elevation (or its Permitted Transferees, as such term is defined in the Stockholders’ Agreement) free and clear of all Liens, excluding Liens imposed by the Transaction Agreements and/or applicable Law.

3.8 Offering Valid. Assuming the accuracy of the representations and warranties of Elevation contained in Sections 4.8 and 4.9 hereof, the offer, sale and issuance of the Purchased Shares and the conversion of the Purchased Shares into Company Common Stock will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable Blue Sky laws.

3.9 Company SEC Reports. The Company has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable Laws prior to the date hereof, and the Company will file prior to the Effective Time of the Merger all forms, reports and documents with the SEC that are required to be filed by it under applicable Laws prior to such time (all such forms, reports and documents, together with all exhibits and schedules thereto, the “Company SEC Reports”). Each Company SEC Report complied, or will comply, as the case may be, as of its filing date, as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was, or will be, filed. True and correct copies of all Company SEC Reports filed prior to the date hereof have been furnished to Elevation or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. Neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

3.10 Company Financial Statements.

(a) The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports have complied or will comply, as the case may be, with the published rules and regulations of the SEC in effect at the time of filing with respect thereto and each of such financial statements have been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q), and fairly present in all material respects, or will present in all material respects, as the case may be, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

(b) The Company has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors, has identified or been made aware of (A) any significant deficiency or material weakness, in each case which has not been subsequently remediated, in the system of internal accounting controls utilized by the Company and its Subsidiaries, taken as a whole, or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company.

(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any its Subsidiaries in the Company’s consolidated financial statements.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than (a) Liabilities reflected or otherwise reserved against in the Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports filed prior to the date of this Agreement, (b) Liabilities arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, and (c) Liabilities that do not and would not have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) Since the date of the Company Balance Sheet through the date hereof, except for actions expressly contemplated by this Agreement, the business of the Company and its Significant Subsidiaries has been conducted, in all material respects, in the ordinary course consistent with past practice, and there has not been or occurred, and there does not exist, any Company Material Adverse Effect that is continuing.

(b) Since the date of the Company Balance Sheet through the date hereof, the Company has not taken any action that would be prohibited by Section 5.1(b) if proposed to be taken after the date hereof.

3.13 Material Contracts.

(a) For all purposes of and under this Agreement, a “Material Contract” shall mean:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries, taken as whole;

(ii) any Contract or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the consummation of the transactions contemplated hereby or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, other than, in each case, the adjustments contemplated by Section 2.6(e);

(iii) any joint venture, partnership, limited liability company or other similar Contract or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole (other than, in each case, with respect to a direct or indirect wholly-owned subsidiary of the Company and ignoring shares held in nominee form pursuant to foreign Laws);

(iv) any material mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than (A) accounts receivables and payables in the ordinary course of business, and (B) loans to or guarantees for direct or indirect wholly-owned Subsidiaries;

(v) all documents relating to all mergers, consolidations, recapitalizations, reorganizations or similar transactions involving, or any acquisitions or dispositions material to the Company and its Subsidiaries, taken as a whole by, the Company or any of its Subsidiaries that (A) are currently contemplated by the Company or any of its Significant Subsidiaries or (B) provide any ongoing material liabilities of the Company or any of its Subsidiaries for payment of money, retention of liabilities, assets sold, indemnification or otherwise; and

(vi) all contracts restricting the payment of dividends upon, or the redemption or conversion of, the Company Series B Preferred Stock or the Company Common Stock issuable upon conversion thereof.

The Material Contracts together with any lease, binding commitment, option, insurance policy, benefit plan or other contract, agreement, instrument or obligation (whether oral or written) to which the Company or any of its Subsidiaries may be bound, the “Contracts”.

(b) Section 3.13(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound.

(c) Each Material Contract and every other Contract of the Company or its Subsidiaries, the breach or termination of which, would have a Company Material Adverse Effect, is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the

Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.14 Title and Sufficiency of Properties and Assets; Liens, Condition, Etc. Neither the Company nor any of its Subsidiaries owns any real property. The Company and each of its Subsidiaries have good and valid title to their respective owned properties and assets, and good and valid title to their respective leasehold estates in leased properties and assets, in each case subject to no Liens, other than Permitted Liens. The properties and assets owned and leased by the Company and its Subsidiaries are sufficient to carry on their businesses as they are now being conducted in all material respects. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) all of the Leases are valid and in full force and effect against the Company or any of its Subsidiaries party thereto and, to the Company’s Knowledge, the counterparties thereto, and (b) there is not, under any of such Leases, any existing default by the Company or any of its Subsidiaries which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries.

3.15 Intellectual Property.

(a) To the Company’s Knowledge, all of the issued Patents, registered Copyrights and registered Trademarks included within Owned Company IP are valid, enforceable and unexpired, and have not been canceled or abandoned.

(b) The Owned Company IP does not infringe or misappropriate, the Intellectual Property of any third party except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. No Legal Proceeding to which the Company is a party is pending, or to the Company’s Knowledge, threatened, against the Company, that (i) would cancel, limit or challenge the ownership, use, value, validity or enforceability of any Owned Company IP, (ii) would cancel, limit or challenge the Company’s use of any Licensed Company IP, or (iii) alleges any material infringement or misappropriation by the Company or any of its Subsidiaries, or by the use of any of its or their current products or services or other operation of the Company’s or its Subsidiaries’ business, of the Intellectual Property rights of any third party, and the Company has no Knowledge of any facts or circumstances that would create a valid basis for the same. The Company and its Significant Subsidiaries are not subject to any Order that restricts or impairs the use of any Company IP.

(c) To the Company’s Knowledge, the Company and each of its Significant Subsidiaries has taken reasonable and appropriate steps to protect and maintain the Owned Company IP, including without limitation the confidentiality of any confidential information or trade secrets included in the Owned Company IP (collectively, the “Trade Secrets”), except to the extent that failure to do so would not have a Company Material Adverse Effect. To the Company’s Knowledge, all use and disclosure by the Company or any of its Significant Subsidiaries of Trade Secrets owned by another Person have been pursuant to the terms of a written agreement with such Person or was otherwise lawful. Without limiting the foregoing, the Company and its Significant Subsidiaries have and enforce a policy requiring employees and those of its consultants and contractors involved in the development of any Intellectual Property to execute a confidentiality and assignment agreement substantially in the Company’s standard form previously provided to Elevation.

(d) The Company and its Significant Subsidiaries take all reasonable actions to protect the confidentiality, integrity and security of its software, databases, systems, networks and Internet sites and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties. The Company’s and its Significant Subsidiaries’ products, software, databases, systems, networks and Internet sites are free from any material defect, malicious computer code or programs that can cause harm to computer systems or other software, including any material worms, bugs viruses, Trojan horses, documentation error or corruptant, malware or any “spyware”, and anything similar to the foregoing. The Company and its Subsidiaries comply in all material respects with all relevant laws, rules and regulations and their own policies with respect to the privacy of all users and customers and any of their personally identifiable information, and no claims have been asserted or, to the Company’s Knowledge, threatened against the Company or any Subsidiary by any person alleging a violation of any of the foregoing.

(e) To the Knowledge of the Company, (A) no third parties to the Company IP Agreements are in material breach thereof, (B) there are no pending disputes regarding the scope of the Company IP Agreements, performance under the Company IP Agreements, or with respect to payments made or received under the Company IP Agreements, and (C) the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereunder will not result in the breach of, or create on behalf of any third party the right to terminate or modify any Company IP Agreement.

(f) To the Company’s Knowledge, as of the date hereof, none of the Company’s products that are distributed by the Company or its Subsidiaries use, incorporate or have embedded in them any source, object or other software code subject to an “open source,” “copyleft” or other similar types of license terms (including, without limitation, any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License, MIT, Apache or public domain licenses, and the like) that requires or conditions the disclosure, licensing or distribution of the source code of any material Owned Company IP that is embedded in such Company’s products.

3.16 Tax Matters.

(a) The Company and each of its Subsidiaries have filed all Tax Returns required to have been filed as of the date hereof (or extensions have been duly obtained) and have paid all Taxes required to have been paid by it through the date hereof, except where failure to file such Tax Returns or pay such Taxes would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, and except to the extent such Taxes are both (A) being challenged in good faith and (B) adequately provided for on the financial statements.

(b) Neither the Company nor any Subsidiary has any current liability, and the Company has no knowledge of any events or circumstances which could result in any liability, for Taxes of any Person (other than the Company and its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise, except for those liabilities that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

(c) None of the Company or any of its Subsidiaries is a party to, is bound by or has any obligation under any material Tax sharing or material Tax indemnity agreement or similar Contract or arrangement, except for agreements among the Company and its Subsidiaries, that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Affect.

(d) All Taxes required to be withheld, collected or deposited by or with respect to Company and each of its Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority, except for such failures to withhold, collect or deposit that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

(e) No deficiencies for any Taxes have been proposed or assessed in writing against or with respect to the Company or any of its Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries pending or raised by an authority in writing. No written claim has ever been made by any Governmental Authority in a jurisdiction where neither the Company nor any of its Subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

(f) There are no material Liens with respect to Taxes upon any of the assets or properties of either the Company or any of its Subsidiaries, other than with respect to Taxes not yet delinquent.

(g) No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or any of its Subsidiaries.

(h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

3.17 Company Plans.

(a) With respect to each Company Plan, no liability has been incurred and there exists no condition or circumstances in connection with which the Company or any of its Subsidiaries would reasonably be expected to be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, in each case under ERISA, the Code, or any other Law. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign requirements regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Plan or for which the Company or any of its Subsidiaries has any indemnification.

(c) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in conjunction with any other event(s)), will (A) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of the Company or any of its Subsidiaries, (B) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (C) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (D) limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans or (E) result in “parachute payments” (as defined in Section 280G of the Code), including any payments under any of the Company Plans which would not be deductible under Section 280G of the Code.

(d) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, no Company Plan that is subject to Section 409A of the Code has been materially modified (as defined under Section 409A of the Code) since October 3, 2004 and all such Company Plans subject to Section 409A of the Code have been operated and administered in good faith compliance with Section 409A of the Code from the period beginning December 31, 2004 through the date hereof.

(e) As of the date hereof, there is no material labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened which may interfere with the business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has or, to the Knowledge of the Company, is negotiating, any material collective bargaining agreement, labor union contract or trade union agreement relating to its employees. There is no material labor or trade union organizing activity pending or, to the Knowledge of the Company, threatened, with respect to the Company or any of its Subsidiaries.

(f) There are no pending or, to the Knowledge of the Company, threatened, labor strikes, walkouts, work stoppages, slow-downs or lockouts involving the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.18 Permits. The Company and its Significant Subsidiaries have, and are in compliance with the terms of, all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to conduct their businesses as currently conducted (“Permits”), and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.19 Compliance with Laws. The Company and each of its Subsidiaries is in compliance with all Law and Orders applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such violations or noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect. No representation or warranty is made in this Section 3.19 with respect to (a) compliance with the Exchange Act, to the extent such compliance is covered in Section 3.9 and Section 3.10, (b) applicable laws with respect to Taxes, which are covered in Section 3.16, (c) ERISA and other employee benefit-related matters, which are covered in Section 3.17, or (d) Environmental Laws, which are covered in Section 3.20.

3.20 Environmental Matters. Except for such matters as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(a) The Company and its Subsidiaries and their respective operations are in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries.

(b) Neither the Company nor any of its Subsidiaries has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances, except in compliance with applicable Environmental Laws, at any property that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased.

(c) Neither Company nor any of its Subsidiaries has exposed any employee or any third party to Hazardous Substances in violation of any Environmental Law.

(d) Neither the Company nor any of its Subsidiaries is a party to or is the subject of any pending, or, to the Knowledge of the Company, threatened, Legal Proceeding alleging any Liability or responsibility under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order or agreement by or with any Governmental Authority or third party imposing any material liability or obligation with respect to any of the foregoing.

3.21 Litigation. Except as specifically set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 2, 2007, there is no Legal Proceeding pending, or to the Company’s Knowledge, currently threatened against the Company or any of its Subsidiaries (including with respect to any Company Plan) which would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. No court or government or regulatory authority has imposed or, to the Company’s Knowledge is threatening to impose, a material adverse Order on the Company and its Subsidiaries. As of the date hereof, except as set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 2, 2007, there is no material Legal Proceeding by the Company or any of its Subsidiaries currently pending.

3.22 Insurance. The Company and its Significant Subsidiaries have all material policies of insurance covering the Company, its Significant Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in a form and amount that is customarily carried by persons conducting business similar to that of the Company and which the Company believes is adequate for the operation of its business. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no material claim pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies and there has been no threatened termination of any such policies.

3.23 Related Party Transactions. Except for compensation or other employment arrangements in the ordinary course, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.24 Brokers. Except for Morgan Stanley & Co. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc., there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

3.25 Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time of the Merger, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

3.26 Solvency. As of the Effective Time of the Merger, assuming satisfaction of the conditions to the Company’s obligation to consummate the transactions contemplated hereby, or waiver of such conditions, and after giving effect to all of the Transactions, including the payment of the Merger Consideration and all related fees and expenses, the Surviving Corporation in the Merger will be Solvent. For the purposes of this Section 3.26 the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed, without duplication, (i) the value of all “liabilities of such Person, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities, as of such date, of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, (i) “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations, as of the date of determination, as they become due.

3.27 Company Rights Agreement. The Company has amended the Company Rights Agreement in the form attached hereto as Exhibit E.

3.28 Debt Financing.

(a) The Company has delivered to Elevation true and complete copies of executed commitment letters (collectively, the “Debt Commitment Letters”) from JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding, Inc. (collectively, the “Lenders”) pursuant to which the Lenders have committed, subject to the terms therein, to provide the cash amounts set forth therein for the purpose of funding the transactions contemplated hereby (the “Debt Financing”).

(b) As of the date of this Agreement, none of the Debt Commitment Letters has been amended or modified, and the respective commitments contained in the Debt Commitment Letters have not been withdrawn or rescinded in any respect. As of the date of this Agreement, each of the Debt Commitment Letters, in the form so delivered to Elevation, is in full force and effect and is a legal, valid and binding obligation of the Company, and to the Company’s Knowledge, the other parties thereto. As of the date of this Agreement, there are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than as set forth in the Debt Commitment Letters. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Company under any term or condition of the Debt Commitment Letters. As of the date of this Agreement, the Company does not have any reason to believe that it will be unable to satisfy on a timely basis any term or condition to be satisfied by it contained in the Debt Commitment Letters. The Company has fully paid any and all commitment fees that have been incurred and are due and payable in connection with the Debt Commitment Letters as of the date of this Agreement, and the Company will pay when due all other commitment fees arising under the Debt Commitment Letters as and when they become payable.

3.29 State Anti-Takeover Statutes. Assuming that the representations of Elevation set forth in Section 4.7 are accurate, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to the Transaction Agreements and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Transactions.

3.30 Proxy Statement and Other Required Company Filings.

(a) The proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholder Meeting (collectively, as amended or supplemented, the “Proxy Statement”), as well as any other document that is required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (each, a “Other Required Company Filing” and collectively, the “Other Required Company Filings”) will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Elevation or any of its partners, members, stockholders, directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement. None of the Other Required Company Filings will, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Elevation or any of its partners, members, stockholders, directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Company Filings.

(b) The information supplied by the Company or any of its directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Elevation Filings will not, at the time the applicable Other Required Elevation Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ELEVATION

Elevation hereby represents and warrants to the Company as follows:

4.1 Organization. Elevation is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Elevation is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.

4.2 Authorization. Elevation has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholders’ Agreement and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Stockholders’ Agreement by Elevation and the consummation by Elevation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action on the part of Elevation, and no other corporate or other proceeding on the part of Elevation is necessary to authorize, adopt or approve this Agreement, the Stockholders’ Agreement and the transactions contemplated hereby and thereby. This Agreement has been, and the Stockholders’ Agreement will be at Closing, duly executed and delivered by Elevation and, assuming the due authorization, execution and delivery by the Company and Merger Sub, constitute legal, valid and binding obligations of Elevation, enforceable against it in accordance with their respective terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity.

4.3 Non-Contravention and Required Consents. The execution, delivery or performance by Elevation of this Agreement, the consummation by Elevation of the transactions contemplated hereby and the compliance by Elevation with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the limited partnership agreement of Elevation, (ii) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Elevation is a party or by which Elevation or any of its properties or assets may be bound, (iii) assuming compliance with the matters referred to in Section 4.4, violate or conflict with any Law or Order applicable to Elevation or by which any of their properties or assets are bound or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Elevation, except in the case of each of clauses (ii), (iii) and (iv) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.

4.4 Required Governmental Approvals. No Consent of any Governmental Authority is required on the part of Elevation or any of its Affiliates in connection with the execution, delivery and performance by Elevation of this Agreement and the consummation by Elevation of the transactions contemplated hereby, except (i) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act, (ii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, and (iii) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.

4.5 Litigation. There is no Legal Proceeding pending or, to the knowledge of Elevation, threatened, against or affecting Elevation or any of its properties that would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement. Elevation is not subject to any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.

4.6 Proxy Statement and Other Required Filings.

(a) Any document that is required to be filed by Elevation or any of its Affiliates with the SEC in connection with the transactions contemplated by this Agreement (each, an “Other Required Elevation Filing” and collectively, the “Other Required Elevation Filings”) will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. None of the Other Required Elevation Filings will, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by Elevation with respect to information supplied by the Company or any of its directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Elevation Filings.

(b) The information supplied by Elevation or any of its partners, members, stockholders, directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Elevation or any of its partners, members, stockholders, directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in any of the Other Required Company Filings will not, at the time the applicable Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.7 Ownership of Company Capital Stock. Elevation is not, nor at any time during the last three (3) years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

4.8 Purchase Entirely for Own Account. The Purchased Shares will be acquired for investment for Elevation’s own account, not as a nominee or agent, and not with a view to the resale, distribution or offering of any part thereof, and Elevation has no present intention of selling, granting any participation in, or otherwise distributing the same. Elevation does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Purchased Shares or the Company Common Stock into which the Purchased Shares are convertible.

4.9 Accredited Investor; Investment Experience. Elevation has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, it is able to bear the economic consequences thereof, and it qualifies as an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Elevation is experienced in evaluating and investing in securities of emerging publicly traded high technology companies and acknowledges that it can bear the economic risk of its investment. Elevation is a “U.S. Person” as that term is defined in the Internal Revenue Code of 1986, as amended, and has not been formed for the specific purpose of acquiring the Purchased Shares.

4.10 Restricted Securities. Elevation understands that the Purchased Shares have not been, and will not be, registered under the Securities Act or any state securities (“Blue Sky”) law, by reason of a specific exemption from the registration provisions of the Securities Act and the applicable Blue Sky laws, which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Elevation’s representations as expressed herein. Elevation understands that as such the Purchased Shares (and the Company Common Stock into which such Purchased Shares are convertible) are characterized as “restricted securities” under the Securities Act and that under the Securities Act and applicable regulations such Purchased Shares (and the Company Common Stock into which such Purchased Shares are convertible) may be resold without registration under the Securities Act only in certain limited circumstances. Elevation represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.11 Stockholders’ Agreement. The Purchased Shares shall be subject to the restrictions contained in the Stockholders’ Agreement.

4.12 Legends. It is understood that the Purchased Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

4.13 Brokers. Except for J.P. Morgan Securities, Inc., no agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Elevation.

4.14 Sufficient Funds. Elevation has legally binding capital commitments sufficient to, and will have at the Closing sufficient funds to, pay the Purchase Price.

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Interim Conduct of Business.

(a) Except as otherwise expressly contemplated by the terms of this Agreement, during the period from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to ARTICLE IX and the Closing Date (the “Pre-Closing Period”), the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with all applicable Law.

(b) Except as set forth in Section 5.1(b) of the Company Disclosure Letter or otherwise expressly contemplated by the terms of this Agreement, during the Pre-Closing Period, each of the Company and its Subsidiaries shall not, without the prior consent of Elevation:

(i) amend or modify its certificate of incorporation, its bylaws or the Certificate of Designation in a manner that would require the consent of the holders of the Company Series B Preferred Stock if effected following the Effective Time of the Merger (other than the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware at the Closing);

(ii)(A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, or convertible into or exchangeable or exercisable for, any of its capital stock (other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent and other than as contemplated by this Agreement and the Merger); (B) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, other than repurchases of Company Common Stock pursuant to existing compensation, benefits, option, restricted share or employment agreement or plan existing on the date hereof; or (D) take any action that would result in an adjustment of the conversion price under the Company Series B Preferred Shares had the Company Series B Preferred Shares been outstanding at the time of such action;

(iii) increase the number of directors to greater than nine (9) members or change the current and anticipated future structure of the Company Board, except as contemplated by the Stockholders’ Agreement;

(iv) amend, alter or change the rights, preferences, privileges or powers of the Company Common Stock or the Company Series B Preferred Stock or designate or amend the rights, preferences or privileges of any other series of Company Preferred Stock;

(v) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (A) with respect to the exercise or conversion of Company Securities outstanding prior to the date hereof, (B) grants to newly hired employees and other service providers of Company Stock-Based Awards or Company Options in the ordinary course of business consistent with past practice, and (C) grants to employees and other service providers to the Company as of the date of this Agreement of Company Options and Company Stock-Based Awards that are not exercisable for, convertible into or otherwise exceed 300,000 shares of Company Common Stock in the aggregate;

(vi) incur additional Indebtedness in excess of an amount equal to the amounts which the Company may borrow under the Company’s existing credit facilities as of the date hereof; provided, however, that notwithstanding the foregoing, Indebtedness incurred to refinance, replace or restructure existing Indebtedness shall be permitted in an amount not in excess of the principal, plus premium, if any, and accrued interest on such existing Indebtedness;

(vii)(A) file, or consent by answer or otherwise to the filing against the Company or any of its Subsidiaries of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency, reorganization, moratorium or other similar Law of any jurisdiction, (B) make an assignment for the benefit of the creditors of the Company or any of its Subsidiaries, (C) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any of its Subsidiaries or with respect to any substantial part of its or their property, or (D) take any corporate action for the purpose of any of the foregoing;

(viii) dissolve, liquidate or wind up the Company;

(ix) except as may be required by applicable Law (A) amend or modify (including any acceleration of vesting) any Company Stock Plan except after consultation with Elevation and in a manner consistent with Section 2.6(e) and the exhibit referred to therein in all material respects or

(B) adopt any new equity compensation plan (which for avoidance of doubt, does not include “inducement grants” contemplated by IM-4350-5 of the Marketplace Rules of Nasdaq);

(x) acquire (by merger, consolidation or acquisition of stock or assets) any Person or any material equity interest therein for consideration that, when taken together with the consideration in all other such transactions not prohibited by this clause (x), is in excess of $30,000,000 in the aggregate;

(xi) enter into any merger or consolidation to which the Company is a constituent party if either (A) the Company is not the surviving entity in such merger or consolidation or (B) the Company Common Stock is converted into or exchanged for any consideration as a result of such merger or consolidation (other than the Merger);

(xii) adopt, propose or implement any shareholder rights plan, or amend the Company Rights Agreement (other than pursuant to the Rights Agreement Amendment);

(xiii) authorize any of, or commit to agree to take, any of the foregoing actions.

(c) Notwithstanding the foregoing, nothing in this Agreement is intended to give Elevation, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries. The Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.

5.2 No Solicitation.

(a) The Company and its Subsidiaries shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Covered Proposal.

(b) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to ARTICLE IX and the Effective Time of the Merger, the Company and its Subsidiaries shall not, nor shall they authorize or knowingly permit any of their respective directors, officers or other employees, controlled affiliates, or any investment banker, attorney or other agent, advisor or representative retained by any of them to, (i) solicit, initiate, or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, a Covered Proposal, (ii) furnish to any Person (other than Elevation and its Affiliates or any designees or representatives thereof) any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries to any Person (other than Elevation and its Affiliates or any designees or representatives thereof), in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, a Covered Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to a Covered Proposal, (iii) participate or engage in discussions or negotiations with any Person (other than Elevation and its Affiliates or any designees or representatives thereof) with respect to a Covered Proposal, (iv) approve, endorse or recommend a Covered Proposal, or (v) enter into any letter of intent, memorandum of understanding or other Contract contemplating or otherwise relating to a Covered Transaction; provided, however, that notwithstanding the foregoing, prior to the receipt of the Requisite Stockholder Approval, the Company Board may, directly or indirectly through agents or other representatives, (A) participate or engage in discussions or negotiations with any Person that has made a bona fide written Covered Proposal, and/or (B) furnish to any Person that has made a bona fide written Covered Proposal any non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement, the confidentiality terms of which are no less favorable to the Company than those contained in the Confidentiality Agreement, provided that in the case of any action taken pursuant to the preceding clauses (A) or (B), (1) the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would reasonably be expected to be a breach of its fiduciary duties to the Company Stockholders under Delaware Law, (2) at least twenty four (24) hours prior to participating or engaging in any such discussions or negotiations with, or furnishing any non-public information to, such Person, the Company gives Elevation written notice of the identity of such Person and the material terms of such Covered Proposal (unless such Covered Proposal is in written form, in which case the Company shall give Elevation a copy thereof) and of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person, and (3) contemporaneously with furnishing any non-public information to such Person, the Company furnishes such non-public information to Elevation to the extent such information has not been previously furnished by the Company to Elevation.

(c) Without limiting the generality of the foregoing, Elevation, Merger Sub and the Company acknowledge and hereby agree that any violation of the restrictions set forth in this Section 5.2 by any directors or officers of the Company shall be deemed to be a breach of this Section 5.2 by the Company.

(d) In addition to the obligations of the Company set forth in Section 5.2(b), the Company shall promptly notify Elevation if any director or executive officer of the Company becomes aware of any receipt by the Company of (i) of any Covered Proposal, (ii) any request for information that would reasonably be expected to lead to a Covered Proposal, or (iii) any inquiry with respect to, or which would reasonably be expected to lead to, any Covered Proposal, the terms and conditions of such Covered Proposal, request or inquiry, and the identity of the Person or group making any such Covered Proposal, request or inquiry. The Company shall keep Elevation reasonably informed of the status and terms of and negotiations relating to any such Covered Proposal, request or inquiry.

5.3 Company Board Recommendation.

(a) Subject to the terms of Section 5.3(b) and Section 5.3(c), the Company Board shall recommend that the Company Stockholders adopt this Agreement in accordance with the applicable provisions of the DGCL and approve the other matters subject to the Requisite Stockholder Approval (the “Company Board Recommendation”).

(b) Neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify in a manner adverse to Elevation, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Elevation, the Company Board Recommendation or announce that it has resolved to take such action (any of the foregoing actions, a “Company Board Recommendation Change”) nor shall the Company Board, any committee thereof or an authorized officer of the Company effect an Alternative Proposal; provided, however, that notwithstanding the foregoing, at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board may effect a Company Board Recommendation Change or an Alternative Proposal if (i) the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to effect a Company Board Recommendation Change or Alternative Proposal would reasonably be expected to be a breach of its fiduciary duties to the Company Stockholders under Delaware Law, and (ii) prior to effecting such Company Board Recommendation Change or Alternative Proposal, the Company Board shall have given Elevation at least seventy-two (72) hours advance notice thereof (which notice itself shall not be deemed to be a Company Board Recommendation Change or (so long as it is not publicly announced or disclosed by the Company or any of its authorized officers or representatives) an Alternative Proposal) and the opportunity to meet with the Company and its outside legal counsel for the purpose of enabling Elevation and the Company to discuss in good faith any proposed modifications to the terms and conditions of this Agreement and/or the transactions contemplated hereby.

(c) Nothing in this Agreement shall prohibit the Company Board from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, or (ii) making any disclosure to the Company Stockholders that the Company Board determines (after consultation with outside legal counsel) to make in good faith in order to fulfill its fiduciary duties to the Company Stockholders under Delaware Law, provided that, in either such case, any such statement(s) or disclosures made by the Company Board will be subject to the terms and conditions of this Agreement, including the provisions of ARTICLE IX.

5.4 Company Stockholder Meeting. The Company shall establish a record date for, call, give notice of, convene and hold a meeting of the Company Stockholders (the “Company Stockholder Meeting”) as promptly as practicable following the date hereof for the purpose of voting upon the adoption of this Agreement in accordance with the DGCL and approving the other transactions contemplated hereby requiring the approval of the Company Stockholders; provided, however, nothing herein shall prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are insufficient shares of the Company Common Stock present or represented by a proxy at the Company Stockholder Meeting to conduct business at the Company Stockholder Meeting, (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, Order or a request from the SEC or its staff, or (iii) the Company determines in good faith that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise. Subject to Section 5.3, the Company shall solicit from the Company Stockholders proxies in favor of the adoption of this Agreement in accordance with Delaware Law and approve the other transactions contemplated hereby requiring the approval of the Company Stockholders and shall use reasonable best efforts to secure the Requisite Stockholder Vote at the Company Stockholder Meeting.

5.5 Access. At all times during the Pre-Closing Period, the Company shall afford Elevation and its financial advisors, business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, or (iii) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default under, or give a third party the right terminate or accelerate the rights under, such Contract; and provided further, that no information or knowledge obtained by Elevation in any investigation conducted pursuant to the access contemplated by this Section 5.5 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Elevation hereunder. Any investigation conducted pursuant to the access contemplated by this Section 5.5 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the Company’s properties shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Elevation or any of its financial advisors, business consultants, legal counsel, accountants and other agents and representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 5.5.

5.6 Debt Financing. The Company shall use its reasonable best efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letters. The Company shall not amend or modify the Debt Commitment Letters to provide for terms that are materially less favorable to the Company without the prior consent of Elevation. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters for any reason, as promptly as practicable following the occurrence of such event the Company shall use its reasonable best efforts to obtain alternative financing from alternative sources that is both (i) on terms that are not less favorable in any material respect to the Company than the Debt Financing contemplated by the Debt Commitment Letters and (ii) provides financing in an aggregate principal amount that is not less than the Debt Financing contemplated by the Debt Commitment Letters (“Alternative Financing”) as promptly as practicable following the occurrence of such event but in any event no later than the Termination Date.

5.7 Certain Litigation. The Company shall defend, indemnify and hold harmless Elevation and its Affiliates and each director, officer, member, partner, employee and agent of such Persons (the “Indemnitees”) against any out-of-pocket: costs, penalties, judgments, awards, disbursements, amounts paid in settlement or compromise and expenses (including reasonable attorneys’ fees and expenses) (collectively “Damages”) arising out of or resulting from any allegation or claim commenced or made on or after the date hereof by any holder of Company Securities (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (“Stockholder Litigation”), provided that the Company will not be liable for any such Damages to the extent that such Damages are judicially determined to have resulted primarily from an Indemnitee’s express acts or omissions that are in bad faith or constitute willful misconduct, and upon such a judicial determination Elevation will, and will cause each other Indemnitee to, promptly reimburse the Company for any amounts previously paid by the Company for which the Company is not liable pursuant to the terms of this Section 5.7. At the Company’s request, Elevation and its Affiliates shall consent to the entry of a judgment or enter into any settlement with respect to any Stockholder Litigation to which they are parties provided that such judgment or settlement includes an unconditional release of each Indemnitee with respect to such Stockholder Litigation without imposing any obligations or liabilities on any Indemnitee. Elevation and the other Indemnitees shall not consent to the entry of a judgment or enter into any settlement of claims against them in any Stockholder Litigation without the written consent of the Company, not to be unreasonably withheld.

5.8 Capital. Subject to, and in accordance, with Section 154 of the DGCL, the Company shall, by resolution of the Company Board, promptly following the Closing, determine (i) that the “capital” (within the meaning of Section 154 of the DGCL) of the Purchased Shares shall be the aggregate par value of such Purchased Shares and (ii) that the amount of the Purchase Price in excess of the capital (determined pursuant to clause (i)) shall be “surplus” (within the meaning of Section 154 of the DGCL).

5.9 Rights Plan . Prior to Closing, the Company shall amend the Company Rights Agreement in a manner reasonably satisfactory to Elevation to comply with the intention expressed in Section 4.5 of the Stockholders Agreement and Section 2.6(h).

ARTICLE VI

COVENANT OF ELEVATION

6.1 Payment of Purchase Price. At the Closing, subject to the terms and conditions of this Agreement, Elevation shall deliver the Purchase Price to the Company.

6.2 No Conversion Prior to Effective Time of Merger. Elevation hereby acknowledges and agrees that, notwithstanding any provision to the contrary in the Certificate of Designation, (i) neither Elevation nor any of its Affiliates (or Permitted Transferees, as such term is defined in the Stockholders’ Agreement) will convert the Purchased Shares into shares of Company Common Stock until after the Effective Time of the Merger, (ii) the Purchased Shares are not entitled to receive the Merger Consideration (including, for the avoidance of doubt, the cash distribution of $9.00 per share of Company Common Stock) and (iii) the consummation of the Merger shall not result in any adjustment, amendment, alteration or modification to the rights, preferences or privileges of the Company Series B Preferred Stock as set forth in the Certificate of Designation.

ARTICLE VII

ADDITIONAL COVENANTS OF ALL PARTIES

7.1 Reasonable Best Efforts to Complete. Upon the terms and subject to the conditions set forth in this Agreement, each of Elevation, the Company and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable best efforts to: (i) cause the conditions to the Transactions set forth in ARTICLE VIII to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities; and (iii) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

Notwithstanding anything in this Agreement to the contrary (including the other provisions of this Section 7.1 or Section 7.2), it is expressly understood and agreed that: (i) the Company shall not have any obligation to litigate or contest any administrative or judicial action or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent brought by or before an administrative tribunal, court or other similar tribunal or body concerning or relating to any Antitrust Law to the extent arising with respect to any of the Transactions and (ii) the Company shall be under no obligation to make proposals, execute or carry out agreements or submit to orders providing for a Divestiture to the extent arising with respect to any of the Transactions. “Divestiture” shall mean (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Company or any of its Affiliates or (2) the imposition of any limitation or restriction on the ability of the Company or any of its affiliates to freely conduct their business or own such assets.

7.2 Regulatory Filings.

(a) Elevation (and its Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act as soon as practicable following the execution and delivery of this Agreement, and (ii) file comparable pre-merger or post-merger notification filings, forms and submissions with any foreign Governmental Authority that is required by any other Antitrust Laws as soon as practicable following the execution and delivery of this Agreement. Each of Elevation and the Company shall (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information that may be required in order to make such filings, (iii) supply any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made under any other Antitrust Laws, and (iv) use their reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act or other Antitrust Laws as soon as practicable. Elevation (and its Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with such filings. If any party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR or any other Antitrust Laws with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

(b) Each of Elevation and the Company shall cooperate with one another in good faith to (i) promptly determine whether any filings not contemplated by Section 7.2(a) are required to be or should be made, and whether any other consents, approvals, permits or authorizations not contemplated by Section 7.2(a) are required to be or should be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby, and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the transactions contemplated hereby.

7.3 Proxy Statement and Other Required Company Filings. As soon as practicable following the date hereof, the Company shall prepare, in consultation with Elevation, and file with the SEC, the Proxy Statement for use in connection with the solicitation of proxies from the Company Stockholders for use at the Company Stockholder Meeting. If the Company determines that it or Merger Sub is required to file with the SEC any Other Required

Company Filing under applicable Law, the Company shall promptly prepare and file with the SEC such Other Required Company Filing. If Elevation or any of its Affiliates determine that they are required to file any Other Required Elevation Filing under applicable Law, then Elevation and its Affiliates, if applicable, shall promptly prepare and file with the SEC such Other Required Elevation Filing. The Company, Merger Sub and Elevation, as the case may be, shall furnish all information concerning the Company and Merger Sub, on the one hand, and Elevation and its Affiliates, if applicable, on the other hand, as the other may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, any Other Required Company Filing and any Other Required Elevation Filing. Subject to applicable Law, the Company shall use reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as practicable following the filing thereof with the SEC and confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement, any Other Required Company Filing and any Other Required Elevation Filing. None of the Company, Elevation or any of their respective Affiliates shall file with the SEC the Proxy Statement, any Other Required Company Filing or any Other Required Elevation Filing, as the case may be, or any amendment or supplement thereto, and none of the Company, Elevation or any of their respective Affiliates, if applicable, shall correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Elevation Filing, as the case may be, in any such case without providing the other parties to this Agreement a reasonable opportunity to review and comment thereon or participate therein, as the case may be. The Company, on the one hand, and Elevation, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Elevation Filing, as the case may be, any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Elevation Filing, as the case may be, or any receipt of a request by the SEC or its staff for additional information in connection therewith. If at any time prior to the Company Stockholder Meeting, any information relating to the Company, Elevation or any of their respective partners, members, stockholders, directors, officers or Affiliates, should be discovered by the Company or Elevation which should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Elevation Filing, as the case may be, so that the Proxy Statement, any Other Required Company Filing or Other Required Elevation Filing, as the case may be, would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other, and an appropriate amendment or supplement to the Proxy Statement or the applicable Other Required Company Filing or Other Required Elevation Filing describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders. The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Elevation shall cause any Other Required Elevation Filing to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Unless this Agreement is earlier terminated pursuant to ARTICLE IX, subject to the terms of Section 5.3(b), the Company shall include the Company Board Recommendation in the Proxy Statement.

7.4 Anti-Takeover Laws. In the event that any state anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company and Elevation shall use their respective reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.

7.5 Notification of Certain Matters. During the Pre-Closing Period, the Company shall give prompt written notice to Elevation of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in ARTICLE III to be untrue, or the failure of the Company to comply with or satisfy any covenant or agreement under this Agreement. During the Pre-Closing Period, Elevation shall give prompt written notice to the Company of the occurrence or non-occurrence of any event known to Elevation the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in ARTICLE IV to be untrue, or the failure of Elevation to comply with or satisfy any covenant or agreement under this Agreement.

7.6 Public Statements and Disclosure. Neither the Company nor Elevation shall issue any public release or make any public announcement or disclosure concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release, announcement or disclosure may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party); provided, however, that the restrictions set forth in this Section 7.6 shall not apply to any release, announcement or disclosure made or proposed to be made by the Company pursuant to Section 5.3.

7.7 Confidentiality . Elevation acknowledges that it is bound by the Confidentiality Agreement, dated October 6, 2006 (the “Confidentiality Agreement”), between the Company and Elevation, which Confidentiality Agreement will continue in full force and effect in accordance with its terms, subject to Section 10.4.

ARTICLE VIII

CONDITIONS TO THE CLOSING

8.1 Conditions Precedent to Each Party’s Obligations to Consummate the Transactions. The respective obligations of Elevation, the Company and Merger Sub to consummate the respective Transactions shall be subject to the satisfaction or waiver (where permissible under applicable Law) of each of the following conditions:

(a) Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.

(b) Requisite Regulatory Approvals. (i) Any waiting period (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and (ii) any other clearances, consents, approvals, orders and authorizations of Governmental Authorities, if applicable, shall have been obtained.

(c) Dissenting Shares. Not more than 10% of the Company’s shares of capital stock (computed on an as-converted basis) shall be Dissenting Shares.

(d) No Legal Prohibition. No Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Transactions (or any of them) illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Transactions (or any of them) in any jurisdiction in which the Company has material business or operations, or (ii) issued or granted any Order that is in effect and has the effect of making the Transactions (or any of them) illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Transactions (or any of them) in any jurisdiction in which the Company has material business or operations.

(e) Filing of Certificate of Designation. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware.

(f) Solvency and Surplus Opinions. The Company Board shall have received the opinions with respect to the Company after giving effect to the Transactions from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. or another financial advisor reasonably satisfactory to Elevation providing the substantially the opinions set forth in Section 8.1(f) of the Company Disclosure Letter.

(g) Other. The agreement set forth in Section 8.1(g) of the Company Disclosure Letter shall be in full force and effect.

8.2 Conditions Precedent to the Obligations of Elevation. The obligations of Elevation to consummate the Transactions shall be subject to the satisfaction or waiver of each of the following conditions, any of which may be waived exclusively by Elevation:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct which has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect (other than the representations and warranties of the Company set forth in Sections 3.7(a), 3.7(b), 3.27 and 3.29 which shall be true and correct in all material respects), (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date which has not had and would not, individually or in the aggregate, have a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of the representations and warranties of the Company set forth in the Agreement for purposes of this Section 8.2(a), all “Company Material Adverse Effect” and “material” qualifications set forth in such representations and warranties shall be disregarded.

(b) Performance of Obligations of the Company and Merger Sub. Each of the Company and Merger Sub shall have performed in all material respects the obligations that are to be performed by it under this Agreement at or prior to the Closing Date.

(c) No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing.

(d) Officer’s Certificate. Elevation shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

(e) Stockholders’ Agreement. The Company shall have executed and delivered to Elevation the Stockholders’ Agreement.

(f) Registration Rights Agreement. The Company shall have executed and delivered to Elevation the Registration Rights Agreement.

(g) Legal Opinion. Elevation shall have received from legal counsel(s) to the Company the opinions in the form attached hereto as Exhibit F, which opinions shall be addressed to Elevation and dated as of the Closing.

8.3 Conditions Precedent to the Obligations of the Company and Merger Sub. The obligations of the Company and Merger Sub to consummate the Transactions shall be subject to the satisfaction or waiver of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Elevation set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement,

(ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such particular date that would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of Elevation to fully perform its covenants and obligations under this Agreement.

(b) Performance of Obligations of Elevation. Elevation shall have performed in all material respects the obligations that are to be performed by it under this Agreement at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Elevation, validly executed for and on behalf of Elevation by a duly authorized officer thereof, certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

(d) Stockholders’ Agreement. Elevation shall have executed and delivered to the Company the Stockholders’ Agreement.

(e) Registration Rights Agreement. Elevation shall have executed and delivered to the Company the Registration Rights Agreement.

8.4 Condition Concurrent to the Investment. It shall be a condition concurrent to the respective obligations of the Company and Elevation to effect the Investment that the Company receives the proceeds of the Debt Financing (or the Alternative Financing, as the case may be).

8.5 Condition to the Merger. It shall be a condition precedent to the obligations of the Company and Merger Sub to effect the Merger that the Investment and the Debt Financing (or Alternative Financing, as the case may be) shall have been consummated.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. Notwithstanding the prior adoption of this Agreement by the Company Stockholders in accordance with the DGCL, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing (it being agreed that the party hereto terminating this Agreement pursuant to this Section 9.1 shall give prompt written notice of such termination to the other party or parties hereto):

(a) by mutual written agreement of Elevation and the Company;

(b) by either Elevation or the Company, if the Transactions shall have not been consummated by November 30, 2007 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in any of the conditions to the Transactions set forth in ARTICLE VIII having failed to be satisfied on or before the Termination Date and such action or failure to act constitutes a material breach of this Agreement;

(c) by either Elevation or the Company if any Governmental Authority of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Transactions (or any of them) illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the consummation of the Transactions (or any of them) in any jurisdiction in which the Company has material business or operations, or (ii) issued or granted any Order that is in effect and has the effect of making the Transactions (or any of them) illegal in any jurisdiction in which the Company has material business or operations or which has the effect of prohibiting or otherwise preventing the Transactions (or any of them) in any jurisdiction in which the Company has material business or operations, and such Order has become final and non-appealable;

(d) by either Elevation or the Company, if the Company shall have failed to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any postponement or adjournment thereof);

(e) by the Company, in the event that (i) neither the Company nor Merger Sub is then in material breach of their respective covenants, agreements and other obligations under this Agreement, and (ii) Elevation shall have breached or otherwise violated any of its material covenants, agreements or other obligations under this Agreement, or any of the representations and warranties of Elevation set forth in this Agreement shall have become inaccurate, in either case such that the conditions to the Transactions set forth in Section 8.3(a) or Section 8.3(b) are not capable of being satisfied by the Termination Date;

(f) by Elevation, in the event that (i) Elevation is not then in material breach of its covenants, agreements and other obligations under this Agreement, and (ii) (A) the Company or Merger Sub shall have breached or otherwise violated any of their respective material covenants, agreements or other obligations under this Agreement, or (B) any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate, in either case such that the conditions to the Transactions set forth in Section 8.2(a) or Section 8.2(b) are not capable of being satisfied by the Termination Date;

(g) by either Elevation or the Company, in the event that the Company Board or any committee thereof shall have for any reason effected a Company Board Recommendation Change; or

(h) by Elevation in the event that (i) a tender or exchange offer for Company Common Stock that constitutes a Covered Proposal is commenced by a Person unaffiliated with Elevation and, within ten (10) Business Days after the public announcement of the commencement of such Covered Proposal, the Company shall not have issued a public statement (and filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act) reaffirming the Company Board Recommendation and recommending that the Company Stockholders reject such Covered Proposal and not tender any shares of Company Common Stock into such tender or exchange offer, (ii) the Company Board shall have effected, approved or recommended to the Company Stockholders a Covered Proposal other than the Investment and the Merger, or shall have resolved to effect the foregoing, (iii) the Company fails to include the Company Board Recommendation in the Proxy Statement, (iv) the Company Board or any authorized officers shall have publicly proposed any Covered Proposal other than the Investment and the Merger in lieu of or as an alternative to the Investment and the Merger (an “Alternative Proposal”) or (v) the Company affirmatively takes any action to (x) other than as contemplated by this Agreement in connection with the Transactions, render the Rights (as defined in the Company Rights Plan) issued pursuant to the terms of the Company Rights Plan inapplicable to a Covered Proposal or the transactions contemplated thereby where, in the absence of such Company action, the Rights would have been so applicable), exempt or exclude any person from the definition of an Acquiring Person (as defined in the Company Rights Plan) under the terms of the Company Rights Plan or allow the Rights issued under the Company Rights Plan to expire prior to their expiration date or (y) exempt any person from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provision) or otherwise cause such restrictions not to apply or (v) the Company announces its intention to do any of the foregoing.

9.2 Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 9.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any partner, member, stockholder, director, officer, employee, affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the terms of Section 5.7, Section 7.7, this Section 9.2, Section 9.3 and ARTICLE X, each of which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from liability for any willful breach of, or fraud in connection with, this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

9.3 Fees and Expenses.

(a) General. Except as set forth in Section 5.7 and this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Transactions are consummated.

(b) Company Payments.

(i) The Company shall pay to Elevation the Company Termination Fee and reimburse all Elevation’s Transaction Expenses, subject in the case of Transaction Expenses to a maximum reimbursement of $4,000,000, in each case by wire transfer of immediately available funds to an account or accounts designated in writing by Elevation, within two Business Days after demand by Elevation, in the event that all of the following occur: (A) this Agreement is terminated (x) by Elevation or the Company pursuant to Section 9.1(d) or (y) by Elevation pursuant to Section 9.1(f) by virtue of clause (ii)(A) thereof as a result of a willful breach by the Company of any covenant or agreement in this Agreement and Elevation elects in its notice of termination to have this Section 9.3(b)(i) apply with respect to such termination pursuant to Section 9.1(f); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 9.1(d) or 9.1(f), as the case may be, a Covered Proposal shall have been made to the Company and not withdrawn; and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 9.1(d) or 9.1(f), as the case may be, either a Covered Transaction is consummated or the Company enters into a definitive agreement providing for a Covered Transaction (whether or not the Covered Transaction relating to the Covered Proposal referenced in clause (B)) and such Covered Transaction is subsequently consummated.

(ii) In the event that this Agreement is terminated by the Company pursuant to Section 9.1(g), the Company shall pay to Elevation the Company Termination Fee, and, solely in the case of a termination involving a Alternative Transaction, reimburse all Elevation’s Transaction Expenses, subject in the case of Transaction Expenses to a maximum reimbursement of $4,000,000, in each case by wire transfer of immediately available funds to an account or accounts designated in writing by Elevation, as a condition to the effectiveness of such termination.

(iii) In the event that this Agreement is terminated by Elevation pursuant to Sections 9.1(g) or 9.1(h), the Company shall pay to Elevation a cash fee equal to the Company Termination Fee and, solely in the case of a termination involving a Alternative Transaction, reimburse all Elevation’s Transaction Expenses, subject in the case of Transaction Expenses to a maximum reimbursement of $4,000,000, in each case by wire transfer of immediately available funds to an account or accounts designated in writing by Elevation, within two Business Days after such termination.

(c) Expenses.

(i) At the Closing, the Company shall reimburse Elevation for all of its documented out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by Elevation, incurred in connection with the transactions contemplated hereby and incurred on or prior to the Closing Date (“Transaction Expenses”); provided that such reimbursement pursuant to this Section 9.3(c)(i) shall not exceed $800,000; and provided, further¸ that such reimbursement pursuant to this Section 9.3(c)(i) shall not exceed five percent (5%) of Elevation’s consolidated gross revenues for the period beginning on January 1, 2007 and ending as of December 31, 2007 (such amount, the “Initial Expense Cap”), and on or by December 31, 2007, Elevation shall return to the Company any amounts previously paid pursuant to this Section 9.3(c)(i) in excess of the Initial Expense Cap.

(ii) In the event that this Agreement is terminated by Elevation or the Company pursuant to Section 9.1(d), the Company shall promptly reimburse Elevation for all of its Transaction Expenses, provided that such reimbursement pursuant to this Section 9.3(c)(ii) shall not exceed $4,000,000 and in the event that the Company is obligated to reimburse Elevation for Transaction Expenses pursuant to this Section 9.3(c), the Company shall not be required to reimburse Elevation for any Transaction Expenses under any provision of Section 9.3(b).

(d) Single Payment Only. The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(e) Enforcement. The parties hereto acknowledge and hereby agree that the covenants and agreements set forth in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.3 do not constitute a penalty. If the Company fails to pay as directed in writing by Elevation any amounts due to Elevation pursuant to this Section 9.3 within the time periods specified in this Section 9.3, then the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Elevation in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(f) Liquidated Damages. In the event that Elevation shall receive the Company Termination Fee pursuant to Section 9.3(b), such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Elevation or any other Person in connection with the matter forming the basis for such termination, and neither Elevation nor any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company arising out of such matters.

9.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Elevation, the Company and Merger Sub; provided, however, that in the event that this Agreement has been adopted by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of such Company Stockholders without such approval.

9.5 Extension; Waiver. At any time and from time to time prior to (A) the Effective Time of the Merger, with respect to the Merger and (B) the Closing Date, with respect to the Investment, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE X

GENERAL PROVISIONS

10.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Merger Sub and Elevation contained in this Agreement shall terminate at the Closing Date, and only the covenants that by their terms survive or are to be performed at or after the Effective Time of the Merger or the Closing Date, as the case may be, shall so survive the Effective Time of the Merger or the Closing Date, as the case may be; provided, however, that the representations and warranties of the Company set forth in Section 3.1, Section 3.2, Section 3.7(e), the fourth sentence of Section 3.9, Section 3.10(a), Section 3.25 and Section 3.29 shall survive the Closing Date until the expiration of the statute of limitations therefor.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a) if to Elevation, to:

Elevation Partners, L.P.

70 East 55th Street, 12 Floor

New York, New York 10022

Attention: Bret Pearlman

Facsimile No.: (212) 317-6556

with copies (which shall not constitute notice) to:

Elevation Partners

2800 Sand Hill Road, Suite 160

Menlo Park, California 94025

Attention: Tracy Hogan

Facsimile No.: (650) 687-6710

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

Attention:  Richard Capelouto, Esq.

  Kirsten Jensen, Esq.

Facsimile No.: (650) 251-5002

(b) if to the Company or Merger Sub to:

Palm, Inc.

950 West Maude Avenue

Sunnyvale, California 94085

Attention:  General Counsel

Facsimile No.: (408) 617-0139

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attention:  Larry W. Sonsini, Esq.

  Martin Korman, Esq.

Facsimile No.: (650) 493-6811

10.3 Assignment. Except as otherwise expressly provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Elevation may assign its rights and obligations hereunder to the management company of Elevation or the general partner of the general partner of Elevation or any of their controlled Affiliates (including Elevation Employee Side Fund, LLC) without the prior written consent of the Company; provided that no such assignment of its rights or obligations hereunder shall relieve Elevation of its obligations hereunder with respect to the Company to the extent that an assignee does not perform its obligations hereunder. Each such assignee (i) agrees to be bound jointly and severally with the assignor hereunder, (ii) agrees that the representations, warranties, covenants and other agreements made by Elevation herein shall be deemed to have been made by such assignee, and (iii) shall execute a counterpart to this Agreement, the execution of which shall constitute such assignee’s agreement to the terms of this Section 10.3.

10.4 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Exhibits hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms.

10.5 Third Party Beneficiaries. Except as specifically provided in Section 5.7 (with respect to which the Indemnitees named therein shall be third party beneficiaries of such provisions), this Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.

10.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.7 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding the foregoing, the liability of any party hereto for Damages with respect to any breach of this Agreement shall not exceed an amount equal to the Purchase Price provided that this sentence shall not limit the liability of any party pursuant to Section 5.7. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Without limiting the generality of the foregoing, the parties hereto acknowledge and hereby agree that each of the Company and Elevation shall be entitled to specifically enforce the terms and provisions of this Agreement to prevent breaches of, or to enforce compliance with, those covenants and obligations set forth in Section 2.2.

10.8 No Recourse. No Person other than Elevation and its successors and assigns shall have any obligation hereunder and (a) notwithstanding that Elevation is a partnership, no recourse hereunder or under any Closing certificate delivered in connection herewith shall be had against any Related Party of Elevation or any Related Party of any of Elevation’s Related Parties, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, and (b) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of Elevation or any Related Party of any of Elevation’s Related Parties under this Agreement or any Closing certificate delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligations hereunder or by their creation. Nothing in this Section 10.8 shall relieve any Person for any liability for fraud. As used herein, “Related Party” shall mean any former, current or future director, officer, employee, agent, general or limited partner, manager, member, affiliate, stockholder, assignee or representative of the undersigned or any of its successors or permitted assigns or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, affiliate, stockholder, assignee or representative of any of the foregoing, other than Elevation or its assignees hereunder, or any Successor Entity. As used herein, “Successor Entity” means, to the extent Elevation, any of its assigns hereunder, or any Successor Entity (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person, the continuing or surviving entity or such Person.

10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

10.10 Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

10.11 WAIVER OF JURY TRIAL. EACH OF ELEVATION, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ELEVATION, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.12 Company Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure or from the requirement of the representation or warranty giving rise to such disclosure.

10.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

ELEVATION PARTNERS, L.P.		PALM, INC.
By:	Elevation Associates, L.P., as general partner	By:	/s/ Edward T. Colligan
By:	Elevation Associates, LLC, as general partner	Name:	Edward T. Colligan

		Title:	CEO
By:	/s/ Bret Pearlman
Name:	Bret Pearlman
Title:	Member

PASSPORT MERGER CORPORATION
		By:	/s/ Andrew J. Brown
		Name:	Andrew J. Brown
		Title:	President

[PREFERRED STOCK PURCHASE AGREEMENT AND AGREEMENT AND PLAN OF MERGER]

Appendix B

CERTIFICATE OF DESIGNATION

OF SERIES B CONVERTIBLE PREFERRED STOCK

OF

PALM, INC.

Palm, Inc. (the “Company”) a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on [                    ], 2007:

WHEREAS, the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), authorizes 125,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable from time to time in one or more series; and

WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof;

NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock with the powers, designations, preferences and rights and the qualifications, limitations and restrictions thereof, as provided herein is hereby authorized and established as follows:

SECTION 1. Number; Designation; Rank.

(a) This series of convertible participating Preferred Stock is designated as the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting the Series B Preferred Stock is 325,000 shares, par value $0.001 per share.

(b) The Series B Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company:

(i) senior in preference and priority to the common stock of the Company, par value $0.001 per share (the “Common Stock”), the series of Preferred Stock of the Company that is designated as “Series A Participating Preferred Stock”, par value $0.001 per share (the “Series A Preferred Stock”) and each other class or series of Equity Security (as defined in Section 8) of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity, without preference or priority, with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the “Junior Securities”);

(ii) on parity, without preference and priority, with each other class or series of Equity Security of the Company, the terms of which expressly provide that it will rank on parity, without preference or priority, with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Parity Securities”), and

(iii) junior in preference and priority to each other class or series of Equity Security of the Company the terms of which expressly provide that it will rank senior in preference or priority to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Senior Securities”).

SECTION 2. Dividends.

(a) Participating Dividends. Each holder of issued and outstanding Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends for each share of Series B Preferred Stock, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding shares of Common Stock (or Reference Property, to the extent applicable), in an amount equal to the amount of such dividends or other distribution as would be made on the largest number of shares of Common Stock (or Reference Property, to the extent applicable) into which such share of Series B Preferred Stock could be converted on the applicable record date for such dividends or other distribution on the Common Stock (or Reference Property, to the extent applicable), assuming such converted shares of Common Stock (or Reference Property, to the extent applicable) were outstanding on the applicable record date for such dividend or other distribution (the “Participating Dividends”); provided, however, that notwithstanding the above, the holders of Series B Preferred Stock shall not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price shall be made pursuant to Section 5(e)(i)(A) (and such dividends or distributions that are not payable to the holders of Series B Preferred Stock as a result of this proviso shall not be deemed to be Participating Dividends); provided, further, however, that notwithstanding the above, the holders of Series B Preferred Stock shall not be entitled to receive any dividends or distributions of Rights if, following the occurrence of a Distribution Date in respect of such Rights, an adjustment to the Conversion Price would be made pursuant to Section 5(e)(ii) (assuming, for purposes of this Section 2(a), that the holder of such shares of Series B Preferred Stock were not an Acquiring Person or an Affiliate (as defined in the Company Rights Plan or its comparable term/provision under any successor or substitute shareholder rights plan) or an Associate (as defined in the Company Rights Plan or its comparable term/provision under any successor or substitute shareholder rights plan) of such Acquiring Person)(and such dividends or distributions that are not payable to the holders of Series B Preferred Stock as a result of this proviso shall not be deemed to be Participating Dividends).

(i) Participating Dividends are payable at the same time as and when such dividend or other distribution on Common Stock (or Reference Property, to the extent applicable) is paid to the holders of Common Stock (or Reference Property, to the extent applicable); provided, however, that no such dividend or distribution on Common Stock (or Reference Property, to the extent applicable) shall be made unless and until the Participating Dividends are paid (or are concurrently being paid) pursuant to this Section 2(a)(i).

(b) Conditional Dividends. Following the occurrence of a Triggering Event (as defined below), and for so long as such Triggering Event continues, each holder of issued and outstanding Series B Preferred Stock will be entitled to receive, out of funds legally available for the payment of dividends for each share of Series B Preferred Stock, with respect to each dividend period, dividends at a rate per annum equal to the Conditional Rate multiplied by the sum of (A) $1,000 per share (the “Original Purchase Price”) plus (B) any accrued and unpaid dividends that are payable on such share of Series B Preferred Stock, in each case as adjusted for any stock dividends, splits, combinations and similar events (the “Conditional Dividends” and, together with the Participating Dividends and Unpaid Conditional Dividends, the “Dividends”). Any Conditional Dividends payable pursuant to this Section 2(b) shall be in addition to any Participating Dividends payable pursuant to Section 2(a) hereof. In addition, the right of the holders of the Series B Preferred Stock to receive the Conditional Dividend is in addition to, and not in lieu of, any remedies such holders may have at law or equity.

(i) Conditional Dividends will accrue and cumulate from the date on which a Triggering Event occurs, and are payable quarterly in arrears on the last day of each March, June, September and December, or, if such date is not a Business Day, the succeeding Business Day (each such day, a “Conditional Dividend Payment Date”) until such date as the Triggering Event is no longer continuing; provided, however, that if Conditional Dividends remain unpaid after a Triggering Event is no longer continuing, dividends will accrue and cumulate in an amount equal to (such dividends, “Unpaid Conditional Dividends”) the product of (A) (x) the amount of unpaid Conditional Dividends plus (y) the amount of unpaid Unpaid Conditional Dividends and (B) the Conditional Rate. Any Unpaid Conditional Dividends payable pursuant to this Section 2(b)(i) shall be in addition to any Participating Dividends payable pursuant to Section 2(a) hereof. In addition, the right of the holders of the Series B

Preferred Stock to receive the Unpaid Conditional Dividends is in addition to, and not in lieu of, any remedies such holders may have at law or equity.

(ii) The amount of Conditional Dividends and Unpaid Conditional Dividends payable for each full quarterly dividend period will be computed by dividing the annual rate by four. The amount of Conditional Dividends and Unpaid Conditional Dividends payable for any dividend period shorter or longer than a full quarterly dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(iii) Conditional Dividends and Unpaid Conditional Dividends will be paid to the holders of record of Series B Preferred Stock as they appear in the records of the Company at the close of business on the 15th day of the calendar month in which the applicable Conditional Dividend Payment Date falls if in March, June, September or December (or on the 15th day of the calendar month prior to the month the Conditional Dividend Payment Date falls if the Conditional Dividend Payment Date falls in April, July, October or January) or on such other date designated by the Board for the payment of Conditional Dividends (and/or Unpaid Conditional Dividends, as the case may be) that is not more than 60 days or less than 10 days prior to such Conditional Dividend Payment Date. Any payment of a Conditional Dividend or Unpaid Conditional Dividend will first be credited against the earliest accumulated but unpaid Conditional Dividend or Unpaid Conditional Dividend due with respect to such share that remains payable.

(iv) Conditional Dividends and Unpaid Conditional Dividends are payable only in cash. Conditional Dividends and Unpaid Conditional Dividends will accrue and cumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of Conditional Dividends or Unpaid Conditional Dividends and whether or not Conditional Dividends or Unpaid Conditional Dividends are declared. Conditional Dividends and Unpaid Conditional Dividends will accumulate and compound quarterly to the extent they are not paid when due.

(v) While a Triggering Event has occurred and is continuing, neither the Company nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities, (B) repurchase, redeem or otherwise acquire any Junior Securities or (C) make any loan or other advance to any direct or indirect owner of a majority of the Common Stock (or Reference Property, to the extent applicable) or any subsidiary of any such owner.

(vi) Neither the Company nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities or (B) repurchase, redeem or otherwise acquire any Junior Securities, unless in each case the Company has sufficient lawful funds immediately following such action such that the Company would be legally permitted to redeem the Series B Preferred Stock for the Regular Liquidation Preference.

(vii) Each of the following shall constitute a “Triggering Event” for the purposes hereof:

(A) a failure by the Company to pay any Mandatory Redemption Price on the Mandatory Redemption Date or the Optional Redemption Price on the Optional Redemption Date for any reason, including the absence of funds legally available for such payment;

(B) a failure by the Company to deliver the Fundamental Change Notice to the holders of shares of Series B Preferred Stock pursuant to Section 7(a)(iii) hereof within the time period provided therein or to pay the Repurchase Price in respect of all shares of Series B Preferred Stock on the Repurchase Date pursuant to Section 7 for any reason, including the absence of funds legally available for such payment;

(C) a failure by the Company to deliver any cash and shares of Common Stock (or Reference Property, to the extent applicable), when such cash and shares of Common Stock (or Reference Property, to the extent applicable), if any, are required to be delivered upon conversion of the Series B Preferred Stock pursuant to Section 5 hereof, where the Company does not remedy such default within ten (10) days after the date such cash and shares of Common Stock (or Reference Property, to the extent applicable), if any, are required to be delivered;

(D) a failure to pay any Participating Dividends on any date dividends or other distributions on Common Stock (or Reference Property, to the extent applicable) are paid; and

(E) for so long as the Series B Board Representation Entitlement is one or more Series B Directors, a material violation by the Company of any term of or condition set forth in this Certificate of Designation other than those referenced in the preceding clauses (A) through (D), where the Company does not cure such violation within thirty (30) days after the receipt of written notice from Elevation of such breach (it being understood that this clause (E) shall no longer apply from and after the date on which the Series B Board Representation Entitlement is zero (0) Series B Directors).

(c) If Dividends are not paid in full or a sum sufficient for such full payment is not so set apart upon the Series B Preferred Stock, all Dividends declared upon the Series B Preferred Stock and all dividends declared on any Parity Securities shall be declared pro rata so that the amount of Dividends declared per share of the Series B Preferred Stock and dividends declared per share of such Parity Securities shall in all cases bear to each other the same ratio that accrued and unpaid Dividends per share on the Series B Preferred Stock and accrued and unpaid dividends per share of such Parity Securities bear to each other.

(d) The Company shall take all actions necessary or advisable under the DGCL to permit the payment of Dividends to the holders of Series B Preferred Stock. Holders of Series B Preferred Stock are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Dividends as provided in this Section 2.

SECTION 3. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to a holder of any Junior Securities, an amount in cash per share equal to the greater of: (i) the sum of (A) the Original Purchase Price per share plus (B) all accrued and unpaid Dividends, if any, on such share of Series B Preferred Stock, in each case as adjusted for any stock dividends, splits, combinations and similar events (such sum, as adjusted, the “Regular Liquidation Preference”), and (ii) an amount equal to the amount the holders of Series B Preferred Stock would have received upon liquidation, dissolution or winding up of the Company had such holders converted their shares of Series B Preferred Stock into shares of Common Stock (or Reference Property, to the extent applicable) immediately prior thereto (the “Participating Liquidation Preference,” and such greater amount, the “Liquidation Preference”).

(b) If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution are insufficient to pay the holders of Series B Preferred Stock the full Liquidation Preference and the holders of all Parity Securities the full liquidation preferences to which they are entitled, the holders of Series B Preferred Stock and such Parity Securities will share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled.

(c) After payment to the holders of Series B Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Series B Preferred Stock as such will have no right or claim to any of the assets of the Company.

(d) The value of any property not consisting of cash that is distributed by the Company to the holders of the Series B Preferred Stock will equal the Fair Market Value thereof on the date of distribution.

(e) For the purposes of this Section 3, a Fundamental Change (in and of itself) shall be deemed not to be a liquidation, dissolution or winding-up of the Company subject to this Section 3 (it being understood that an actual liquidation, dissolution or winding up of the Company in connection with a Fundamental Change will be subject to this Section 3).

SECTION 4. Voting Rights; Board Representation.

(a) The holders of Series B Preferred Stock are entitled to vote on all matters on which the holders of Common Stock are entitled to vote, and except as otherwise provided herein or by law, the holders of Series B Preferred Stock will vote together with the holders of Common Stock as a single class. Each holder of Series B Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which all of the outstanding shares of Series B Preferred Stock held by such holder on the record date for any such vote are convertible as of such record date.

(b) Notwithstanding Section 4(a) hereof:

(i) The holders of Series B Preferred Stock are not entitled to vote, either as a separate class or together with the holders of Common Stock as a single class, for the election of directors other than Series B Directors, if any.

(ii) Following a Fundamental Change (a “Non-Constituent Issuer Fundamental Change”) pursuant to which the Series B Preferred Stock is converted, or convertible, into a security of an entity other than (x) the Company or (y) the surviving entity of a merger or consolidation to which the Company is a constituent party, the Series B Preferred Stock (or the security into which it is converted (the “Conversion Security”)) shall not entitle the holder thereof to vote on any matters other than those set forth in Section 4(c)(i), (ii), (iii) and (v) (but only to the extent clause (v) relates to clauses (i), (ii) and (iii)) below and such other matters (if any) as shall be required by law. For purposes of clarity, to the extent that the Conversion Security does not entitle the holders thereof to vote on any matters other than those set forth in Section 4(c)(i), (ii), (iii) and (v) (but only to the extent clause (v) relates to clauses (i), (ii) and (iii)) below and such other matters (if any) as shall be required by law, the conversion of the Series B Preferred Stock into the Conversion Security shall not be deemed to be an amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series B Preferred Stock in a manner adverse to the holders thereof.

(c) So long as any shares of Series B Preferred Stock are outstanding, the Company may not take any of the following actions (including by means of merger, consolidation, reorganization, recapitalization or otherwise) without the prior vote or written consent of holders representing at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a separate class:

(i) any increase or decrease in the authorized amount of shares of Series B Preferred Stock, except for the cancellation and retirement of shares set forth in Section 9(b);

(ii) any issuance of additional shares of Series B Preferred Stock after the Original Issuance Date;

(iii) any amendment, repeal, alteration, addition, deletion or other change to the powers, preferences, rights or privileges of the Series B Preferred Stock in a manner adverse to the holders thereof (whether by Board resolution, amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise);

(iv) any authorization (and if authorized, any increase in the authorized amount), creation or issuance (including by way of reclassification or otherwise) of any Senior Securities or Parity Securities; provided, however, that this clause (iv) shall not apply following a Fundamental Change (A) if the issuer of the Series B Preferred Stock following such Fundamental Change is a public company whose common stock (or American Depositary Shares (“ADSs”) or American Depositary Receipts (“ADRs”) in respect of such ADSs) is traded on an Exchange and (B) if following such Fundamental Change the shares of capital stock entitled to vote generally in the election of directors and the Series B Preferred Stock (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis in the case of the Series B Preferred Stock and treating any ADSs or ADRs as if they were the underlying shares to which they relate), in the aggregate, less than 40% of the total voting power of all shares of capital stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof); and

(v) agree to do any of the foregoing actions set forth in clause (c)(i) through (c)(iv), unless such agreement expressly provides that the Company’s obligation to undertake any of the foregoing is subject to the prior approval of holders of Series B Preferred Stock;

provided, that if after the Original Issuance Date there is a change in the applicable rules of the Exchange on which the Common Stock is listed at the time such change becomes effective that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this clause (c), the voting rights of the holders of the Series B Preferred Stock set forth in this clause (c) shall thereafter be limited to the extent required by such changed rules for the Common Stock to continue to be listed on such Exchange.

Without expanding the scope of the foregoing voting rights of Series B Preferred Stock, it is understood that in the context of a Fundamental Change, so long as immediately following such Fundamental Change:

(i) the Series B Preferred Stock (or any preferred security into which the Series B Preferred Stock is converted in such Fundamental Change as contemplated by clause (ii)(B) below) is convertible into the kind and amount of shares of capital stock, other securities or other property receivable upon such Fundamental Change by a holder of a number of shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of such shares of Series B Preferred Stock in accordance with Section 5(e)(iii); and

(ii) the Series B Preferred Stock either:

(A) remains outstanding with the same powers, preferences, rights and privileges set forth on this Certificate of Designation, or

(B) is exchanged for preferred securities of the Survivor of a Fundamental Change, which preferred securities have the same powers, preferences, rights and privileges (other than those that by their terms automatically terminate or otherwise are altered following such a Fundamental Change pursuant to the terms of this Certificate of Designation) as the Series B Preferred Stock (“New Preferred Stock”), provided that to the extent that Section 4(c)(iv) would no longer be applicable following the consummation of such Fundamental Change as a result of the proviso to Section 4(c)(iv) above, the New Preferred Stock need not be senior in preference or priority to or on parity, without preference or priority, with other preferred securities of such Survivor of a Fundamental Change with respect to dividend rights or rights upon liquidation, dissolution or winding up of such entity; and, provided further, that such exchange does not result in income tax consequences generally to U.S. individual holders of the Series B Preferred Stock that are more severe than the income tax consequences such holders would have suffered if such holders had been holders of Common Stock and been treated as such in the Fundamental Change; and

(iii) in connection with such Fundamental Change, no action takes place that would otherwise require the approval of the holders of the Series B Preferred Stock pursuant to this Section 4(c), the Series B Preferred Stock shall not have any vote or consent as a separate class with respect to such Fundamental Change.

(d) Right to Designate/Elect Series B Directors. Upon the Original Issuance Date, the number of directors constituting the Board shall be increased by a number equal to the Series B Board Representation Entitlement, and from and after such date the holders of shares of Series B Preferred Stock, voting separately as a separate class by a majority of the outstanding shares of Series B Preferred Stock as of any applicable record date, shall have the exclusive right to elect a total number of directors (such persons, the “Series B Directors”), to the Board equal to the Series B Board

Representation Entitlement. If the holders of Series B Preferred Stock fail to elect a sufficient number of Series B Directors sufficient to fill the Series B Board Representation Entitlement, then any directorship not so filled shall remain vacant until such time as the holders of Series B Preferred Stock fill such directorship by vote or by written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Company other than the holders of Series B Preferred Stock. In addition, upon the occurrence of an increase in the authorized number of directors then constituting the Board that results in an increase of the Series B Board Representation Entitlement to a number greater than the number of Series B Directors then serving on the Board, the authorized number of Series B Directors on the Board shall be increased immediately so that the total authorized number of Series B Directors is equal to the Series B Board Representation Entitlement at such time.

(i) Term of Office. Unless a Series B Director’s term of office shall have terminated prior to such time pursuant to Section 4(d)(ii), Section 4(d)(iii), Section 4(d)(iv), Section 4(d)(v), Section 4(d)(vi) or Section 4(d)(vii) below, such Series B Director designated or elected pursuant to this Section 4 shall serve until the next special or annual meeting of stockholders of the Company called for the purpose of electing Series B Directors at which such Series B Director is up for election or at any special meeting of the holders of Series B Preferred Stock, as the case may be, for the purpose of removing Series B Directors, or until his or her successor shall be duly elected.

(ii) Removal and Vacancies. So long as the Series B Board Representation Entitlement is equal to at least one (1), a majority of the Board directors may call, and upon the written request of holders of record of 50% of the outstanding shares of Series B Preferred Stock, addressed to the Secretary of the Company at the principal office of the Company, shall call, a special meeting of the holders of shares of Series B Preferred Stock, for the sole purpose of filling any vacancy caused by the resignation, death or removal of a Series B Director (but only to the extent required to maintain the then applicable Series B Board Representation Entitlement), or to remove from office a Series B Director with or without cause. Such meeting shall be held as soon as reasonably practicable after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders. Subject to Section 4(d)(iii), Section 4(d)(iv), Section 4(d)(v), Section 4(d)(vi) and Section 4(d)(vii) below, only the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting together as a separate class, are entitled to fill any vacancy caused by the resignation, death or removal of a Series B Director (but only to the extent required to maintain the then applicable Series B Board Representation Entitlement), and only the holders of Series B Preferred Stock are entitled to remove from office a Series B Director without cause. Any Series B Director may be removed from office (A) with or without cause by holders of a majority of the then outstanding shares of Series B Preferred Stock or (B) only for cause by the holders of a majority of the then outstanding shares of Common Stock, provided that in such case the holders of Series B Preferred Stock shall not be entitled to vote on an as-converted basis with the Common Stock with respect to such removal for cause.

(iii) Change Following Uncured Share Ownership Reduction. Upon the occurrence of an Uncured Share Ownership Reduction, following the expiration of the applicable Share Ownership Reduction Cure Period (assuming an Uncured Share Ownership Reduction still exists), the number of Series B Directors on the Board (but not the number of directors constituting the whole Board) shall be reduced immediately so that the total number of Series B Directors after the occurrence of an Uncured Share Ownership Reduction is equal to the Series B Board Representation Entitlement at such time. To effect such reduction, the term of office of the requisite number of Series B Directors shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Series B Directors nor the holders of shares of Series B Preferred Stock shall have any right to elect or appoint a Series B Director to replace such director. To the extent that there is more than one Series B Director on the Board immediately prior to the Uncured Share Ownership Reduction, the holders of a majority of the Series B Preferred Stock shall have the right to designate which of the Series B Directors’ terms shall end pursuant to this Section 4(d)(iii); provided, that if holders of a majority of the Series B Preferred Stock fail to designate in advance which of the Series B Directors’ terms shall end, the directors (other than Series B Directors) shall then be entitled to make such designation.

(iv) Change Following Board Size Decrease. Upon the occurrence of a decrease in the authorized number of directors then constituting the Board that, as a result thereof results in a reduction of the Series B Board Representation Entitlement to less than the then authorized number of Series B Directors (a “Board Size Decrease”), the number of Series B Directors on the Board shall be reduced immediately so that the total number of Series B Directors is equal to the Series B Board Representation Entitlement at such time; provided, that if the Board Size Decrease goes into effect during a Share Ownership Reduction Cure Period, then such reduction shall not take effect until the expiration of such Share Ownership Reduction Cure Period, provided that upon such expiration, the Series B Board Representation Entitlement is less than the then authorized number of Series B Directors. To effect such reduction, the term of office of that number of Series B Directors required to reduce the number of Series B Directors to the new Series B Board Representation Entitlement shall immediately end, such person(s) shall cease to be director(s), and neither the remaining Series B Directors nor the holders of shares of Series B Preferred Stock shall have any right to elect or appoint a Series B Director to replace such director at such time. To the extent that there is more than one Series B Director on the Board immediately prior to the Board Size Decrease, the holders of a majority of the Series B Preferred Stock shall have the right to designate which of the Series B Directors’ terms shall end pursuant to this Section 4(d)(iv); provided, that if holders of a majority of the Series B Preferred Stock fail to designate in advance which of the Series B Directors’ terms shall end, the directors (other than Series B Directors) shall then be entitled to make such designation.

(v) Loss of Series B Directors on a Non-Constituent Issuer Fundamental Change. Upon the occurrence of a Non-Constituent Issuer Fundamental Change, the terms of office of all Series B Directors shall immediately end, such persons shall cease to be directors, and the holders of shares of Series B Preferred Stock shall not have any right to elect or appoint Series B Directors to replace the directors whose terms of office shall have ended.

(vi) Loss of Series B Director on a Fundamental Change Other than a Non-Constituent Issuer Fundamental Change. Upon the occurrence of a Fundamental Change other than a Non-Constituent Issuer Fundamental Change, if the Series B Board Representation Entitlement is at least one (1) Series B Director at such time, the terms of office of all but one (1) Series B Directors shall immediately end, such persons shall cease to be directors (notwithstanding the proviso in Section 4(d)(vi) below), and neither the remaining Series B Director nor the holders of shares of Series B Preferred Stock shall have any right to elect or appoint Series B Directors to replace the directors whose terms of office shall have ended pursuant to this Section 4(d)(vi). To the extent that there is more than one Series B Director on the Board immediately prior to such Fundamental Change, the holders of a majority of the Series B Preferred Stock shall have the right to designate which of the Series B Directors’ terms shall end pursuant to this Section 4(d)(vi); provided, that if holders of a majority of the Series B Preferred Stock fail to designate in advance which of the Series B Directors’ terms shall end, the directors (other than Series B Directors) shall then be entitled to make such designation.

(vii) Loss of Series B Board Representation Entitlement. From and after the first time that the Investor Stockholders in the aggregate cease to (A) Beneficially Own or (B) have all Economic Rights and Voting Rights with respect to a majority of the shares of Series B Preferred Stock issued on the Original Issuance Date (including, for purposes of this calculation, shares of Series B Preferred Stock pledged pursuant to a bona fide pledge, but not a foreclosure thereon, but excluding, for purposes of this calculation, shares subject to Shared Beneficial Ownership with any Person other than another Investor Stockholder or a Permitted Transferee), then the holders of Series B Preferred Stock shall cease to have any rights under this Section 4(d) (including, without limitation, the right to fill any vacancies of Series B Directors); provided, however, that if, immediately following such time, the Investor Stockholders continue to benefit from the contractual rights set forth in Section 2.1 of the Stockholders Agreement (Board Representation), each Series B Director serving on the Board at such time (the “Transition Time”) shall continue as a director, but not as a Series B Director (other than with respect to Section 4(d)(iii), pursuant to which such director shall not continue as a director if the conditions therein for the elimination of such director’s seat are met), until the next special or annual meeting of stockholders of the Company called for the purpose of electing directors, or until his or her successor shall be elected. From and after the Transition Time, the holders of shares of Series B Preferred Stock shall not have any right, voting as a separate class, to elect or appoint a Series B Director to replace such director.

(viii) Filling Vacancy Upon Cessation of Series B Director. Any vacancy resulting from the cessation of the term of office of a Series B Director pursuant to Section 4(d)(iii), Section 4(d)(v), Section 4(d)(vi) or Section 4(d)(vii) may be filled by either (A) the Board or (B) the holders of Common Stock generally, and not the holders of Series B Preferred Stock voting as a separate class, in accordance with the Certificate of Incorporation, the Bylaws of the Company and applicable law.

(e) Exchange Compliance. Notwithstanding the foregoing, the rights of the holders of the Series B Preferred Stock set forth in Section 4(a) to vote as a single class with the Common Stock shall be subject to applicable rules of the Exchange on which the Company is then listed to the extent required such that the Common Stock shall continue to be listed on such Exchange, including, without limitation, compliance by the Company with Rule 4351 of Nasdaq (or any successor thereto) insofar as it may be applied in the event that the Conversion Price is determined to be less than the “market value” as defined in such rules, and such rights to vote with the Common Stock shall be accordingly reduced or otherwise modified to the minimum extent required to comply with such rules. For the avoidance of doubt, in no event shall this Section 4(e) operate to reduce the number of Series B Directors to be designated pursuant to Section 4(d), and it shall be the obligation of the Company to ensure that the membership of the Board satisfies the applicable rules of the Exchange on which the Company is then listed, including without limitation Rule 4350(c) of Nasdaq, without any reduction in the number of Series B Directors pursuant to Section 4(d).

SECTION 5. Conversion.

Each share of Series B Preferred Stock is convertible into shares of Common Stock (or Reference Property, to the extent applicable) as provided in this Section 5.

(a) Conversion at the Option of Holders of Series B Preferred Stock. Each holder of Series B Preferred Stock is entitled to convert, at any time and from time to time, at the option and election of such holder, any or all shares of outstanding Series B Preferred Stock held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) equal to the amount (the “Conversion Amount”) determined by dividing (i) the Regular Liquidation Preference for each share of Series B Preferred Stock to be converted by such holder (plus any accrued and unpaid Dividends thereon) by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially is $8.50, as adjusted from time to time as provided in Section 5(e). In order to convert shares of Series B Preferred Stock into shares of Common Stock (or Reference Property, to the extent applicable), the holder must surrender the certificates representing such shares of Series B Preferred Stock, accompanied by transfer instruments reasonably satisfactory to the Company, free of any adverse interest or liens at the office of the Company’s transfer agent for the Series B Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this Section 5(a), the date of receipt of such certificates, together with such notice, by the transfer agent or the Company will be the date of conversion (the “Conversion Date”).

(b) Conversion at the Option of the Company. On and after the three-year anniversary of the Original Issuance Date, at the Company’s option and election, in whole but not in part, all shares of Series B Preferred Stock may be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) equal to the Conversion Amount on the date of written notice by the Company to the holders of Series B Preferred Stock notifying such holders of the conversion contemplated by this Section 5(b), which conversion shall occur on the date specified in such notice, not less than 10 nor more than 30 days following the date of such notice (which shall be the Conversion Date in respect of a conversion pursuant to this Section 5(b), provided that such notice may be delivered by the Company only if (i) (A) the average closing price per share of the Common Stock on the Exchange on which shares of the Common Stock are then listed during the 30 consecutive trading days ending on the trading day immediately preceding the Business Day on which such notice is delivered and (B) the closing price per share of the Common Stock on the Exchange on which shares of the Common Stock are then listed for at least twenty (20) of such thirty (30) consecutive trading days (including the last fifteen (15) trading days of such thirty (30) day period) is at least 180% of the Conversion Price then in effect, and (ii) all requisite arrangements with the Company’s transfer agent, the Exchange on which shares of the Common Stock are then listed, and any other requisite securities intermediary (including The Depository Trust Company and Cede & Co., if applicable) to permit the immediate trading of such shares of Common Stock on the Conversion Date shall have been completed. Once delivered, such notice shall be irrevocable, unless the Company obtains the written consent of the holders representing a majority of the outstanding shares of Series B Preferred Stock. Notwithstanding the foregoing, the holders of Series B Preferred Stock shall continue to have the right to convert their shares of Series B Preferred Stock pursuant to Section 5(a) until and through the Conversion Date contemplated in Section 5(b) and if such shares of Series B Preferred Stock are converted pursuant to Section 5(a) such shares shall not longer be converted pursuant to Section 5(b) and the Company’s notice delivered to the holders pursuant to this Section 5(b) shall automatically terminate with respect to such shares converted pursuant to Section 5(a).

(c) Fractional Shares. No fractional shares of Common Stock (or Reference Property, to the extent applicable) will be issued upon conversion of the Series B Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fractional amount multiplied by the Fair Market Value as of the Conversion Date. If more than one share of Series B Preferred Stock is being converted at one time by the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares of Series B Preferred Stock converted by such holder at such time.

(d) Mechanics of Conversion.

(i) As soon as practicable after the Conversion Date (and in any event within three Business Days), the Company shall promptly issue and deliver to such holder a certificate for the number of shares of Common Stock (or Reference Property, to the extent applicable) to which such holder is entitled, together with a check or cash for payment of fractional shares, if any, in exchange for the certificates formerly representing shares of Series B Preferred Stock. Such conversion will be deemed to have been made on the Conversion Date, and the person (as defined in Section 8) entitled to receive the shares of Common Stock (or Reference Property, to the extent applicable) issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock (or Reference Property, to the extent applicable) on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Common Stock (or Reference Property, to the extent applicable) or Series B Preferred Stock are issued in a name other than the name of the converting holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock (or Reference Property, to the extent applicable) upon conversion or due upon the issuance of a new certificate for any shares of Series B Preferred Stock not converted other than any such tax due because shares of Common Stock (or Reference Property, to the extent applicable) or a certificate for shares of Series B Preferred Stock are issued in a name other than the name of the converting holder.

(ii) The Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or authorized but unissued shares of Common Stock (or Reference Property, to the extent applicable) (or a combination of both) for the purpose of effecting the conversion of the Series B Preferred Stock the full number of shares of Common Stock (or Reference Property, to the extent applicable) deliverable upon the conversion of all outstanding Series B Preferred Stock (as may be adjusted from time to time pursuant to the terms of this Section 5 and assuming for the purposes of this calculation that all outstanding shares of Series B Preferred Stock are held by one holder), and the Company shall take all actions to amend its Certificate of Incorporation to increase the authorized amount of Common Stock (or Reference Property, to the extent applicable) if necessary therefor. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of the Series B Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) at such adjusted Conversion Price.

(iii) From and after the Conversion Date, the shares of Series B Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding; and all rights of the holder thereof as a holder of Series B Preferred Stock (except the right to receive from the Company the Common Stock (or Reference Property, to the extent applicable) upon conversion) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series B Preferred Stock is not converted due to a default by the Company or because the Company is otherwise unable to issue the requisite shares of Common Stock (or Reference Property, to the extent applicable), such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein. Any shares of Series B Preferred Stock that have been converted will, after such conversion, be deemed cancelled and retired and, following the filing of any certificate required by the DGCL, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(iv) If the conversion is in connection with any sale, transfer or other disposition of the Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of the Series B Preferred Stock, the conversion may, at the option of any holder tendering any share of Series B Preferred Stock for conversion, be conditioned upon the closing of the sale, transfer or the disposition of shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of Series B Preferred Stock with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such shares of Series B Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

(v) The Company shall comply with all federal and state laws, rules and regulations and applicable rules and regulations of the Exchange on which shares of the Common Stock (or Reference Property, to the extent applicable) are then listed. If any shares of Common Stock (or Reference Property, to the extent applicable) to be reserved for the purpose of conversion of shares of Series B Preferred Stock require registration with or approval of any person or group (as defined in Section 8) under any federal or state law or the rules and regulations of the Exchange on which shares of the Common Stock (or Reference Property, to the extent applicable) are then listed before such shares may be validly issued or delivered upon conversion, then the Company will, as expeditiously as possible, use its reasonable best efforts to secure such registration or approval, as the case may be. So long as any Common Stock (or Reference Property, to the extent applicable) into which the shares of Series B Preferred Stock are then convertible is then listed on an Exchange, the Company will list and keep listed on such Exchange, upon official notice of issuance, all shares of such Common Stock (or Reference Property, to the extent applicable) issuable upon conversion.

(vi) All shares of Common Stock (or Reference Property, to the extent applicable) issued upon conversion of the shares of Series B Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result.

(vii) If, prior to both (x) a Triggering Event and (y) a Distribution Date, shares of Series B Preferred Stock are converted into Common Stock (or Reference Property, to the extent applicable), upon the conversion of such shares of Series B Preferred Stock, the shares of Common Stock (or Reference Property, to the extent applicable) issued in respect thereof shall be issued with the same Rights, if any, attached thereto as are attached to the then outstanding shares of Common Stock (or Reference Property, to the extent applicable). If, prior to a Triggering Event, but following the occurrence of a Distribution Date and prior to the expiration or redemption of the Rights, shares of Series B Preferred Stock are converted into Common Stock (or Reference Property, to the extent applicable), upon the conversion of such shares of Series B Preferred Stock, the holders of such Common Stock shall receive the number of Rights which would have been attached to such Common Stock assuming the Distribution Date had not occurred prior to such conversion.

(e) Adjustments to Conversion Price.

(i) Adjustment for Change in Capital Stock.

(A) If the Company shall, at any time and from time to time while any of the Series B Preferred Stock is outstanding, issue a dividend or make a distribution on its Common Stock (or Reference Property, to the extent applicable) payable in shares of its Common Stock (or Reference Property, to the extent applicable) to all holders of its Common Stock (or Reference Property, to the extent applicable), then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction:

(1) the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and

(2) the denominator of which shall be the sum of the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding at the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock (or Reference Property, to the extent applicable) constituting such dividend or other distribution.

If any dividend or distribution of the type described in this Section 5(e)(i)(A) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Except as set forth in the preceding sentence, in no event shall the Conversion Price be increased pursuant to this Section 5(e)(i)(A).

(B) If the Company shall, at any time or from time to time while any of the Series B Preferred Stock is outstanding, subdivide or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a greater number of shares of Common Stock (or Reference Property, to the extent applicable), then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Company shall, at any time or from time to time while any of the Series B Preferred Stock is outstanding, combine or reclassify its outstanding shares of Common Stock (or Reference Property, to the extent applicable) into a smaller number of shares of Common Stock (or Reference Property, to the extent applicable), then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding immediately after giving effect to such subdivision, combination or reclassification. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(ii) Adjustment for Rights Issued under Rights Plan. If at any time while any shares of Series B Preferred Stock are outstanding there shall occur a Triggering Event, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the Rights Triggering Date by a fraction:

(A) the numerator of which shall be the sum of (1) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding on the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (2) (x) the aggregate Exercise Price (as defined in the Company Rights Plan or its comparable term/provision under any successor or substitute shareholder rights plan) payable to the Company, assuming that all Rights then outstanding that are capable of being exercised are immediately exercised following the Triggering Event, divided by (y) the Current Market Price; and

(B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Rights Triggering Date, plus (2) the aggregate number of shares of Common Stock (or Reference Property, to the extent applicable) into which the Rights then outstanding are exercisable for (immediately following such Triggering Event) (such number of shares of Common Stock, the “Underlying Common Stock Amount”);

Such adjustment shall become effective immediately after the opening of business on the Rights Triggering Date;

To the extent that shares of Common Stock (or Reference Property, to the extent applicable) are not delivered pursuant to such Rights prior to the expiration or termination of any Rights (other than as a result of the repurchase of those Rights by the Company), upon expiration or termination of such Rights (“Expired Rights”) the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the occurrence of a Triggering Event been made without taking into account such Expired Rights. Except as set forth in this paragraph, in no event shall the Conversion Price be increased pursuant to this Section 5(e)(ii).

Notwithstanding the foregoing, the Conversion Price as adjusted pursuant to this Section 5(e)(ii) shall not apply to any shares of Series B Preferred Stock Beneficially Owned by a Person who is an Acquiring Person, and, with respect to such shares, the Conversion Price shall be the Conversion Price in effect immediately prior to the Rights Triggering Date.

(iii) Adjustment for Certain Tender Offers or Exchange Offers. In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Series B Preferred Stock is outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any subsidiary for all or any portion of the Common Stock (or Reference Property, to the extent applicable), where the sum of the aggregate amount of such Cash distributed and the aggregate Fair Market Value as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock (or Reference Property, to the extent applicable) validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock (or Reference Property, to the extent applicable), the “Purchased Shares”) exceeds the Closing Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date; and

(B) the denominator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock (or Reference Property, to the extent applicable) on the first Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Price pursuant to this Section 5(e)(iii) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a subsidiary is obligated to purchase shares of Common Stock (and Reference Property, to the extent applicable) pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 5(e)(iii) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this Section 5(e)(iii).

(iv) Disposition Events.

(A) If any of the following events (any such event, a “Disposition Event”) occurs:

(1) any reclassification or exchange of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

(2) any merger, consolidation or other combination to which the Company is a constituent party;

in each case, as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property for their shares of Common Stock, the Company or the Acquirer shall provide that the Series B Preferred Stock converted following the effective date of any Disposition Event, shall be calculated based on the kind and amount of cash, securities or other property (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Amount immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock. The Company may not cause, or agree to cause, a Disposition Event to occur, unless the issuer of any securities or other property into which the Series B Preferred Stock becomes convertible agrees, for the express benefit of the holders of record of Series B Preferred Stock (including making them beneficiaries of such agreement), to issue such securities or property.

(B) The above provisions of this Section 5(e)(iv) shall similarly apply to successive Disposition Events. If this Section 5(e)(iv) applies to any event or occurrence, neither Section 5(e)(i) nor Section 5(e)(iii) shall apply; provided, however, that this Section 5(e)(iv) shall not apply to any stock split or combination to which Section 5(e)(i) is applicable or to a Liquidation Event to which Section 3 applies. To the extent that equity securities of a company are received by the holders of Common Stock of the Company in connection with a Disposition Event, the portion of the Series B Preferred Stock which will be convertible into such equity securities will continue to be subject to the anti-dilution adjustments set forth in this Section 5(e).

(v) Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(vi) When No Adjustment Required.

(A) No adjustment need be made for the issuance of Common Stock (and Reference Property, to the extent applicable) or any securities convertible into or exchangeable for Common Stock (and Reference Property, to the extent applicable) or carrying the right to purchase Common Stock (and Reference Property, to the extent applicable) or any such security except to the extent explicitly required herein.

(B) No adjustment need be made for rights to purchase Common Stock (or Reference Property, to the extent applicable) pursuant to a Company plan for reinvestment of dividends or interest.

(C) No adjustment need be made for a change in the par value or no par value of the Common Stock (or Reference Property, to the extent applicable).

(D) To the extent the Series B Preferred Stock become convertible pursuant to this Section 5 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(vii) Rules of Calculation; Treasury Stock. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. The number of shares of Common Stock (or Reference Property, to the extent applicable) outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock (or Reference Property, to the extent applicable), not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock (or Reference Property, to the extent applicable) held in treasury.

(viii) Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Company receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding shares of Series B Preferred

Stock, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock. This waiver will be limited in scope and will not be valid for any issuance of Common Stock (or Reference Property, to the extent applicable) or other dividend or other distribution on shares of Common Stock (or Reference Property, to the extent applicable) not specifically provided for in such notice.

(ix) Tax Adjustment. Anything in this Section 5 notwithstanding, the Company shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this Section 5, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock (or Reference Property, to the extent applicable).

(x) Par Value. Anything in this Section 5 notwithstanding, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of Common Stock (or Reference Property, to the extent applicable), and any such purported adjustment shall instead reduce the Conversion Price to such par value.

(xi) No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this Section 5 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(f) Notice of Record Date. In the event of:

(i) any stock split or combination of the outstanding shares of Common Stock (or Reference Property, to the extent applicable);

(ii) any declaration or making of a dividend or other distribution to holders of Common Stock (or Reference Property, to the extent applicable) in Additional Shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);

(iii) any reclassification or change to which Section 5(e)(i)(B) applies;

(iv) the dissolution, liquidation or winding up of the Company; or

(v) any other event constituting a Fundamental Change of the type described in clause (i) of the definition thereof in Section 8(x);

then the Company shall file with its corporate records and mail to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Company, at least 10 days prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:

(A) the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock (or Reference Property, to the extent applicable) of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change described in clause (i) of the definition thereof in Section 8(x), is estimated to become effective, and the date as of which it is expected that holders of Common Stock (or Reference Property, to the extent applicable) of record will be entitled to exchange their shares of Common Stock (or Reference Property, to the extent applicable) for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.

Disclosures made by the Company in any filings required to be made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this Section 5(f).

(g) Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Company at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Series B Preferred Stock, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock (or Reference Property, to the extent applicable) and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Series B Preferred Stock.

SECTION 6. Redemption.

Each share of Series B Preferred Stock is redeemable as provided in this Section 6.

(a) Mandatory Redemption.

(i) On the seventh anniversary of the Original Issuance Date (the “Seventh Anniversary”), or, if not a Business Day, the first Business Day thereafter, the Company shall redeem (subject to the legal availability of funds therefor) all, but not less than all, of the outstanding shares of Series B Preferred Stock at a redemption price per share equal to the Regular Liquidation Preference (the “Mandatory Redemption Price”). To the extent that the Company has insufficient funds to redeem all of the outstanding shares of Series B Preferred Stock, the Company shall use available funds to redeem a pro rata portion of the Series B Preferred Stock held by each holder thereof; provided, however, that the failure to redeem all the Series B Preferred Stock on the Mandatory Redemption Date shall continue to constitute a Triggering Event.

(ii) The “Mandatory Redemption Date” shall be the same date as the Seventh Anniversary or, if not a Business Day, the first Business Day thereafter. The Company shall deliver a notice of redemption not less than 10 nor more than 60 days prior to the Mandatory Redemption Date, addressed to the holders of record of the Series B Preferred Stock as they appear in the records of the Company as of the date of such notice. Each notice must state the following: (A) the Mandatory Redemption Date; (B) the Mandatory Redemption Price as of the scheduled Mandatory Redemption Date (it being understood that the actual Mandatory Redemption Price will be determined as of the actual Mandatory Redemption Date); (C) the name of the redemption agent to whom, and the address of the place to where, the Series B Preferred Stock are to be surrendered for payment of the Mandatory Redemption Price; and (D) that Conditional Dividends, if any, on the shares to be redeemed will cease to accrue on such Mandatory Redemption Date, provided that the Mandatory Redemption Price and the Dividends accrued through the day immediately preceding the Mandatory Redemption Date shall have been paid on the Mandatory Redemption Date.

(b) Optional Redemption upon Certain Fundamental Changes.

(i) In connection with a Fundamental Change of the type described in clause (i) of the definition of “Fundamental Change” in Section 8(x) (a “Triggering Fundamental Change”) where as a result of such transaction the Series B Preferred Stock become convertible solely into cash (the amount of such cash with respect to each share of Series B Preferred Stock, the “Fundamental Change Price”), the Company, at its option and election, may redeem (out of funds legally available therefor) all, but not less than all, of the outstanding shares of Series B Preferred Stock at a Redemption Price equal to 101% of the Regular Liquidation Preference (the “Optional Redemption Price” and collectively with the Mandatory Redemption Price, the “Redemption Price”); provided, that the consummation of such redemption and the payment of the Optional Redemption Price shall be subject to the consummation of the Triggering Fundamental Change.

(ii) If the Company elects to redeem the Series B Preferred Stock pursuant to Section 6(b)(i), the “Optional Redemption Date” shall be the date on which the Triggering Fundamental Change is consummated. The Company shall deliver a notice of redemption not less than 10 nor more than 30 Business Days prior to the Optional Redemption Date, addressed to the holders of record of the Series B Preferred Stock as they appear in the records of the Company as of the date of such notice. Each notice must state the following: (A) the expected Optional Redemption Date; (B) the Optional Redemption Price as of the expected Optional Redemption Date (it being understood that the actual Optional Redemption Price will be determined as of the actual Optional Redemption Date); (C) the Fundamental Change Price as of the expected Optional Redemption Date; (D) the name of the redemption agent to whom, and the address of the place to where, the Series B Preferred Stock are to be surrendered for payment of the Optional Redemption Price; (E) that Conditional Dividends, if any, on the shares to be redeemed will cease to accrue on such Optional Redemption Date provided that the Optional Redemption Price and Dividends accrued through the day immediately preceding the Optional Redemption Date shall have been paid on the Optional Redemption Date; and (F) that the consummation of the redemption and the payment of the Optional Redemption Price shall be subject to the consummation of the Triggering Fundamental Change. Each holder shall have the right, exercisable upon notice to the Company at any time prior to the Optional Redemption Date, to elect to convert the Series B Preferred Stock and receive the Fundamental Change Price in lieu of the Optional Redemption Price with respect to each share of Series B Preferred Stock held by such holder to the extent such Triggering Fundamental Change is consummated.

(c) Mechanics of Redemption.

(i) Unless waived in writing by the holders representing a majority of the outstanding shares of Series B Preferred Stock, on or prior to the Mandatory Redemption Date or Optional Redemption Date, as applicable, the Company shall deposit with a redemption agent in trust, upon delivery of the Company’s redemption notice pursuant to Section 6(a) or Section 6(b), funds consisting of cash or cash equivalents sufficient to pay the Mandatory Redemption Price on the Mandatory Redemption Date or the Optional Redemption Price on the Optional Redemption Date, as the case may be. The redemption agent must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof. The deposit in trust with the redemption agent shall be irrevocable as of the Mandatory Redemption Date or Optional Redemption Date, as applicable (such date, the “Irrevocable Date”), except that the Company shall be entitled to receive from the redemption agent (i) the applicable Redemption Price with respect to shares of Series B Preferred Stock that are no longer to be redeemed, whether by conversion or otherwise; and (ii) the interest or other earnings, if any, earned on any such deposit. The holders of the shares redeemed shall have no claim to such interest or other earnings, and any funds so deposited with the redemption agent and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the Mandatory Redemption Date or Optional Redemption Date, as the case may be, shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so returned to the Company shall look only to the Company for such payment, without interest. Notwithstanding the deposit of such funds, the Company shall remain liable for the payment of the applicable Redemption Price to the extent such Redemption Price is not paid as provided herein.

(ii) The redemption agent on behalf of the Company shall pay the applicable Redemption Price on the Mandatory Redemption Date or Optional Redemption Date, as the case may be, upon surrender of the certificates representing the shares of Series B Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Redemption Price.

(iii) From and after the Irrevocable Date, shares of Series B Preferred Stock to be redeemed on the Mandatory Redemption Date or Optional Redemption Date, as the case may be, will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series B Preferred Stock (except the right to receive from the Company the applicable Redemption Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series B Preferred Stock is not redeemed due to a default in payment by the Company or because the Company is otherwise unable to pay the applicable Redemption Price in cash in full, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of dividends and the conversion rights) as provided herein.

(iv) Notwithstanding anything in this Section 6 to the contrary, each holder shall retain the right to convert shares of Series B Preferred Stock to be redeemed at any time on or prior to the Mandatory Redemption Date or Optional Redemption Date, as the case may be; provided, however, that any shares of Series B Preferred Stock converted prior to the Mandatory Redemption Date or Optional Redemption Date, as the case may be, shall not be redeemed pursuant to this Section 6.

(v) Any redemption of the Series B Preferred Stock pursuant to this Section 6 (such redemption, the “Redemption”) shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board). At the time of the Redemption, the Company shall take all actions required or permitted under Delaware law to permit the redemption of the Series B Convertible Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such redemption.

SECTION 7. Fundamental Change.

(a) Offer to Repurchase.

(i) In connection with any Fundamental Change other than a Fundamental Change in which Elevation or any of its Affiliates is the acquiror or is otherwise a constituent party (or Affiliate thereof) to the transaction that results in such Fundamental Change, the Company shall, or shall cause the Survivor of a Fundamental Change (such Survivor of a Fundamental Change, the “Acquirer”) to, make an offer to repurchase, at the option and election of the holder thereof, each share of Series B Preferred Stock then outstanding (the “Fundamental Change Offer”) at a purchase price per share (such amount being the “Repurchase Price”) (x) in cash equal to 101% of the Regular Liquidation Preference or, (y) at the sole election of the Company (the “Company Election”), subject to the conditions set forth in Section 7(a)(ii) below, a number of shares of common stock (or American Depositary Shares (“ADSs”) or American Depositary Receipts (“ADRs”) in respect of such ADSs), which are publicly tradable and listed on an Exchange at the time of receipt, of the Acquirer or any direct or indirect parent thereof (such shares of common stock, “Acquirer Stock”, and the issuer of such shares, the “Successor Public Company”) with an aggregate market value (equal on a per share or per ADS/ADR basis to the closing sale price for such security on the principal Exchange on which such security is traded, on the trading day immediately preceding the issuance of such common stock or ADSs/ADRs to the relevant holders of Series B Preferred Stock) equal to 105% of the Regular Liquidation Preference. The Company Election must be made in the Fundamental Change Notice delivered pursuant to Section 7(a)(iii) and shall become irrevocable from the date thereof unless otherwise consented to by the holders of a majority of the Class B Preferred Stock.

(ii) The Company’s right to elect to pay the Repurchase Price with Acquirer Stock is subject to the following conditions:

(A) the issuance of the Acquirer Stock shall have been registered under the Securities Act;

(B) Rule 145 promulgated under the Securities Act shall permit the sale of such Acquirer Stock by the holder thereof (and any of its Affiliates) within a period of three months immediately following the Repurchase Date;

(C) the Acquirer Stock (or ADSs representing the Acquirer Stock, or ADRs in respect thereof) issued to the holders of Series B Preferred Stock shall be listed on an Exchange;

(D) the aggregate number of shares of Acquirer Stock issuable to any record holder of Series B Preferred Stock and such holder’s Affiliates shall not exceed the lesser of the number of shares equal to (x) 4.9% of all then outstanding shares of Acquirer Stock (based on the number of outstanding shares of Acquirer Stock set forth in Acquirer’s most recently available filing with the Securities and Exchange Commission) and (y) three (3) times the average daily trading volume of Acquirer Stock (or American Depositary Shares representing the Acquirer Stock, or American Depositary Receipts in respect thereof) on an Exchange for the four (4) weeks immediately preceding the Repurchase Date.

(iii) The “Repurchase Date” shall be the date on which the Fundamental Change is consummated (provided that in the case of a Fundamental Change described in clause (ii) of the definition thereof, the Repurchase Date shall be a date no later than 20 days following the date of the first public announcement of such Fundamental Change having occurred (including, for these purposes, the filing of a Schedule 13D pursuant to the Exchange Act)). As soon as practicable after the announcement of such transaction or execution of such agreement providing for such Fundamental Change, the Company shall commence the Fundamental Change Offer by delivering a notice (the “Fundamental Change Notice”), not less than 10 nor more than 60 days prior to the expected Repurchase Date, addressed to the holders of record of the Series B Preferred Stock as they appear in the records of the Company as of the date of announcement of such transaction or execution of such agreement providing for such Fundamental Change. Each notice must state that: (A) the Fundamental Change Offer may be accepted by delivery of a written revocable notice specifying the number of shares to be repurchased; (B) the expected Repurchase Price as of the expected Repurchase Date (it being understood that the actual Repurchase Price will be determined as of the actual Repurchase Date); (C) the name of the paying agent to whom, and the address of the place to where, the Series B Preferred Stock are to be surrendered for payment of the Repurchase Price; (D) any shares of Series B Preferred Stock not tendered for payment shall continue to be outstanding and holders thereof shall remain entitled to, among other things, the payment of dividends thereon and exercise their conversion rights (whether on the date of consummation of the Fundamental Change or otherwise), (E) the consummation of the Fundamental Change Offer and the payment of the Repurchase Price shall be subject to the consummation of the Fundamental Change, and the Fundamental Change Offer shall not be consummated in the event the Company elects to effect a conversion pursuant to Section 5(b), and (F) the circumstances and material facts regarding such Fundamental Change. If the Fundamental Change is not consummated, the Fundamental Change Offer shall be automatically withdrawn.

(iv) Notwithstanding this Section 7, the Fundamental Change Offer shall be subject to, and be made in compliance with, Regulation 14E under the Exchange Act and any other federal and state securities laws, as applicable, including any applicable time periods. The Company shall notify the holders Series B Preferred Stock of the results of the Fundamental Change Offer on or as soon as practicable after the Repurchase Date.

(b) Mechanics of Repurchase.

(i) Unless waived by the holders representing a majority of the outstanding shares of Series B Preferred Stock, the Company shall deposit with a paying agent in trust by the Repurchase Date), funds consisting of cash or cash equivalents sufficient to pay the cash portion of the Repurchase Price on the Repurchase Date. The paying agent must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof. The deposit in trust with the paying agent shall be irrevocable as of the Repurchase Date, except that the Company shall be entitled to receive from the paying agent (A) Repurchase Prices with respect to shares of Series B Preferred Stock that are no longer to be repurchased, whether by conversion, withdrawal of an election or tender or otherwise and (B) the interest or other earnings, if any, earned on any such deposit. The holders of the shares repurchased shall have no claim to such interest or other earnings, and any funds so deposited with the paying agent and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of one year from the Repurchase Date shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so returned to the Company shall look only to the Company for such payment, without interest. Notwithstanding the deposit of such funds, the Company shall remain liable for the payment of the Repurchase Price to the extent such Repurchase Price is not paid as provided herein.

(ii) The paying agent on behalf of the Company shall pay the Repurchase Price on the Repurchase Date upon surrender of the certificates representing the shares of Series B Preferred Stock to be repurchased (properly endorsed or assigned for transfer, if the Company shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to indemnify the Company, and post a customary bond in respect of such indemnity, in a reasonable amount and in a reasonable manner, prior to paying such Repurchase Price.

(iii) In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the unrepurchased shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificate for shares Series B Preferred Stock are issued in a name other than the name of the selling holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Series B Preferred Stock not repurchased other man any such tax due because a certificate for shares Series B Preferred Stock is issued in a name other than the name of the selling holder.

(iv) Subject to clause (vi) below, from and after the Repurchase Date, shares of the Series B Preferred Stock to be repurchased on such Repurchase Date will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series B Preferred Stock (except the right to receive from the Company the Repurchase Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series B Preferred Stock is not repurchased due to a default in payment by the Company or because the Company is otherwise unable to pay the Repurchase Price in full, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the payment of dividends and the conversion rights) as provided herein.

(v) Notwithstanding anything in this Section 7 to the contrary, each holder shall retain the right to (A) convert shares of Series B Preferred Stock to be repurchased at any time on or prior to the Repurchase Date or (B) withdraw an election to have such shares repurchased or any tender of such shares in the Fundamental Change Offer on or prior to the Repurchase Date; provided, however, that, where a holder of Series B Preferred Stock exercises its rights under (A) or (B) above, the shares of Series B Preferred Stock of such holder shall not be repurchased pursuant to this Section 7.

(vi) The Company shall not be required to make a Fundamental Change Offer if an Affiliate in control of the Company makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7 and purchases all shares of Series B Preferred Stock validly tendered and not withdrawn under such Fundamental Change Offer; provided, that if an Affiliate in control of the Company makes such repurchase, the shares of Series B Preferred Stock so purchased shall remain outstanding in the hands of such Affiliate.

(vii) The Company may not enter into any agreement providing for a Fundamental Change unless the Acquirer agrees to cause the Company to make the repurchases contemplated in this Section 7 and agrees, for the benefit of the holders of record of the Series B Preferred Stock (including making them beneficiaries of such agreement), that to the extent the Company is not legally able to repurchase the Class B Preferred Stock, the Acquirer will purchase the Class B Preferred Stock.

(viii) Any repurchase of the Series B Preferred Stock pursuant to this Section 7 shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment, as determined by the Board). The Company shall take all actions required or permitted under Delaware law to permit the repurchase of the Series B Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such repurchase.

SECTION 8. Additional Definitions. For purposes of these resolutions, the following terms shall have the following meanings:

(a) “Acquiring Person” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor or substitute shareholder rights plan).

(b) “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Investor Stockholder or their Permitted Transferees, (ii) the portfolio companies in which the Investor Stockholders, any other Elevation Entities or any other Elevation Partners’ investment fund that is Controlled by under common Control with an Elevation Entity have directly or indirectly made a debt or equity investment shall not be considered Affiliates of the Investor Stockholders or their Permitted Transferees if the Investor Stockholders, alone, or together with their Permitted Transferees, (x) in the aggregate Beneficially Own securities that would comprise (upon conversion, exchange or exercise of any rights, options, warrants or similar securities, if applicable) less than 50% of the Total Current Voting Power of such portfolio company and (y) do not constitute, nor do they have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such portfolio company, unless such portfolio company has received Confidential Information, directly or indirectly, or has been provided assistance with respect to the acquisition, holding, voting or disposition of Capital Stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of Capital Stock and (iii) a corporation or other entity (a “Specified Entity”) with respect to which (x) none of the Investor Stockholders or Elevation Entities has directly or indirectly made a debt or equity investment and (y) none of the Investor Stockholders, alone or together with their Permitted Transferees, constitute, or have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such Specified Entity (and which otherwise is not controlled by an Elevation Entity), but which is an Affiliate of an individual who would be considered a controlling Affiliate of an Elevation Entity, will not be considered an Affiliate of the Investor Stockholders or their Permitted Transferees unless such Specified Entity has received Confidential Information, directly or indirectly or has been provided assistance with respect to the acquisition, holding, voting or disposition of Capital Stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of Capital Stock. For avoidance of doubt, Permitted Transferees shall be deemed to be Affiliates of the Investor Stockholders.

(c) “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meaning given such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that (i) a person will be deemed to be the beneficial owner of any security which may be acquired by such person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any person or (y) debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for such capital stock of such person and (ii) a person shall be deemed to be the beneficial owner of any securities with which a person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities.

(d) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

(e) “capital stock” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and the Preferred Stock.

(f) “Closing Date” has the meaning ascribed thereto in the Stockholders Agreement.

(g) “Closing Price” of the Common Stock (or Reference Property, to the extent applicable) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock (or Reference Property, to the extent applicable) is listed or admitted for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not listed or admitted for trading on a U.S. national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock (or Reference Property, to the extent applicable) is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock (or Reference Property, to the extent applicable) in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock (or Reference Property, to the extent applicable) is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock (or Reference Property, to the extent applicable) on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

(h) “Company Rights Plan” means that certain Preferred Stock Rights Agreement, dated as of September 25, 2000, as amended, between the Company and Computershare Trust Company of New York, as successor to Equiserve Trust Company, N.A. and Fleet National Bank.

(i) “Control” and “Controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.

(j) “Conditional Rate” means an annual rate equal to the prime rate of JPMorgan Chase Bank N.A. on the Conditional Dividend Payment Date plus 4%.

(k) “Confidential Information” shall have the meaning set forth in the Stockholders’ Agreement.

(l) “Current Market Price” shall mean the average of the closing prices per share of Common Stock for each of the five consecutive trading days ending on the trading day immediately preceding a Rights Triggering Date.

(m) “Distribution Date” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor or substitute shareholder rights plan).

(n) “Economic Rights” means the right to the full pecuniary interest (which may be subject to a bona fide pledge, but not a foreclosure thereon) in the Series B Preferred Stock, including, without limitation, the right to receive dividends and distributions, proceeds upon liquidation and receive the proceeds of, disposition or conversion of the Series B Preferred Stock. For the avoidance of doubt, any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock or Conversion Shares) not incurred in violation of Section 3.1 of the Stockholders’ Agreement shall not be deemed to be a Transfer, loss or reduction in the Economic Rights associated with such shares of Series B Preferred Stock.

(o) “Effective Time” has the meaning ascribed to it in the Stockholders Agreement.

(p) “Elevation” means Elevation Partners, L.P.

(q) “Elevation Beneficial Ownership Percentage” means, at any time, the quotient of (a) the aggregate number of shares of Common Stock Beneficially Owned, but excluding Shared Beneficial Ownership of Common Stock, by the Investor Stockholders divided by (b) the sum of (i) the total number of shares of Common Stock outstanding at such time plus (ii) the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock are entitled to convert at such time plus (iii) the number of shares of Common Stock issuable upon the conversion, exchange or issuance of any Equity Securities of the Company sold in any Offering described in clause (ii) of the definition of Offering. For purposes hereof, if a Share Ownership Reduction Cure Period shall have ever taken place (on one or more occasions), and at the end of such Shares Ownership Reduction Cure Period there is a reduction in the number of Series B Directors pursuant to Section 4(d)(iii) of this Certificate of Designation, then the Elevation Beneficial Ownership Percentage shall be deemed at any point in time thereafter to be no greater than the lowest Elevation Beneficial Ownership Percentage that shall have existed at the end of any such Share Ownership Reduction Cure Period.

(r) “Elevation Entity” shall have the meaning set forth in the Stockholders’ Agreement.

(s) “Equity Securities” means (x) any shares of capital stock of the Company, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of capital stock of the Company, and (z) capital stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of capital stock of the Company, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).

(t) “Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

(w) “Fair Market Value” of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:

(i) for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the closing prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination;

(ii) for any security that is not so traded or quoted, the Fair Market Value shall be determined: (x) mutually by the Board and the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, or (y) by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and the holders representing a majority of the then outstanding shares of Series B Preferred Stock; or

(iii) for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms’-length transaction; provided that if holders representing a majority of the then outstanding shares of Series B Preferred Stock object to a determination of the Board made pursuant to this clause (iii), the Fair Market Value of such property shall be as determined by nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Company) selected by mutual agreement between the Board and such holders.

(x) “Fundamental Change” means the occurrence of any of the following:

(i) any merger, consolidation, stock or asset purchase, recapitalization or other business combination transaction (or series of related transactions) as a result of which the shares of capital stock of the Company entitled to vote generally in the election of directors and the Series B Preferred Stock (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis in the case of the Series B Preferred Stock), in the aggregate, less than 50% of the total voting power of all shares of capital stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof);

(ii) any person or group, together with any Affiliates thereof (other than any Investor Stockholder, as defined in the Stockholders Agreement, or any of their respective Affiliates), has, directly or indirectly, become the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the Company that are entitled to vote generally in the election of directors;

(iii) the sale, lease, encumbrance, transfer or disposition, including but not limited to any spin-off or in-kind distribution (a “Divestiture”), by the Company or by one or more of its Subsidiaries of all or substantially all of the assets, business or securities of the Company (on a consolidated basis) to any person or group (other than the Company or its wholly-owned subsidiaries); provided that a Fundamental Change shall not include a spin-off or similar in-kind distribution to the stockholders of the Company in which the holders of Series B Preferred Stock are entitled to such distribution as Dividends without other adjustment to the Conversion Price if the rights of the holders of Series B Preferred Stock pursuant to the Certificate of Designation and the Stockholders Agreement are preserved after giving effect to such spin-off or in-kind distribution.

(y) “group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

(z) “hereof”; “herein” and “hereunder” and words of similar import refer to these resolutions as a whole and not merely to any particular clause, provision, section or subsection.

(aa) “Investor Stockholder” shall have the meaning ascribed thereto in the Stockholders’ Agreement.

(bb) “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock (or Reference Property, to the extent applicable) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq National Market or otherwise) in the Common Stock (or Reference Property, to the extent applicable) or in any options, contracts or future contracts relating to the Common Stock (or Reference Property, to the extent applicable), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

(cc) “Merger” shall have the meaning ascribed thereto in the Stockholder Agreement.

(dd) “Nasdaq” means The NASDAQ Stock Market.

(ee) “Offering” shall have the meanings ascribed thereto in the Stockholders’ Agreement.

(ff) “Original Issuance Date” means the date on which the first share of Series B Preferred Stock was issued.

(gg) “person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.

(hh) “Permitted Transferee” shall have the meaning set forth in the Stockholders’ Agreement.

(ii) “Right to Vote” means the right to direct the voting of the Series B Preferred Stock with respect to any matter for which the Series B Preferred Stock is entitled to vote.

(jj) “Rights” shall have the meaning given thereto in the Company Rights Plan (or the comparable right under any successor or substitute shareholder rights plan).

(kk) “Rights Triggering Date” means the date on which a Triggering Event occurs.

(ll) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(mm) “Series B Board Representation Entitlement” means a number of Series B Directors (rounded to the nearest whole number) equal to the product of (x) the total number of members then compromising the full Board (including the Series B Directors) and (y) the Elevation Beneficial Ownership Percentage; provided, however, that, notwithstanding the foregoing, (A) from and after the first time that the Investor Stockholders (including, for this purpose, their Permitted Transferees) cease to (x) Beneficially Own and (y) have all Economic Rights and Voting Rights with respect to a majority of the shares of Series B Preferred Stock issued on the Original Issuance Date (including, for purposes of this calculation, shares of Series B Preferred Stock pledged pursuant to a bona fide pledge, but not a foreclosure thereon, but excluding, for purposes of this calculation, shares subject to Shared Beneficial Ownership with any Person other than another Investor Stockholder or a Permitted Transferee), the Series B Board Representation Entitlement shall be zero (0) Series B Directors, (B) from and after the occurrence of a Non-Constituent Issuer Fundamental Change, the Series B Board Representation Entitlement shall be zero (0) Series B Directors and (C) from and after the occurrence of a Fundamental Change described in clause (i) of the definition thereof other than a Non-Constituent Issuer Fundamental Change, the Series B Board Representation Entitlement shall be no more than one (1) Series B Director; provided, further, that no reduction in the Series B Board Representation Entitlement resulting from a decrease in the Elevation Beneficial Ownership Percentage shall occur until the expiration of any applicable Share Ownership Reduction Cure Period.

(nn) “Shared Beneficial Ownership” means Beneficial Ownership in which (a) voting power is shared with another Person, except in the case of the Investor Stockholders and their Permitted Transferees, to the extent that such shared voting power is shared only with another Investor Stockholder or Permitted Transferee and/or (b) the Investor Stockholders and/or their Permitted Transferees have effected a Transfer to a Person other than a Permitted Transferee, provided that any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock or Conversion Shares) not incurred in violation of Section 3.1 of the Stockholders’ Agreement shall not be deemed to be a Transfer, loss or reduction in the Beneficial Ownership associated with such shares of Series B Preferred Stock.

(oo) “Share Ownership Reduction Cure Period” means the period commencing on the date the Company provides the Company Notice (as defined in the Stockholders’ Agreement) and ending on the date 60 days thereafter.

(pp) “Stockholders’ Agreement” means the Stockholders Agreement, dated the Original Issuance Date, by and among the Company and the Investor Stockholders, as it may be amended from time to time in accordance with the terms thereof.

(qq) “Survivor of Fundamental Change” means the issuer of the securities received by the holders of Common Stock (or Reference Property, to the extent applicable) (in their capacities as such) upon the consummation of a Fundamental Change, to the extent the holders of Common Stock (or Reference

Property, to the extent applicable) receive other securities in exchange, conversion or substitution of their Common Stock (or Reference Property, to the extent applicable) in the transaction that resulted in such Fundamental Change.

(rr) “Total Current Voting Power” shall have the meaning set forth in the Stockholders’ Agreement.

(ss) “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) Nasdaq or, if the Common Stock (or Reference Property, to the extent applicable) is not listed on Nasdaq, the principal national securities exchange on which the Common Stock (or Reference Property, to the extent applicable) is listed, is open for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(tt) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge (other than a bona fide pledge not in violation of Section 3.1(b) of the Stockholders’ Agreement (but not a foreclosure thereon)), encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge (other than a bona fide pledge not in violation of Section 3.1(b) of the Stockholders’ Agreement (but not a foreclosure thereon)), encumbrance, hypothecation or similar disposition of, any shares of Series B Preferred Stock or Conversion Shares beneficially owned by a person or any interest (including any Economic Rights or Voting Rights or creation of Shared Beneficial Ownership) in any shares of Series B Preferred Stock or Conversion Shares beneficially owned by a Person.

(uu) “Triggering Event” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor or substitute shareholder rights plan).

(vv) “Uncured Share Ownership Reduction” means a decrease, for any reason, in the Elevation Beneficial Ownership Percentage that results in a reduction in the number of Directors that constitutes the Series B Board Representation Entitlement; provided, however that if, during an applicable Share Ownership Reduction Cure Period, the Elevation Beneficial Ownership Percentage (as determined pursuant to the definition thereof in Section 8(q), including the last sentence thereof) is increased to, and maintained at, the minimum Elevation Beneficial Ownership Percentage necessary to avoid a reduction in the number of Directors that constitutes the Series B Board Representation Entitlement as of immediately prior to such decrease, then such decrease in the Elevation Beneficial Ownership Percentage shall not be an Uncured Share Ownership Reduction (it being understood that any subsequent decrease in Elevation Beneficial Ownership Percentage that results in a reduction in the number of Directors that constitutes the Series B Board Representation Director Entitlement may again qualify as an Uncured Share Ownership Reduction).

(ww) “Voting Rights” shall mean the power to vote or direct the voting of any security (subject to any bona fide pledge, but not foreclosure thereon).

SECTION 9. Miscellaneous. For purposes of these resolutions, the following provisions shall apply:

(a) Rights, Preferences and Privileges of Series B Preferred Stock Prior to and At the Effective Time. Notwithstanding any provision herein to the contrary, the holders of Series B Preferred Stock shall not be entitled to any rights, powers, preferences or privileges other than those created in Section 1, Section 4(d), Section 8 and this Section 9 hereof, until immediately after the Effective Time. For the avoidance of doubt, holders of shares of Series B Preferred Stock shall not be entitled to receive any consideration in respect of the Merger, including the cash distribution of $9.00 per share of Common Stock to be made in connection therewith.

(b) Status of Cancelled Shares. Shares of Series B Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to Section 4, designated as part of a particular Series by the Board.

(c) Severability. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(d) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

[Rest of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be executed by a duly authorized officer of the Company as of [                    ], 2007.

PALM, INC.

By:
Name:
Title:

Appendix C

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PALM, INC.

Palm, Inc., a Delaware corporation (the “Company”), does hereby certify that:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: The Certificate of Incorporation is hereby amended by adding the following Article XI:

ARTICLE XI

Notwithstanding anything to the contrary contained herein, in addition to any approvals otherwise required under this Certificate of Incorporation or applicable law, so long as Elevation and its Affiliates Beneficially Own at least 15% of the Total Voting Power of the Company, any transaction which if consummated would result in a Change of Control Transaction in which the acquiring counterparty is (a) Elevation or an Affiliate of Elevation or (b) a member of a 13D Group of which Elevation or an Affiliate of Elevation is also a member (including, for the avoidance of doubt, any merger with or into the Company of Elevation or an Affiliate of Elevation which results in a Change of Control Transaction), shall require the approval of the holders of a majority of the outstanding shares of the Common Stock not Beneficially Owned by Elevation or any of its 12b-2 Affiliates.

In addition to any approvals otherwise required under this Certificate of Incorporation or applicable law, any amendment to this Article XI shall require the approval of the holders of a majority of the outstanding shares of the Common Stock not Beneficially Owned by Elevation or any of its 12b-2 Affiliates.

For purposes of this Article XI only:

“Affiliate” shall have the meaning ascribed thereto in the Stockholders’ Agreement.

“Beneficially Owned” and “Beneficial Ownership” shall have the meaning given such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and beneficial ownership of a person or entity of securities will be calculated in accordance with the provisions of such rule.

“Change of Control Transaction” shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership, have Beneficial Ownership of voting securities representing less than 50% of the Total Voting Power of the surviving entity following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or 13D Group of direct or indirect Beneficial Ownership of Voting Stock of the Company representing 50% or more of the Total Voting Power of the Company; or (iii) a sale of all or substantially all of the assets of the Company (in one or a series of related transactions).

C-1

“Elevation” shall mean Elevation Partners, L.P., a Delaware limited partnership.

“Stockholders’ Agreement” means the stockholders’ agreement, dated [            ], 2007, by and among the Company, Elevation and Elevation Employee Side Fund, L.L.C., a Delaware limited liability company, as it may be amended from time to time in accordance with the terms thereof.

“13D Group” means any group of persons formed for the purpose of acquiring, holding, voting or disposing of securities which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Total Voting Power” shall mean, with respect to any entity, at the time of determination of Total Voting Power, the total number of votes which may be cast on a general matter of the entity at which all classes of equity voting securities of the entity are entitled to vote.

“12b-2 Affiliate” shall mean, with respect to any specified person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person, for so long as such other person remains so associated to such specified person (provided, however, that the Company shall not be deemed a “12b-2 Affiliate” of Elevation).

“Voting Stock” shall mean means shares of the Common Stock, Series B Preferred Stock and any other securities of the Company or its successor having the power to vote in the election of members of the Board of the Company or its successor.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this              day of             , 2007.

By:

Name:

Title:

C-2

Appendix D

PALM, INC.

REGISTRATION RIGHTS AGREEMENT

Dated as of [• ], 2007

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered as of [•], 2007, among Palm, Inc. a Delaware corporation (together with any other issuer of Registrable Securities, the “Company”), Elevation Partners, L.P., a Delaware limited partnership (“Elevation”), and Elevation Employee Side Fund, LLC, a Delaware limited liability company (together with Elevation and their respective Permitted Transferees, the “Investor Stockholders”).

RECITALS

WHEREAS, the Company and the Investor Stockholders have entered into a Preferred Stock Purchase Agreement and Agreement and Plan of Merger, dated as of June 1, 2007 (the “Preferred Stock Purchase Agreement”), pursuant to which the Investor Stockholders have agreed to purchase an aggregate of 325,000 shares (the “Purchased Shares”) of the Company’s Series B Preferred Stock (as defined below) for an aggregate purchase price of $325 million on the Closing Date; and

WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company, the Purchased Shares and the Conversion Shares (as defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. Certain terms used herein shall have the meanings given to them in Exhibit A.

SECTION 1.2. Other Capitalized Terms. Capitalized terms used but not defined herein or in Exhibit A shall have the meanings given to them in the Preferred Stock Purchase Agreement.

SECTION 1.3. Effectiveness of this Agreement. Notwithstanding any other provision to the contrary in this Agreement, this Agreement shall not take effect until the Closing, and in the event the Preferred Stock Purchase Agreement is terminated, this Agreement shall be void ab initio.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1. Piggyback Registrations. If the Company proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes, and other than demand registrations pursuant to Section 2.2) involving the offering of such Equity Securities at any time on or after the last day of the Restricted Period (the “Restricted Period Termination Date”), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities of the same class of such Equity Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written or telephonic notice (a “Piggyback Offering Notice”) to the Holders of: its intention to do so, the form on which the Company expects to effect such registration (e.g. Form S-1, Form S-3, Form S-3ASR), the anticipated filing date with the SEC of such registration statement, the anticipated date that the registration statement will be declared or otherwise become effective, whether the offering is to be underwritten, in the case of Form S-3 or Form S-3ASR, the anticipated date and time that the offering will be made. The registration rights provided for in this Section 2.1 are in addition to, and not in lieu of, registrations made upon the demand of any Holder in accordance with Section 2.2.

(a) Form S-1. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-1, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice but in no event later than two (2) Business Days prior to the date the Form S-1 is filed with the SEC, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(b) Form S-3. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice but in no event later than two (2) Business Days prior to the effectiveness of the registration statement as indicated in such notice, notifying the Company whether any Holders intend to include within the Form S-3 or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(c) Form S-3ASR. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3ASR, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice but in no event later than two (2) Business Days (six (6) business hours in the case that the Company’s notice specifies that the offering is expected to occur within one (1) Business Day following the date of the notice, or one (1) Business Day in the case that the Company’s notice specifies that the offering is expected to occur within two (2) Business Days) prior the date and time of the offering as specified in the Company’s notice, notifying the Company whether any Holders intend to include within such Form S-3ASR or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(d) Right to Withdraw. If a registration pursuant to this Section 2.1 involves an underwritten offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such Holder’s Registrable Securities in connection with such registration.

(e) Conversion into Registrable Securities. Nothing in this Section 2.1 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon conversion of the Series B Preferred Shares by such Holder (subject to such conversion occurring prior to such registration), notwithstanding the fact that at the time of the request such Holder holds Series B Preferred Stock and not Registrable Securities.

SECTION 2.2. Demand Registration.

(a) General.

(i) Subject to the provisions of this Section 2.2(a), upon the written request (a “Demand Notice”) of holders holding at least 40% of the aggregate Registrable Securities then held by the Holders (collectively the “Demand Party”) (assuming conversion of all outstanding shares of Series B Preferred Stock into Conversion Shares) requesting that the Company effect the registration under the Securities

Act of all or part of such Demand Party’s Registrable Securities, which Registrable Securities will be offered for sale on or after the Restricted Period Termination Date, and specifying the amount and intended method of disposition thereof, including pursuant to a shelf registration statement utilizing Rule 415 of the Securities Act (or its successor provision) (a “Shelf Registration”), thereupon the Company will promptly give written notice of such requested registration to each of the other Holders and thereupon will, as expeditiously as reasonably practicable (and in any event no later than 45 days after the date of the Demand Notice in the case of a Demand Notice dated on or after the Restricted Period Termination Date), file and use its reasonable best efforts to cause to be declared effective under the Securities Act a registration statement to effect the registration under the Securities Act of the following, provided that, notwithstanding the foregoing: (x) to the extent a Demand Notice is delivered not less than 45 days prior to the Restricted Period Termination Date requesting a Shelf Registration, the Company shall use its reasonable best efforts to cause such registration statement to become effective no later than the Restricted Period Termination Date, and (y) under no circumstances under this Section 2.2(a) (including the foregoing clause (x)) shall the Company be required to file any registration statement prior to the date that is 45 days prior to the Restricted Period Termination Date:

(1) such Registrable Securities which the Company has been so requested to register by the Demand Party under the Demand Notice; and

(2) the Registrable Securities of Holders which the Company has been requested to register by written request to the Company by the Holders within ten (10) days after the giving of such written notice by the Company to the Holders (which request shall specify the amount and intended method of disposition of such securities).

all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities and such other securities so to be registered.

(ii) Nothing in this Section 2.2 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon conversion of the Series B Preferred Shares by such Holder (subject to such conversion occurring prior to such registration), notwithstanding the fact that at the time of the request such Holder holds Series B Preferred Stock and not Registrable Securities.

(b) Shelf Take-Downs. Any of the Holders whose Registrable Securities have been registered pursuant to a Shelf Registration may initiate an offering or sale of Registrable Securities pursuant to such Shelf Registration (each, a “Shelf Take-Down”) and, except as set forth in this Section 2.2(b) with respect to Marketed Underwritten Offerings, such Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with such Shelf Take-Down. If the initiating Holders so elect by written request to the Company, a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration for such purpose as soon as practicable. Only the Demand Party shall have the right to initiate an Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, and any such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering shall be deemed to be a registration pursuant to Section 2.2(a), and the Company shall provide notice to the other Holders of such registration in accordance with the provisions of Section 2.2(a).

(c) Effective Registration Statement. A registration requested pursuant to this Section 2.2 will not be deemed to have been effected unless: (i) it has been declared effective by the SEC or has otherwise become effective under the Securities Act, or (ii) it has been filed with the SEC but abandoned or withdrawn at the request of the Demand Party prior to effectiveness, other than an abandonment or withdrawal requested because of: (A) the stock price of the Company’s Common Stock falling 15% or more since the delivery of a request for registration pursuant to this Section 2.2 (provided that such registration shall be deemed to have been effected, unless (x) the Holders participating in the registration reimburse the Company for Registration Expenses incurred or payable by the Company up until the receipt of notice of an abandonment or withdrawal pursuant to this clause (A) and for the withdrawal of the registration statement, and (y) a

Demand Party has not previously requested abandonment or withdrawal of a registration pursuant to this clause (A) (it being understood that an abandonment or withdrawal pursuant to this clause (A) may be made only once)), (B) the delivery of a postponement notice pursuant to Section 2.3(b)(iv), (C) a material adverse change in the Company’s and its Subsidiaries’ prospects, business, operations, properties, assets, liabilities, financial condition or results of operations, taken as a whole, which became known to the Holders or the public after the delivery of a request for registration pursuant to this Section 2.2, or (D) the discovery of materially adverse, non-public information concerning the Company and its Subsidiaries, taken as a whole.

(d) Selection of Underwriters. If a requested registration pursuant to this Section 2.2 involves an underwritten offering, the investment bankers, underwriters and managers for such registration shall be selected by the Holders of a majority of the Registrable Securities which the Company has been requested to register; provided, however, that such selection of investment bankers, underwriters and managers shall be subject to the reasonable approval by the Company.

(e) Priority in Demand Registrations; Right to Abandon or Withdraw. If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Equity Securities (including Registrable Securities) to be included in such registration as contemplated by the Holders and the Company would be likely to exceed the largest number of Equity Securities that can be sold without having an adverse effect on the success of such offering, including any impact on the selling price or the number of Equity Securities that can be sold (the “Maximum Offering Size”), then the Company shall include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party and other Holders of Registrable Securities who have requested that their Registrable Securities be included up to the Maximum Offering Size (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Demand Party and the other Holders of Registrable Securities so requested to be included in such registration by each) and (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without exceeding the Maximum Offering Size, the securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without exceeding the Maximum Offering Size. Notwithstanding the foregoing, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 2.2 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party or that all of the Registrable Securities requested to be included in a registration by a Demand Party pursuant to this Section 2.2 cannot be sold in the manner requested, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; it being understood that in the event the Demand Party exercises its right set forth in this sentence, the Company shall remain liable for any Registration Expenses pursuant to Section 2.6 and that the abandonment or withdrawal of the registration statement shall nevertheless constitute a registration for purposes of Section 2.3(b)(i) unless the Demand Party elects to pay (or reimburse the Company for) such Registration Expenses, in which case such registration statement shall not constitute a registration for purposes of Section 2.3(b)(i).

(f) Notification of Sales. Prior to the sale of any Registrable Securities pursuant to a Shelf Registration, the Holders shall give reasonable prior written notice of such sale to the Company under the particular circumstances, but in any event at least two (2) Business Days prior notice, which notice may contemplate possible sales by the Holder over a period of time not to exceed one (1) week but need not specify the number of Registrable Securities to be sold, the method of distribution or proposed purchaser or underwriter. Delivery of such notice shall not obligate the Holders to consummate such sale. Any underwritten sale pursuant to a Shelf Registration pursuant to this Section 2.2 must be for a number of Registrable Securities which, based on the good faith determination of the Holders, will result in gross proceeds of at least $80 million in the case of any Marketed Underwritten Offering or $30 million in the case of any other underwritten offering.

SECTION 2.3. Exceptions to the Company’s Obligations.

(a) Notwithstanding anything in Section 2.1 to the contrary:

(i) if, at any time after giving a Piggyback Offering Notice, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

(ii) if a registration pursuant to Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Equity Securities (including Registrable Securities requested to be included in such registration) to be included in such registration as contemplated by the Company and the Holders would be likely to exceed the Maximum Offering Size, then the Company shall include in such registration (a) first, 100% of the securities the Company proposes to sell, and (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter can be sold without exceeding the Maximum Offering Size, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders and all other Persons entitled to registration rights, on the basis of the relative amount of Registrable Securities then held by each such Person (provided that any such amount thereby allocated to any such Person that exceeds such Person’s request shall be reallocated among the remaining requesting Persons in a like manner to the extent practicable).

(b) Notwithstanding anything in Section 2.2 to the contrary:

(i) in no event shall the Company be required to effect more than (x) three (3) registrations pursuant to Section 2.2(a) or (y) three (3) Marketed Underwritten Offerings;

(ii) in no event shall the Company be obligated to prepare and file (x) any such registration statement or (y) any prospectus supplement thereto relating to a Marketed Underwritten Offering, in each case with respect to Registrable Securities with a market value (based on then current trading prices) of less than $80 million;

(iii) the Company shall not be obligated to (x) file a registration statement under Section 2.2(a) within a period of 270 days after the effective date of any other registration statement, (1) for which the Holders exercised their rights pursuant Section 2.1 to include Registrable Securities, provided that the Company and the underwriters did not limit in its entirety the number of Registrable Securities that such Holder was permitted to include in such registration statement or (2) which the Company filed or effected pursuant to Section 2.2(a) or (y) effect more than one Marketed Underwritten Offering pursuant to Section 2.2 in any 180-day period;

(iv) if the Company receives a request for registration pursuant to Section 2.2, at a time when (A) the Company has commenced, or has a bona fide intention to commence, a public or Rule 144A securities offering transaction, (B) registration of the Registrable Securities would, in the good faith judgment of the executive officers of the Company (after consultation with counsel), impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or similar material transaction, or (C) non-public material information not otherwise then required by Law to be publicly disclosed regarding the Company exists, the immediate disclosure of which would in the good faith judgment of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company be disadvantageous in any material respect to the Company (clauses (A), B) and (C), a “Material Pending Event”), then the Company may postpone the filing (but not the preparation) of a registration statement requested pursuant to Section 2.2 for a period not to exceed 90 consecutive calendar days from the date of a Demand Notice upon providing the Demand Party with written notice of such postponement (which notice need not include a statement of the reason for such postponement); provided that the Company shall at all times in good faith use reasonable best efforts to cause any registration statement required by Section 2.2 to be filed as soon as reasonably practicable thereafter; provided, further, that the Company shall postpone the filing of a registration statement pursuant to this Section 2.3(b)(iv) for no more than 180 days in the aggregate in any twelve-month period in respect of all requested registrations; and provided further that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with Law and Nasdaq rules. Each Holder shall keep confidential any communications received by it from the Company regarding the postponement pursuant to this Section 2.3(b)(iv) (including the fact of the postponement), except as required by Law. In the event that the Company gives the Holders the notice specified in this Section 2.3(b)(i), the Demand Party shall have the right, within 15 days after receipt thereof, to withdraw its request under Section 2.2, in which case such request shall not be counted as a demand for purposes of Section 2.2 or for purposes of the limitations set forth in Section 2.3(b)(i);

(v) if the Company receives a request for registration pursuant to Section 2.2, at a time when there is a Material Pending Event, then the Company may suspend sales under a shelf registration statement, or a registration statement pursuant to which Registrable Securities are not immediately sold after the effectiveness thereof, for a period not to exceed 60 days in any 90-day period upon providing the Holders with written notice of such suspension (which notice shall include a statement of the reason for such suspension); provided, that the Company shall suspend the filing of a registration statement pursuant to this Section 2.3(b)(v) for no more than 180 days in the aggregate in any twelve-month period and three (3) times in any twelve-month period respect of all requested registrations; and provided further that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with Law and Nasdaq rules. Upon receipt of a notice from the Company in accordance with the terms of this Section 2.3(b)(v), each Holder agrees not to sell or offer to sell any Registrable Securities pursuant to such shelf registration statement until the Company notifies such Holder that the shelf registration statement may be used (which notice the Company shall promptly provide following the termination of the event or circumstance giving rise to such suspension). Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of sales pursuant to this Section 2.3(b)(v) (including the fact of the suspension), except as required by Law; and

(vi) in no event shall the Company be obligated to prepare and file in connection with any Shelf Take-Down any post-effective amendment to a Shelf Registration or any prospectus supplement with respect to such Shelf Take-Down unless the Holders requesting such filing expect in good faith to sell Registrable Securities in connection therewith for an aggregate gross sales price of at least $25 million ($30 million with respect to an Underwritten Shelf Take-Down).

(c) Notwithstanding anything in Section 2.1 or Section 2.2 to the contrary:

(i) if all of the Registrable Securities held by a Holder (together with those of its Affiliates) constitute less than 5% of the outstanding Common Stock and can be sold without restriction under Rule 144(k) under the Securities Act, the Company shall not be required to effect any registrations, Shelf Take-Downs or Underwritten Shelf Take-Downs of any kind for such Holder pursuant to Section 2.1 or Section 2.2 (but the Company shall be required to maintain the effectiveness of any shelf registration statement as required by Section 2.4(b));

(ii) if all of the Registrable Securities held by a Holder (together with those of its Affiliates) constitute less than 5% of the outstanding Common Stock and can be sold within any three (3) month period without restriction under Rule 144 because the number of Registrable Securities held by such Holder does not exceed the volume limitations imposed by Rule 144(e) of the Securities Act, the Company shall not be required to effect any registrations, Shelf Take-Downs or Underwritten Shelf Take-Downs of any kind for such Holder pursuant to Section 2.1 or Section 2.2; and

(iii) if any registration involves an underwritten offering, all Holders requesting to participate in any registration in connection with an underwritten offering hereunder must sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements (with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings) and completes and executes all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back agreement letters and other documents customarily required under the terms of such underwriting arrangements; provided, however, that to the extent such Holder is obligated under the terms of the underwriting arrangements to (i) make representations and warranties other than generally as to his, her or its respective (A) execution, delivery and performance of such underwriting agreement and the agreements contemplated thereby, (B) individual ownership of the Registrable Securities being sold pursuant to such underwriting agreement and (C) information provided by such Holder in writing specifically for inclusion in the Prospectus and (ii) agree to provide indemnification for any liability arising out of a breach of any such representations or warranties of such Holder that would exceed the total proceeds received by such Holder for the sale of such Registrable Securities pursuant to such underwriting agreement, then such Holder, to the extent he, she or it determined not to enter into such underwriting agreement, shall not be obligated to enter into a lock-up agreement contemplated by Section 2.11.

SECTION 2.4. Registration Procedures. If and whenever the Company is required to effect a registration of any Registrable Securities as provided in this Agreement, subject to the limitations set forth in Section 2.3, the Company will:

(a) promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause a registration statement with respect to a demand registration pursuant to Section 2.2 to be filed (in the case of a registration pursuant to Form S-3ASR), or become effective (in the case of any registration other than pursuant to Form S-3ASR) as promptly as practicable;

(b) prepare and file with the SEC such amendments and supplements to such registration statement (including Exchange Act documents incorporated by reference into the registration statement) and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 90 days (or such longer period as may be requested by the Holders in the event of a shelf registration statement) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus or any amendments or supplements thereto in accordance with Section 2.4(a) or this Section 2.4(b) to the extent that doing so will not materially interfere with the timing of the offering: (i) the Company will furnish to counsel selected pursuant to Section 2.10 copies of all documents proposed to be filed, and (ii) such documents will be subject to the review of such counsel reasonably in advance of any filing to permit a reasonable opportunity to review and comment in light of the circumstances;

(c) use reasonable best efforts to comply with all applicable securities laws in the United States and register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.4(c), it would not be obligated to, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(d) promptly furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other similar documents as such seller may reasonably request necessary to facilitate the disposition of the Registrable Securities by such seller;

(e) notify each seller of any such Registrable Securities covered by such registration statement promptly if the Company becomes aware that the Prospectus included in such registration statement, as then in effect, or the registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g) (i) use reasonable best efforts to list such Registrable Securities on the Exchange on which the Common Stock is then listed (if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such Exchange) to the extent required; and (ii) use reasonable best efforts to provide for a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for, the provisions of Section 2.8, and take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters provided to sellers of securities as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

(j) promptly make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the “due diligence” of such seller or such underwriter with respect to such registration statement, subject to the execution of a mutually acceptable confidentiality agreement;

(k) promptly notify counsel (selected pursuant to Section 2.10) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent and confirm such notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the Prospectus and any amendments to the Prospectus shall have been filed (other than in the case of a registration pursuant to Form S-3ASR), (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the registration statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) (i) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may reasonably request;

(o) in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and scope for sellers of securities;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(q) use reasonable best efforts to make available certain of the executive officers of the Company (which in any event shall include the Company’s chief executive officer) for a five (5) Business Day period to participate and to cooperate with the Holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts, in each case in the United States, that may be reasonably be requested upon reasonable notice thereof by the Holders in connection with a firm commitment underwritten offering for the Registrable Securities with a minimum sales price of $80 million with respect to a registration statement effected pursuant to Section 2.2 (an underwritten offering contemplated by this Section 2.4(q), a “Marketed Underwritten Offering”); provided that to the extent the initial such Marketed Underwritten Offering is for Registrable Securities having a minimum sales price of not less $100 million, such five (5) Business Day period may be extended to eight (8) Business Days, solely in the case of such an initial Marketed Underwritten Offering, upon reasonable request of the Holders of such Registrable Securities.

SECTION 2.5. Information Supplied. It shall be a condition precedent to the obligations of the Company to take any action to register the Registrable Securities held by any Holder as to which any registration is being effected that such Holder shall furnish the Company with such information regarding such Holder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request. Each Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

SECTION 2.6. Expenses. Except as provided herein, the Company will pay all Registration Expenses in connection with registrations of Registrable Securities requested pursuant to Section 2.1 or Section 2.2; provided, however, that the Company shall not be obligated to pay the Registration Expenses in more than six (6) Underwritten Offerings (which shall in no event include more than three (3) Marketed Underwritten Offerings). To the extent the Holders engage in more than six (6) Underwritten Offerings, the Holders shall pay all Registration Expenses with respect to such Underwritten Offerings and the Company will have no obligation to pay any such Registration Expenses. Each Holder shall pay all underwriting discounts and commissions, broker fees and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any registration statement.

SECTION 2.7. Restrictions on Disposition. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e), Section 2.4(k)(iii) or Section 2.4(k)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(e) or written notice from the Company that the registration statement is again effective and no amendment or supplement is needed. In the event that the Company shall give any such notice, the period referred to in Section 2.4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(e) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have receive the copies of the supplemented and amended Prospectus contemplated by Section 2.4(e).

SECTION 2.8. Indemnification.

(a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2.1 or Section 2.2, to the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each Affiliate of such Holder and their respective directors and officers, members or general and limited partners (and the directors, officers, employees, affiliates and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing), and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating and defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by such Holder or underwriter but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided, further that the Company will not be liable to any Seller Indemnified Parties pursuant to this Section 2.8(a) to the extent that any Claims for which such Seller Indemnified Party seeking indemnification relates to a sale of Registrable Securities in violation of Section 2.3(b)(v).

(b) Indemnification by the Holders. To the fullest extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the registration statement or Prospectus, indemnify and hold harmless the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Holder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided, further, that in the absence of fraud by such Holder, the liability of each selling Holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement.

(c) Notification of Claims. Promptly after receipt by a Person entitled to indemnification pursuant to Section 2.8 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.8, except to the extent that the indemnifying party is prejudiced in any material respect by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor (but in no event will bear the expenses for more than one firm of counsel for all Indemnified Parties in each jurisdiction who shall, with respect to Seller Indemnified Parties, be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder. An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party.

(d) Contribution. (i) If the indemnification provided for in this Section 2.8 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.8(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.8(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Non-Exclusive Remedy. The obligations of the parties under this Section 2.8 shall be in addition to any liability which any party may otherwise have to any other party.

SECTION 2.9. Required Reports. The Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 2.10. Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Section 2.1 and Section 2.2, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, a majority of the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

SECTION 2.11. Market Standoff Agreement. Subject to the proviso in Section 2.3(c)(iii), in connection with any underwritten public offering, each Holder who was offered the opportunity to include Registrable Securities in such offering pursuant to Section 2.1 or Section 2.2 will agree upon the request of the managing underwriter with respect to such offering not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Security of the Company during the 14-day period prior to, and for the 90 days after (plus any Booster Period), the effective date of the registration statement for such offering (or such lesser period as the managing underwriters may require or permit), except for such Equity Securities to be included in such offering; provided that all of the Company’s executive officers and all of the members of the Company’s Board (other than the Series B Directors or Investor Directors, as each term is defined in the Stockholders’ Agreement) are restricted in the same manner and for the same duration; and provided further that the obligations set forth in this Section 2.11 shall not apply to any Holder who was substantially limited in the number of Registrable Securities that such Holder could sell in the offering pursuant to Section 2.2(e) or Section 2.3(a)(ii) and did not otherwise sell Registrable Securities in such offering.

SECTION 2.12. No Inconsistent Agreements; No Free Writing Prospectuses. The Company represents and warrants that it is not a party to a Contract which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this ARTICLE II. Each Holder agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC.

SECTION 2.13. Termination of Registration Rights. The rights of any Holder under this ARTICLE II shall terminate (other than Section 2.6, Section 2.8 and Section 2.13) at such time as (a) such Holder ceases to hold any Registrable Securities or (b) either (i) the Company is no longer required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, or (ii) a Form 15 (or any successor form) has been filed under the Exchange Act with respect to the Common Stock, unless, in the case of clause (b), such situation or filing is due to the occurrence of any merger, consolidation or other transaction upon consummation of which the issuer of the Common Stock is an entity other than the Company, in which event such rights of the Holders shall not terminate at such time pursuant to such clause (b) and this Agreement shall be assumed by the Survivor as provided in Section 3.2.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Expenses. Except as otherwise provided herein (and except as provided in the Preferred Stock Purchase Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 3.2. Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the prior written consent of the other parties, except that this Agreement (i) may be assigned by a Holder so long as the Person to whom it is being assigned agrees to be bound under this Agreement as a Holder hereunder and delivers a counterpart signature page to this Agreement to the Company and (ii) shall be assigned by the Company in the event of any merger, consolidation or other transaction upon consummation of which the issuer of the Common Stock is an entity other than the Company (such entity, the “Survivor”) to such Survivor, and the Company shall not enter into any such transaction unless and until the Survivor assumes all rights and obligations of the Company hereunder pursuant to a written agreement for the benefit of the Holders (it being understood that if the Survivor is the issuer of the Common Stock and such assumption of the rights and obligations of the Company hereunder occurs by operation of law, that such Survivor shall not be required to execute a written agreement for the benefit of the Holders).

SECTION 3.3. No Third Party Beneficiaries. Except as specifically provided in Section 2.8 (with respect to which the Indemnified Parties named therein shall be express, intended third party beneficiaries of such provision), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.

SECTION 3.4. Entire Agreement. This Agreement and the other agreements or documents referred to herein, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 3.5. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.6. Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against any Holder, unless it is approved in writing by Holders holding a majority of the Registrable Securities. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.

SECTION 3.7. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on an Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 3.8. Notices. Except as otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day; or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to a Holder shall be delivered to the address of such Holder set forth on the signature page of such Holder hereto (or such other address as such Holder may designate by like notice to the Company hereunder). All notices to the Company shall be delivered to:

Palm, Inc.

950 West Maude Avenue

Sunnyvale, California 94085

Attention: General Counsel

Facsimile: [                            ]

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attn: Martin W. Korman, Esq.

Facsimile: (650) 493-6811

SECTION 3.9. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the Closing Date. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 3.10. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed in all respects by the Laws of the State of New York. Any disagreement, issue, dispute, claim, demand or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be brought in the United States District Court for the Southern District of New York in New York, New York or any New York State court sitting in New York, New York, so long as one of such courts shall have subject matter jurisdiction over such Dispute. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Dispute and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Dispute in any such court and that any such Dispute which is brought in any such court has been brought in an inconvenient forum. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.8 shall be deemed effective service of process on such party.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.11. No Special Damages. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief; provided, however, that no Holder shall be entitled to specific performance, injunctive or other equitable relief unless such Holder together with other Holders that collectively hold at least 40% of the aggregate Registrable Securities then held by the Holders join in the action seeking similar such specific performance, injunctive or other equitable relief, as the case may be, on their own behalf. Each party agrees that there shall be no special, exemplary, punitive or multiple damages connected with or resulting from any breach of this Agreement, or actions undertaken in connection with or related hereto, including any such damages which are based upon breach of contract, tort, breach of warranty, strict liability, statute, operation of law or any other theory of recovery, except to the extent such damages are actually paid by a party hereunder to a third party, and hereby waives any rights to claim such damages. For purposes of clarity, the foregoing does not exclude consequential, indirect or incidental damages.

SECTION 3.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

PALM, INC.

By:
Name:
Title:

ELEVATION PARTNERS, L.P.

By:	Elevation Associates, L.P., As General Partner

By:	Elevation Associates, LLC, As General Partner

By:
Name:
Title:

ELEVATION EMPLOYEE SIDE FUND, LLC

By:	Elevation Management, LLC, its manager

By:
Name:
Title:

[Stockholders Agreement]

By executing this Registration Rights Agreement, the undersigned is agreeing to the rights and obligations of a “Holder” hereunder.

HOLDER

Name of Holder:

By:
Name:
Title:

Date:

Address:

EXHIBIT A

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

“Booster Period” means such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York.

“Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Common Stock and Preferred Stock.

“Certificate of Designation” means the Certificate of Designation with respect to the Series B Preferred Stock, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“control” or “controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Conversion Shares” means the shares of Common Stock that may be issued upon the conversion of the Series B Preferred Stock as provided for in the Certificate of Designation.

“Equity Securities” means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the shares of Series B Preferred Stock and the Conversion Shares).

“Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any successor form thereto.

“Form S-3” means a registration statement on Form S-3 (other than on Form S-3ASR) under the Securities Act, or any successor form thereto.

“Form S-3ASR” means an “automatic shelf” registration statement on Form S-3 filed by a Well-Known Seasoned Issuer.

“Form S-4” means a registration statement on Form S-4 under the Securities Act, or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 under the Securities Act, or any successor form thereto.

“Holder” means any Investor Stockholder that beneficially owns any Registrable Securities and any of their respective assignees pursuant to the terms hereof.

“incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the Securities Act.

“Nasdaq” means The NASDAQ Stock Market, or any successor thereto.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Prospectus” means the prospectus included in any registration statement, including any preliminary prospectus, any final prospectus and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Registrable Securities” means the Conversion Shares held by any Holder or issuable upon the conversion of Series B Preferred Stock held by the Holders and any Common Stock or other securities which may be issued, converted, exchanged or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to the Conversion Shares. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144, or (iii) such securities shall have ceased to be outstanding. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock (including the Series B Preferred Stock).

“Registration Expenses” means any and all expenses incident to performance of or compliance with ARTICLE II, including (i) all SEC and securities exchange or NASD registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Section 2720 of the bylaws of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and any escrow fees), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 2.10 not to exceed $50,000 in connection with any registration statement, (vii) any fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, and (viii) the reasonable expenses incurred by the Company or any underwriters in connection with any “road show” undertaken pursuant to Section 2.1 or Section 2.4(q).

“Restricted Period” shall mean the period of time from the Closing Date to the earlier of (i) the Restricted Period Termination Date (as defined in the Stockholder’s Agreement) and (ii) the consummation of a Fundamental Event (as defined in the Stockholders’ Agreement).

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means the Preferred Stock of the Company that is designated as Series B Convertible Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Conversion Shares upon conversion thereof as contemplated by the Certificate of Designation).

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of [•], 2007 among the Company and the Investor Stockholders, as may be amended from time to time in accordance with the terms thereof.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities Beneficially Owned by a Person. For purposes of clarity, a conversion of the shares of Series B Preferred Stock into Conversion Shares is not a Transfer.

“Underwritten Offering” means any Marketed Underwritten Offering, Underwritten Shelf Take-Down or other underwritten offering pursuant to Section 2.2.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 under the Securities Act.

Appendix E

PALM, INC.

STOCKHOLDERS’ AGREEMENT

Dated as of [• ], 2007

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered as of [•], 2007, among Palm, Inc. a Delaware corporation (the “Company”), Elevation Partners, L.P., a Delaware limited partnership (“Elevation”), and Elevation Employee Side Fund, LLC, a Delaware limited liability company (“Side Fund” and, together with Elevation and their respective Permitted Transferees, the “Investor Stockholders”).

RECITALS

WHEREAS, the Company and Elevation have entered into a Preferred Stock Purchase Agreement and Agreement and Plan of Merger, dated as of June 1, 2007 (as amended from time to time in accordance with the provisions thereof, the “Preferred Stock Purchase Agreement”), pursuant to which the Investor Stockholders have agreed to purchase an aggregate of 325,000 shares (the “Purchased Shares”) of the Company’s Series B Preferred Stock (as defined below) for an aggregate purchase price of $325 million on the Closing Date; and

WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company, the Purchased Shares, and the Conversion Shares (as defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. Certain terms used herein shall have the meanings given to them in Exhibit A.

SECTION 1.2. Other Capitalized Terms. Capitalized terms used but not defined herein or in Exhibit A shall have the meanings given to them in the Preferred Stock Purchase Agreement.

SECTION 1.3. Effectiveness of This Agreement . Notwithstanding any other provision to the contrary in this Agreement, this Agreement shall not take effect until the Closing, and in the event the Preferred Stock Purchase Agreement is terminated, this Agreement shall be void ab initio.

ARTICLE II

CORPORATE GOVERNANCE AND INFORMATION RIGHTS

SECTION 2.1. Board Representation.

(a) Immediately Following the Effective Time. Effective as of the time that is immediately following the Effective Time, the Board shall be comprised of nine (9) Directors. Effective as of immediately following the Effective Time, the Company shall appoint Jonathan Rubinstein as a Director for the term ending at the annual meeting of stockholders in 2008 (and for the avoidance of doubt not as a Series B Director). Effective as of immediately following the Effective Time and for so long as the Series B Board Representation Entitlement is greater than zero (0) (the “Series B Director Entitlement Period”), the Investor Stockholders shall have the right to designate or appoint that number of Series B Directors equal to the Series B Board Representation Entitlement. The Investor Stockholders hereby designate Fred Anderson and Roger McNamee as the initial Series B Directors, and the Company agrees and acknowledges that each such designee meets the specifications set forth in Section 2.1(d)(iii).

(b) During Series B Director Entitlement Period. During the Series B Director Entitlement Period, each Series B Director designated, nominated or appointed by the Investor Stockholders or any of their Affiliates shall be subject to the limitations set forth in Section 2.1(d) and Section 2.1(e). In addition, upon the occurrence of an increase in the authorized number of directors then constituting the Board that results in an increase in the Series B Board Representation Entitlement to a number greater than the number of Series B Directors then serving on the Board, the Investor Stockholders shall have the right to designate or appoint that number of additional Series B Directors such that the total number of Series B Directors (after giving effect to such designation or appointment) shall be equal to the Series B Board Representation Entitlement at such time.

(c) After the Series B Director Entitlement Period. After the Series B Director Entitlement Period (and subject in each case to the limitations set forth in Section 2.1(d) and Section 2.1(e)):

(i) Right of Nomination. The Investor Stockholders shall have the right, subject to the limitations in this Section 2.1(c), at each annual or special meeting of stockholders of the Company at which Directors are to be elected, to designate a number of Investor Directors, and the Company shall nominate and recommend for election at such meeting, a number of Investor Directors such that if such Investor Directors are elected by the stockholders of the Company at such meeting, the number of Investor Directors on the Board shall be equal to the Investor Director Entitlement. The Company agrees to use the same efforts to cause the Investor Director designees of the Investor Stockholders to be elected to the Board as it uses to cause other nominees of the Company and/or the Board to be elected.

(ii) Uncured Share Ownership Reduction; Board Size Decrease. Upon the occurrence of an Uncured Share Ownership Reduction, the Investor Stockholders at the expiration of the applicable Share Ownership Reduction Cure Period shall cause one or more Investor Directors, as applicable, to immediately resign from the Board such that following such resignation(s), the number of Investor Directors on the Board shall be equal to the Investor Director Entitlement as of the time immediately following the Share Ownership Reduction Cure Period. In addition, upon a Board Size Decrease, the Investor Stockholders shall cause one or more Investor Directors, as applicable, to immediately resign from the Board such that following such resignation(s), the number of Investor Directors on the Board shall be equal to the Investor Director Entitlement as of the time immediately following the occurrence of the Board Size Decrease, provided that if the Board Size Decrease goes into effect during a Share Ownership Reduction Cure Period, then such resignation requirement shall not take effect until the expiration of such Share Ownership Reduction Cure Period, provided that upon such expiration, the Investor Director Entitlement is less than the number of Investor Directors then serving on the Board. Upon the reduction of the Investor Director Entitlement to zero (0) pursuant to clause (A) of the definition thereof, the Investor Stockholders will promptly cause all Investor Directors to resign from the Board, unless otherwise requested in writing by or on behalf of the Board.

(iii) Vacancy. In the event that a vacancy is created at any time with respect to a Board seat held by an Investor Director by reason of the death, disability, retirement, resignation or removal (with or without cause) of such Investor Director, the Investor Stockholders may designate or nominate, as applicable, another individual to be elected to fill the vacancy created thereby, and the Company shall use its reasonable best efforts to take at any time and from time to time, all actions necessary to accomplish the same, but in any case, only to the extent required to maintain the then applicable Investor Director Entitlement. For the avoidance of doubt, this Section 2.1(c)(ii) does not apply to any vacancy arising as a result of failure of an Investor Director who has been nominated and recommended in accordance with Section 2.1(b) to be elected, but any such failure to be elected shall in no way affect the right of the Investor Stockholders to designate, nominate or appoint another individual in replacement thereof as a nominee for Investor Director with respect to the next election.

In addition, upon the occurrence of an increase in the authorized number of directors then constituting the Board that results in an increase in the Investor Director Entitlement to a number greater than the number of Investor Directors then serving on the Board, the Investor Stockholders shall have the right to designate, and subject to Section 2.1(d), the Board shall appoint, that number of additional individuals to serve as Investor Directors such that the total number of Investor Directors (after giving effect to such designation) shall be equal to the Investor Director Entitlement at such time.

provided, that if after the Closing Date there is a change in the applicable rules of the Exchange on which the Common Stock is listed at the time such change becomes effective that would cause the Common Stock to be delisted by such Exchange as a result of the terms of this clause (c), the voting rights of the holders of the Series B Preferred Stock set forth in this clause (c) shall thereafter be limited to the extent required by such changed rules for the Common Stock to continue to be listed on such Exchange.

(d) Limitations on Series B Directors and Investor Directors. Any Series B Director and/or Investor Director shall, at all times during which such Person serves as a Director, (i) be a present or former full-time general partner, managing director or principal of Elevation Management, LLC, (ii) not be (or be a representative of or otherwise affiliated with) a direct competitor of the Company as determined in good faith by the Board, and (iii) otherwise be reasonably acceptable (in terms of suitability) to the Company’s Nominating and Governance Committee as determined in good faith in the discharge of its fiduciary duties. The Investor Stockholders shall not nominate or appoint any Series B Director and/or Investor Director who does not meet the specifications set forth in this Section 2.1(d) and shall cause any such Series B Director and/or Investor Director to immediately resign if such director fails to meet either of the requirements set forth in clauses (i) or (ii) above.

(e) Notification Regarding Directors. The Investor Stockholders shall notify the Company in writing of each proposed Series B Director a reasonable time in advance of any action taken for the purpose of electing or appointing a Series B Director to fill a vacancy and of the mailing of any proxy statement, information statement or registration statement in which any Board nominee or Board member of the Company would be named (which in the event of any proxy statement relating to an annual meeting of stockholders of the Company shall be no later than 30 days prior to the first anniversary of the mailing of the proxy statement related to the previous year’s annual meeting of stockholders), together with all information concerning such nominee reasonably requested by the Company, so that the Company may determine whether such nominee complies with the above qualifications and so that the Company can comply with applicable disclosure rules; provided that in the absence of such notice, the Investor Stockholders shall be deemed to have designated or nominated the same Investor Directors as set forth in the most recent notice delivered to the Company pursuant to this Section 2.1(e).

(f) Fundamental Change. The rights granted to the Investor Stockholders under this Section 2.1 shall survive a Fundamental Change to the extent that the Investor Stockholders continue to Beneficially Own in the aggregate, excluding Shared Beneficial Ownership, no less than 7.5% of the Total Current Voting Power of the Survivor of a Fundamental Change, provided that for all purposes of this Section 2.1, the board of directors of the Survivor of a Fundamental Change shall be substituted for the Board. The Investor Stockholders shall cause all Series B Directors or Investor Directors to resign from the Board effective upon the occurrence of a Fundamental Change to the extent that either (i) the Investor Stockholders are no longer entitled to designate or nominate such directors as a result of this Section 2.1(f) or (ii) the Company is not the Survivor of such Fundamental Change. To the extent that the Company is not the Survivor of a Fundamental Change and the Investor Stockholders would be entitled to nominate or designate a member to the board of directors or similar governing body of the Survivor of a Fundamental Change pursuant to Section 2.1(c)(i) (substituting the Survivor of a Fundamental Change for the Company therein) and this Section 2.1(f), such Survivor of a Fundamental Change shall cause one (1) designee of the Investor Stockholders to be elected or appointed to the board of directors or equivalent governing body of the Survivor of a Fundamental Change promptly following the Fundamental Change. In the event the Investor Stockholders at any time cease to Beneficially Own in the aggregate, excluding Shared Beneficial

Ownership, at least 7.5% of the Total Current Voting Power of the Survivor of a Fundamental Change, all rights granted under this Section 2.1 shall cease and the Investor Stockholders shall cause all Series B Directors and/or Investor Directors to promptly resign from the board of directors or equivalent governing body of the Survivor of a Fundamental Change.

(g) Advance Resignation Letters. The Company and any Survivor of a Fundamental Change may implement the resignation provisions of this Section 2.1 by requiring, prior to or after becoming a member of the Board (with respect to the Company) or the board of directors or similar governing body (with respect to the Survivor of a Fundamental Change), each Series B Director and/or Investor Director to execute and deliver an undated resignation letter to the Secretary of the Company or the Survivor of a Fundamental Change, as the case may be, which the Company and/or the Survivor of a Fundamental Change agrees shall not be dated or become effective until such time as an Investor Director’s and/or Series B Director’s resignation is required pursuant to this Section 2.1.

(h) Exercise of Rights. Unless otherwise agreed in writing by the Investor Stockholders (which agreement shall be delivered to the Company as a condition to its effectiveness), the Board designation and nomination rights pursuant to this Section 2.1 will be exercised by Elevation.

SECTION 2.2 Board Committees. Subject to the requirements of applicable Law, the Exchange on which the Company’s securities are then traded and Committee Qualification Requirements, for as long as there is a Series B Director or the Investor Director Entitlement is not zero, the Investor Stockholders shall be entitled to designate or nominate at least one (1) Series B Director or Investor Director (as the case may be) and the Board shall appoint such director, to serve on each standing committee of the Board, except that where the requirements of applicable Law, the rules of the Exchange on which the Company’s securities are then traded or Committee Qualification Requirements prescribe certain qualifications for such service on a standing committee of the Board and such Series B Director or Investor Director, as applicable, does not meet such qualifications (excluding, for this purpose, the “exceptional and limited circumstances” exception under the Marketplace Rules of Nasdaq), the Investor Stockholders shall be entitled to have at least one (1) Series B Director or Investor Director be an observer to such Board committee who will not be a member, voting or otherwise, of such Board committee. Notwithstanding any such observer status, any Board committee may hold executive sessions at which the observer is not permitted to be present and may withhold information from the observer in order to avoid any conflict of interest or in light of corporate governance concerns, or to comply with applicable Laws, and rules of the Exchange on which the Company’s securities are then traded, in each case as reasonably determined in good faith by such Board committee.

SECTION 2.3 Information Rights.

(a) Subject to Section 2.3(b) and Section 2.4, during the Information Rights Period, the Company will deliver to the Investor Stockholders or an Investor Director the following information:

(i) on an annual basis and promptly after it has been made available (but no later than 30 days before the beginning of each fiscal year), (A) an annual budget of the Company, (B) a business plan of the Company, and (C) financial forecasts for the next fiscal year of the Company, in each case, solely to the extent and in such manner and form prepared by or for the Company’s Board;

(ii) on an annual basis and promptly after it has been made available (but no later than 60 days after the end of each fiscal year), annual unaudited financial and operating reports of the Company, solely to the extent and in such manner and form prepared by or for the Board;

(iii) on a quarterly basis and promptly after it has been made available (but in no event later than 35 days after the end of each quarter), unaudited quarterly financial and operating reports of the Company, solely to the extent and in such manner and form prepared by or for the Board;

(iv) final drafts of monthly management and operating reports of the Company as reasonably requested by the Investor Stockholders solely to the extent and in such manner and form prepared by or for the Company’s chief executive officer and/or provided to the Board; and

(v) such other financial, management and operating reports reasonably requested by the Investor Stockholders solely to the extent and in such manner and form prepared for the Board.

(b) If during the Information Rights Period the Company is no longer obligated to file an annual report on Form 10-K or quarterly report on Form 10-Q with the SEC, the Company shall deliver the following to the Investor Stockholders or an Investor Director in such manner and form as customarily provided to the Board:

(i) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter (to the extent practicable), (A) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and followed promptly thereafter (to the extent it shall be available) such financial statements shall be accompanied by the opinion of independent registered public accounting firm selected by the Company’s Audit Committee; and

(ii) in lieu of providing the information required under Section 2.3(a)(iii), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter (to the extent practicable), an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail, except that such financial statements need not contain the notes required by GAAP.

SECTION 2.4 Confidentiality. The Investor Stockholders agree to and shall cause each of their Affiliates to (i) keep confidential (x) all proprietary and non-public information regarding the Company and its Subsidiaries received pursuant to Section 2.3 or otherwise hereunder, whether through a Series B Director, an Investor Director or otherwise, and (y) all “Confidential Information” (as defined in the Confidentiality Agreement) provided to the Investor Stockholders or their Affiliates or representatives under the Confidentiality Agreement prior to the termination of such Confidentiality Agreement on the Closing Date pursuant to the terms of the Preferred Stock Purchase Agreement (clauses (x) and (y) collectively, “Confidential Information”), and in each case not to disclose or reveal any such information to any Person without the prior written consent of the Company other than those of its directors, general partner and officers, attorneys, accountants and financial advisors (“Permitted Representatives”) who need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Investor Stockholders in the Series B Preferred Stock or Common Stock and to cause those Permitted Representatives to observe the terms of this Section 2.4 and agree for the benefit of the Company to do so and (ii) not to use such proprietary and non-public information for any purpose other than in connection with evaluating, monitoring or taking any other action with respect to the investment by the Investor Stockholders in the Series B Preferred Stock or Common Stock (it being understood that none of the Investor Stockholders or any Affiliate shall contravene applicable Laws with respect to insider trading; provided that nothing herein shall prevent the Investor Stockholders or any Affiliate from disclosing any such information that (1) is or becomes generally available to the public in accordance with Law other than as a result of a disclosure by the Investor Stockholders, any Affiliate, Permitted Representatives, Affiliates or subsidiaries of Investor Stockholders or in violation of this Section 2.4 or any other confidentiality agreement between the Company and such Person or any other legal duty, fiduciary duty, or other duty of trust and confidence, of such Person, (2) was within the Investor Stockholders’ or an Affiliate’s possession or developed by it prior to being furnished with such information (provided that the source of such information was not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to or other duty of trust and confidence to, the Company with respect to such information), (3) becomes available to the Investor Stockholders or an Affiliate on a non-confidential basis from a source other than the Company (provided that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to or other duty of trust and confidence to, the Company with respect to such information), or (4) is required to be disclosed by Law or Order (provided that prior to such disclosure, the Investor Stockholders or such Affiliate shall, unless prohibited by Law or Order, promptly notify the Company of any such disclosure, use reasonable efforts to limit the disclosure requirements of such Law or Order, and maintain the confidentiality of such information to the maximum extent permitted by Law or Order).

SECTION 2.5 Investor Director Expenses. The Company shall reimburse each Series B Director and each Investor Director for their reasonable out-of-pocket expenses incurred for the purpose of attending meetings of the Board or committees thereof, in accordance with the Company’s reimbursement policy in effect from time to time.

SECTION 2.6 D&O Insurance. During the period that a Series B Director or Investor Director is a Director, such Director shall be entitled to benefits under any director and officer insurance policy maintained by the Company to the same extent as any similarly situated Directors.

SECTION 2.7 Election of Directors; Quorum.

(a) During the Standstill Period, at every meeting (or action by written consent, if applicable) of the stockholders of the Company, called, and at every postponement or adjournment thereof, each Investor Stockholder agrees to, and agrees to cause each Permitted Transferee to, in each case subject to the Company’s compliance with Section 2.1 in connection with such meeting (or action by written consent), vote any and all shares of Common Stock Beneficially Owned by it or them, or to cause any such shares to be voted (in each case to the extent such Common Stock Beneficially Owned by it or them is eligible to so vote), at the election of each Investor Stockholder, in its sole discretion, in connection with any election or removal of Directors in (i) the manner recommended by the Board with respect to the election or removal of each Director, or (ii) the same proportion as the votes of all stockholders of the Company other than Elevation and its Affiliates present in person or by proxy at the meeting with respect to the election or removal of each Director.

(b) During the Standstill Period, at every meeting (or action by written consent, if applicable) of the stockholders of the Company called, and at every postponement or adjournment thereof, each Investor Stockholder agrees to, and agrees to cause each Permitted Transferee to, cause any and all shares of Common Stock Beneficially Owned by it or them and entitled to be voted thereat to be present in person or represented by proxy at the meeting so that all such shares shall be counted as present for determining the presence of a quorum at such meeting.

SECTION 2.8 Notices Regarding Ownership and Investor Director Entitlement.

(a) Until such time as the Investor Director Entitlement is zero (0), the Investor Stockholders shall provide prompt written notice to the Company reasonably prior if practicable, but in any event within two (2) days after, of any Transfer by the Investor Stockholders of any Purchased Shares or Conversion Shares and shall state in such notice the material terms of such Transfer and an accurate accounting of the resulting Beneficial Ownership (including what portion thereof is Shared Beneficial Ownership) of the Investor Stockholders immediately following such Transfer. In addition, the Investor Stockholders will comply with the requirements set forth in Section 3.1(h). If the Investor Stockholders Transfer (other than pursuant to a bona fide pledge, but not a foreclosure thereon and other than to one or more Permitted Transferees) and/or convert into Common Stock a majority of the Purchased Shares, the Investor Stockholders shall promptly (and in any event within two (2) days) notify the Company in writing. If the Company reasonably believes that the Investor Stockholders have Transferred (other than pursuant to a bona fide pledge, but not a foreclosure thereon, and other than to one or more Permitted Transferees) and/or converted a majority of the

Purchased Shares, it shall provide written notice, and the Investor Stockholders shall promptly confirm in writing whether or not they have so Transferred and/or converted a majority of the Purchased Shares.

(b) If the Company believes in good faith that there has been a reduction in the Investor Director Entitlement or Series B Board Representation Entitlement due to either (i) a Share Ownership Reduction or (ii) a Board Size Decrease, it shall provide written notice (such notice, in the case of clause (i), the “Company Notice”) to the Investor Stockholders setting forth the Company’s calculation in reasonable detail of the Elevation Beneficial Ownership Percentage, and based on such Elevation Beneficial Ownership Percentage, the then applicable Investor Director Entitlement or Series B Board Representation Entitlement, as the case may be. If in response to the Company Notice, the Investor Stockholders determine to acquire Beneficial Ownership of additional shares of Common Stock during the Share Ownership Reduction Cure Period, then within the Share Ownership Reduction Cure Period, the Investor Stockholders shall provide additional written notice (the “Additional Notice”) to the Company informing the Company of (i) whether or not they acquired Beneficial Ownership of a sufficient number of shares of Common Stock within the Share Ownership Reduction Cure Period to allow them to retain the Investor Director Entitlement or Series B Board Representation Entitlement, as the case may be, as of immediately prior to the reduction of the Investor Director Entitlement or Series B Board Representation Entitlement, as the case may be, that would otherwise occur (the result of such acquisitions, a “Beneficial Ownership Cure”), and (ii) the Elevation Beneficial Ownership of the date of the Additional Notice. Failure by the Investor Stockholders to provide the Additional Notice within the Share Ownership Reduction Cure Period shall be deemed confirmation that there has been the reduction in Investor Director Entitlement or Series B Board Representation Entitlement, as the case may be, set forth in the Company Notice. Nothing in this Section 2.8 is intended to modify the restrictions set forth in Section 4.2 or the Standstill Limit.

SECTION 2.9. VCOC Investor Stockholders.

(a) With respect to each Investor Stockholder that is an Elevation Entity or a Controlled Affiliate of an Elevation Entity (for so long as they are Controlled Affiliates thereof), in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations, that holds Series B Preferred Stock or Conversion Shares (each, a “VCOC Investor Stockholder”), at the written request of such VCOC Investor Stockholder, the Company shall, with respect to each such VCOC Investor Stockholder:

(i) Provide such VCOC Investor Stockholder or its designated representative with the following: (1) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, as the VCOC Investor Stockholder shall reasonably request; (2) copies of the information set forth in Section 2.3(a); and (3) copies of all materials provided to the Board;

(ii) Make appropriate officers and members of the Board available periodically and at such times as reasonably requested by such VCOC Investor Stockholder for consultation with such VCOC Investor Stockholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii) The Company reserves the right to withhold any information and restrict access pursuant to clauses (i) and (ii) above (A) to the extent such information or access could adversely affect the attorney-client privilege between the Company and its counsel, (B) to any VCOC Investor Stockholder that is not a party to this Agreement, unless such VCOC Investor Stockholder agrees to be bound by, but not benefit from, the obligations under this Agreement as an Investor Stockholder, or (C) to any VCOC Investor Stockholder that is a direct competitor of the Company.

(b) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor Stockholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

ARTICLE III

TRANSFERS

SECTION 3.1. Transfer Restrictions.

(a) No Investor Stockholder shall Transfer any shares of Series B Preferred Stock or Conversion Shares, other than as expressly permitted by, and in compliance with, the other provisions of this Section 3.1. Notwithstanding anything herein to the contrary, the restrictions set forth in this Section 3.1 shall terminate upon the consummation of a Fundamental Change.

(b) Subject to Section 3.1(d) and Section 3.1(e), prior to the 18-month anniversary of the Closing Date (the “Restricted Period Termination Date”), no Investor Stockholder shall Transfer any shares of Series B Preferred Stock or Conversion Shares, other than as expressly permitted by, and in compliance with, the following provisions of this Section 3.1(b):

(i) An Investor Stockholder may Transfer any or all of its shares of Series B Preferred Stock or Conversion Shares (A) to the Company or any of its Subsidiaries or (B) pursuant to any tender offer, exchange offer, merger, reclassification, reorganization, recapitalization or other similar transaction in which stockholders of the Company are offered, permitted or required to participate as holders of any of the Company’s Capital Stock which transaction is an Approved Transaction which, to the extent of any Transfer of Series B Preferred, provides for such Series B Preferred Stock to receive consideration no greater on a per share as-converted basis than that deliverable with respect to the Common Stock.

(ii) An Investor Stockholder may Transfer any or all of its shares of Series B Preferred Stock or Conversion Shares to any Permitted Transferee of such Investor Stockholder; provided that such Permitted Transferee (A) agrees to be bound hereunder as an Investor Stockholder, (B) agrees that the representations, covenants and other agreements made by the assignor herein shall be deemed to have been made by such Transferee, (C) shall execute a counterpart to this Agreement, the execution of which shall constitute such Transferee’s agreement to the terms of this Section 3.1(b)(ii), and (D) agrees that all notices hereunder to it may be delivered to Elevation on its behalf. Upon such a Transfer, the Permitted Transferee shall be deemed an Investor Stockholder hereunder and shall be entitled to the rights, and subject to the obligations and restrictions, contained herein.

(iii) The Investor Stockholders may, solely for the purpose of securing bona fide indebtedness for borrowed money (a “Secured Loan”) from any bank or financial institution (“Lenders”), make a bona fide pledge of any or all of the Purchased Shares and/or Conversion Shares and such Lenders may execute a bona fide foreclosure upon such Purchased Shares and/or Conversion Shares upon the terms and subject to the conditions set forth in any such Secured Loan, provided that any pledge or other contractual encumbrance or foreclosure resulting from a Secured Loan (including an obligation to repay such Secured Loan with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock and/or Conversion Shares) shall not be deemed to be a Transfer associated with such shares of Series B Preferred Stock or Common Stock; provided, however, that the aggregate principal amount of all outstanding Secured Loans of the Investor Stockholders may not exceed 30% of the aggregate fair market value, on the date of the incurrence of any such Secured Loan, of all of the Purchased Shares and/or Conversion Shares pledged to secure such indebtedness

As used herein, “Approved Transaction” means any tender offer, exchange offer, merger, sale of the Company, reclassification, reorganization, recapitalization or other transaction that either (x) has been approved or recommended by the Board (and which at the time of Transfer continues to be approved or recommended by the Board) or (y) has not been effectively precluded by operation of the Company Rights Agreement because either (1) the Board has taken action such that the acquiring person in such transaction would not be an “Acquiring Person” (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) or such that the “Distribution Date” (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) would not occur in connection with such transaction or the Rights will otherwise not effectively preclude such transaction or (2) an Order has been issued invalidating or enjoining operation of the Company Rights Agreement in respect of such transaction. To the extent that any tender offer is effectively precluded by operation of the Company Rights Agreement, the Company will take such actions under its control as are reasonably requested by the Investor Stockholders so as to enable the Investor Stockholders to timely tender into such offer prior to expiration thereof (including any extensions thereto), shares of Common Stock that would be received upon conversion of the Series B Preferred Stock in the event the tender offer is no longer effectively precluded, without requiring conversion of the Series B Preferred Stock until after such time as such tender offer is no longer effectively precluded.

(c) After the Restricted Period Termination Date, the Investor Stockholders shall have the right to Transfer any shares of Series B Preferred Stock or Conversion Shares without restriction hereunder, subject to the provisions of Section 2.8, Section 3.1(d), Section 3.1(e), Section 3.1(f), Section 3.1(h) and Section 3.2, provided that in the case of any Transfer to a Permitted Transferee, such Permitted Transferee (i) agrees to be bound hereunder as an Investor Stockholder, (ii) agrees that the representations, covenants and other agreements made by the assignor herein shall be deemed to have been made by such Transferee, (iii) shall execute a counterpart to this Agreement, the execution of which shall constitute such Transferee’s agreement to the terms of this Section 3.1(c), and (iv) agrees that all notices hereunder to it may be delivered to Elevation on its behalf. Upon such a Transfer, the Permitted Transferee shall be deemed an Investor Stockholder hereunder and shall be entitled to the rights, and subject to the obligations and restrictions, contained herein.

(d) No Investor Stockholder may, together with its Affiliates, in any single transaction or series of related transactions, whether on, before or after the Restricted Period Termination Date, Transfer to any Person or group of related Persons (other than Permitted Transferees) shares of Series B Preferred Stock or Conversion Shares to the extent such Person or group of related Persons would, to the knowledge of such Investor Stockholder after due inquiry (it being understood that due inquiry shall not be required in circumstances where the purchaser in a sale transaction is not reasonably identifiable, such as in a “brokers’ transaction” as defined in Rule 144 under the Securities Act), upon completion of the Transfer of such Conversion Shares Beneficially Own more than ten percent (10%) of the outstanding Common Stock, unless such Transfer (i) has been approved by, or is in connection with a transaction approved or recommended by, the Board, (ii) is made pursuant to a tender offer, exchange offer, merger, consolidation or similar transaction that is an Approved Transaction, or (iii) is to an underwriter or placement agent in a Public Offering, provided that such underwriter or placement agent implements reasonable protections to the extent practicable so that such offering will not be made to, and would not reasonably facilitate the acquisition of Common Stock by, a Person or group of related Persons who after such offering would Beneficially Own more than 10% of the Common Stock. To the extent that any tender offer is not an Approved Transaction, the Company will take such actions under its control as are reasonably requested on a non-public basis and in compliance with Section 4.2 by the Investor Stockholders so as to enable the Investor Stockholders to timely tender into such offer prior to expiration thereof (including any extensions thereto), shares of Common Stock that would be received upon conversion of the Series B Preferred Stock, in the event the tender offer becomes an Approved Transaction, without requiring conversion of the Series B Preferred Stock until after such time as such tender offer is an Approved Transaction.

(e) Notwithstanding anything to the contrary herein, if any of the Investor Stockholders or a Permitted Transferee has engaged in a Private Block Sale, none of the Investor Stockholders or any Permitted Transferee shall make a subsequent Private Block Sale until at least 90 days have elapsed from such Private Block Sale.

(f) Any Transfer not made in accordance with this Section 3.1 shall be null and void and of no force or effect regardless of whether the proposed Transferee had actual or constructive knowledge of the Transfer restrictions set forth herein, and no such proposed Transfer will be recorded on the stock transfer books of the Company.

(g)(i) Subject to applicable Law, the Investor Stockholders (other than the Series B Directors and the Investor Directors with respect to any Equity Securities held directly by such Persons, or indirectly by such Persons through family trusts, or similar arrangements or held by directly by family members sharing the same household as the Series B Director or Investor Director) will not be subject to the Company’s trading policies requiring pre-clearance or limiting trading to specified dates (it being understood that this is not intended to modify the rights or obligations set forth in the Registration Rights Agreement), and (ii) the Investor Stockholders acknowledge their obligation hereunder not to Transfer shares of Series B Preferred Stock or Conversion Shares in contravention of applicable Law, including, each of Section 10(b) and Rule 10b-5 of the Exchange Act.

(h) The Investor Stockholders will comply with the Transfer notice provisions of Section 2.8. In addition, during the Information Rights Period, the Investor Stockholders will provide the Company with at least 24 hours advance notice (which notice must be delivered on a Business Day) of any Transfer (other than a Transfer to a Permitted Transferee) to be made during a period when the Company’s directors and executive offices are prohibited by Company policies from effecting any Transfer.

(i) The Investor Stockholders shall not be subject to any restrictions on Transfer other than as set forth in this Agreement, applicable Law and to the extent applicable, the Registration Rights Agreement.

SECTION 3.2. Legends; Securities Act Compliance.

(a) Each certificate representing Conversion Shares will bear a legend conspicuously thereon to the following effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”

(b) In addition to the restrictions set forth in Section 3.1, the Investor Stockholders and each Permitted Transferee shall not offer, sell or legally transfer any shares of Series B Preferred Stock or Conversion Shares except pursuant to: (i) an effective registration statement under the Securities Act; (ii) an opinion of legal counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of Section 5 of the Securities Act; (iii) pursuant to Rule 144; or (iv) a “no action” letter from the staff of the SEC addressed to the Investor Stockholders or a Permitted Transferee to the effect that the Transfer without registration would not result in a recommendation by the staff to the SEC that action be taken with respect thereto.

(c) In the event that any Conversion Shares are Transferred in a Public Offering, the Company shall promptly, upon request, but in any event not later than is necessary in order to consummate the sale of such securities pursuant to such Public Offering, remove the legend set forth above in connection with such Transfer. In the event that any Conversion Shares are Transferred pursuant to Rule 144, the Company shall upon request, upon receipt of documentation reasonably required by the Company to confirm such Investor Stockholder’s eligibility to sell such Shares of Series B Preferred Stock or Conversion Shares pursuant to Rule 144, promptly but in any event not later than is necessary in order to consummate the sale of such securities pursuant to Rule 144 (subject to receipt of such documentation a reasonable period of time prior to such sale), remove the second sentence of the legend set forth above in connection with such Transfer.

(d) In the event that any shares of Series B Preferred or Conversion Shares are Transferred in compliance with Section 3.1(b)(i), the Company shall promptly, upon request, but in any event not later than is necessary in order to consummate such Transfer, remove the second sentence of the legend set forth above in connection with such Transfer.

(e) In the event that any Conversion Shares become transferable pursuant to Rule 144(k) under the Securities Act and the terms of Section 3.2 no longer restrict the Transfer of such Conversion Shares by the holder thereof, the Company shall promptly upon request remove the legends set forth above from the certificates representing such Conversion Shares.

(f) Upon the termination of the restrictions set forth in Section 3.1, the Company shall promptly, upon request, deliver a replacement certificate not containing the second sentence of the legend set forth above.

ARTICLE IV

CERTAIN COVENANTS

SECTION 4.1. Right to Maintain. During the Right to Maintain Period:

(a) The Company shall provide the Investor Stockholders the opportunity to purchase in any Offering of the type described in clause (ii) of the definition of “Offering” (which is not also of the type described in clause (i) of the definition of “Offering”), and shall use its reasonable best efforts to provide the Investor Stockholders the opportunity to purchase in any Offering of the type described in clause (i) of the definition of “Offering”, up to their respective Pro Rata Shares; provided, however, in no event shall the Investor Stockholders be entitled to purchase an amount of Equity Securities in any such Offering that would cause Section 4.2 to be violated.

(b) The Company shall send a written or electronic notice (the “Offering Notice”) in a manner it deems reasonably appropriate under the circumstances (which notice may or may not be in the same manner contemplated by Section 5.9) to Elevation on behalf of the Investor Stockholders at the latest address or e-mail address known to the Company, indicating (i) the number of Equity Securities expected to be offered and the material terms of such Equity Securities, (ii) the expected price at which it proposes to offer such Equity Securities, or the expected formula for determining such price, (iii) the expected timing of the Offering, and (iv) the name, telephone and facsimile number or e-mail address of the Person at the Company to whom the Investor Stockholders should deliver a Response Notice (as defined below). To the extent that the Company in good faith determines that the process for the Investor Stockholders’ exercise of their rights pursuant to this Section 4.1 delays or impairs the Company’s ability to access the public markets at will, the Company shall notify the Investor Stockholders, and the Company and the Investor Stockholders will negotiate in good faith to modify such process to the extent practicable so that it no longer causes such delay or impediment (it being understood that no such negotiation shall impair or delay any impending Offering and any Offering may be consummated during such negotiations without giving the Investor Stockholders the right to participate).

(c) As promptly as practicable after its receipt of the Offering Notice, the Investor Stockholders shall provide the Company with written notice indicating its desire to purchase Equity Securities in the Offering, and indicating the name, telephone number, facsimile number or e-mail address of the Person or Persons that the underwriter(s) of the Offering should call to coordinate with respect to any sales to such purchaser (the “Response Notice”). If the Investor Stockholders or a Permitted Transferee shall fail to provide the Company with a Response Notice prior to the earlier to occur of (i) six hours before the pricing of the Offering, and (ii) one Business Day prior to the date of the expected Offering as set forth in the Offering Notice, then the Investor Stockholders shall not be given the opportunity to purchase Equity Securities in the Offering. In any event, it shall be a condition to the Investor Stockholders’ or a Permitted Transferee’s opportunity to purchase Equity Securities in an Offering that it comply with the reasonable requests of the underwriter(s) necessary for it to purchase shares in the Offering (e.g., establishing an account with an underwriter in the Offering). The rights of the Investor Stockholders under this Section 4.1 shall not modify the restrictions set forth in Section 4.2 with respect to the then applicable Standstill Limit.

(d) Without limiting the generality of the foregoing, with respect to an Offering of the type described in clause (i) of the definition of “Offering”, the Company and the Investor Stockholders will comply with the provisions of the Registration Rights Agreement to the extent the provisions of such Registration Rights Agreement are then applicable.

SECTION 4.2. Standstill.

(a) During the Standstill Period, the Investor Stockholders shall not, and the Investor Stockholders shall ensure that none of the Elevation Entities or their respective Affiliates shall, nor shall any of the foregoing Persons act in concert with any other Person to:

(i) except (x) as a result of the Beneficial Ownership of or exercise of any Rights, (y) the receipt of any Capital Stock, rights or other securities from the Company pursuant to the terms of the Series B Preferred Stock (or the exercise or conversion of any such Capital Stock rights or other securities) and (z) Equity Securities issued to Series B Directors or Investor Directors in their capacities as such, if any, (A) acquire or hold any Economic Right or Beneficial Ownership of Equity Securities or (B) authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire Equity Securities, in each case, if the effect of such acquisition or holding would be that the Common Stock Beneficially Owned in the aggregate by the Investor Stockholders and their Affiliates (including, without limitation, any 13D Group of which any Investor Stockholder or any Affiliate thereof is a member) would exceed the Standstill Limit, provided that for purposes of calculating the number of shares of Common Stock Beneficially Owned by the Investor Stockholders and their Affiliates, there shall be excluded from such calculation shares of Common Stock Beneficially Owned by Affiliates of the Investor Stockholders that are not also Beneficially Owned by the Investor Stockholders up to the maximum number of shares of Common Stock that will be excluded pursuant to this clause equal one percent (1%) of the Diluted Common Shares Outstanding;

(ii)(A) solicit or participate in any solicitation of proxies with respect to any Voting Stock, or (B) seek to advise or influence any Person with respect to the voting of any Voting Stock (other than (x) the Investor Stockholders or any Affiliate or (y) other than in accordance with and consistent with the recommendation of the Board); provided, that the limitation contained in this clause (ii) shall not apply to any proposal recommended by the Board relating to a Change in Control of the Company to be voted on by the Company’s stockholders that is not instituted or proposed by any Investor Stockholder or any Affiliate of any Investor Stockholder or any 13D Group of which any Investor Stockholder or any Affiliate of an Investor Stockholder is a member;

(iii) deposit any Voting Stock in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Stock to any arrangement or agreement with any Person with respect to the voting of such Voting Stock;

(iv) join a 13D Group (other than a group comprising solely of the Investor Stockholders and their Permitted Transferees) or other group, or otherwise act in concert with any third Person for the purpose of acquiring, holding, voting or disposing of Voting Stock or Non-Voting Convertible Securities;

(v) effect or seek, offer or propose (whether publicly or otherwise) to effect any Change in Control of the Company;

(vi) effect or seek, offer or propose (whether publicly or otherwise) to effect any recapitalization (other than the Merger), restructuring, liquidation, dissolution or other transaction with respect to the Company or any of its Subsidiaries;

(vii) authorize or take any action to permit any Affiliate of Elevation to be named as a director candidate on a proxy or ballot of any other Person other than the proxy or ballot of the Company with the recommendation of the Board;

(viii) otherwise act, alone or in concert with others, to effect or seek, offer or propose (whether publicly or otherwise) to effect control of the management, Board or policies of the Company or to seek a waiver of any provision of this Agreement; provided, however, that no action by a Series B Director or Investor Director (solely in their capacities as such) shall be deemed to violate this Section 4.2(a)(viii);

(ix) take any action that results in the Investor Stockholders having to file or amend a Schedule 13D indicating an intention, plan or proposal to do any of the foregoing; or

(x) otherwise take any action that would or could reasonably be expected to compel the Company to make a public announcement regarding any of the matters set forth in this Section 4.2.

(b) If, at any time during the Standstill Period, (i) the Company has entered into a definitive agreement, the consummation of which would result in a Fundamental Change, or (ii) any Person shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Fundamental Change and the Board has not recommended that its stockholders reject such offer within the time period contemplated by Rule 14d-9, for so long as such condition continues to apply, the limitation on the actions described in clauses (a)(ii), (a)(iii), (a)(iv) (and any related acquisition of Beneficial Ownership solely by being part of a group shall be exempt from (a)(i)), (a)(v), (a)(vi), (a)(ix) and (a)(x) above shall not be applicable to the Investor Stockholders (but all other provisions of this Agreement will, subject to Section 4.2(c), continue to apply).

(c) Anything in this Section 4.2 to the contrary notwithstanding, this Section 4.2 shall not prohibit or restrict any actions taken by the Investor Stockholders’ designee or designees on the Board in their capacities as a member of the Board and in compliance with and subject to his or her fiduciary duties as a member of the Board.

(d) The Investor Stockholders agree that during the Standstill Period they will not directly or indirectly propose, effect or agree to any transaction which if consummated would result in a Change of Control of the Company in which the acquiring counterparty is (i) an Investor Stockholder or an Affiliate of an Investor Stockholder or (ii) a member of a 13D Group of which an Investor Stockholder or an Affiliate of an Investor Stockholder is also a member, in each case unless such transaction is approved by (or in the case of a tender or exchange offer, is conditioned on the receipt of tenders from), the holders of a majority of the outstanding shares of Common Stock not Beneficially Owned by the Investor Stockholders or any of their affiliates (as defined in Section 12b-2 of the Exchange Act).

SECTION 4.3. Indemnification.

(a) The Company shall defend, indemnify and hold harmless the Investor Stockholders and each Investor Stockholder Controlling Person and their respective directors, officers, employees and agents, in their respective capacities as such (the “Indemnitees”) against any out-of-pocket: costs, penalties, judgments, awards, disbursements, amounts paid in settlement or compromise and expenses (including reasonable attorneys’ fees and expenses) (collectively “Damages”) arising out of or resulting from any governmental or third party allegations or claim commenced or made on or after the date hereof against such Indemnitee relating to any act or omission (or alleged act or omission) by the Company or any of its Subsidiaries (each such claim, a “Vicarious Claim”), including any Damages arising out of or relating to any federal, state or other securities law arising out of or relating to any offer or sale of securities by the Company or its Subsidiaries, provided that the Company will not be liable for any such Damages to the extent that such Damages are judicially determined to have resulted primarily from an Indemnitee’s express acts or omissions that are in bad faith or constitute willful misconduct, and upon such a judicial determination the Investor Stockholders will, and will cause each other Indemnitee to, promptly reimburse the Company for any amounts previously paid by the Company for which the Company is not liable pursuant to the terms of this Section 4.3. At the Company's request, the Investor Stockholders and the other Indemnitees shall consent to the entry of a judgment or enter into any settlement with respect to any Vicarious Claim to which they are parties provided that such judgment or settlement includes an unconditional release of each Indemnitee with respect to such Vicarious Claim without imposing any obligations or liabilities on any Indemnitee. The Investor Stockholders and the other Indemnitees shall not consent to the entry of a judgment or enter into any settlement of claims against them in any Vicarious Claim without the written consent of the Company, not to be unreasonably withheld. Notwithstanding anything in this Section 4.3 to the contrary, the Damages shall not include any lost profits based on the potential appreciation of or hypothetical investment returns on the Series B Preferred Stock or Conversion Shares.

(b) The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries.

(c) Notwithstanding anything to the contrary contained in this Agreement, for purposes of this Section 4.3, the term “Indemnitees” shall not include any Person who is an officer, director or employee of the Company or any of the Company’s Subsidiaries in such capacity as officer, director or employee.

SECTION 4.4. Regulatory Matters. If necessary, at the request of an Investor Stockholder, the Company shall promptly make any and all filings which it is required to make under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for the conversion of the Purchased Shares into the Conversion Shares and the exercise of the rights pursuant to Section 4.1, and the Company agrees to furnish the Investor Stockholders with such necessary information and reasonable assistance as the Investor Stockholders may reasonably request, in connection with its preparation of any necessary filings or submissions to the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice, including, without limitation, any filings or notices necessary under the HSR Act. The Company shall pay or reimburse all expenses and fees payable to governmental authorities in connection with filings made pursuant to this Section 4.4.

SECTION 4.5. Company Rights Agreement. During the Standstill Period, the Company agrees that it shall not take any action to amend, modify or supplement the Company Rights Agreement (as amended by the Rights Agreement Amendment), or adopt, propose or implement any other shareholder rights plan, in each case such that (a) the Rights become exercisable, (b) a Distribution Date (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) occurs, or (c) the Investor Stockholders or any of their Affiliates becomes an Acquiring Person (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan), in each case due to the Beneficial Ownership by the Investor Stockholders and their Affiliates of the Purchased Shares, Conversion Shares and any other Equity Securities, so long as none of the Investor Stockholders, the Elevation Entities or any of their respective Affiliates, or any of the foregoing Persons acting concert with any other Person, shall acquire or hold any Economic Rights or Beneficial Ownership of Equity Securities if the effect of such acquisition or holding would be that the Common Stock Beneficially Owned in the aggregate by the Investor Stockholders and their Affiliates (including, without limitation, any 13D Group of which any Investor Stockholder or any Affiliate thereof is a member) would exceed the Standstill Limit as may be in effect from time to time (regardless the termination of the Standstill Period or any other provision of this Agreement), except (x) as a result of the Beneficial Ownership of or exercise of any Rights, (y) the receipt of any Capital Stock, rights or other securities from the Company pursuant to the terms of the Series B Preferred Stock (or the exercise or conversion of any such Capital Stock rights or other securities) and (z) Equity Securities issued to Series B Directors or Investor Directors in their capacities as such, if any, provided that for purposes of calculating the number of shares of Common Stock Beneficially Owned by the Investor Stockholders and their Affiliates, there shall be excluded from such calculation shares of Common Stock Beneficially Owned by Affiliates of the Investor Stockholders that are not also Beneficially Owned by the Investor Stockholders up to the maximum number of shares of Common Stock that will be excluded pursuant to this clause equal one percent (1%) of the Diluted Common Shares Outstanding. It is agreed that for purposes of the Company Rights Agreement, if and to the extent that a Person is deemed not to be considered an Affiliate of an Investor Stockholder under the definition of “Affiliate” in Exhibit A hereto, such Person shall not be considered an “Affiliate” or “Associate” of an Investor Stockholder under the Company Rights Agreement (i.e., definitions of “Acquiring Person” and “Beneficial Owner”, respectively), or any successor or substitute therefor. It is agreed that to the extent that any Person (a “Contracting Party”) who is not an Investor Stockholder, Elevation Entity or Affiliate thereof, and who is not a member of any 13D Group of which any Investor Stockholder, Elevation Entity or Affiliate thereof is a member, enters into an agreement, arrangement or understanding with an Investor Stockholder, Elevation Entity or Affiliate thereof with respect to the purchase or sale from or to such Contracting Party of any Series B Preferred Stock, Conversion Shares or other Equity Securities (the securities that are the subject of such purchase/sale arrangement, “Subject Securities”), which agreement, arrangement or understanding is not in violation of the provisions of Section 4.2(a) (without regard to Section 4.2(b)) (to the extent directly relating to such purchase/sale, an “Unrelated Contract”), then (i) such Contracting Party and its affiliates and associates shall not be deemed to beneficially own (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) by virtue of such Unrelated Contract any Series B Preferred Stock, Conversion Shares or other Equity Securities held by any Investor Stockholder, Elevation Entity or Affiliate thereof, other than the Subject Securities, and (ii) no Investor Stockholder, Elevation Entity or Affiliate thereof shall be deemed to beneficially own (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) by virtue of such Unrelated Contract any Series B Preferred Stock, Conversion Shares or other Equity Securities held by the Contracting Party or its associates and affiliates, other than any Subject Securities, (it being understood, for the purposes of clarity, that this sentence shall not in any way exclude from operation of the Company Rights Agreement (or its comparable term/provision under any successor or substitute shareholder rights plan) the effects of (A) any other agreement, arrangement or understanding with respect to the acquisition, disposition, holding or voting of any Equity Securities other than the purchase or sale, as applicable, of the Subject Securities and/or (B) any acting in concert by any Persons with respect to the acquisition, disposition, holding or voting of any Equity Securities other than the purchase or sale, as applicable, of the Subject Securities. To the extent that any Series B Preferred Stock, Conversion Shares or other Equity Securities held by any Investor Stockholder, Elevation Entity or Affiliate thereof are subject to any bona fide pledge (but not a foreclosure thereon) or contractual encumbrance (collectively, “Encumbrances”) resulting from a bona fide incurrence of indebtedness for money borrowed that is not entered into with the intent or purpose of effecting any action that would otherwise be prohibited by Section 4.2(a) or ARTICLE III (“Loans”) from any bank or financial institution (a “Loan Party”) (such securities, “Pledged Securities”), (x) no Loan Party or any of its associates or affiliates shall be deemed to beneficially own (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) by virtue of any such Encumbrances or agreements (to the extent directly relating to such Loans) any such Pledged Securities except any Equity Securities acquired by such Lender as a result of the foreclosure on such Pledged Securities and (y) no Investor Stockholder, Elevation Entity or Affiliate thereof shall be deemed to beneficially own (as defined in the Company Rights Agreement or its comparable term/provision under any successor or substitute shareholder rights plan) any Series B Preferred Stock, Conversion Shares or other Equity Securities held by any Loan Party or any of its associates or affiliates by virtue of any such Encumbrances, or such agreements (to the extent directly relating to such Loans).

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Termination. This Agreement shall terminate, except for this ARTICLE V and Section 4.2 and Section 4.3 which shall survive such termination, as follows: (i) with respect to a particular Investor Stockholder, on the date that such Investor Stockholder no longer beneficially owns, and has no contractual or other right to acquire, any shares of Series B Preferred or Conversion Shares, and (ii) upon the written consent of the parties hereto in such number and manner required for amendments hereto as provided in Section 5.7.

SECTION 5.2. Expenses. Except as otherwise provided herein (and except as provided in the Preferred Stock Purchase Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the Company shall reimburse each Investor Stockholder and its Affiliates for reasonable out-of-pocket expenses incurred in connection with (i) monitoring their investment in the Purchased Shares and the Conversion Shares, provided that without the prior written consent of the Company, such reimbursement shall not exceed $50,000 in the aggregate in any year and (ii) the provision of services to the Company by an Investor Stockholder or any of its Affiliates as agreed to in writing for such services, from time to time, of the Company or any of its Subsidiaries.

SECTION 5.3. Successors and Assigns; Assignment.

(a) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by an Investor Stockholder or a Permitted Transferee without the prior written consent of the Company, except that Investor Stockholders and Permitted Transferees may assign their respective rights and obligations without such consent if a Transfer is made in accordance with Section 3.1(b)(ii).

(b) Notwithstanding anything to the contrary herein, to the extent that the Company is not the Survivor of a Fundamental Change, the Company shall cause such Survivor of a Fundamental Change to become a party hereto and bound upon consummation of such Fundamental Change to the provisions of (i) Section 2.1(c)(i) (substituting the Survivor of a Fundamental Change for the Company) and (ii) to the extent that any VCOC Investor Stockholder directly or indirectly continues to hold any Purchased Shares or Conversion Shares, Section 2.9 (substituting the Survivor of a Fundamental Change for the Company).

SECTION 5.4. No Third Party Beneficiaries. Except as specifically provided in Section 2.6 (with respect to which the Series B Directors, Investor Directors and Indemnitees named therein shall be third party beneficiaries of such provisions), Section 2.9 (with respect to which an affiliated entity provided therein shall be third party beneficiaries of such provisions), Section 4.3 (with respect to which all Indemnitees shall be third party beneficiaries) and the last sentence of Section 5.7 (with respect to which holders of Common Stock who are not Investor Stockholders or Affiliates thereof shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third-party beneficiary hereto.

SECTION 5.5. Entire Agreement. This Agreement and the other agreements or documents referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 5.6. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.7. Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Investor Stockholders or a Permitted Transferee, unless it is approved in writing by Elevation or the Investor Stockholders Beneficially Owning a majority in interest of the Series B Preferred Stock and Conversion Shares; provided that if any amendment or waiver operates in a manner that purports by its terms to treat any Investor Stockholder different from other Investor Stockholders in a manner adverse to such Investor Stockholder, the consent of such Investor Stockholder shall also be required for such amendment or waiver to be binding on such adversely affected Investor Stockholder; provided further that the Investor Stockholders or any Permitted Transferee may waive any rights or provide consent with respect to itself; provided further that notwithstanding the foregoing, the addition of a Permitted Transferee as a party hereto in accordance with the terms of Section 3.1(b)(ii) shall not constitute an amendment hereto and need be signed only by such Permitted

Transferee. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. The Company shall not amend or waive Section 4.2(d) without the approval of the holders of a majority of the Voting Stock not Beneficially Owned by the Investor Stockholders or Affiliates thereof.

SECTION 5.8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Investor Stockholder’s or any Permitted Transferee’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 5.9. Notices. Except as otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day; or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, with respect to the Company, the Investor Stockholders and any Permitted Transferee, to their respective addresses specified in the Preferred Stock Purchase Agreement (or at such other address as any such party may specify by like notice). The Investor Stockholders will promptly provide the Company with written notice if at any time an Investor Stockholder or other Permitted Transferee no longer satisfies the criteria of a Permitted Transferee. Notwithstanding the foregoing, for so long as the Investor Director Entitlement or Series B Director Representation Entitlement is greater than zero (0), (i) the Company shall be entitled to deliver all notices required hereunder to Elevation or one designee designated by Elevation in writing on behalf of all other Investor Stockholders, and (ii) Elevation or one designee designated in writing by Elevation shall be entitled to act on behalf of all Investor Stockholders, including for the avoidance of doubt, any Permitted Transferee, with respect to any action or consent to be taken by an Investor Stockholder hereunder.

SECTION 5.10. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the Closing Date. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 5.11. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed in all respects by the Laws of the State of Delaware. Any disagreement, issue, dispute, claim, demand or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be brought in the Chancery Court of Delaware, so long as such court shall have subject matter jurisdiction over such Dispute, or if it does not have subject matter jurisdiction over such Dispute, the United States District Court or other state court in Delaware having jurisdiction of the Dispute. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Dispute and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Dispute in any such court and that any such Dispute which is brought in any such court has been brought in an inconvenient forum. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.9 shall be deemed effective service of process on such party.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 5.12. Specific Performance; No Special Damages.

(a) The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

(b) Each party agrees that there shall be no special, exemplary, punitive or multiple damages connected with or resulting from any breach of this Agreement, or actions undertaken in connection with or related hereto, including any such damages which are based upon breach of contract, tort, breach of warranty, strict liability, statute, operation of law or any other theory of recovery, except to the extent such damages are actually incurred by a party hereunder to a third party, and hereby waives any rights to claim such damages. For purposes of clarity, the foregoing does not exclude consequential, indirect or incidental damages. Notwithstanding anything to the contrary in the foregoing, no damages (including lost profits) based on potential appreciation of the value of the Common Stock or Series B Preferred Stock, of hypothetical investment returns or of potential alternative investments shall be taken into account in determining the amount of damages.

SECTION 5.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement as of the date first set forth above.

PALM, INC.

By:
Name:
Title:

ELEVATION PARTNERS, L.P.

By:	Elevation Associates, L.P.,
as General Partner

By:	Elevation Associates, LLC,
as General Partner

By:
Name:
Title:

ELEVATION EMPLOYEE SIDE FUND, LLC

By:	Elevation Management, LLC,
its manager

By:
Name:
Title:

[Stockholders Agreement]

EXHIBIT A

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Investor Stockholder or their Permitted Transferees, (ii) the portfolio companies in which the Investor Stockholders, any other Elevation Entities or any other Elevation Partners investment fund that is Controlled by, or under common control with, an Elevation Entity have directly or indirectly made a debt or equity investment shall not be considered Affiliates of the Investor Stockholders or their Permitted Transferees if the Investor Stockholders, alone, or together with their Permitted Transferees, (x) in the aggregate Beneficially Own securities that would comprise (upon conversion, exchange or exercise of any rights, options, warrants or similar securities, if applicable) less than 50% of the Total Current Voting Power of such portfolio company and (y) do not constitute, nor do they have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such portfolio company, unless such portfolio company has received Confidential Information, directly or indirectly, or has been provided assistance with respect to the acquisition, holding, voting or disposition of Capital Stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of Capital Stock and (iii) a corporation or other entity (a “Specified Entity”) with respect to which (x) none of the Investor Stockholders or Elevation Entities has directly or indirectly made a debt or equity investment and (y) none of the Investor Stockholders, alone or together with their Permitted Transferees, constitute, or have the contractual or other legal right to elect, a majority of the members of the board or other governing body of such Specified Entity (and which otherwise is not controlled by an Elevation Entity), but which is an Affiliate of an individual who would be considered a controlling Affiliate of an Elevation Entity, will not be considered an Affiliate of the Investor Stockholders or their Permitted Transferees unless such Specified Entity has received Confidential Information, directly or indirectly or has been provided assistance with respect to the acquisition, holding, voting or disposition of Capital Stock from an Investor Stockholder or any of its Affiliates or has otherwise acted in concert with an Investor Stockholder or any of its Affiliates with respect to the acquisition, holding, voting or disposition of Capital Stock. For the avoidance of doubt, Permitted Transferees shall be considered Affiliates of the Investor Stockholders.

“as converted” means, with respect to any Equity Securities owned by any Investor Stockholder and its Permitted Transferees that are convertible into, or exchangeable or exercisable for Common Stock, such Equity Securities on an as converted, exchanged or exercised basis.

“Below Market” means (i) the issuance of Common Stock at a price per share less than 95% of the closing sale price of Common Stock on the trading day immediately prior to the date of a definitive agreement pursuant to which the sale of Common Stock is to occur or (ii) the issuance of any security convertible into or, exchangeable or exercisable for, Common Stock for a conversion, exchange or exercise price per share less than 95% of the closing sale price of Common Stock on the trading day immediately prior to the date of a definitive agreement pursuant to which the sale of such securities is to occur.

“Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person's beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that (i) a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any person or (y) debt or other evidences of indebtedness, capital stock or other securities directly or indirectly convertible into or exercisable or exchangeable for such capital stock of such person and (ii) a Person shall be deemed to be the beneficial owner of any securities with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities.

“Board” means the Board of Directors of the Company.

“Board Size Decrease” means a decrease in the authorized number of Directors then constituting the Board that, as a result thereof results in a reduction of the (i) Series B Board Representation Entitlement to less than the number of Series B Directors then serving on the Board or (ii) the Investor Director Entitlement to less than the number of Investor Directors then serving on the Board.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in California.

“Bylaws” means the Bylaws of the Company, as in effect on the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Restated Certificate.

“Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Common Stock and Preferred Stock.

“Certificate of Designation” means the Certificate of Designation with respect to the Series B Preferred Stock, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Change in Control of the Company” means any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party if the Voting Stock of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction (or the securities such Voting Stock is converted or exchanged into), represents less than 50% of the Total Current Voting Power of the surviving entity (or its parent) following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any Person, entity or 13D Group of direct or indirect Beneficial Ownership of Voting Stock of the Company representing 50% or more of the Total Current Voting Power of the Company; or (iii) a sale of all or substantially all of the assets of the Company to any Person or Persons; or (iv) a liquidation or dissolution of the Company.

“Committee Qualification Requirements” shall mean that the Investor Director shall, in the good faith judgment of the Board, meet at all times during the Investor Director’s service on a particular committee: (i) all independence requirements applicable to companies listed for quotation on Nasdaq (or other Exchange if the Company’s shares are listed on another Exchange) for members of the particular committee, (ii) be free of any relationship that, in the good faith judgment of the Board, would interfere with the exercise of independent judgment as a member of the particular committee, (iii) in the case of the Compensation Committee, be a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), and (iv) in the case of the Audit Committee, satisfy the requirements of NASDAQ Marketplace Rule 4350(d)(2) for serving on the Audit Committee.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company Rights Agreement” means that certain Preferred Stock Rights Agreement, dated as of September 25, 2000, as amended, between the Company and Computershare Trust Company of New York, as successor to Equiserve Trust Company, N.A. and Fleet National Bank.

“Confidentiality Agreement” means the agreement, dated October 6, 2006, between the Company and Elevation Associates, L.P. with respect to confidential information.

“Control” or “Controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Controlled Affiliate(s)” means any Affiliate(s) of Elevation directly or indirectly Controlled by an Elevation Entity. For the avoidance of doubt, any entity that is not an Affiliate of an Elevation Entity as a result of the operation of clause (i), (ii) or (iii) of the definition of “Affiliate” shall not be considered a Controlled Affiliate.

“Conversion Shares” means the shares of Common Stock that may be issued upon the conversion of the Series B Preferred Stock as provided for in the Certificate of Designation.

“Diluted Common Shares Outstanding” means the sum of (i) the number of outstanding shares of Common Stock plus (ii) the number of shares of Common Stock issuable upon the conversion of outstanding shares of Series B Preferred Stock plus (iii) the number of shares of Common Stock issuable upon the conversion, exchange or issuance of any Equity Securities of the Company sold in any Offering described in clause (ii) of the definition of Offering. For purposes of determining compliance with Section 4.2 in connection with any acquisition of Beneficial Ownership of shares of Common Stock, the Investor Stockholders and their Affiliates will be entitled to rely on (and the Diluted Common Shares Outstanding will be calculated by reference to) the information set forth in the most recent report on Form 10-Q or 10-K filed with the SEC unless the Company has provided Elevation more recent information regarding the components of the Diluted Common Shares Outstanding.

“Director” means any member of the Board.

“Dispute” has the meaning assigned to such term in Section 5.11(a).

“Economic Rights” means, with respect to a security, the right to the full pecuniary interest in the security, including, without limitation, the right to receive dividends and distributions, proceeds upon liquidation and receive the proceeds of disposition or conversion (if applicable) of the security.

“Effective Time” means the Effective Time of the Merger (as defined in the Preferred Stock Purchase Agreement).

“Elevation Beneficial Ownership Percentage” means, at any time, the quotient of (a) the aggregate number of shares of Common Stock Beneficially Owned, but excluding Shared Beneficial Ownership of Common Stock, by the Investor Stockholders divided by (b) the sum of (i) the total number of shares of Common Stock outstanding at such time plus (ii) the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock are entitled to convert at such time plus (iii) the number of shares of Common Stock issuable upon the conversion, exchange or issuance of any Equity Securities of the Company sold in any Offering described in clause (ii) of the definition of Offering. For purposes hereof, if a Share Ownership Reduction Cure Period shall have ever taken place (on one or more occasions), and at the end of such Share Ownership Reduction Cure Period there is a reduction in the number of Series B Directors pursuant to Section 4(d)(iii) of the Certificate of Designation or the number of Investor Directors pursuant to Section 2.1(c)(ii), then the Elevation Beneficial Ownership Percentage shall be deemed at any point in time thereafter to be no greater than the lowest Elevation Beneficial Ownership Percentage that shall have existed at the end of any such Share Ownership Reduction Cure Period.

“Elevation Entity” means any of: (i) Elevation, (ii) Elevation Employee Side Fund, LLC, (iii) Elevation Associates, L.P., the sole general partner of Elevation, (iv) Elevation Associates, LLC, the sole general partner of Elevation Associates, L.P. and of Elevation GP Participants, LP, (v) Elevation GP Participants, LP, a limited partner of Elevation Associates, L.P., and (vi) Elevation Management, LLC, the sole management company to Elevation, in each case so long as, with respect to such entity, such entity is under common control with Elevation.

“Elevation Ownership Limit” means the Elevation Beneficial Ownership Percentage at the close of business on the Closing Date, provided that if any Investor Stockholder effects a Transfer to any Person other than one or more Permitted Transferees, then on and after the first day after the end of the fiscal quarter of the Company in which such Transfer occurred (the “Transfer Quarter”) the Elevation Ownership Limit will equal the Elevation Beneficial Ownership Percentage at the close of business on the last day of the Transfer Quarter; provided further, however, that the Elevation Ownership Limit shall never be greater than the Elevation Beneficial Ownership Percentage represented by shares of Series B Preferred Stock outstanding at the close of business on the Closing Date.

“Equity Securities” means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the shares of Series B Preferred Stock and the Conversion Shares).

“Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” has the meaning assigned to it in the Certificate of Designation.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.

“Information Rights Period” means the period beginning with the Closing Date and ending when the Investor Director Entitlement is zero (0).

“Investor Director” means any Director designated or nominated for election to the Board by Investor Stockholders pursuant to Section 2.1.

“Investor Director Entitlement” means, a number of Investor Directors (rounded to the nearest whole number) equal to the product of (x) the total number of directors then comprising the full Board and (y) the Elevation Beneficial Ownership Percentage; provided, that, notwithstanding the foregoing (A) subject to clause (B) below, until such time as the Investor Stockholders shall have collectively Transferred (other than pursuant to a bona fide pledge, but not a foreclosure thereon and other than to one or more Permitted Transferees who continue to be such) more than 70.0% of the aggregate Purchased Shares (calculated on an as-converted to Common Stock basis) and Conversion Shares to Persons other than Permitted Transferees who continue to be such (the “70% Transfer Date”), the Investor Director Entitlement shall in no event be less than one (1) and on and after the 70% Transfer Date, the Investor Director Entitlement shall mean zero (0), and (B) from and after the first time the Investor Stockholders cease to Beneficially Own, excluding Shared Beneficial Ownership, at least 7.5% of the Total Current Voting Power of the Survivor of a Fundamental Change, the Investor Director Entitlement shall thereafter mean zero (0).

“Investor Stockholder Controlling Person” shall mean each Person that Controls, directly or indirectly, an Investor Stockholder.

“Nasdaq” means The NASDAQ Stock Market, or any successor thereto.

“NASD” means the National Association of Securities Dealers, Inc.

“Non-Voting Convertible Securities” means any securities which are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock, but excluding Series B Preferred Stock.

“Offering” means (i) a firm commitment underwritten public offering of shares of Common Stock by the Company, or (ii) any offering of Common Stock or of Equity Securities convertible into, or exchangeable or exercisable for, Common Stock by the Company sold Below Market, other than shares of Common Stock or other Equity Securities offered or issued in strategic acquisitions, for compensatory or commercial purposes, or in any other transaction the primary purpose of which is other than the raising of additional capital.

“Permitted Transferee” means (i) an Elevation Entity’s directors and officers, (ii) any Elevation Entity, and (iii) any corporation, partnership or limited liability company which is and continues to be a Controlled Affiliate. In the event that such a corporation, partnership or limited liability company subsequent to a Transfer hereunder ceases to be a Controlled Affiliate (as described in clause (iii) above), or in the event that any Elevation Entity ceases to meet the definition thereof (as described in clause (ii) above) or if an Elevation Entity’s director or officer ceases to be such (any such event described in this sentence, a “Disqualifying Event”), such Disqualifying Event shall be considered a Transfer and shall be subject to the terms hereof with respect thereto, including Section 3.1. In the event of a Disqualifying Event, the Person that shall have ceased to be a Controlled Affiliate, Elevation Entity, or director or officer shall cease to be considered an Investor Stockholder or Permitted Transferee for any purpose hereunder or under the Certificate of Designation, but for all purposes shall continue to be bound by the provisions of this Agreement as an Investor Stockholder.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Private Block Sale” means a Transfer by any Investor Stockholder or a Permitted Transferee in one or in a series of related transactions of 5% or more of the outstanding shares of Series B Preferred Stock to the same Person or group of Persons (other than Permitted Transferees) other than to an underwriter or a placement agent in a Public Offering or in connection with a “brokers’ transaction” under Rule 144 or pursuant to a bona fide pledge or foreclosure thereon.

“Pro Rata Share” means, for any Investor Stockholder, such number of Equity Securities (of the same type as the Equity Securities being sold in the Offering) as shall equal the product obtained by multiplying (i) the quotient obtained by dividing (A) the number of shares of Common Stock (on an as converted basis) Beneficially Owned by such Investor Stockholder but excluding Shared Beneficial Ownership of Common Stock (it being understood that in determining the number of shares of Capital Stock Beneficially Owned, there shall be no double counting of such shares to the extent there is shared voting or dispositive power among any Investor Stockholder and any Permitted Transferee or among Permitted Transferees), by (B) the sum of (x) the number of shares of Common Stock outstanding as of the most recent practicable date prior to the Offering and (y) the number of shares of Common Stock into which the outstanding shares of Series B Preferred Stock are then convertible pursuant to the terms of the Certificate of Designation by (ii) the aggregate number of such Equity Securities being sold in the Offering.

“Public Offering” means a public offering of shares of Common Stock pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their equivalent) under the Securities Act.

“Restated Certificate” means the Amended and Restated Certificate of Incorporation (including the Certificate of Designation) of the Company, as in effect on the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Rights” shall have the meaning given thereto in the Company Rights Agreement (or the comparable right under any successor or substitute shareholder rights plan).

“Right to Maintain Period” means the period beginning on the Closing Date and ending upon the earliest to occur of (i) the date that is seven years from the Original Issuance Date (as defined in the Certificate of Designation) of the Series B Preferred Stock, (ii) the first date on which the Elevation Beneficial Ownership Percentage ceases to be at least 10.0%, and (iii) a Fundamental Change.

“Right to Vote” means, with respect to a security, the right to direct the voting of a security with respect to any matter for which the security is entitled to vote.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Director” has the meaning assigned to it in the Certificate of Designation.

“Series B Board Representation Entitlement” has the meaning assigned to it in the Certificate of Designation.

“Series B Preferred Stock” means the Preferred Stock of the Company that is designated as Series B Convertible Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Conversion Shares upon conversion thereof as contemplated by the Certificate of Designation).

“Shared Beneficial Ownership” means Beneficial Ownership in which (a) voting power is shared with another Person, except in the case of the Investor Stockholders and their Permitted Transferees, to the extent that such shared voting power is shared only with another Investor Stockholder or Permitted Transferee and/or (b) the Investor Stockholders and/or their Permitted Transferees have effected a Transfer to a Person other than a Permitted Transferee, provided that any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock or Common Stock) not incurred in violation of Section 3.1 shall not be deemed to be a Transfer, loss or reduction in the Beneficial Ownership associated with such shares of Series B Preferred Stock.

“Share Ownership Reduction” means a reduction, for any reason, in the Elevation Beneficial Ownership Percentage which would result in a reduction to the number of Directors the Investor Stockholders are entitled to nominate, designate or appoint pursuant to Section 2.1.

“Share Ownership Reduction Cure Period” means the period commencing on the date the Company provides the Company Notice and ending on the date 60 days thereafter.

“Standstill Limit” shall mean, at any time, the greater of (i) the product of (x) 10% and (y) the number of Diluted Common Shares Outstanding and (ii) the product of (A) the Elevation Ownership Limit and (B) the number of Diluted Common Shares Outstanding.

“Standstill Period” means the period beginning on the Closing Date and ending on the latest of (i) the third anniversary of the Closing Date, (ii) the time that the Investor Stockholders no longer have the right (whether pursuant to this Agreement or the Certificate of Designation) to nominate (or have nominated), designate or elect a Series B Director or an Investor Director to serve on the Board or board of directors or similar governing body of any Survivor of a Fundamental Change, and (iii) the date that an Elevation Affiliate no longer serves on the Board or on the board of directors or similar governing body of any Survivor of a Fundamental Change.

“Survivor of a Fundamental Change” means (a) the issuer of the securities received by the holders of Common Stock (in their capacities as such) upon the consummation of a Fundamental Change, to the extent the holders of Common Stock receive other securities in exchange, conversion or substitution of their Common Stock in the transaction that resulted in such Fundamental Change or (b) the Company (or its successor) in all other circumstances of a Fundamental Change.

“Third-Party Takeover Proposal” means an offer or proposal by a Person other than any Investor Stockholder, any Affiliate of any Investor Stockholder or any 13D Group of which any Investor Stockholder or any of its Permitted Transferees is a member that has been publicly disclosed by the Company to effect a Change in Control of the Company.

“13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Equity Securities which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D (a “Schedule 13D”) pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Equity Securities representing more than 5% of any class of Equity Securities then outstanding.

“Total Current Voting Power” means, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast on a general matter of the entity at which all classes of equity voting securities of the entity are entitled to vote (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity) plus, following a Fundamental Change, the number of votes that the holders of Series B Preferred Stock would have been entitled to vote (by virtue of the number of shares of Series B Preferred Stock outstanding immediately prior to the Fundamental Change) if they had converted to Common Stock pursuant to the Certificate of Designation immediately prior to the Fundamental Change.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge (other than a bona fide pledge not in violation of Section 3.1 (but not a foreclosure thereon)), encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge (other than (except for purposes of Section 3.1(b)) a bona fide pledge not in violation of Section 3.1 (but not a foreclosure thereon)), encumbrance, hypothecation or similar disposition of, any shares of Series B Preferred Stock or Conversion Shares beneficially owned by a person or any interest (including any Economic Rights or Voting Rights or creation of Shared Beneficial Ownership) in any shares of Series B Preferred Stock or Conversion Shares beneficially owned by a Person, provided that (except for purposes of Section 3.1(b)) any contractual encumbrance resulting from a bona fide incurrence of indebtedness for money borrowed (including an obligation to repay such indebtedness with the proceeds of any Transfer of, or dividend or distribution on, any shares of Series B Preferred Stock or Common Stock) not incurred in violation of Section 3.1 shall not be deemed to be a Transfer associated with such shares of Series B Preferred Stock or Conversion Shares.

“Transferred Common Shares” shall mean, at any time, the sum of (i) the number of Conversion Shares issuable upon conversion of the shares of Series B Preferred Stock, and (ii) the Conversion Shares, that have been Transferred to a Person other than an Investor Stockholder such that, following such Transfer, none of the Investor Stockholders are the Beneficial Owners of such securities.

“Transferee” means any Person to whom any Investor Stockholder or any Permitted Transferee or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“Voting Stock” means shares of the Common Stock, Series B Preferred Stock and any other securities of the Company or its successor having the power to vote in the election of members of the Board of the Company or its successor.

“Uncured Share Ownership Reduction” means a decrease, for any reason, in the Elevation Beneficially Ownership Percentage that results in a reduction in the number of Directors that constitutes the Investor Director Entitlement; provided, however that if, during an applicable Share Ownership Reduction Cure Period, the Elevation Beneficial Ownership Percentage is increased to, and maintained at, the minimum Elevation Beneficial Ownership Percentage necessary to avoid a reduction in the number of Directors that constitutes the Investor Director Entitlement as of immediately prior to such decrease, then, subject to the last sentence of the definition of Elevation Beneficial Ownership Percentage in this Exhibit A, there shall be deemed to have occurred an Uncured Share Ownership Reduction (it being understood that any subsequent decrease in Elevation Beneficial Ownership Percentage that results in a reduction in the number of Directors that constitutes the Investor Director Entitlement may again qualify as an Uncured Share Ownership Reduction).

San Francisco    •    Citicorp Center    •    One Sansome Street, Suite 1700    •    San Francisco, California 94104    •    tel.415.974.5888    •     fax.415.974.5969

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Broker/dealer services through Houlihan Lokey Howard & Zukin Capital.        Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

Appendix F

HOULIHAN LOKEY HOWARD & ZUKIN

INVESTMENT BANKING SERVICES

June 1, 2007

The Board of Directors of Palm, Inc.

950 W Maude Ave

Sunnyvale, CA 94085

Dear Members of the Board of Directors:

We understand that pursuant to the Preferred Stock Purchase Agreement and Agreement and Plan of Merger (the “Agreement”) to be entered into by and among Elevation Partners, L.P. (“Elevation”), Palm, Inc. (the “Company”) and Passport Merger Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), (i) the Company will sell and issue to Elevation 325,000 newly-issued shares (the “Purchased Shares”) of Company Series B Preferred Stock (the “Investment”) for an aggregate purchase price of $325 million (the “Consideration”) concurrently with the consummation of the Debt Financing (or Alternative Financing, as the case may be) and (ii) immediately following the Investment, Merger Sub will merge with and into the Company, with the Company as the surviving corporation and with the holders of Company Common Stock, for each share of Company Common Stock held by them, receiving one share of Company Common Stock and a cash distribution of $9.00 without interest (the “Merger”). The Merger, the Investment and the Debt Financing (or Alternative Financing, as the case may be) are collectively referred to herein as the “Transaction.” Except as otherwise defined herein, capitalized terms have the meanings ascribed to such terms in the Agreement.

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) render a written opinion (“Opinion”) regarding the fairness from a financial point of view to the Company of the Consideration to be received by the Company in exchange for the Purchased Shares. With your consent, we have evaluated the fairness from a financial point of view to the Company of the Consideration to be received by the Company in exchange for the Purchased Shares on the basis of whether, given the terms of the Preferred Stock, the consideration to be received by the Company is within or above the range of prices that our analyses indicate would be reasonably likely to be agreed between a willing buyer and a willing seller, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.

reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended June 2, 2006, June 3, 2005 and May 28, 2004, and the quarterly report on Form 10-Q for the period ended March 2,

The Board of Directors of Palm, Inc.

June 1, 2007

2007, which the Company’s management has identified as being the most current financial statements available;

2.	spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Transaction, and spoken with representatives of the Company’s counsel regarding the Company, the Transaction, and related matters;

3.	reviewed the following agreements and documents:

a.	A draft, dated May 25, 2007, of a Commitment Letter and a draft, dated May 22, 2007, of a Fee Letter from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities, Inc. relating to the Debt Financing;

b.	A draft, dated May 26, 2007, of the Stockholders’ Agreement to be entered into among the Company, Everest and Everest Employee Side Fund, LLC;

c.	A draft, dated May 26, 2007, of the Agreement;

d.	A draft, dated May 26, 2007, of the Certificate of Designation of Company Series B Preferred Stock;

4.	reviewed financial forecasts and projections prepared by the management of the Company with respect to the Company for the fiscal years ended May 31, 2007 through May 31, 2010;

5.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past year and those of certain companies with publicly traded securities which we deemed relevant;

6.	reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available information regarding terms of the securities issued in financing transactions that we deemed relevant, as well as publicly available information regarding the prices paid in transactions that we deemed relevant, including companies in related industries to the Company; and

7.	conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the financial forecasts and projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 3 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Investment and the Transaction will be satisfied without waiver thereof, and (d) the Investment and the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing adjustments or otherwise) or any other financial term of the Investment or the Transaction. We also have relied upon and

The Board of Directors of Palm, Inc.

June 1, 2007

assumed, without independent verification, that (i) the Investment and the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Investment and the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an adverse effect on the Company or any expected benefits of the Investment and the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from such draft documents.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject and, at your direction and with your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertion of claims, outcomes or damages arising out of any such matters.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Investment or the Transaction, the assets, businesses or operations of the Company, or any alternatives to the Investment or the Transaction, (b) negotiate the terms of the Investment or the Transaction, or (c) advise the Board of Directors or any other party with respect to alternatives to the Investment or the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Board of Directors in connection with its consideration of the Investment and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder or any other person as to how such person should act or vote with respect to the Investment or the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Investment or the Transaction and their respective affiliates or any currency or commodity that may be involved in the Investment or the Transaction. The Company has agreed to indemnify us and certain related parties for certain liabilities and to reimburse us for certain expenses arising out of our engagement.

We will receive fees for rendering this opinion as well as for other advice we have been engaged to provide to the Company with respect to the Transaction pursuant to a separate engagement. No portion of the fees payable to Houlihan Lokey pursuant to either engagement is contingent upon the successful completion of the Investment or the Transaction.

The Board of Directors of Palm, Inc.

June 1, 2007

We have not been requested to opine to and this Opinion does not address: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Investment or the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Investment or the Transaction or otherwise, except as expressly addressed in the Opinion, (iii) the fairness of any portion or aspect of the Investment or the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, (iv) the relative merits of the Investment or the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Investment or the Transaction to either the Company, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Investment or the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders, (vii) how any security holder should act or vote with respect to the Investment or the Transaction, or (viii) the solvency, creditworthiness or fair value of the Company or any other participant in the Investment or the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Board of Directors of the Company and its advisers as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Investment and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in exchange for the Purchased Shares is fair to the Company, from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Appendix G

AMENDMENT TO THE

HANDSPRING, INC.

1998 EQUITY INCENTIVE PLAN

PALM, INC., (the “Company”), having assumed awards granted under the Handspring, Inc. 1998 Equity Incentive Plan (the “Plan”), hereby amends the Plan, effective as of [    ], 2007, as follows:

1. Section 2.2 of the Plan is hereby amended and restated to read:

Adjustment of Shares. Subject to any required action by the shareholders of the Company, the number of Shares of the Company’s Common Stock which have been authorized for issuance under the Plan, including Shares as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the number of Shares of the Company’s Common Stock covered by each outstanding Option, as well as the price per share of the Company’s Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be made by the Committee and the Committee’s determination in that respect shall be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Preferred Stock Purchase Agreement and Plan of Merger by and among Elevation Partners, L.P., Palm, Inc. and Passport Merger Corporation, dated as of June 1, 2007. Notwithstanding the preceding, the number of Shares subject to any Option always shall be a whole number. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the Plan on the date indicated below.

PALM, INC.

Dated:	By:

Title:

G-1

Appendix H

AMENDMENT TO THE

HANDSPRING, INC.

1999 EXECUTIVE EQUITY INCENTIVE PLAN

PALM, INC., (the “Company”), having assumed awards granted under the Handspring, Inc. 1999 Executive Equity Incentive Plan (the “Plan”), hereby amends the Plan, effective as of [                ], 2007, as follows:

1. Section 2.2 of the Plan is hereby amended and restated to read:

Adjustment of Shares. Subject to any required action by the shareholders of the Company, the number of Shares of the Company’s Common Stock which have been authorized for issuance under this Executive Plan, including Shares as to which no Options have yet been granted or which have been returned to this Executive Plan upon cancellation or expiration of an Option, the number of Shares of the Company’s Common Stock covered by each outstanding Option, as well as the price per share of the Company’s Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Executive Plan. Such adjustment shall be made by the Committee and the Committee’s determination in that respect shall be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Preferred Stock Purchase Agreement and Plan of Merger by and among Elevation Partners, L.P., Palm, Inc. and Passport Merger Corporation, dated as of June 1, 2007. Notwithstanding the preceding, the number of Shares subject to any Option always shall be a whole number. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the Plan on the date indicated below.

PALM, INC.

Dated:	By:

Title:

H-1

Appendix I

AMENDMENT TO THE

HANDSPRING, INC.

2000 EQUITY INCENTIVE PLAN

PALM, INC., (the “Company”), having assumed awards granted under the Handspring, Inc. 2000 Equity Incentive Plan (the “Plan”), hereby amends the Plan, effective as of [                ], 2007, as follows:

1. Section 2.2 of the Plan is hereby amended and restated to read:

Adjustment of Shares. Subject to any required action by the shareholders of the Company, the number of Shares of the Company’s Common Stock which have been authorized for issuance under the Plan, including Shares as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the number of Shares that may be granted pursuant to Sections 3 and 9 below, the number of Shares of the Company’s Common Stock covered by each outstanding Option, as well as the price per share of the Company’s Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be made by the Committee and the Committee’s determination in that respect shall be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Preferred Stock Purchase Agreement and Plan of Merger by and among Elevation Partners, L.P., Palm, Inc. and Passport Merger Corporation, dated as of June 1, 2007. Notwithstanding the preceding, the number of Shares subject to any Option always shall be a whole number. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the Plan on the date indicated below.

PALM, INC.

Dated:	By:

Title:

I-1

Appendix J

AMENDMENT TO THE

PALM, INC.

2001 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

PALM, INC., (the “Company”), having adopted the Palm, Inc. 2001 Stock Option Plan for Non-Employee Directors (the “Plan”), hereby amends the Plan, effective as of [                ], 2007, as follows:

1. Section 4.3.1 of the Plan is hereby amended and restated to read:

Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of the Company’s common stock which have been authorized for issuance under the Plan, including Shares as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the number of Shares subject to Options to be granted under Section 5.1, the number of Shares of the Company’s common stock covered by each outstanding Option, as well as the price per share of the Company’s common stock covered by each such outstanding Option, shall be proportionately adjusted for any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be made by the Committee and the Committee’s determination in that respect shall be final, binding and conclusive, including the adjustment to be made with respect to and in accordance with the Preferred Stock Purchase Agreement and Plan of Merger by and among Elevation Partners, L.P., Palm, Inc. and Passport Merger Corporation, dated as of June 1, 2007. Notwithstanding the preceding, the number of Shares subject to any Option always shall be a whole number. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of the Company’s common stock subject to an Option.

2. Section 5.1 of the Plan is hereby amended to add the following subsection 5.1.6 to read:

Section 5.1.6. Grants for Service as Lead Independent Director. Each Non-Employee Director who first becomes Lead Independent Director (“Lead Independent Director”) on or after the 2007 Annual Meeting of the Company’s stockholders automatically shall receive an Option on the date that he or she first is appointed as Lead Independent Director. Each Non-Employee Director who either has (a) received an Option pursuant to the foregoing sentence, or (b) received an Option pursuant to this Section 5.1.6 as in effect before the 2007 Annual Meeting of the Company’s stockholders also automatically shall receive an Option on the date of each subsequent Annual Meeting of the Company’s stockholders, provided that the individual will receive such Option only if he or she both (i) is Independent Lead Director on that date, and (ii) has served in such position for at least the six (6) months immediately preceding that date. The number of Shares covered by each Option described in this Section 5.1.6 shall equal the number of shares specified for service as a Committee Chair pursuant to Section 5.1.3. Each Option granted pursuant to this Section 5.1.6 shall be in addition to any other Option(s) to which the Non-Employee Director may be entitled under any other subsection of Section 5.1.

3. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

J-1

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the Plan on the date indicated below.

PALM, INC.

Dated:	By:

Title:

J-2

Appendix K

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

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DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Central Time, on September 11, 2007.

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card 123456 C0123456789 12345

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 9.

Palm stockholders must approve BOTH Proposal No. 1 and Proposal No. 2 to receive the $9.00 per share cash distribution referenced in Proposal No. 2.

For Against Abstain

+

1. A proposal to approve the issuance of 325,000 shares of Series B Convertible Preferred Stock to Elevation Partners, L.P. and/or its permitted assigns in accordance with the terms of the Preferred Stock Purchase Agreement and Agreement and Plan of Merger (the “Purchase Agreement”).

3. A proposal to adopt an amendment of Palm’s

Certificate of Incorporation to require the approval of a majority of non-Elevation-affiliated voting power in connection with certain change of control transactions with Elevation or its affiliates.

5. A proposal to approve an amendment to the Handspring 1999 Executive Equity Incentive Plan to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution.

7. A proposal to approve an amendment to the Palm 2001 Stock Option Plan for Non-Employee Directors to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution and to provide for annual option awards for the lead independent director.

9. A proposal to ratify the appointment of Deloitte & Touche LLP as Palm’s independent registered public accounting firm for the fiscal year ending May 30, 2008.

For Against Abstain

2. A proposal to adopt the Purchase Agreement pursuant to which Palm will merge with a wholly-owned subsidiary and make a cash distribution of $9.00 per share without interest to Palm’s common stockholders as of the closing of the transaction.

4. A proposal to approve an amendment to the Handspring 1998 Equity Incentive Plan to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution.

6. A proposal to approve an amendment to the Handspring 2000 Equity Incentive Plan to allow Palm to maintain the intrinsic value of equity awards granted under the plan prior to the cash distribution.

8. A proposal to elect two Class II directors to serve a three-year term expiring in 2010.

For Withhold For Withhold

01—Gordon A. Campbell 02—Donna L. Dubinsky

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTION (A) ABOVE, SECTION (C) ON THE OTHER SIDE OF THIS CARD AND,

IF APPLICABLE, SECTION (B).

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<STOCK#> 00RMHD

+

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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The undersigned hereby appoints Edward T. Colligan and Mary E. Doyle, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Palm, Inc., to be held at 950 W. Maude Avenue, Sunnyvale, California 94085 on Wednesday, September 12, 2007 at 9:00 a.m., local time, and at any postponement or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement enclosed with this proxy card and a copy of Palm’s Annual Report on Form 10-K for the fiscal year ended June 1, 2007.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” ISSUANCE OF 325,000 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK AS SET FORTH ON THE REVERSE SIDE UNDER ITEM 1; “FOR” ADOPTION OF THE PURCHASE AGREEMENT (ITEM 2); “FOR” ADOPTION OF THE CERTIFICATE OF AMENDMENT (ITEM 3); “FOR” AMENDMENT TO THE HANDSPRING 1998 EQUITY INCENTIVE PLAN (ITEM 4); “FOR” AMENDMENT TO THE HANDSPRING 1999 EXECUTIVE EQUITY INCENTIVE PLAN (ITEM 5); “FOR AMENDMENT TO THE HANDSPRING 2000 EQUITY INCENTIVE PLAN (ITEM 6); “FOR” AMENDMENT TO THE PALM 2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (ITEM 7); “FOR” ALL OF THE NOMINEES FOR CLASS II DIRECTORS (ITEM 8) AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AND TOUCHE LLP AS PALM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 30, 2008 (ITEM 9). WHETHER OR NOT DIRECTION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE DISCRETION OF THE PROXYHOLDERS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED WITH RESPECT TO THE SHARES OF STOCK REPRESENTED BY THIS PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name or names appear herein. For joint accounts, each owner should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTION (A) ON THE OTHER SIDE OF THIS CARD, SECTION (C) ABOVE AND, IF APPLICABLE, SECTION (B).

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